[FANB Logo]	[CBC Logo]
PROXY STATEMENT OF FIRST AVENUE NATIONAL BANK	PROXY STATEMENT AND OFFERING CIRCULAR OF COASTAL BANKING COMPANY, INC.

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

The boards of directors of First Avenue National Bank (“First Avenue”) and Coastal Banking Company, Inc. (“Coastal”) have each unanimously approved a transaction that will result in Coastal’s acquisition of First Avenue through the merger of First Avenue with and into CBC National Bank (“CBC National”). CBC National, a wholly-owned subsidiary of Coastal, will be the surviving bank in the merger. If the merger is completed, First Avenue shareholders will receive for each of their shares 0.4848 shares of Coastal common stock. After the merger is completed, we expect that current Coastal shareholders will own approximately 75% of the issued and outstanding common stock of the combined company and current First Avenue shareholders will own approximately 25% of the issued and outstanding shares of common stock of the combined company.

The Coastal common stock issued pursuant to the merger will be issued pursuant to the Regulation A exemption from registration under the Securities Act of 1933, as amended. Coastal’s common stock is quoted on the OTCQX market of the OTC Markets Group, Inc. under the symbol “CBCO.”

We cannot complete the merger unless we obtain the necessary governmental approvals and unless the shareholders of both First Avenue and Coastal approve the merger agreement. Each of us is asking our shareholders to consider and vote on this merger proposal at our respective special meeting of shareholders. Whether or not you plan to attend your company’s meeting, please take the time to vote by following the voting instructions included on the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the merger agreement. If you do not vote your shares as instructed in the enclosed proxy card, or if you do not instruct your broker how to vote any shares held for you in “street name,” the effect will be a vote against the merger agreement (but will not be considered a vote against the merger agreement for purposes of perfecting dissenters’ rights).

The places, dates and times of the shareholders meetings are as follows:

For shareholders of Coastal:	For shareholders of First Avenue:
[Location]	First Avenue National Bank
Main Office
Beaufort, South Carolina	910 SW 1st Avenue
on April 6, 2016	Ocala, Florida 34471
at [Time] a.m.	on April 5, 2016
at 4:00 p.m.

This document contains a more complete description of the shareholders meetings and the terms of the merger. We urge you to review this entire document carefully. You may also obtain information about Coastal from regulatory reports it has filed with the Federal Reserve Bank of Richmond and documents that it has filed with the OTC Markets. Information about CBC National and First Avenue is available in the Call Reports that they have filed with the Federal Deposit Insurance Corporation.

Coastal and the First Avenue boards of directors recommend that the Coastal and First Avenue shareholders, respectively, vote FOR approval of the merger agreement.

/s/ Signature	/s/ Signature
John Q. Adams, II Chairman of the Board First Avenue National Bank	Michael G. Sanchez Chairman, President and Chief Executive Officer Coastal Banking Company, Inc.

You should read this entire joint proxy statement/offering circular carefully because it contains important information about the merger. In particular, you should read carefully the information under the section entitled “Risk Factors,” beginning on page 16.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the securities to be issued in the merger or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of Coastal common stock to be issued in the merger are not deposits or savings accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This joint proxy statement/offering circular is dated February [__], 2016 and is first being mailed to First Avenue’s shareholders on or about February [__], 2016 and to Coastal’s shareholders on or about February [__], 2016 .

PLEASE NOTE

We have not authorized anyone to provide you with any information other than the information included in this joint proxy statement/offering circular and the documents to which we refer you herein. If someone provides you with other information, please do not rely on it as being authorized by us.

This joint proxy statement/offering circular has been prepared as of the date on the cover page. There may be changes in the affairs of Coastal, CBC National or First Avenue since that date that are not reflected in this document.

As used in this joint proxy statement/offering circular, the term “Coastal” refers to Coastal Banking Company, Inc., “First Avenue” refers to First Avenue National Bank, “CBC National” refers to CBC National Bank, and, where the context requires, “Coastal” may refer, collectively, to Coastal Banking Company, Inc. and its subsidiary, CBC National Bank.

Unless the context indicates otherwise, all references to the “merger agreement” refer to the Agreement and Plan of Merger dated November 20, 2015 between Coastal and First Avenue.

FIRST AVENUE NATIONAL BANK

910 SW 1st Avenue

Ocala, Florida 34471

___________________________________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 5 , 2016

____________________________________________________

To the Shareholders of First Avenue National Bank:

First Avenue National Bank will hold a special meeting of shareholders at 910 SW 1st Avenue, Ocala, Florida 34471, on April 5 , 2016 at 4:00 p.m. for the following purposes:

1. Merger. To authorize, approve and adopt the Agreement and Plan of Merger by and between Coastal Banking Company, Inc. and First Avenue National Bank, pursuant to which First Avenue will merge with and into CBC National Bank on and subject to the terms and conditions contained therein, including the Plan of Merger contemplated thereby. A copy of the Agreement and Plan of Merger is attached to the accompanying joint proxy statement/offering circular as Appendix A.

2. Other Business. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Only shareholders of record at the close of business on February 10 , 2016, the record date, are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting. The approval of the Agreement and Plan of Merger requires the affirmative vote of at least two-thirds of the shares of First Avenue common stock issued and outstanding on the record date.

After careful consideration, your board of directors supports the merger and unanimously recommends that you vote FOR approval of the Agreement and Plan of Merger.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by following the instructions on the enclosed proxy card. You may revoke your proxy at any time before it is voted by giving written notice of revocation to First Avenue’s Corporate Secretary or by filing a properly executed proxy card of a later date with First Avenue’s Corporate Secretary at or before the meeting. You may also revoke your proxy by attending the meeting, giving oral notice of your revocation, and voting your shares in person at the meeting.

First Avenue’s shareholders have dissenters’ rights with respect to the merger under Section 215a of the National Bank Act. Shareholders who wish to assert their dissenters’ rights and comply with the procedural requirements of Section 215a of the National Bank Act will be entitled to receive payment of the value of their shares in cash in accordance with national banking law. A copy of the applicable provisions of Section 215a of the National Bank Act is attached as Appendix B to the joint proxy statement/offering circular.

We do not know of any other matters to be presented at the special meeting, but if other matters are properly presented, the persons named as proxies will vote on such matters at their discretion.

By Order of the Board of Directors

John Q. Adams, II

Chairman of the Board

Ocala, Florida

February __ , 2016

COASTAL BANKING COMPANY, INC.

36 Sea Island Parkway

Beaufort, South Carolina 29907

__________________________________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 6 , 2016

__________________________________________________

To the Shareholders of Coastal Banking Company, Inc.:

Coastal Banking Company, Inc. will hold a special meeting of shareholders at [Location], Beaufort, South Carolina , on April 6, 2016 at [Time] a.m. for the following purposes:

1. Merger. To authorize, approve and adopt the Agreement and Plan of Merger by and between Coastal Banking Company, Inc. and First Avenue National Bank, pursuant to which First Avenue will merge with and into CBC National Bank on and subject to the terms and conditions contained therein, including the Plan of Merger contemplated thereby. A copy of the Agreement and Plan of Merger is attached to the accompanying joint proxy statement/offering circular as Appendix A.

2. Other Business. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Only shareholders of record at the close of business on February 19 , 2016, the record date, are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting. The approval of the Agreement and Plan of Merger requires the affirmative vote of at least a majority of the shares of Coastal common stock issued and outstanding on the record date.

After careful consideration, your board of directors supports the merger and unanimously recommends that you vote FOR approval of the Agreement and Plan of Merger.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by following the voting instructions included on the enclosed proxy card. You may revoke your proxy at any time before it is voted by giving written notice of revocation to Coastal’s Corporate Secretary or by filing a properly executed proxy card of a later date with Coastal’s Corporate Secretary at or before the meeting. You may also revoke your proxy by attending the meeting, giving oral notice of your revocation, and voting your shares in person at the meeting.

Coastal’s shareholders have dissenters’ rights with respect to the merger under South Carolina law. Shareholders who wish to assert their dissenters’ rights and comply with the procedural requirements of Chapter 13 of the South Carolina Business Corporation Act will be entitled to receive payment of the fair value of their shares in cash in accordance with South Carolina law. A copy of Chapter 13 of the South Carolina Business Corporation Act is attached as Appendix C to the joint proxy statement/offering circular.

We do not know of any other matters to be presented at the special meeting, but if other matters are properly presented, the persons named as proxies will vote on such matters at their discretion.

By Order of the Board of Directors

Michael G. Sanchez

Chairman, President and Chief Executive Officer

Beaufort, South Carolina

February ___ , 2016

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	1
SUMMARY	4
SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION	12
Selected Consolidated Historical Financial Data of Coastal	12
Selected Consolidated Historical Financial Data of First Avenue	13
Selected Unaudited Consolidated Pro Forma Financial Data of Coastal and First Avenue	14
Comparative Unaudited Pro Forma Per Share Data	14
RISK FACTORS	16
Risks Relating to the Merger	16
Risks Relating to Coastal and the Combined Banks	18
Risks Related to Ownership of Coastal’s Common Stock	24
A WARNING ABOUT FORWARD-LOOKING STATEMENTS	26
THE FIRST AVENUE SPECIAL SHAREHOLDERS MEETING	28
Purpose	28
Record Date; Quorum and Vote Required	28
Solicitation and Revocation of Proxies	29
How to Vote Your Shares	28
Dissenters’ Rights	29
Recommendation of the Board of Directors of First Avenue	29
THE COASTAL SPECIAL SHAREHOLDERS MEETING	30
Purpose	30
Record Date; Quorum and Vote Required	30
Solicitation and Revocation of Proxies	31
How to Vote Your Shares	31
Dissenters’ Rights	32
Recommendation of the Board of Directors of Coastal	32
PROPOSAL : THE MERGER AGREEMENT	33
Structure of the Merger	33
Background of the Merger	33
Reasons for the Merger	37
OPINION OF FIRST AVENUE’S FINANCIAL ADVISOR	38
OPINION OF COASTAL’S FINANCIAL ADVISOR	42
Paces Battle Group, Inc.’s Compensation and Other Relationships with Coastal	48
THE MERGER AGREEMENT	49
General; Business and Operations after the Merger	49
What First Avenue Shareholders Will Receive in the Merger	49
Dissenters’ Rights	50
Effect of the Merger on First Avenue Options	50
Closing and Effective Time of the Merger	50
Representations and Warranties in the Merger Agreement	50
Conditions to the Merger	51
Waiver and Amendment	52
Business of First Avenue Pending the Merger	52
Business of Coastal Pending the Merger	53
No Solicitation of Alternative Transactions	53
Termination of the Merger Agreement; Termination Fee	54
Payment of Expenses Relating to the Merger	54
Employee Benefits of First Avenue Employee after the Merger	55
Interests of Certain Persons in the Merger	55
Employment Agreements with First Avenue Executives	55
Appointment of Two Directors to Coastal’s and CBC National’s Boards of Directors	58
First Avenue Stock Options	58
Indemnification and Insurance	58
Trading Market for Coastal Stock	58
Coastal Dividends	58
Surrender and Exchange of First Avenue Stock Certificates	59
Resale of Coastal Common Stock	60
Affiliate Agreements	60
Regulatory and Other Required Approvals	60
Status and Effect of Approvals	61
Accounting Treatment of the Merger	61
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION	62
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	68
Tax Implications to U.S. Shareholders	69
Tax Implications to Non-U.S. Shareholders	70

i

Tax Consequences if the Merger Does Not Qualify as a Reorganization	71
Backup Withholding and Information Reporting	71
Recent Tax Legislation	71
CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS	72
Authorized Capital Stock	72
Composition and Election of the Board of Directors	72
Director Nominations	72
Board Committees	73
Director Removal	73
Advance Notice of Shareholder Proposals	73
Meetings of Shareholders	74
Shareholder Vote Requirements	74
Mergers, Consolidations and Sales of Assets	74
Dividends	74
Indemnification	75
Amendments to Articles of Incorporation and Bylaws	76
DISSENTERS’ RIGHTS	77
INFORMATION ABOUT COASTAL	82
General	82
Target Markets	82
Lending Activities	82
Properties	86
Competition	87
Employees	87
Legal Proceedings	87
Market Prices of and Dividends Declared on Coastal Common Stock	87
Certain Provisions of Coastal’s Articles of Incorporation and Bylaws Regarding Change of Control	88
Security Ownership of Certain Beneficial Owners and Management	88
COASTAL MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	90
MANAGEMENT OF COASTAL	106
Continuing Directors	106
Class II Directors (Term Expiring 2016)	106
Class III Directors (Term Expiring 2017)	106
Class I Directors (Term Expiring 2018)	107
New Directors of the Combined Entity	108
Nominations	108
Executive Officers	109
RELATED PARTY TRANSACTIONS	110
INFORMATION ABOUT FIRST AVENUE	111
General	111
Business	111
Business Strategy	112
Banking Services	112
Liquidity	112
Capital Resources	115
Lending Services	114
Credit Administration	115
Lending Activities	115
Loan Quality	116
Classification of Assets	117
Investment Securities	119
Deposit Activities	119
Employees	120
Properties	120
Legal Proceedings	120
Market prices and dividends declared on first avenue common stock	120
Competition	121
Management	121
Principal Holders of Bank Common Stock	124
SUPERVISION AND REGULATION	123
Regulation of Coastal	123
Regulation of CBC National	124
Financial Regulatory Reform	128

ii

OTHER MATTERS	129
EXPERTS	129
LEGAL MATTERS	129
IMPORTANT NOTICE FOR FIRST AVENUE SHAREHOLDERS	129
WHERE YOU CAN FIND ADDITIONAL INFORMATION	129
CONSOLIDATED FINANCIAL STATEMENTS OF COASTAL BANKING COMPANY, INC.	F-1
FINANCIAL STATEMENTS OF FIRST AVENUE NATIONAL BANK	G-1

APPENDIX A AGREEMENT AND PLAN OF MERGER

APPENDIX B TEXT OF DISSENTERS’ RIGHTS PROVISIONS UNDER SECTION 215A OF THE NATIONAL BANK ACT

APPENDIX C FULL TEXT OF CHAPTER 13 OF THE SOUTH CAROLINA BUSINESS CORPORATION ACT

APPENDIX D FAIRNESS OPINION OF THE BURKE GROUP, LLC

APPENDIX E FAIRNESS OPINION OF PACES BATTLE GROUP, INC.

iii

QUESTIONS AND ANSWERS

Q: On what am I being asked to vote?

A: You are being asked to approve the Agreement and Plan of Merger by and between Coastal and First Avenue, which we may refer to as the “merger agreement” and which provides for the merger of First Avenue with and into CBC National Bank, a wholly-owned subsidiary of Coastal.

Q: Why have Coastal and First Avenue decided to merge?

A: Coastal and First Avenue agreed to merge First Avenue and CBC National for strategic reasons that benefit both parties. Their boards of directors believe that the merger will stabilize First Avenue’s operations while allowing Coastal to expand and enter into new markets.

Q: How does my board of directors recommend I vote on the merger agreement?

A: The boards of directors of First Avenue and Coastal have unanimously approved and adopted the merger agreement and recommend that their respective shareholders vote “FOR” approval of the merger agreement.

Q: What will happen to CBC National and First Avenue as a result of the merger?

A: If the merger occurs, First Avenue will be merged with and into CBC National, which is a wholly-owned subsidiary of Coastal. CBC National will be the surviving entity in the bank merger.

Q: What vote is required to approve the merger agreement?

A: Approval of the merger agreement requires the affirmative vote of two-thirds of the issued and outstanding shares of First Avenue common stock as of February 10, 2016 and the affirmative vote of a majority of the issued and outstanding shares of Coastal common stock as of February 19, 2016 .

Q: What will I receive in the merger?

A: First Avenue shareholders will receive for each of their shares 0.4848 shares of Coastal common stock. In lieu of any fractional shares of Coastal common stock, First Avenue shareholders will receive cash in an amount per Coastal share equal to the average bid price for Coastal’s common stock as quoted on the OTCQX market of the OTC Market Groups, Inc. for the 30 trading days preceding the effective time of the merger. After the merger is completed, we expect that current Coastal shareholders will own approximately 75% of the issued and outstanding shares of common stock of the combined company and current First Avenue shareholders will own approximately 25% of the issued and outstanding shares of common stock of the combined company. See page 49 for further explanation.

Q: What are the federal income tax consequences of the merger to me?

A: Bryan Cave LLP has issued an opinion, which it will confirm as of the effective date of the merger, that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code. First Avenue shareholders receiving stock consideration in the merger will not recognize gain or loss for U.S. federal income tax purposes as a result of the surrender of their First Avenue common stock in exchange for Coastal common stock. However, to the extent that shareholders may receive cash either as a result of the exercise of dissenters’ rights, or in lieu of fractional shares, they may recognize gain for U.S. federal income tax purposes. Your tax treatment will depend on your specific situation and many variables not within our control. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

1

Q: When do you expect the merger to be completed?

A: We are working to complete the merger in the first quarter of 2016, shortly after the special shareholders meetings, assuming First Avenue and Coastal shareholders and the applicable bank regulatory agencies approve the merger and other conditions to closing are met. We could experience delays in meeting these conditions or be unable to meet them at all. See “Risk Factors,” beginning on page 16, for a discussion of these and other risks relating to the merger.

Q: Will I be able to sell the Coastal common stock I receive pursuant to the merger?

A: Yes. The Coastal common stock issued pursuant to the merger will be issued pursuant to the Regulation A exemption from registration under the Securities Act of 1933, as amended, and Coastal’s common stock is quoted on the OTCQX market of the OTC Markets Group, Inc. All shares of Coastal common stock that you receive pursuant to the merger will be freely transferable unless you are deemed an “affiliate” of Coastal. Affiliates of Coastal may, however, be able to sell the shares they receive pursuant to the merger subject to applicable securities regulations. See “Resale of Coastal Common Stock,” on page 60.

Q: What should I do now?

A: After carefully reading and considering the information in this joint proxy statement/offering circular, follow the voting instructions included on the enclosed proxy card in order to vote your shares as soon as possible so that your shares will be represented at your company’s special meeting.

NOTE: If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the proposal to approve the merger agreement.

Q: What if I do not vote?

A: If you do not vote, it will have the same effect as voting your shares against the merger (but will not be considered a vote against the merger agreement for purposes of perfecting dissenters’ rights).

Q: If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A: No. Your broker will vote your shares of stock on the merger agreement only if you provide instructions on how to vote. You should instruct your broker on how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, and your broker submits an unvoted proxy, the resulting broker nonvote will not be counted toward a quorum and your shares will not be voted at your company’s special meeting, which will have the same effect as voting your shares against the merger (but will not be considered a vote against the merger agreement for purposes of perfecting dissenters’ rights).

Q: Can I change my vote after I deliver my proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in three ways. First, you can revoke your proxy by giving written notice of revocation to your company’s Corporate Secretary. Second, you can submit a new properly executed proxy with a later date to your company’s Corporate Secretary at or before your company’s special meeting. The latest proxy actually received before the meeting will be counted, and any earlier proxies will be revoked. Third, you can attend your company’s special meeting, give oral notice of your revocation, and vote your shares in person. Any earlier proxy will be thereby revoked. However, simply attending the meeting without voting will not revoke your proxy. If you hold shares in “street name,” you must contact your broker prior to your company’s special meeting if you wish to revoke your proxy or change your vote.

2

Q: Should I send in my stock certificates now?

A: No. If you are a Coastal shareholder, your shares of Coastal common stock will remain outstanding and unchanged in the merger. Consequently, you do not need to surrender your stock certificates or exchange them for new ones.

If you are a First Avenue shareholder and the merger is completed, Coastal’s exchange agent will send all First Avenue shareholders written instructions for exchanging First Avenue common stock certificates for the merger consideration they are entitled to receive. In any event, do not send your stock certificates with your proxy card.

Q: Who can help answer my questions?

A: If you would like additional copies of this document, or if you would like to ask any questions about the merger and related matters, you should contact:

For First Avenue shareholders: Jason Welborn, First Avenue National Bank, 910 SW 1st Avenue, Ocala, Florida 34471, telephone (352) 732-6616, e-mail jwelborn@firstavebank.com.

For Coastal shareholders: Michael G. Sanchez, Coastal Banking Company, Inc., 36 Sea Island Parkway Beaufort, South Carolina 29907, telephone (904) 321-5601, e-mail msanchez@cbcnationalbank.com.

3

SUMMARY

We have prepared this summary of certain material information to assist you in your review of this joint proxy statement/offering circular. It is necessarily general and abbreviated, and it is not intended to be a complete explanation of all of the matters covered in this joint proxy statement/offering circular. To understand the merger and the issuance of shares of Coastal common stock in the merger, please see the more complete and detailed information in the sections that follow this summary, as well as the financial statements and appendices included in this joint proxy statement/offering circular. For more information about Coastal or First Avenue, please see the section entitled “Where You Can Find Additional Information.” We urge you to read all of these materials in their entirety prior to returning your proxy or voting at the special meeting of your company’s shareholders.

Each item in this summary refers to the page of this document on which that subject is discussed in more detail.

The Companies

(See page 82 for Coastal and page 111 for First Avenue)

Coastal Banking Company, Inc.

36 Sea Island Parkway

Beaufort, South Carolina 29907

(843) 522-1228

Coastal is organized under the laws of the State of South Carolina for the purpose of operating as a bank holding company for CBC National. CBC National commenced business on May 10, 2000 as Lowcountry National Bank. Coastal acquired First National Bank of Nassau County, which began its operations in 1999, through its merger with First Capital Bank Holding Corporation on October 1, 2005. On August 10, 2008, Lowcountry National Bank and First National Bank of Nassau County merged into one charter. Immediately after the merger, the name of the surviving bank was changed to CBC National Bank and the main office relocated to 1891 South 14th Street, Fernandina Beach, Nassau County, Florida. CBC National provides full commercial and consumer banking services to customers throughout Beaufort County, South Carolina and Nassau County, Florida.

CBC National also operates a residential mortgage banking division headquartered in Atlanta, Georgia. The mortgage banking division operates eight retail residential loan production offices in Arizona, Florida, Georgia, Illinois, Indiana, Maryland, Michigan, and Ohio. Coastal also has an investment in Coastal Banking Company Statutory Trust I (“Trust I”) and Coastal Banking Company Statutory Trust II (“Trust II”). Both trusts are special purpose subsidiaries organized for the sole purpose of issuing trust preferred securities.

As of September 30, 2015, Coastal had consolidated total assets of approximately $438.7 million, consolidated total gross portfolio loans of approximately $272.8 million, consolidated total deposits of approximately $289.1 million, and consolidated shareholders’ equity of approximately $41.8 million.

On November 15, 2015, Coastal redeemed $9.95 million of its outstanding Cumulative Perpetual Preferred Stock, Series A, (the “Preferred Stock”) with the proceeds from a $10.0 million term loan. The term loan is due November 10, 2020 and has a floating rate equal to LIBOR plus 400 basis points. The current rate is 5.0%. The loan also requires fixed monthly principle payments equal to $83,333. The stated dividend rate on the Preferred Stock was 9.0%. Accordingly, Coastal believes the redemption of the Preferred Stock will result in an increase in its net income available to its common shareholders.

First Avenue National Bank

910 SW 1st Avenue

Ocala, Florida 34471

(352) 732-6616

First Avenue is a national bank organized under the laws of the United States. First Avenue commenced business on November 16, 2006.

4

First Avenue is in the business of community banking, which consists of accepting deposits from its client base and making loans and other investments. First Avenue’s chief source of funds for loans and investments is a diversified array of traditional deposit services. First Avenue’s principal sources of income are interest and fees collected on loans, interest earned on other investments and other service charge revenue. Its principal expenses are interest paid on deposit products, other borrowings, compensation and overhead-related costs.

As of September 30, 2015, First Avenue had consolidated total assets of approximately $125.0 million, consolidated total gross loans of approximately $79.2 million, consolidated total deposits of approximately $108.1 million and consolidated shareholders’ equity of approximately $13.1 million.

The Merger Agreement

(See page 49)

Under the terms of the merger agreement, First Avenue will merge with and into CBC National, with CBC National being the surviving bank. Following the merger, CBC National will continue to be a wholly-owned subsidiary of Coastal. Both Coastal and CBC National will continue their existence under South Carolina law and the laws of the United States, respectively, while First Avenue will cease to exist. The merger agreement is attached to this document as Appendix A and is incorporated into this joint proxy statement/offering circular by reference. We encourage you to read the entire merger agreement carefully as it is the legal document that governs the proposed merger.

What You Will Receive in the Merger

(See page 49)

If the merger is completed, First Avenue shareholders will receive 0.4848 shares of Coastal common stock for each of their shares, except in the case of shareholders who have perfected dissenters’ rights or have resulting fractional shares.

No fractional shares of Coastal common stock will be issued in connection with the merger. Instead, Coastal will make a cash payment without interest to each shareholder of First Avenue who would otherwise receive a fractional share of Coastal common stock. The amount of such cash payment will be determined by multiplying the fraction of a share of Coastal common stock otherwise issuable to such shareholder by an amount equal to the average bid price for Coastal’s common stock as quoted on the OTCQX market of the OTC Markets Group, Inc. for the 30 trading days preceding the effective time of the merger.

Effect of the Merger on First Avenue Options

(See page 50)

As of September 30, 2015, there were 283,958 outstanding options to purchase First Avenue common stock, with a weighted average exercise price of $6.04 per share. The merger agreement provides that all outstanding options to acquire First Avenue common stock be converted into options to purchase Coastal common stock, with the number of shares of Coastal common stock subject to each converted option equal to 0.4848 times the number of First Avenue common stock subject to the option, rounded down to the nearest whole share, and at an exercise price equal to the exercise price of the First Avenue option divided by 0.4848, rounded up to the nearest cent.

Your Expected Tax Treatment as a Result of the Merger

(See page 68)

We expect that First Avenue shareholders who receive only Coastal common stock for their shares of First Avenue common stock will not recognize any gain or loss for U.S. federal income tax purposes as a result of the merger. The completion of the merger is conditioned on receipt of a tax opinion from Bryan Cave LLP that the merger qualifies as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and that First Avenue shareholders will not recognize gain or loss in connection with the exchange of their shares (except with respect to any cash received). The opinion will not bind the Internal Revenue Service, which could take a different view. This tax treatment will not apply to any First Avenue shareholder who receives cash consideration in the merger in exchange for First Avenue common stock, or who receives cash pursuant to the exercise of dissenters’ rights.

5

Any shareholder of First Avenue who receives cash in the merger, as a result of perfecting dissenters’ rights under the National Bank Act or otherwise, will recognize gain to the extent the cash received exceeds the shareholder’s tax basis in his or her First Avenue common stock.

Additionally, any shareholder of Coastal who receives cash in the merger, as a result of perfecting dissenters’ rights under South Carolina law or otherwise, will recognize gain to the extent the cash received exceeds the shareholder’s tax basis in his or her Coastal common stock.

Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. The tax treatment will depend on your specific situation and many variables not within our control. For these reasons, we recommend that you consult your tax advisor concerning the federal and any applicable state, local or other tax consequences of the merger to you. See “Material Federal Income Tax Consequences of the Merger” for a more detailed discussion of the tax consequences of the merger.

Dissenters’ Rights

(See page 77)

If the merger is completed, shareholders of First Avenue or Coastal who do not vote for the merger and who follow certain procedures as required by the National Bank Act (in the case of First Avenue shareholders) and South Carolina law (in the case of Coastal shareholders) and described in this joint proxy statement/offering circular will be entitled to exercise dissenters’ rights and receive in cash the “value” of their shares (in the case of First Avenue shareholders) and the “fair value” of their shares (in the case of Coastal shareholders) as set forth under the applicable law. If you assert and perfect your dissenters’ rights, you will not receive any merger consideration but will be entitled to receive the “value” or “fair value” of your shares of stock in cash as determined by the applicable law. Appendix B includes the relevant provisions of the National Bank Act, and Appendix C includes the relevant provisions of South Carolina law regarding these rights. See “Dissenters’ Rights,” beginning on page 77 of this joint proxy statement/offering circular.

Comparative Stock Prices

(See page 87 for Coastal and page 120 for First Avenue)

Coastal. Coastal common stock is currently quoted on the OTCQX market of the OTC Markets Group, Inc. under the symbol “CBCO.” The closing bid price on the OTCQX for a share of Coastal common stock prior to the mailing of this joint proxy statement/offering circular was $[______] on [_______], 2016.

First Avenue. First Avenue common stock does not currently trade on any securities exchange or interdealer quotation system. The last known sale price for a share of First Avenue common stock prior to the mailing of this joint proxy statement/offering circular was $4.00 on April 14, 2015.

Reasons for the Merger

(See page 37)

Coastal. In deciding to pursue an acquisition of First Avenue, Coastal’s management and board of directors noted, among other things, the following:

•	information concerning the business, operations, earnings, asset quality, and financial condition of First Avenue;
•	the financial terms of the merger, including the relationship of the value of the consideration issuable in the merger to the market value, tangible book value, and earnings per share of First Avenue’s common stock;
•	the ability of First Avenue’s operations to contribute to Coastal’s earnings after the merger;
•	the recent comparative earnings and financial performance of First Avenue;
•	the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed merger;

6

•	the compatibility of First Avenue’s management team, strategic objectives and geographic footprint with those of Coastal;
•	First Avenue’s familiarity with the central Florida market;
•	the opportunity to leverage the infrastructure of Coastal;
•	the nonfinancial terms of the merger, including the treatment of the merger as a tax-free reorganization for U.S. federal income tax purposes;
•	the opinion of financial advisor Paces Battle Group, Inc. that the consideration to be received by First Avenue’s common shareholders in the merger is fair, from a financial point of view, to the shareholders of Coastal; and
•	the likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay.

First Avenue. In deciding to engage in the merger transaction, First Avenue’s board of directors consulted with its management, as well as its legal counsel and financial advisor, and considered numerous factors, including the following:

•	the value of the consideration to be received by First Avenue’s shareholders compared to shareholder value for First Avenue as an independent entity;
•	information concerning business, operations, earnings, asset quality, and financial condition, prospects, and capital levels of First Avenue and Coastal, both individually and as a combined entity;
•	the perceived risks and uncertainties attendant to First Avenue’s operation as an independent banking organization and increased capital requirements;
•	the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed merger;
•	the receipt of the stock consideration by First Avenue’s shareholders on a tax-free basis;
•	the opinion of financial advisor The Burke Group, LLC (“TBG”) that the consideration to be received by First Avenue’s common shareholders in the merger is fair from a financial point of view; and
•	the likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay.

Opinion of First Avenue’s Financial Advisor

(See page 38)

In deciding to approve the merger, the board of directors of First Avenue considered the opinion of its financial advisor. TBG, an investment banking and financial advisory firm, has given a fairness opinion to the First Avenue board of directors that the terms of the merger are fair, from a financial point of view, to the shareholders of First Avenue. The opinion is based on and subject to the procedures, matters and limitations described in the opinion and other matters that TBG considered relevant. The fairness opinion is attached to this joint proxy statement/offering circular as Appendix D. Shareholders of First Avenue are urged to read the entire opinion, which describes the procedures followed, matters considered, and limitations on the review undertaken by TBG in providing its opinion.

Opinion of Coastal’s Financial Advisor

(See page 42)

In deciding to approve the merger, the board of directors of Coastal considered the opinion of its financial advisor, Paces Battle Group, Inc. Paces Battle Group, Inc., an investment banking and financial advisory firm, has given a fairness opinion to the Coastal board of directors that the consideration to be provided to First Avenue’s common shareholders in the merger is fair, from a financial point of view, to the shareholders of Coastal. The opinion is based on and subject to the procedures, matters and limitations described in the opinion and other matters that Paces Battle Group, Inc. considered relevant. The fairness opinion is attached to this joint proxy statement/ offering circular as Appendix E. Shareholders of Coastal are urged to read the entire opinion, which describes the procedures followed, matters considered, and limitations on the review undertaken by Paces Battle Group, Inc. in providing its opinion.

7

Both Boards of Directors Recommend Shareholder Approval of the Merger Agreement

(See page 29 and 32)

First Avenue. The board of directors of First Avenue has unanimously approved the merger agreement and believes that the merger is in the best interests of First Avenue’s shareholders. The board unanimously recommends that you vote FOR approval of the merger agreement.

Coastal. The board of directors of Coastal has unanimously approved the merger agreement and believes that the merger is in the best interests of Coastal’s shareholders. The board unanimously recommends that you vote FOR approval of the merger agreement.

Information About the Shareholders Meetings

(See pages 32 and 31)

A special meeting of the shareholders of First Avenue will be held on April 5, 2016, at 4:00 p.m. local time. The meeting will be held at 910 SW 1st Avenue, Ocala, Florida 34471. At the meeting, the shareholders of First Avenue will vote on the merger agreement described herein. If First Avenue’s shareholders approve the merger agreement and the conditions to completing the merger are satisfied, we expect to complete the merger shortly after the special shareholders meeting.

A special meeting of the shareholders of Coastal will be held on April 6, 2016, at [Time] a.m. local time. The meeting will be held at [Location] Beaufort, South Carolina . At the meeting, the shareholders of Coastal will vote on the merger agreement described above and in the notice for the meeting. If Coastal’s shareholders approve the merger agreement and the other conditions to completing the merger are satisfied, we expect to complete the merger shortly after the special shareholders meeting.

Quorum and Vote Required at the Meetings

(See pages 28 and 31)

First Avenue. Shareholders who own First Avenue common stock at the close of business on February 10, 2016 , the record date, will be entitled to vote at the meeting. A majority of the issued and outstanding shares of First Avenue common stock, as of the record date for the meeting, must be present in person or by proxy at the meeting in order for a quorum to be present. If a quorum is not present at the meeting, the meeting will be adjourned, and no vote will be taken until and unless a quorum is present.

Approval of the merger agreement requires the affirmative vote of a two-thirds of the shares of First Avenue common stock issued and outstanding on the record date.

Coastal. Shareholders who own Coastal common stock at the close of business on February 19, 2016 , the record date, will be entitled to vote at the meeting. A majority of the issued and outstanding shares of Coastal common stock, as of the record date for the meeting, must be present in person or by proxy at the meeting in order for a quorum to be present. If a quorum is not present at the meeting, the meeting will be adjourned, and no vote will be taken until and unless a quorum is present.

Approval of the merger agreement requires the affirmative vote of a majority of the shares of Coastal common stock issued and outstanding on the record date.

Share Ownership of Management

(See pages 122 and 89)

First Avenue. As of the record date for the special meeting, directors and executive officers of First Avenue had or shared voting or dispositive power over approximately 28.55% of the issued and outstanding First Avenue common stock. These individuals have entered into a written agreement with Coastal providing that they will vote the shares over which they have voting power, subject to their fiduciary duties, in favor of the merger agreement. A copy of the form of such agreement is included as an exhibit to the merger agreement.

8

As of the record date for the meeting, directors and executive officers of Coastal had or shared no voting or dispositive power over any of the issued and outstanding shares of First Avenue common stock.

Coastal. As of the record date for the special meeting, directors and executive officers of Coastal had or shared voting or dispositive power over approximately 17.65% of the issued and outstanding Coastal common stock. These individuals have entered into a written agreement with First Avenue providing that they will vote the shares over which they have voting power, subject to their fiduciary duties, in favor of the merger agreement. A copy of the form of such agreement is included as an exhibit to the merger agreement.

The directors and executive officers of First Avenue do not have or share voting or dispositive power over any of the issued and outstanding shares of Coastal common stock.

Structure of the Merger

(See page 33)

First Avenue will cease to exist after the merger.

Subsequent to the merger, the business of First Avenue will be conducted through CBC National, the surviving bank.

Two current First Avenue directors – John Q. Adams, II and Kenneth C. Ausley – will be appointed to Coastal’s and CBC National’s boards of directors upon consummation of the merger.

Coastal Must Obtain Regulatory Approval to Complete the Merger

(See page 60)

Coastal cannot complete the merger unless it receives the approval of the Office of the Comptroller of the Currency (“OCC”). All regulatory applications and notices required to be filed prior to the merger have been filed. Although Coastal does not know of any reason why it could not obtain the necessary regulatory approvals in a timely manner, it cannot be certain whether or when it will obtain them.

We Must Meet Several Conditions to Complete the Merger

(See page 51)

In addition to the required regulatory approvals, the merger will only be completed if certain mutual conditions are met, including the following:

•        approval by First Avenue’s shareholders and Coastal’s shareholders of the merger agreement by the required vote;

•        approval of the merger and the transactions contemplated thereby by applicable regulatory authorities without imposing conditions which would have a material adverse effect on (1) the financial position, business, results of operations or prospects of either Coastal or First Avenue or (2) either party’s ability to perform its obligations under the merger agreement;

•        receipt of all third-party consents (other than the regulatory consents described above) necessary to consummate the merger, other than those that would not have a material adverse effect on the party required to obtain the consent;

•        receipt by First Avenue and Coastal of an opinion from Bryan Cave LLP that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•        the absence of a stop order suspending the qualification of Coastal’s offering statement under the Securities Act with respect to the shares of Coastal common stock to be issued to the First Avenue shareholders;

9

•        Coastal’s receipt of all required approvals by state securities or “blue sky” authorities with respect to the issuance of Coastal common stock to First Avenue shareholders;

•        the absence of an order, decree or injunction enjoining or prohibiting completion of the merger;

•        each party’s fairness opinion from its independent financial advisor shall not have been withdrawn;

•        the appointment of John Q. Adams, II and Kenneth C. Ausley to Coastal’s and CBC National’s boards of directors to serve following the merger; and

•        each party’s certification to the other as to the continued accuracy of the representations and warranties contained in the merger agreement, compliance with covenants and closing conditions and the satisfaction of all other matters applicable to the transaction.

If all regulatory approvals are received and the other conditions to completion are satisfied, Coastal and First Avenue contemplate that they will complete the merger in the first quarter of 2016, shortly after their special shareholders meetings.

Termination and Termination Fee

(See page 54)

The merger agreement may be terminated, either before or after shareholder approval, under certain circumstances described in detail later in this joint proxy statement/offering circular. If either party terminates the merger agreement because First Avenue’s board withdraws or changes its recommendation of the merger agreement, cancels the meeting at which First Avenue’s shareholders or board will vote on the merger agreement, or recommends, approves or announces a transaction for the sale to or merger with an entity other than the Coastal merger (such transaction, an “acquisition transaction”), or if First Avenue terminates the agreement because it has received an offer for such an acquisition transaction that it desires to accept, then First Avenue (or its successor) must pay Coastal a termination fee of $550,000. In addition, if the merger agreement is terminated by a party based on a material breach by the other party, then the breaching party will be required to pay the non-breaching party liquidated damages in an amount equal to the aggregate total of the documented out-of-pocket legal, investment banking, accounting, consulting and other expenses incurred by the non-breaching party in connection or associated with the preparation, negotiation, and execution of the merger agreement.

If any civil action, arbitration or legal proceeding is brought for the enforcement of the merger agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this merger agreement, the prevailing party in such action, arbitration or proceeding is entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs, incurred in the proceeding, in addition to any other relief to which the prevailing party may be entitled.

First Avenue’s Directors and Executive Officers Have Interests in the Merger

that Differ from its Shareholders’ Interests

(See page 55)

The executive officers and directors of First Avenue have interests in the merger in addition to their interests as shareholders of First Avenue generally. The members of the First Avenue board of directors knew about these additional interests and considered them when they adopted the merger agreement. Such interests include, among others:

•	the continuation of employee benefits;
•	effectiveness of new employment and retention agreements with certain executive officers of First Avenue;
•	provisions in the merger agreement relating to director and officer liability insurance and the indemnification of officers and directors of First Avenue for certain liabilities; and
•	the appointment of John Q. Adams, II and Kenneth C. Ausley to Coastal’s and CBC National’s boards of directors.

10

These interests are more fully described in this joint proxy statement/offering circular under the heading “The Merger Agreement—Interests of Certain Persons in the Merger” at page 55.

Employee Benefits of First Avenue Employees after the Merger

(See page 55)

Coastal has agreed to offer to all current employees of First Avenue who become Coastal employees as a result of the merger substantially similar employee benefits to those that Coastal offers to its employees in similar positions.

Differences in Rights of First Avenue’s Shareholders after the Merger

(See page 72)

First Avenue shareholders who receive Coastal common stock in the merger will become Coastal shareholders as a result of the merger. Their rights as shareholders after the merger will be governed by South Carolina law and by Coastal’s articles of incorporation and bylaws. The rights of Coastal shareholders are different in certain respects from the rights of First Avenue’s shareholders. The material differences are described later in this joint proxy statement/offering circular.

Accounting Treatment

(See page 61)

Coastal is required to account for the merger as a purchase transaction for accounting and financial reporting purposes under accounting principles generally accepted in the United States of America (“GAAP”). Under purchase accounting, the assets (including any identifiable intangible assets) and liabilities (including executory contracts and other commitments) of First Avenue at the effective time of the merger will be recorded at their respective fair values and added to those of Coastal. Any excess of purchase price over the fair values is recorded as goodwill. Any excess of the fair values over the purchase price is recorded in earnings as a bargain purchase gain. Consolidated financial statements of Coastal issued after the merger would reflect those fair values and would not be restated retroactively to reflect the historical consolidated financial position or results of operations of First Avenue.

11

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

Selected Consolidated Historical Financial Data of Coastal

The following table presents Coastal’s selected historical consolidated financial data as of and for the periods indicated and should be read in conjunction with its consolidated financial statements and the notes thereto included elsewhere in this joint proxy statement/offering circular. The financial data as of December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013 is derived from Coastal’s audited consolidated financial statements beginning on page F-1 of this joint proxy statement/offering circular. The financial data as of and for the nine months ended September 30, 2015 is unaudited, but management of Coastal believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial condition as of and for the periods indicated. You should not assume the results of operations for past periods and for the nine months ended September 30, 2015 indicate results for any future period.

	At September 30,	At December 31,
(In thousands)	2015	2014	2013
Total assets	$438,669	$421,931	$375,640
Cash and cash equivalents	4,935	4,176	6,767
Investment securities available-for-sale	21,515	24,837	38,754
Investment securities held-to-maturity	100	—	—
Loans held for sale, at fair value	45,788	24,492	32,284
Loan sales receivable	67,799	70,652	24,622
Loans, net	269,477	267,928	240,270
Deposits	289,084	285,663	291,991
Federal Home Loan Bank advances	88,800	83,500	36,350
Total equity	41,848	37,864	34,909

	Nine Months Ended September 30,	For the Year Ended December 31,
(In thousands)	2015	2014	2013
Interest income	$14,563	$17,732	$16,074
Interest expense	1,839	2,528	3,213
Net interest income	12,724	15,204	12,861
Provision for loan losses	350	1,218	342
Net interest income after provisions for loan losses	12,374	13,986	12,519
Non-interest income	45,117	36,312	27,284
Non-interest expense	49,969	45,533	38,567
Income before income taxes	7,522	4,765	1,236
Income tax expense	3,120	1,647	(351)
Net income	4,402	3,118	1,587

	September 30,	December 31,
	2015	2014	2013
Regulatory Capital Ratios(1):
Common equity tier 1 ratio	22.50%	—%	—%
Tier 1 leverage capital ratio (to adjusted total assets)	10.47	10.51	11.33
Tier 1 capital (to risk-weighted assets)	22.50	21.62	21.84
Total risk-based capital (to risk-weighted assets)	23.77	22.90	23.12

Asset Quality Ratios(1):
Allowance for loan losses as a percent of loans, net	1.90	1.77	1.75
Allowance for loan losses as a percent of non-performing loans	150.00	111.52	201.94
Net charge-offs (Recoveries) to average outstanding loans during the period	(0.03)	0.19	0.24
Non-performing loans as a percent of total loans	0.85	1.18	0.76
Non-performing assets as a percent of total assets	2.40	2.76	3.64

(1) Ratios are for CBC National Bank.

12

Selected Consolidated Historical Financial Data of First Avenue

The following table presents selected financial information and other financial data for First Avenue. The financial data as of December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013 is derived from First Avenue’s audited consolidated financial statements beginning on page G-1 of this joint proxy statement/offering circular. The financial data as of and for the nine months ended September 30, 2015 is unaudited, but management of First Avenue believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial condition as of and for the periods indicated. Operating results for prior periods are not necessarily indicative of the results that might be expected for 2015 or any future period. The selected financial data should be read in conjunction with, and are qualified in their entirety by, the financial statements and the notes thereto and the other financial information on First Avenue included on page G-1 of this joint proxy statement/prospectus. You should not assume the results of operations for past periods and for the nine months ended September 30, 2015 indicate results for any future period.

	At September 30,	At December 31,
(In thousands)	2015	2014	2013
Total assets	$124,956	$103,155	$94,055
Cash and due from banks	21,936	5,006	7,019
Investment securities	13,473	7,657	6,225
Net loans	77,473	77,853	68,896
Premises and equipment	9,722	9,903	8,107
Deposits	108,129	88,272	79,236
Borrowings	3,441	1,561	1,699
Total equity	13,129	13,171	12,973

	Nine Months Ended September 30,	For the Year Ended December 31,
(In thousands)	2015	2014	2013
Interest income	$3,562	$4,020	$4,017
Interest expense	371	357	514
Net interest margin	3,191	3,663	3,503
Provision for credit losses	—	—	122
Non-interest income	373	550	169
Non-interest expense	3,571	4,041	2,911
Income before income taxes	(7)	172	639
Income tax expense	—	87	242
Net income	(7)	85	397

	September 30,	December 31,
	2015	2014	2013
Regulatory Capital Ratios(1):
Common equity tier 1 ratio	13.26%	—%	—%
Tier 1 leverage capital ratio (to adjusted total assets)	10.38	11.43	11.89
Tier 1 capital (to risk-weighted assets)	13.26	13.32	14.87
Total risk-based capital (to risk-weighted assets)	14.52	14.57	16.13

Asset Quality Ratios(1):
Allowance for loan losses as a percent of total loans	1.95	1.93	2.22
Allowance for loan losses as a percent of non-performing loans	156.35	140.11	100.06
Net charge-offs (Recoveries) to average outstanding loans during the period	(0.01)	0.05	0.38
Non-performing loans as a percent of total loans	1.24	1.37	2.22
Non-performing assets as a percent of total assets	0.79	1.06	2.88

(1) Ratios are for First Avenue National Bank.

13

Selected Unaudited Consolidated Pro Forma Financial Data of Coastal and First Avenue

The following table shows selected unaudited consolidated pro forma financial data reflecting the merger of First Avenue with Coastal, assuming the companies had been combined at the dates and for the periods shown. The pro forma amounts reflect certain purchase accounting adjustments, which are based on estimates that are subject to change depending on fair values as of the merger completion date. These adjustments are described in the notes to unaudited pro forma combined condensed consolidated financial information contained on page 62 of this joint proxy statement/prospectus under the heading “Unaudited Pro Forma Combined Condensed Consolidated Financial Information.” The pro forma financial data in the table below does not include any projected cost savings, revenue enhancements or other possible financial benefits of the merger to the combined company and does not attempt to suggest or predict future results. This information also does not necessarily reflect what the historical financial condition or results of operations of the combined company would have been had Coastal and First Avenue been combined as of the dates and for the periods shown.

At December 31,
(In thousands)	2014
Total assets	$523,324
Cash and cash equivalents	9,184
Investment securities available-for-sale	32,493
Loans available for sale	24,492
Loans and leases, net	346,812
Deposits	373,935
Federal Home Loan Bank advances and other borrowings	85,061
Total stockholders’ equity	49,274

Year Ended December 31,
(In thousands)	2014
Interest income	$21,918
Interest expense	2,884
Net interest income	19,034
Provision for loan losses	1,218
Net interest income after provisions for loan losses	17,816
Non-interest income	36,902
Non-interest expense	49,693
Income before income taxes	5,025
Income tax expense	1,619
Net income	3,406

Comparative Unaudited Pro Forma Per Share Data

The following table sets forth the book value per common share, cash dividends per common share, and basic and diluted earnings per common share data for each of Coastal and First Avenue on a historical basis, for Coastal on a pro forma combined basis and on a pro forma combined basis per First Avenue equivalent share. The pro forma combined and pro forma combined per equivalent share information as of December 31, 2014 gives effect to the merger as if the merger occurred on December 31, 2014 and as if the merger occurred on January 1, 2014, in the case of the cash dividends and earnings per common share data. The pro forma combined and pro forma combined per equivalent share information as of September 30, 2015 gives effect to the merger as if the merger occurred on September 30, 2015 and as if the merger occurred on January 1, 2015, in the case of the cash dividends and earnings per common share data. The pro forma amounts reflect certain purchase accounting adjustments, which are based on estimates that are subject to change depending on fair values as of the merger completion date. These adjustments are described in the notes to unaudited pro forma combined condensed consolidated financial information contained on page 62 of this joint proxy statement/prospectus under the heading “Unaudited Pro Forma Combined Condensed Consolidated Financial Information.” The pro forma financial data in the table below does not include any projected cost savings, revenue enhancements or other possible financial benefits of the merger to the combined company and does not attempt to suggest or predict future results. This information also does not necessarily reflect what the historical financial condition or results of operations of the combined company would have been had Coastal and First Avenue been combined as of the dates and for the periods shown.

14

The pro forma combined net income per diluted share has been computed based on the diluted average number of outstanding common shares of Coastal adjusted for the additional shares to be issued in connection with the acquisition of First Avenue, assuming no First Avenue shares are converted to cash under the limited circumstances provided for in the merger agreement. The First Avenue merger equivalent net income per diluted share is based on the number of shares of Coastal common stock into which each share of First Avenue common stock will be converted in the merger.

The pro forma combined net book value per share is based upon the pro forma combined equity of Coastal divided by the pro forma number of outstanding shares of the combined companies. The First Avenue merger equivalent net book value per share is based on the fixed exchange ratio of 0.4848 shares of Coastal common stock for each share of First Avenue multiplied by the pro forma combined consolidated Coastal book value per share.

	Coastal Audited Historical	First Avenue Audited Historical	Pro Forma Combined Amounts for Coastal	Pro Forma Combined Per First Avenue Equivalent Share(1)
Book value per common share at December 31, 2014	$10.52	$7.21	$11.11	$5.39
Cash dividends per common share for the year ended December 31, 2014	—	—	—	—
Basic earnings per common share for the year ended December 31, 2014	0.86	0.05	0.73	0.18
Diluted earnings per common share for the year ended December 31, 2014	0.86	0.04	0.71	0.18

(1)	Calculated by multiplying the fixed exchange ratio of 0.4848 shares by the pro forma combined consolidated Coastal.

	Coastal Unaudited Historical	First Avenue Unaudited Historical	Pro Forma Combined Amounts for Coastal	Pro Forma Combined Per First Avenue Equivalent Share(1)
Book value per common share at September 30, 2015	$11.93	$7.19	$12.15	$5.89
Cash dividends per common share for the nine months ended September 30, 2015	—	—	—	—
Basic earnings per common share for the nine months ended September 30, 2015	1.40	0.00	1.09	0.27
Diluted earnings per common share for the for the nine months ended September 30, 2015	1.37	0.00	1.05	0.26

(1)	Calculated by multiplying the fixed exchange ratio of 0.4848 shares by the pro forma combined consolidated Coastal.

Additional Information

The increase in Coastal’s book value from current earnings that was observed during the first three quarters of 2015 continued into the final quarter of the year. Based on unaudited results for 2015, book value per common share of Coastal at December 31, 2015 is projected to be approximately $12.39.

15

RISK FACTORS

In addition to the other information included in this joint proxy statement/offering circular, you should carefully consider the matters described below in determining whether to adopt and approve the merger agreement.

Risks Relating to the Merger

The merger consideration is fixed despite any changes in Coastal’s or First Avenue’s stock prices.

Each share of First Avenue common stock owned by First Avenue shareholders, who have not perfected dissenters’ rights, will be converted into the right to receive 0.4848 shares of Coastal common stock. The market price of the Coastal common stock received, as well as the market price of the First Avenue common stock currently owned, may vary between the date of this joint proxy statement/offering circular, the date of First Avenue’s special meeting and the closing of the merger. Such variations in the prices of Coastal and First Avenue common stock may result from changes in the business, operations or prospects of Coastal or First Avenue, regulatory considerations, general market and economic conditions as well as other factors. Despite any such variations, the merger consideration First Avenue’s shareholders are entitled to receive will not change.

In addition, there is currently no established public trading market for shares of First Avenue common stock, and the market for Coastal common stock on the OTCQX market of the OTC Markets Group, Inc. has been limited. There is no guarantee that a more liquid or active market for Coastal common stock will develop after the merger. See “The Merger Agreement – What First Avenue Shareholders will Receive in the Merger,” at page 49.

Because there is a limited public market for Coastal common stock, it is difficult to determine how the fair value of Coastal common stock compares with the merger consideration.

The outstanding shares of Coastal common stock are quoted on the OTCQX market of the OTC Markets Group, Inc., but historically trading has been limited. This limited public market makes it difficult to determine the fair value of Coastal common stock. Coastal’s and First Avenue’s boards of directors, respectively, did obtain fairness opinions from their financial advisors; however, because there is no public market for Coastal’s common stock such opinions may not be indicative of the fair value of the shares of Coastal common stock.

Combining our two companies may be more difficult, costly, or time-consuming than we expect.

Coastal and First Avenue have operated, and, until completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees or disruption of each company’s ongoing business or inconsistencies in standards, procedures and policies that would adversely affect our ability to maintain relationships with clients and employees or to achieve the anticipated benefits of the merger. If we have difficulties with the integration process, we might not achieve the economic benefits we expect to result from the acquisition. As with any merger of banking institutions, there also may be business disruptions that cause the combined entity to lose customers or cause customers to take their deposits out of our banks and move their business to other financial institutions.

First Avenue will be subject to business uncertainties while the merger is pending, which could adversely affect its business.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on First Avenue and consequently on the business and stock price of the combined company after the merger. Although First Avenue intends to take steps to reduce any adverse effects, these uncertainties may impair its ability to attract, retain, and motivate key personnel until the merger is consummated and for a period of time thereafter, and could cause customers and others that deal with First Avenue to seek to change their existing business relationships. Employee retention could be particularly challenging during the merger, as employees may experience uncertainty about their roles in the combined company following the merger. If key employees depart because of issues relating to the perceived uncertainty and difficulty of integration or a desire not to remain with the combined company, the combined company’s business following the merger could be harmed and the market price of its common stock could decrease.

16

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated.

The merger must be approved by the OCC. The OCC will consider, among other factors, the competitive impact of the merger, our financial and managerial resources and the convenience and needs of the communities to be served. As part of that consideration, we expect that the OCC will review the capital position, safety and soundness, and legal and regulatory compliance matters and Community Reinvestment Act (“CRA”) matters. There can be no assurance as to whether necessary approvals will be received, the timing of those approvals, or whether any conditions will be imposed.

The market price of Coastal common stock after the merger may be affected by factors different from those currently affecting the market price of First Avenue common stock or the Coastal common stock.

The businesses of Coastal and First Avenue differ in some respects and, accordingly, the results of operations of Coastal and the market price of Coastal’s shares of common stock after the merger may be affected by factors different from those currently affecting the independent results of operations of each of Coastal or First Avenue. For a discussion of the businesses of Coastal and First Avenue and of certain factors to consider in connection with those businesses, see “Information About First Avenue,” at page 111, as well as “Information About Coastal,” at page 82.

The merger agreement limits First Avenue’s ability to pursue alternatives to the merger.

The merger agreement contains provisions that limit First Avenue’s ability to discuss competing third-party proposals to acquire all or a significant part of First Avenue. In addition, First Avenue has agreed to pay Coastal a fee of $550,000 if the transaction is terminated because First Avenue decides to pursue another acquisition transaction, among other things. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of First Avenue from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share price than that proposed in the merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire First Avenue than it might otherwise have proposed to pay.

Certain directors and executive officers of First Avenue have interests in the merger other than their interests as shareholders.

Certain directors and executive officers of First Avenue have interests in the merger other than their interests as shareholders. The board of directors of First Avenue was aware of these interests at the time it approved the merger. These interests may cause First Avenue’s directors and executive officers to view the merger proposal differently than you may view it. See “The Merger Agreement – Interests of Certain Persons in the Merger,” at page 55.

You will experience a substantial reduction in percentage ownership and voting power with respect to your shares as a result of the merger.

First Avenue shareholders will experience a substantial reduction in their respective percentage ownership interests and effective voting power through their stock ownership in Coastal relative to their percentage ownership interest in First Avenue prior to the merger. If the merger is consummated, discounting the potential impact of the exercise of dissenters’ rights, current First Avenue shareholders would own approximately 25% of Coastal’s issued and outstanding common stock, on a fully diluted basis, based on the number of shares of outstanding Coastal common stock as of September 30, 2015. Accordingly, even if such shareholders were to vote as a group, such a group could still be outvoted by other Coastal shareholders.

In addition, the current holders of Coastal common stock will have their ownership interest in Coastal diluted by the issuance of common stock to the common stock holders of First Avenue. Consequently, while the current Coastal shareholders will still own a majority of the Coastal common stock after the merger, they will have less voting power per share. See “The Merger Agreement – What First Avenue Shareholders will Receive in the Merger,” at page 49.

17

Risks Relating to Coastal and the Combined Banks

Coastal’s recent results may not be indicative of its future results.

Coastal may not be able to sustain its recent income growth and may not be able to grow its business following the merger. In the future, Coastal may not have the benefit of a generally predictable interest rate environment or the ability to find suitable expansion opportunities. Various factors, such as economic conditions, regulatory and legislative considerations and competition, may also impede or prohibit Coastal’s ability to expand its market presence. If Coastal experiences a significant decrease in its historical rate of growth, its results of operations, financial condition, and share price may be adversely affected due to the prolonged low-rate environment pressuring net interest margins and to a high percentage of its operating costs, such as salaries, lease payment and insurance premiums, being fixed expenses.

Coastal’s financial projections are based on numerous assumptions about future events and its actual financial performance may differ materially from its projections if its assumptions are inaccurate.

If the communities in which Coastal operates do not grow or if the prevailing economic conditions locally or nationally are less favorable than we have assumed, Coastal’s ability to continue to reduce its non-performing loans and other real estate owned and implement its business strategies may be adversely affected and its actual financial performance may be materially different from its projections.

Moreover, Coastal cannot give any assurance that it will benefit from any market growth or favorable economic conditions in its market areas even if they do occur. If its senior management team is unable to provide the effective leadership necessary to implement its strategic plan, including the successful integration of First Avenue into CBC National, its actual financial performance may be materially adversely different from its projections. Additionally, to the extent that any component of its strategic plan requires regulatory approval, if it is unable to obtain necessary approval, it will be unable to completely implement its strategy, which may adversely affect its actual financial results. Coastal’s inability to successfully implement its strategic plan could adversely affect the price of its common stock.

Coastal may not be able to sustain its historical rate of growth or may encounter issues associated with its growth, either of which could adversely affect its financial condition, results of operations, and the price of its common stock.

Coastal has grown over the past several years and intends to continue to pursue a growth strategy for its business. Coastal’s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in significant growth stages of development. Coastal may not be able to further expand its market presence in existing markets or to enter new markets successfully, nor can it guarantee that any such expansion would not adversely affect its results of operations. Failure to manage growth effectively could have a material adverse effect on the business, future prospects, financial condition or results of operations of Coastal, and could adversely affect its ability to successfully implement business strategies. Also, if such growth occurs more slowly than anticipated or declines, Coastal’s operating results could be materially adversely affected.

Coastal’s ability to grow successfully will depend on a variety of factors including the continued availability of desirable business opportunities, the competitive responses from other financial institutions in its market areas and the ability to manage its growth. While management believes it has the management resources and internal systems in place to manage future growth successfully, there can be no assurance that growth opportunities will be available or that any growth will be managed successfully.

As part of its growth strategy, from time to time Coastal evaluates merger and acquisition opportunities and conducts due diligence activities related to possible transactions with other financial institutions and financial services companies. As a result, negotiations may take place and future mergers or acquisitions involving cash, debt, or equity securities may occur at any time. Coastal seeks merger or acquisition partners that are culturally similar, have experienced management, and possess either significant market presence or have potential for improved profitability through financial management, economies of scale, or expanded services.

18

Acquiring other banks, businesses, or branches involves potential adverse impact to Coastal’s financial results and various other risks commonly associated with acquisitions, including, among other things, difficulty in estimating the value of the target company, payment of a premium over book and market values that may dilute its tangible book value and earnings per share in the short and long term, potential exposure to unknown or contingent liabilities of the target company, exposure to potential asset quality issues of the target company, there may be volatility in reported income as goodwill impairment losses could occur irregularly and in varying amounts, difficulty and expense of integrating the operations and personnel of the target company, inability to realize the expected revenue increases, cost savings, increases in geographic or product presence and/or other projected benefits, potential disruption to its business, potential diversion of management’s time and attention, and the possible loss of key employees and customers of the target company.

As a community bank, Coastal’s success depends upon local and regional economic conditions and has different lending risks than larger banks.

CBC National provides services to its local communities. Its ability to diversify its economic risks is limited by its own local markets and economies. CBC National lends primarily to small- to medium-sized businesses, which may expose it to greater lending risks than those of banks lending to larger, better-capitalized businesses with longer operating histories.

CBC National manages its credit exposure through careful monitoring of loan applicants and loan concentrations in particular industries, and through loan approval and review procedures. It has established an evaluation process designed to determine the adequacy of its allowance for loan losses. While this evaluation process uses historical and other objective information, the classification of loans and the establishment of loan losses is an estimate based on experience, judgment and expectations regarding borrowers and economic conditions, as well as regulator judgments. CBC National can make no assurance that its loan loss reserves will be sufficient to absorb future loan losses or prevent a material adverse effect on its business, profitability or financial condition.

If the communities in which Coastal operates do not grow or if the prevailing economic conditions locally or nationally are less favorable than assumed, Coastal’s ability to maintain its low volume of non-performing loans and other real estate owned and implement its business strategies may be adversely affected and its actual financial performance may be materially different from its projections.

Coastal may experience increased delinquencies and credit losses, which could have a material adverse effect on its capital, financial condition, results of operations, and share price.

Coastal’s success depends to a significant extent upon the quality of its assets, particularly loans. In originating loans, there is a substantial likelihood that Coastal will experience credit losses. The risk of loss will vary with, among other things, general economic conditions, the type of loan, the creditworthiness of the borrower over the term of the loan, and, in the case of a collateralized loan, the quality of the collateral for the loan.

Its loan customers may not repay their loans according to the terms of these loans, and the collateral securing the payment of these loans may be insufficient to assure repayment. As a result, Coastal may experience significant loan losses, which could have a material adverse effect on its operating results. Management makes various assumptions and judgments about the collectability of its loan portfolio, including the creditworthiness of its borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of its loans. Coastal maintains an allowance for loan losses in an attempt to cover any loan losses that may occur. In determining the size of the allowance, it relies on an analysis of its loan portfolio based on historical loss experience, volume and types of loans, trends in classification, volume and trends in delinquencies and non-accruals, national and local economic conditions, and other pertinent information.

19

If management’s assumptions are wrong, Coastal’s current allowance may not be sufficient to cover future loan losses, and it may need to make adjustments to allow for different economic conditions or adverse developments in its loan portfolio. Material additions to its allowance would materially decrease its net income. Coastal expects its allowance to continue to fluctuate; however, given current and future market conditions, Coastal can make no assurance that its allowance will be adequate to cover future loan losses.

In addition, the market value of the real estate securing Coastal’s loans as collateral continues to be adversely affected by the slow economy and unfavorable changes in economic conditions in its market areas and could be further adversely affected in the future. Any sustained period of increased payment delinquencies, foreclosures, or losses caused by adverse market and economic conditions, including another downturn in the real estate market, in its markets could adversely affect the value of its assets, revenues, results of operations, and financial condition.

Coastal is subject to extensive regulation that could limit or restrict its activities, which could have a material adverse effect on its results of operations or the price of its common stock.

Coastal operates in a highly regulated industry and is subject to examination, supervision, and comprehensive regulation by various regulatory agencies. Its compliance with these regulations, including compliance with its regulatory commitments, is costly and restricts certain of its activities, including the declaration and payment of cash dividends to stockholders, mergers and acquisitions, investments, loans and interest rates charged, interest rates paid on deposits, and locations of offices. Coastal is also subject to capitalization guidelines established by its regulators, which require Coastal to maintain adequate capital to support its growth and operations.

The laws and regulations applicable to the banking industry have recently changed and may continue to change, and Coastal cannot predict the effects of these changes on its business and profitability. Some or all of the changes, including the new rulemaking authority granted to the newly created Consumer Financial Protection Bureau, may result in greater reporting requirements, assessment fees, operational restrictions, capital requirements, and other regulatory burdens for CBC National and Coastal, and many of their competitors that are not banks or bank holding companies may remain free from such limitations. This could affect Coastal’s ability to attract and maintain depositors, to offer competitive products and services, and to expand its business. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, the cost of compliance could adversely affect its ability to operate profitably.

Congress may consider additional proposals to substantially change the financial institution regulatory system and to expand or contract the powers of banking institutions and bank holding companies. Such legislation may change existing banking statutes and regulations, as well as the current operating environment significantly. If enacted, such legislation could increase or decrease the cost of doing business, limit or expand its permissible activities, or affect the competitive balance among banks, savings associations, credit unions, and other financial institutions. Coastal cannot predict whether new legislation will be enacted and, if enacted, the effect that it, or any regulations, would have on its business, financial condition, or results of operations. See “Supervision and Regulation,” on page 123.

Coastal’s profitability is sensitive to changes in the interest rate environment.

As a financial institution, Coastal’s earnings significantly depend on net interest income, which is the difference between the interest income that it earns on interest-earning assets, such as investment securities and loans, and the interest expense that it pays on interest-bearing liabilities, such as deposits and borrowings. Therefore, any change in general market interest rates, including changes in federal fiscal and monetary policies, affects Coastal more than non-financial institutions and can have a significant effect on its net interest income and total income. Its assets and liabilities may react differently to changes in overall market rates or conditions because there may be mismatches between the repricing or maturity characteristics of the assets and liabilities. As a result, an increase or decrease in market interest rates could have material adverse effects on its net interest margin and results of operations.

20

In addition, Coastal cannot predict whether interest rates will continue to remain at present levels, or the timing of any anticipated changes. Changes in interest rates may cause significant changes, up or down, in its net interest income. Depending on its portfolio of loans and investments, its results of operations may be adversely affected by changes in interest rates. If there is a substantial increase in interest rates, its investment portfolio is at risk of experiencing price declines that may negatively impact Coastal’s total capital position of Coastal through changes in other comprehensive income. In addition, any significant increase in prevailing interest rates could adversely affect its mortgage banking business because higher interest rates could cause customers to request fewer refinancings and purchase money mortgage originations.

Coastal relies on other companies to provide key components of its business infrastructure.

Third party vendors provide key components of Coastal’s business infrastructure such as internet connections, network access and core application processing. While Coastal has selected these third party vendors carefully, it does not control their actions. Any problems caused by these third parties, including as a result of their not providing their services for any reason or their performing their services poorly, could adversely affect Coastal’s ability to deliver products and services to its customers and otherwise to conduct its business. Replacing these third party vendors could also entail significant delay and expense.

Changes in the allowance for loan losses could adversely affect the profitability of Coastal and CBC National.

Coastal’s success depends to a significant extent upon the quality of its assets, particularly loans. In originating loans, there is a substantial likelihood that Coastal will experience credit losses. The risk of loss will vary with, among other things, general economic conditions, the type of loan, the creditworthiness of the borrower over the term of the loan, and, in the case of a collateralized loan, the quality of the collateral for the loan.

Its loan customers may not repay their loans according to the terms of these loans, and the collateral securing the payment of these loans may be insufficient to assure repayment. As a result, Coastal may experience significant loan losses, which could have a material adverse effect on its operating results. Management makes various assumptions and judgments about the collectability of its loan portfolio, including the creditworthiness of its borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of its loans. Coastal maintains an allowance for loan losses in an attempt to cover any loan losses that may occur. In determining the size of the allowance, it relies on an analysis of its loan portfolio based on historical loss experience, volume and types of loans, trends in classification, volume and trends in delinquencies and non-accruals, national and local economic conditions, and other pertinent information. Coastal has reviewed First Avenue’s loan portfolio and allowance for loan losses and will include First Avenue’s portfolio in its analysis after the merger. However, Coastal cannot predict what effect, if any, the integration of First Avenue’s loan portfolio will have on Coastal.

If management’s assumptions are wrong, or if the inclusion of First Avenue’s loan portfolio after the merger results in unanticipated asset quality issues, Coastal’s current allowance may not be sufficient to cover future loan losses, and it may need to make adjustments to allow for different economic conditions or adverse developments in its loan portfolio. Material additions to its allowance would materially decrease its net income. Coastal expects its allowance to continue to fluctuate; however, given current and future market conditions, Coastal can make no assurance that its allowance will be adequate to cover future loan losses.

In addition, federal and state regulators periodically review its allowance for loan losses and may require Coastal to increase its provision for loan losses or recognize further loan charge-offs, based on judgments different than those of its management. Any increase in its allowance for loan losses or loan charge-offs as required by these regulators could have a negative effect on its operating results.

Coastal is subject to liquidity risk in its operations.

Liquidity risk is the possibility of being unable, at a reasonable cost and within acceptable risk tolerances, to pay obligations as they come due, to capitalize on growth opportunities as they arise, or to pay regular dividends because of an inability to liquidate assets or obtain adequate funding on a timely basis. Liquidity is required to fund various obligations, including credit obligations to borrowers, mortgage originations, withdrawals by depositors, repayment of debt, dividends to stockholders, operating expenses, and capital expenditures. Liquidity is derived primarily from retail deposit growth and retention, principal and interest payments on loans and investment securities, net cash provided from operations, and access to other funding sources. Coastal’s access to funding sources in amounts adequate to finance its activities could be impaired by factors that affect Coastal specifically or the financial services industry in general. Factors that could detrimentally affect its access to liquidity sources include a decrease in the level of its business activity due to a market downturn or adverse regulatory action. Coastal’s ability to borrow could also be impaired by factors that are not specific to Coastal, such as a severe disruption in the financial markets or negative views and expectations about the prospects for the financial services industry as a whole, given the recent turmoil faced by banking organizations in the domestic and worldwide credit markets. Currently, Coastal has access to liquidity to meet its current anticipated needs; however, its access to additional borrowed funds could become limited in the future, and Coastal may be required to pay above market rates for additional borrowed funds, if Coastal is able to obtain them at all, which may adversely affect its results of operations.

21

As a community bank, CBC National has different lending risks than larger banks.

CBC National provides services to its local communities. Its ability to diversify its economic risks is limited by its own local markets and economies. CBC National lends primarily to small- to medium-sized businesses, which may expose it to greater lending risks than those of banks lending to larger, better-capitalized businesses with longer operating histories.

CBC National manages its credit exposure through careful monitoring of loan applicants and loan concentrations in particular industries, and through loan approval and review procedures. It has established an evaluation process designed to determine the adequacy of its allowance for loan losses. While this evaluation process uses historical and other objective information, the classification of loans and the establishment of loan losses is an estimate based on experience, judgment and expectations regarding borrowers and economic conditions, as well as regulator judgments. CBC National can make no assurance that its loan loss reserves will be sufficient to absorb future loan losses or prevent a material adverse effect on its business, profitability or financial condition.

Negative publicity could damage Coastal’s reputation.

Reputation risk, or the risk to Coastal’s earnings and capital from negative public opinion, is inherent in its business. Negative public opinion could adversely affect its ability to keep and attract customers and expose it to adverse legal and regulatory consequences. Negative public opinion could result from actual or alleged conduct in any number of activities, including lending or foreclosure practices, corporate governance, regulatory compliance, mergers and acquisitions, and disclosure, sharing or inadequate protection of customer information, and from actions taken by government regulators and community organizations in response to that conduct.

Competition in the banking industry is intense and Coastal faces strong competition from larger, more established competitors.

The banking business is highly competitive, and Coastal experiences strong competition from many other financial institutions. Coastal competes with commercial banks, credit unions, savings and loan associations, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market funds, and other financial institutions that operate in its primary market areas and elsewhere.

Coastal competes with these institutions both in attracting deposits and in making loans. In addition, Coastal has to attract its customer base from other existing financial institutions and from new residents. Many of its competitors are well-established, much larger financial institutions. While Coastal believes it can and does successfully compete with these other financial institutions in its markets, it may face a competitive disadvantage as compared to large national or regional banks as a result of its smaller size and lack of geographic diversification.

Although Coastal competes by concentrating its marketing efforts in its primary market area with local advertisements, personal contacts, and greater flexibility in working with local customers, Coastal can give no assurance that this strategy will be successful.

22

Coastal continually encounters technological change and it may have fewer resources than its competition to continue to invest in technological improvements; Coastal’s information systems may experience an interruption or breach in security.

The banking and financial services industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Coastal’s future success will depend, in part, upon its ability to address the needs of its customers by using technology to provide products and services that enhance customer convenience, as well as create additional efficiencies in operations. Many of Coastal’s competitors have greater resources to invest in technological improvements, and Coastal may not be able to effectively implement new technology-driven products and services, which could reduce its ability to effectively compete.

In addition, Coastal relies heavily on communications and information systems to conduct its business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in customer relationship management, general ledger, deposit, loan functionality and the effective operation of other systems. While Coastal has policies and procedures designed to prevent or limit the effect of a failure, interruption or security breach of its information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of Coastal’s information systems could damage its reputation, result in a loss of customer business, subject Coastal and/or CBC National to additional regulatory scrutiny, or expose Coastal to civil litigation and possible financial liability, any of which could have a material adverse effect on Coastal’s financial condition and results of operations.

The FDIC Deposit Insurance assessments that CBC National is required to pay may materially increase in the future, which would have an adverse effect on its earnings.

As a member institution of the FDIC, Coastal is assessed a quarterly deposit insurance premium. Failed banks nationwide have significantly depleted the insurance fund and reduced the ratio of reserves to insured deposits. As a result, CBC National may be required to pay significantly higher premiums or additional special assessments that could adversely affect its earnings.

On October 19, 2010, the FDIC adopted a Deposit Insurance Fund (“DIF”) Restoration Plan, which requires the DIF to attain a 1.35% reserve ratio by September 30, 2020. In addition, the FDIC modified the method by which assessments are determined and, effective April 1, 2011, adjusted assessment rates, which will range from 2.5 to 45 basis points (annualized), subject to adjustments for unsecured debt and, in the case of small institutions outside the lowest risk category and certain large and highly complex institutions, brokered deposits. Further increased FDIC assessment premiums, due to its risk classification, emergency assessments, or implementation of the modified DIF reserve ratio, could adversely impact its earnings.

Coastal may need to raise additional capital in the future, including through proposed increased minimum capital thresholds established by its regulators as part of their implementation of Basel III, but that capital may not be available when it is needed or may be dilutive to its shareholders.

Coastal is required by federal and state regulatory authorities to maintain adequate capital levels to support its operations. New regulations implementing the proposed Basel III capital standards could require financial institutions to maintain higher minimum capital rations and may place a greater emphasis on common equity as a component of Tier 1 capital. In order to support its operations and comply with regulatory standards, Coastal may need to raise capital in the future. Its ability to raise additional capital will depend on conditions in the capital markets at that time, which are outside its control, on its financial performance and on the successful integration of First Avenue. Accordingly, Coastal cannot assure you of its ability to raise additional capital, if needed, on favorable terms. The capital and credit markets have experienced significant volatility in recent years. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength. If current levels of volatility continue or worsen, its ability to raise additional capital may be disrupted. If Coastal cannot raise additional capital when needed, its results of operations and financial condition may be adversely affected, and its banking regulators may subject Coastal to regulatory enforcement action. Further, the issuance of additional shares of its equity securities will dilute the economic ownership interest of its common and preferred shareholders.

23

Coastal’s directors and executive officers own a significant portion of its common stock and can influence stockholder decisions.

The directors and executive officers of Coastal, as a group, beneficially owned approximately 17.65% of its fully diluted issued and outstanding common stock as of September 30, 2015. Following the merger, the directors and executive officers of the combined company, as a group, are expected to beneficially own approximately 15.22% of the fully diluted outstanding common stock of the combined company. As a result of their ownership, the directors and executive officers of Coastal have the ability, if they voted their shares in concert, to influence the outcome of all matters submitted to its shareholders for approval, including the election of directors.

Risks Related to Ownership of Coastal’s Common Stock

Coastal common stock currently has a limited trading market, and a more liquid market for its common stock may not develop after the merger.

Coastal’s common stock is quoted on the OTCQX market of the Markets Group, Inc. Although price quotations are available, a more liquid market for the stock may not develop after the merger. As a result, it may be difficult for you to sell your shares of Coastal common stock at the times or prices that you desire.

Substantial sales of Coastal common stock could cause its stock price to fall.

If shareholders sell substantial amounts of Coastal common stock in the public market following the merger, the market price of Coastal common stock could fall. Such sales also might make it more difficult for Coastal to sell equity or equity-related securities in the future at a time and price that it deems appropriate.

Coastal has not historically paid dividends to its common shareholders and cannot guarantee that it will pay dividends to such shareholders in the future, including after the merger.

The holders of Coastal common stock, including those who will receive Coastal common stock pursuant to the merger agreement, receive dividends if and when declared by the Coastal board of directors out of legally available funds. Coastal’s board of directors has not declared a dividend on the common stock since its inception in 1999 and does not expect to do so in the foreseeable future. Any future determination relating to dividend policy will be made at the discretion of Coastal’s board of directors and will depend on a number of factors, including the company’s future earnings, capital requirements, financial condition, future prospects, regulatory restrictions and other factors that the board of directors may deem relevant.

The principal business operations of Coastal are conducted through CBC National. Cash available to pay dividends to shareholders of Coastal is derived primarily, if not entirely, from dividends paid by CBC National to Coastal. After the merger, the ability of to pay dividends to Coastal, as well as Coastal’s ability to pay dividends to its shareholders, will continue to be subject to and limited by certain legal and regulatory restrictions. Further, any lenders making loans to Coastal may impose financial covenants that may be more restrictive than regulatory requirements with respect to the payment of dividends by Coastal. There can be no assurance of whether or when Coastal may pay dividends after the merger.

Holders of Coastal’s subordinated debentures have rights that are senior to those of its common stockholders.

Coastal has supported its continued growth by issuing trust preferred securities and accompanying junior subordinated debentures. As of September 30, 2015, Coastal had outstanding trust preferred securities and associated junior subordinated debentures with an aggregate principal amount of approximately $7.2 million.

The junior debentures issued to the special purpose trusts that relate to those trust preferred securities are senior to Coastal common stock, including shares that it issues to holders of First Avenue common stock in the merger. As a result, Coastal must make payments on the junior subordinated debentures before it can pay any dividends on its common stock, and in the event of Coastal’s bankruptcy, dissolution or liquidation, holders of its junior subordinated debentures must be satisfied before any distributions can be made on its common stock. Coastal does have the right to defer distributions on its junior subordinated debentures (and related trust preferred securities) for up to five years, but during that time would not be able to pay dividends on its common or preferred stock.

24

Because Coastal is a regulated bank holding company, your ability to obtain “control” or to act in concert with others to obtain control over Coastal without the prior consent of the Federal Reserve or other applicable bank regulatory authorities is limited and may subject you to regulatory oversight.

Coastal is a bank holding company and, as such, is subject to significant regulation of its business and operations. In addition, under the provisions of the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act, certain regulatory provisions may become applicable to individuals or groups who are deemed by the regulatory authorities to “control” Coastal or its subsidiary bank. Coastal does not believe that the merger would result in any unwitting acquisitions by any current First Avenue shareholders of “control” of Coastal, as that term is defined under applicable law and regulation. However, the Federal Reserve and other bank regulatory authorities have very broad interpretive discretion in this regard and it is possible that the Federal Reserve or some other bank regulatory authority may, whether through the merger or through subsequent acquisition of Coastal’s shares, deem one or more of Coastal’s shareholders to control or to be acting in concert for purposes of gaining or exerting control over Coastal. Such a determination may require a shareholder or group of shareholders, among other things, to make voluminous regulatory filings under the Change in Bank Control Act, including disclosure to the regulatory authorities of significant amounts of confidential personal or corporate financial information. In addition, certain groups or entities may also be required to either register as a bank holding company under the Bank Holding Company Act of 1956, as amended, becoming themselves subject to regulation by the Federal Reserve under that Act and the rules and regulations promulgated thereunder, which may include requirements to materially limit other operations or divest other business concerns, or to divest immediately their investments in Coastal. Furthermore, in the event that Coastal or CBC National may seek to undertake the acquisition of the assets of failed financial institutions through submitting bids on such assets to the FDIC, whether pursuant to a loss-sharing agreement or otherwise, it is possible that individuals deemed to “control” Coastal may become further subject to the FDIC’s 2009 Statement of Policy on Qualifications for Failed Bank Acquisitions. Failure to abide by these requirements may subject such shareholders to sanctions up to and including the imposition of civil money penalties.

In addition, these limitations on the acquisition of Coastal’s stock may generally serve to reduce the potential acquirers of its stock or to reduce the volume of its stock that any potential acquirer may be able to acquire. These restrictions may serve to generally limit the liquidity of its stock and, consequently, may adversely affect its value.

Coastal’s securities are not FDIC insured.

Coastal’s securities, including the shares of Coastal common stock to be issued in the merger, are not savings or deposit accounts or other obligations of CBC National, and are not insured by the Deposit Insurance Fund, or any other agency or private entity and are subject to investment risk, including the possible loss of some or all of the value of your investment.

25

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This joint proxy statement/offering circular includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar words and expressions of future intent.

The ability of Coastal and First Avenue to predict results or the actual effect of future plans or strategies is inherently uncertain. Although Coastal and First Avenue believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results and performance to differ from those expressed in the forward-looking statements include, but are not limited to:

•	The costs of integrating Coastal’s and First Avenue’s operations, which may be greater than expected.
•	Potential customer loss and deposit attrition as a result of the merger, and the failure to achieve expected gains, revenue growth and/or expense savings from such transactions.
•	Coastal’s ability to effectively manage interest rate risk and other market risk, credit risk and operational risk both before and after the merger.
•	Coastal’s ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Coastal’s business.
•	Coastal’s ability to keep pace with technological changes.
•	Coastal’s ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by its customers and potential customers.
•	Coastal’s ability to expand into new markets.
•	The cost and other effects of material contingencies, including litigation contingencies.
•	Further easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies and finance companies, which may increase competitive pressures and affect Coastal’s ability to preserve its customer relationships and margins.
•	Possible changes in general economic and business conditions in the United States in general and in the larger region and communities Coastal serves in particular, which may lead to deterioration in credit quality, thereby requiring increases in its provision for credit losses, or a reduced demand for credit, thereby reducing earning assets.
•	The threat or occurrence of war or acts of terrorism and the existence or exacerbation of general geopolitical instability and uncertainty.
•	Possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards.

The cautionary statements in the “Risk Factors” section and elsewhere in this joint proxy statement/offering circular also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Coastal and First Avenue do not intend, and undertake no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements.

26

THE FIRST AVENUE SPECIAL SHAREHOLDERS MEETING

Purpose

First Avenue shareholders are receiving this joint proxy statement/offering circular because on February 10, 2016 , the record date for a special meeting of shareholders to be held on April 5 , 2016, they owned shares of common stock of First Avenue National Bank, and the board of directors of First Avenue is soliciting proxies for the matter to be voted on at this special meeting, as described in more detail below. Each copy of this joint proxy statement/offering circular is being mailed to holders of First Avenue common stock on or about February [__], 2016 and is accompanied by a proxy card for use at the meeting and at any adjournment(s) of the meeting.

At the meeting, First Avenue shareholders will consider and vote upon the merger agreement and any other matters that are properly brought before the meeting, or any adjournments(s) of the meeting.

When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change. In the event that other matters arise at the special meeting, the proxy holder will vote your shares according to his or her discretion.

If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope. If you do not return your properly executed card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement (but will not be considered a vote against the merger agreement for purposes of perfecting dissenters’ rights).

Record Date; Quorum and Vote Required

The record date for the First Avenue special meeting is February 10, 2016 . First Avenue’s shareholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of the record date, there were 1,826,417 shares of First Avenue common stock issued and outstanding and entitled to vote at the meeting. The issued and outstanding shares are held by approximately 250 holders of record.

The presence, in person or by proxy, of a majority of the shares of First Avenue common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of First Avenue common stock outstanding on the record date, entitles its holder to one vote on the merger agreement and any other proposal that may properly come before the meeting.

To determine the presence of a quorum at the meeting, First Avenue will also count as present at the meeting the shares of First Avenue common stock present in person but not voting, and the shares of common stock for which First Avenue has received proxies but with respect to which the holders of such shares have abstained or signed without providing instructions as described in “—Solicitation and Revocation of Proxies” below. On February 10, 2016 , the record date for the meeting, there were 1,826,417 shares of First Avenue common stock issued and outstanding. Therefore at least 913,209 shares need to be present at the special meeting, whether in person or by proxy, to constitute a quorum.

Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of First Avenue common stock as of the record date for the special meeting.

As of the record date for the meeting, First Avenue’s directors and executive officers beneficially owned a total of 521,266 shares, or approximately 28.55% of the issued and outstanding shares, of First Avenue common stock. These individuals have entered into a written agreement with Coastal that they will vote their shares in favor of the merger agreement, except as may be limited by their fiduciary obligations.

27

Solicitation and Revocation of Proxies

If you have delivered a signed proxy card for the First Avenue special meeting, you may revoke it at any time before it is voted by:

•	attending the meeting and voting in person;
•	giving written notice revoking your proxy to First Avenue’s Corporate Secretary prior to the date of the meeting; or
•	submitting a signed proxy card that is dated later than your initial proxy card to First Avenue’s Corporate Secretary.

The proxy holders will vote as directed on all valid proxies that are received at or prior to the meeting and that are not subsequently revoked. If you complete, date and sign your proxy card but do not provide instructions as to your vote, the proxy holders will vote your shares FOR approval of the merger agreement. If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have discretionary authority to vote your shares on those matters. First Avenue’s board of directors is not aware of any matter to be presented at the meeting other than the proposal to approve the merger agreement.

If you hold shares in “street name” with a broker, bank, or other fiduciary, you will receive voting instructions from the holder of record of your shares. Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as “broker nonvotes,” are not counted in the vote by shareholders but will count for purposes of a quorum. As a result, any broker nonvotes will have the practical effect of a vote against the merger proposal (but will not be considered a vote against the merger agreement for purposes of perfecting dissenters’ rights). We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the special meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. If you hold shares in “street name” and wish to change your vote at any time, you must contact your broker.

First Avenue will bear the cost of soliciting proxies from its shareholders. First Avenue will solicit shareholder votes by mail, and may also solicit certain shareholders by other means of communication, including telephone or in person. If anyone solicits your vote in person, by telephone, or by other means of communication, they will receive no additional compensation for doing so. First Avenue will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to those beneficial owners.

How to Vote Your Shares

Shareholders of record (i.e., those who own shares in their own name) can vote as follows:

•	Voting by Mail. Complete, sign, date, and return the enclosed proxy card in the envelope provided.
•	Voting by Fax. Complete, sign, date, and return the enclosed proxy card by faxing it to Jason Welborn at (352) 732-3536.
•	Voting by E-mail. Complete, sign, date, and return the enclosed proxy card by scanning and e-mailing it to jwelborn@firstavebank.com.
•	Voting by Internet. Go to https://www.iproxydirect.com/FANB to vote via the internet.

P
•	Voting by Phone. Call 1-866-752-VOTE(8683) to vote by phone.
•	Voting at the First Avenue Special Meeting. If you decide to attend the special meeting and vote in person, you may deposit your proxy card with a representative of First Avenue at the special meeting registration desk. You may also complete a ballot that will be distributed at the meeting. Whether or not you plan to attend the special meeting, please submit your proxy promptly in the enclosed envelope by following the instructions on the proxy card.

28

“Street name” shareholders (i.e., those who own their shares in the name of a broker, bank, or other fiduciary) should refer to the information you receive from your broker to see which voting methods are available to you. Please note, if you are a street name shareholder, and wish to vote in person at the special meeting, you must obtain a proxy executed in your favor from your broker to be able to vote at the special meeting.

You should not send any stock certificates with your proxy card. If the merger agreement is approved, you will receive instructions for exchanging your stock certificates after the merger has been completed.

Dissenters’ Rights

First Avenue’s shareholders have dissenters’ rights with respect to the merger under Section 215a of the National Bank Act. Shareholders who wish to assert their dissenters’ rights and comply with the procedural requirements of Section 215a of the National Bank Act will be entitled to receive payment of the value of their shares in cash in accordance with Section 215a of the National Bank Act. For more information regarding the exercise of these rights, see “Dissenters’ Rights,” at page 77 and Appendix B.

Recommendation of the Board of Directors of First Avenue

First Avenue’s board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, believes that the merger is in the best interests of First Avenue and its shareholders, and recommends that you vote FOR approval of the merger agreement.

In the course of reaching its decision to approve the merger agreement and the transactions contemplated in the merger agreement, First Avenue’s board of directors, among other things, consulted with its legal advisor, Smith Mackinnon, PA, regarding the legal terms of the merger agreement, and with its financial advisor, TBG, regarding the fairness of the merger consideration to First Avenue’s common shareholders from a financial point of view. For a discussion of the factors considered by the board of directors in reaching its conclusion, see “Background of and Reasons for the Merger – Background of the Merger,” at page 33, and “- First Avenue’s Reasons for the Merger,” at page 38.

Shareholders should note that First Avenue’s directors have certain interests in, and may derive benefits as a result of, the merger that are in addition to their interests as shareholders of First Avenue. See “The Merger Agreement – Interests of Certain Persons in the Merger,” at page 55.

29

THE COASTAL SPECIAL SHAREHOLDERS MEETING

Purpose

Coastal shareholders have received this joint proxy statement/offering circular because on February 19, 2016 , the record date for a special meeting of shareholders to be held on April 6, 2016, they owned shares of the common stock of Coastal Banking Company, Inc., and the board of directors of Coastal is soliciting proxies for the matter to be voted on at this special meeting, as described in more detail below. Each copy of this joint proxy statement/offering circular is being mailed to holders of Coastal common stock on or about February [__], 2016 and is accompanied by a proxy card for use at the meeting and at any adjournment(s) of the meeting.

At the meeting, Coastal shareholders will consider and vote upon the merger agreement and any other matters that are properly brought before the meeting or any adjournment(s) of the meeting.

When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change. In the event that other matters arise at the special meeting, the proxy holder will vote your shares according to his or her discretion

If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope or otherwise vote pursuant to the instructions set forth on the proxy card. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement.

Record Date; Quorum and Vote Required

The record date for the Coastal special meeting is February 19, 2016 . Coastal’s shareholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of February 19, 2016 , there were 2,698,388 shares of Coastal common stock issued and outstanding and entitled to vote at the meeting. The issued and outstanding shares are held by approximately 675 holders of record.

The presence, in person or by proxy, of a majority of the shares of Coastal common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of Coastal common stock outstanding on the record date, entitles its holder to one vote on the merger agreement and any other proposal that may properly come before the meeting.

To determine the presence of a quorum at the meeting, Coastal will also count as present at the meeting the shares of Coastal common stock present in person but not voting, and the shares of common stock for which Coastal has received proxies but with respect to which the holders of such shares have abstained or signed without providing instructions as described in “—Solicitation and Revocation of Proxies” below. On February 19, 2016 , the record date for the meeting, there were 2,698,388 shares of Coastal common stock issued and outstanding. Therefore at least 1,349,194 shares need to be present at the special meeting, whether in person or by proxy, to constitute a quorum.

Approval of the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Coastal common stock as of the record date for the special meeting.

As of the record date for the meeting, Coastal’s directors and executive officers beneficially owned a total of 477,905 shares, or approximately 17.65% of the issued and outstanding shares, of Coastal common stock. These individuals have entered into a written agreement with First Avenue that they will vote their shares in favor of the merger agreement, except as may be limited by their fiduciary obligations.

30

Solicitation and Revocation of Proxies

If you have delivered a signed proxy card for the Coastal special meeting or otherwise voted pursuant to the instructions set forth on the proxy card, you may revoke it at any time before it is voted by:

•	attending the meeting and voting in person;

•	giving written notice revoking your proxy to Coastal’s Corporate Secretary prior to the date of the meeting; or

•	submitting a signed proxy card that is dated later than your initial proxy card to Coastal’s Corporate Secretary.

The proxy holders will vote as directed on all valid proxies that are received at or prior to the meeting and that are not subsequently revoked. If you complete, date and sign your proxy card but do not provide instructions as to your vote, the proxy holders will vote your shares FOR approval of the merger agreement. If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have discretionary authority to vote your shares on those matters. Coastal’s board of directors is not aware of any matter to be presented at the meeting other than the proposal to approve the merger agreement.

If you hold shares in “street name” with a broker, bank, or other fiduciary, you will receive voting instructions from the holder of record of your shares. Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as “broker nonvotes,” are not counted in the vote by shareholders but will count for purposes of a quorum. As a result, any broker nonvotes will have the practical effect of a vote against the merger proposal but will not affect the adjournment proposal. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the special meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. If you hold shares in “street name” and wish to change your vote at any time, you must contact your broker.

Coastal will bear the cost of soliciting proxies from its shareholders. Coastal will solicit shareholder votes by mail, and may also solicit certain shareholders by other means of communication, including telephone or in person. If anyone solicits your vote in person, by telephone, or by other means of communication, they will receive no additional compensation for doing so. Coastal will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to those beneficial owners.

How to Vote Your Shares

Shareholders of record (i.e., those who own shares in their own name) can vote by telephone, on the Internet, or by mail as follows:

•	Voting by Mail. Complete, sign, date and return this Proxy in the envelope provided.

•	Voting by Fax. Complete, sign, date and return this Proxy by faxing it to Paul Garrigues at (904) 321-5687.

•	Voting by E-mail. Complete, sign, date and return this Proxy by scanning and e-mailing it to pgarrigues@cbcnationalbank.com.

I
•	Voting by Internet. Go to https://www.iproxydirect.com/CBCO to vote via the internet.

P
•	Voting by Phone. Call 1-866-752-VOTE(8683) to vote by phone.

•	Voting at the Coastal Special Meeting. If you decide to attend the special meeting and vote in person, you may deposit your proxy card with a representative of Coastal at the special meeting registration desk. You may also complete a ballot that will be distributed at the meeting. Whether or not you plan to attend the special meeting, please submit your proxy promptly in the enclosed envelope or vote telephonically or through the internet by following the instructions on the proxy card.

31

“Street name” shareholders (i.e., those who own their shares in the name of a broker, bank, or other fiduciary) should refer to the information you receive from your broker to see which voting methods are available to you. Please note, if you are a street name shareholder, and wish to vote in person at the special meeting, you must obtain a proxy executed in your favor from your broker to be able to vote at the special meeting.

Dissenters’ Rights

Coastal’s shareholders have dissenters’ rights with respect to the merger under South Carolina law. Shareholders who wish to assert their dissenters’ rights and comply with the procedural requirements of Chapter 13 of the South Carolina Business Corporation Act will be entitled to receive payment of the fair value of their shares in cash in accordance with South Carolina law. For more information regarding the exercise of these rights, see “Dissenters’ Rights,” at page 77 and Appendix C.

Recommendation of the Board of Directors of Coastal

Coastal’s board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, believes that the merger is in the best interests of Coastal and its shareholders, and recommends that you vote FOR approval of the merger agreement.

In the course of reaching its decision to approve the merger agreement and the transactions contemplated in the merger agreement, Coastal’s board of directors, among other things, consulted with its legal advisor, Bryan Cave LLP, regarding the legal terms of the merger agreement, and with its financial advisor, Paces Battle Group, Inc., regarding the fairness of the merger consideration to Coastal’s common shareholders from a financial point of view. For a discussion of the factors considered by the board of directors in reaching its conclusion, see “Background of and Reasons for the Merger – Background of the Merger,” at page 33, and “- Coastal’s Reasons for the Merger,” at page 37.

32

PROPOSAL : THE MERGER AGREEMENT

Structure of the Merger

The merger agreement provides for Coastal’s acquisition of First Avenue through the merger of First Avenue with and into CBC National, with CBC National being the surviving entity in the merger. Each share of First Avenue common stock issued and outstanding at the effective time of the merger will be converted into the right to receive 0.4848 shares of Coastal common stock. Coastal will appoint John Q. Adams, II and Kenneth C. Ausley, who are both current First Avenue directors, to the boards of directors of Coastal and CBC National.

Background of the Merger

Coastal’s board of directors engages in regular assessments of strategic alternatives for maximizing shareholder value. Since Coastal’s inception in 1999, its objective has been to build, through organic growth and acquisitions, a community bank of sufficient size to address efficiently the compliance and capital requirements presented by an uncertain regulatory and economic environment while enhancing shareholder value, expanding product lines and continuing to deliver personalized customer service with local decision-making.

Coastal had previously engaged The Burke Group, LLC (“TBG”) as its financial advisor with respect to general investment banking matters, and specifically with respect to identifying potential targets for a business combination. As described below, First Avenue is represented by TBG. Accordingly, as discussions with between Coastal and First Avenue progressed, on October 12, 2015 TBG withdrew from its representation of Coastal, and Coastal subsequently engaged The Paces Battle Group, Inc. as its financial advisor in connection with the potential business combination with First Avenue. From time to time, Coastal’s Chairman, President, and Chief Executive Officer, Michael G. Sanchez, has engaged in informal, non-binding discussions with potential acquisition candidates, with limited due diligence occurring on such occasions. In one circumstance, Coastal conducted more formal due diligence into a potential acquisition and extended a letter of intent, but the proposed letter of intent was not accepted and this potential transaction was not completed. This one circumstance aside, until discussions of the proposed merger with First Avenue began, however, Coastal’s discussions with potential acquisition candidates were preliminary and limited in nature.

First Avenue’s board of directors regularly assesses strategic alternatives for maximizing shareholder value, including with respect to growth opportunities and operational efficiencies with the potential to enhance profitability. In connection with the board’s consideration of various approaches for accomplishing its strategic objectives, the board has been cognizant of the benefits of becoming part of a larger organization in which operating and regulatory compliance costs can be shared across a larger revenue base and in which a larger capital base allows the organization to serve more and larger customers. As a part of its ongoing consideration and evaluation of its prospects and strategies, particularly in the context of its relatively small market capitalization, First Avenue’s board of directors, in consultation with senior management and outside advisors, periodically reviewed and assessed First Avenue’s business strategies and objectives, including strategic opportunities and challenges, and considered various strategic options potentially available, all with the goal of enhancing value for First Avenue’s shareholders. The strategic discussions focused on, among other things, the business environment facing community banks in general and First Avenue in particular, current conditions and ongoing trends toward consolidation in the financial services industry, and the difficulty in profitably growing and operating a financial institution under current economic and competitive conditions (including the challenges presented by current and anticipated business and regulatory environments).

At a strategic planning meeting held on November 11, 2013, First Avenue’s board reviewed three strategic paths that First Avenue could pursue to enhance shareholder value. These consisted of (1) leveraging First Avenue’s existing platform of capital, employees, customers and branch base to grow organically or through targeted acquisitions; (2) targeting additional geographic markets that might present greater opportunities and economic and growth prospects than the Ocala, Florida market; and (3) a possible sale of First Avenue.

In 2014, First Avenue had a number of conversations with its banking regulators, third parties, financial institutions, and investment banking firms as a part of pursuing the three strategic alternatives identified as being available to First Avenue. The discussions and transactions explored by First Avenue included FDIC-assisted acquisition transactions, the acquisition of one or more financial institutions (coupled with a capital raise by First Avenue), identification of potential partners and targets in other geographic markets, branch acquisition transactions, new branch office openings, and the possible sale of First Avenue. As a part of these discussions, the board of directors remained cognizant that First Avenue would need to keep its Tier 1 leverage capital ratio above 8% and its total risk-based capital ratio above 12% to maximize opportunities for receipt of regulatory approval in connection with any expansionary activity. Ultimately, while First Avenue in 2014 and early 2015 continued to explore and have discussions with regard to the foregoing alternative transactions, no definitive agreement was entered into by First Avenue with any other party.

33

On April 8, 2015, TBG made a presentation to First Avenue’s board of directors regarding potential strategic alternatives available to First Avenue. On April 13, 2015, First Avenue formally engaged TBG to serve as its financial advisor. On April 21, 2015 Ralph N. Strayhorn, III (Interim Chief Executive Officer of First Avenue) met with a chief executive officer of another financial institution to discuss a possible acquisition of the financial institution by First Avenue through the issuance of First Avenue common stock as the purchase price consideration. The financial institution decided that it did not want to pursue such an acquisition transaction. At the April 20, 2015 board meeting, Mr. Strayhorn provided an update to the board regarding discussions held with the other financial institution and the board continued to discuss possibilities and ideas for acquisition opportunities or stock enhancements and the role of TBG in identifying opportunities.

On May 14, 2015, First Avenue’s board met to discuss financial institutions that TBG might approach on behalf of First Avenue regarding a possible business combination transaction. On May 26, 2015, Mr. Strayhorn provided an update to the board of directors on First Avenue’s overall strategic plans, noting meetings he had with presidents of two financial institutions, discussions with TBG representatives regarding developing information on First Avenue that could be provided to potential interested merger partners, and discussions with First Avenue’s OCC regulators regarding First Avenue. On June 11, 2015, TBG representative Jon Burke met with First Avenue’s executive committee to review the process in contacting other financial institutions. On June 15, 2015, TBG began contacting prospective financial institutions on behalf of First Avenue. Also on that date, Mr. Strayhorn met with the chief executive officer of another financial institution (“Party A”) to discuss its possible acquisition of First Avenue.

On June 16, 2015, TBG arranged a meeting between Mr. Strayhorn and Mike Sanchez (Coastal’s chief executive officer) to discuss a potential combination transaction. On June 17, 2015, Coastal signed a non-disclosure agreement with First Avenue. On June 18, 2015, Party A signed a non-disclosure agreement with First Avenue. On June 23, 2015, at a meeting of the board of the directors, Mr. Strayhorn provided an update on discussions he had had with other financial institutions regarding potential business combinations and the process for TBG in soliciting potential indications of interest from other financial institutions. Mr. Strayhorn reminded the directors that there should be no trading by First Avenue directors in First Avenue common stock or the securities of any other financial institution with which First Avenue has discussed a potential business combination. On June 20, 2015, Coastal advised Mr. Strayhorn that Coastal would not pursue a potential transaction with First Avenue at that time since Coastal was assessing other opportunities.

On July 2, 9 and 30, 2015, Mr. Strayhorn met personally with three CEOs who had executed confidentiality agreements in order to discuss their interest in a potential business combination. On July 28, 2015, at a meeting of First Avenue’s executive committee, TBG representatives provided an update on its solicitation process, including contacting 41 prospective partners, 14 of whom had signed confidentiality agreements (including Party B).

On August 4, 2015, TBG received an initial indication of interest from Party A, whose proposed consideration for the acquisition of First Avenue was $13.31 million in cash and stock. First Avenue and Party A valued Party A’s stock at 1.2 times its tangible book value for purposes of computing the aggregate purchase price of $13.31 million. Party A’s common stock traded infrequently, and at relatively low volumes on the OTCQX. As a result, First Avenue and Party A did not believe the trading price of Party A’s stock was an accurate indicator of its value. Accordingly, the parties valued Party A’s stock with a 25% liquidity discount to the average trading price to tangible book multiple of a pool of seven Florida community banks with an active trading markets on national exchanges. TBG calculated the then current average trading price to tangible book value multiple for those community banks to be approximately 1.6 times. Given the lack of liquidity for Party A’s stock, a 25% liquidity discount was applied to arrive at a valuation of Party A’s stock of 1.2 times Party A’s tangible book value. Also on August 4, 2015, Mr. Strayhorn met with the chief executive officer of Party B to discuss a potential combination transaction. On August 7, 2015, TBG received an initial indication of interest from Party B, proposing an acquisition of First Avenue for $14.41 million in cash.

On August 12, 2015, at a special meeting of the board of directors, TBG presented the indications of interest received from Party A and Party B. At the meeting, Mr. Burke indicated that TBG had spoken with 41 prospective financial institutions, 15 of whom had signed non-disclosure agreements to review information on First Avenue. He indicated that written indications of interest were received from Party A and Party B. He reported on some of the reasons given by the other banks as to why they chose not to submit an indication of interest as follows: (i) 41% reported that First Avenue was too small a target to pursue; (ii) 28% reported they were not currently looking for an acquisition; (iii) 16% reported that First Avenue was not in the geographic area in which they were looking to expand; and (iv) 15% reported that First Avenue’s franchise was not the best fit for them. Commenting on the two written indications of interest received, Mr. Burke noted that they were still subject to a due diligence review of First Avenue. Counsel for First Avenue joined the meeting and reviewed a memorandum that had been distributed to the directors in advance of the meeting overviewing the directors’ fiduciary responsibilities and duties to First Avenue shareholders. Counsel also stressed that confidentiality during this process was of the utmost importance. TBG indicated that it would get back to both Party A and Party B to encourage them to increase the pricing in their indications of interest and allow them to conduct a due diligence review of First Avenue. The directors also discussed other various strategies that had been previously considered by First Avenue, including acquiring another bank, staying independent, and growing organically. Mr. Burke indicated that during TBG’s exploratory process, no acquisition opportunities presented themselves that would not require First Avenue to raise capital or allow it to grow quickly and safely. Mr. Burke also noted that the ability of First Avenue to raise capital in order to fund an acquisition opportunity would likely not be at as attractive a price for First Avenue’s stock as reflected in the two indications of interest currently being considered. .

34

On August 21, 2015, Mr. Strayhorn met with the chief executive officer of Party A to discuss a potential transaction. On August 24, 2015, Party A began its onsite due diligence review of First Avenue. On August 25, 2015, at a meeting of the First Avenue board of directors, TBG representatives reported on the status of the transaction process, including Party A’s due diligence review of First Avenue, and that Party B would begin due diligence review of First Avenue in a couple of days. On August 26, 2015, Mr. Strayhorn, other First Avenue officers and a representative of TBG met with Party A representatives and their advisor in Ocala for due diligence review and discussions. On August 27, 2015, Coastal contacted Mr. Strayhorn and indicated it was now interested in a potential transaction with First Avenue. On August 31, 2015, Party B began its onsite due diligence review of First Avenue.

On September 1, 2015, Mr. Sanchez of Coastal met with a First Avenue officer in Ocala and toured First Avenue’s market area. On September 2, 2015, Mr. Sanchez, Durand Childers (Coastal’s executive vice president), and Charles Wagner (CBC National’s president) met with First Avenue officers in Ocala and expressed a strong interest in pursuing a merger transaction with First Avenue. On September 8, 2015, Mr. Childers and Scott Curtis (Coastal’s senior vice president and chief operations officer) met with a First Avenue officer to discuss First Avenue’s financial information. On September 9, 2015, a First Avenue officer met with Mr. Wagner to give him a tour of First Avenue’s market area. On September 10, 2015, TBG representatives presented to First Avenue’s executive committee an update on the process, including the reemergence of Coastal as a potential interested party. The executive committee affirmed its desire to include Coastal in the formal process and instructed Mr. Burke to communicate that to Coastal. Mr. Burke also indicated that TBG had instructed the potential bidders that more firm indications of interest would be due by September 16, 2015, since due diligence had been completed by Party A and Party B. Coastal was instructed to complete sufficient initial due diligence prior to that date so that Coastal could submit an indication of interest in writing, subject to additional due diligence if necessary.

On September 15, 2015, Mr. Sanchez met with TBG representatives in Atlanta to discuss a potential merger transaction with First Avenue. On September 16, 2015, Mr. Strayhorn and a First Avenue officer met with Mr. Sanchez in Fernandina Beach to discuss a possible merger transaction. Also on September 16, 2015, TBG received a revised indication of interest from Party A confirming its initial indication of interest after due diligence of $13.31 million (based on a valuation of 1.2 times its tangible book value as described above), and also received a revised offer from Party B for $10.56 million in cash following its due diligence review, which included mark-downs for certain fixed assets.

Also on September 16, 2015, TBG received a new indication of interest from Coastal for $13.58 million based on a valuation of 1.2 times Coastal’s projected tangible book value per share of $12.37 as of December 31, 2015. Coastal was similar to Party A, in that both parties had stock that traded infrequently, and at relatively low volumes on the OTCQX. As a result, a 25% liquidity discount to the average trading price to tangible book multiple of a pool of seven Florida community banks with an active trading markets on national exchanges was applied to value both Party A’s and Coastal’s stock at 1.2 times tangible book value. Coastal’s stock was valued based on its projected December 31, 2015 tangible book value because Coastal had achieved record earnings in the first and second quarters of 2015, primarily related to increased loan production in its small business administration lending division and its residential mortgage division. Based on the strength of its loan pipelines in these divisions Coastal and First Avenue anticipated such earnings would continue through the remainder of 2015. Since the potential business combination was not anticipated to close any earlier than the first quarter of 2016, and Coastal anticipated significant earnings in the third and fourth quarters of 2015, the parties believed it was appropriate to value Coastal’s all stock offer in light of those earnings. To determine its projected tangible book value as of December 31, 2015, Coastal projected earnings in the third and fourth quarter of 2015 which would generate the same returns on assets and equity as it had experienced in the first and second quarters of 2015 and assumed those earnings would be retained to increase tangible book value. (We note that, as set forth on the Comparative Unaudited Pro Forma Per Share Data tables beginning on page 14, Coastal’s actual tangible book value as of September 30, 2015 was $11.93, compared to $10.83 as of June 30, 2015). Additionally, we note that no similar analysis of Party A’s projected tangible book value at December 31, 2015 was deemed necessary because only 50% of its offer was to be paid in stock and TBG and First Avenue believed Party A’s expected earnings for the third and fourth quarters of 2015 would not have a material effect on its valuation of Party A’s offer.

TBG noted that at 1.2 times tangible book valuations, Party A traded at 21.7 times the last twelve months earnings, and Coastal traded at 9.6 times the last twelve months earnings.

On September 17, 2015, First Avenue’s executive committee met to review the proposals received from Party A, Party B and Coastal. The committee members reviewed the terms of the indications of interest including the amount of the purchase price, the form of the consideration, the liquidity for shares acquired from the purchaser, the availability of director seats on the purchasing institution, and other information. TBG representatives indicated that they would contact all three parties and indicate that they should present their best and final proposals to First Avenue’s full board of directors on September 30, 2015.

On September 18, 2015, TBG communicated to Party B’s advisor that Party B’s revised indication of interest was no longer competitive. On September 22, 2015, TBG reviewed the indications of interest that were received from Party A, Party B and Coastal with the First Avenue board of directors. The board noted that Party B’s $10.56 million offer price was not competitive with the other two indications of interest received. The directors reviewed information with respect to the indications of interest received from Party A and Coastal, noting that the Coastal indication of interest was still subject to further onsite due diligence review. The directors reviewed the form of consideration that would be received, the availability of two director seats for the Coastal transaction, the absence of any exclusivity requirement at this point for the Coastal indication of interest, and other information. Mr. Strayhorn provided an overview of Coastal’s operations, including its residential mortgage and SBA activities, both of which generate significant non-interest income for Coastal. The directors also reviewed the liquidity of the stock afforded by Party A and Coastal and other information. The directors also discussed First Avenue performing a due diligence review on Party A and Coastal.

35

On September 25, 2015, Coastal completed its onsite credit due diligence review of First Avenue. On September 30, 2015, First Avenue’s board of directors held a special meeting to discuss the three indications of interest. Party B had not increased its $10.56 million offer price. Representatives of Party A were invited to join the meeting and give a presentation regarding its operations and prospects. After the Party A representatives were excused from the meeting, Messrs. Sanchez, Wagner and Childers joined the meeting and provided an overview of Coastal, its operations and prospects, as well as its perspective on a potential merger transaction involving First Avenue. After the Coastal representatives were excused from the meeting, counsel for First Avenue joined the meeting. The directors thoroughly reviewed the two proposals, including the relative merits of the proposals, the liquidity of the stock to be received from each potential acquirer, each potential acquirer’s ability to issue shares in a transaction exempt from SEC registration, and the likelihood of regulatory approval. First Avenue counsel also reminded the directors that there should continue to be no trading in any shares of First Avenue or any of the prospective purchasers during this process, and also reiterated that extreme confidentiality must be maintained by the directors. Counsel also reminded the directors of the board’s fiduciary duties to First Avenue’s shareholders. Following additional discussion by the directors, the board authorized First Avenue management to enter into an exclusivity agreement and continue discussions with Coastal.

As discussions with First Avenue progressed, on October 12, 2015 TBG withdrew from its representation of Coastal, and Coastal subsequently engaged The Paces Battle Group, Inc. to act as its financial advisor in connection with the potential business combination with First Avenue.

On October 2, 2015, First Avenue engaged Credit Risk Management (“CRM”) and Saltmarsh, Cleaveland & Gund (“Saltmarsh”) to perform a due diligence review on Coastal. On October 16, 2015, First Avenue signed a letter of intent and an exclusivity agreement with Coastal. Coastal then began preparing a definitive agreement. On October 27, 2015, Charles Wagner (CBC National’s president) joined a meeting of First Avenue’s board of directors to discuss CBC National’s mortgage division operations. Mr. Burke then provided an update on the merger process, including an update on Coastal’s business and financial information. Mr. Strayhorn also noted that he had visited the headquarters of Coastal's mortgage division in Alpharetta, Georgia and noted no concerns.

Coastal delivered a draft of the definitive agreement to First Avenue on October 31, 2015. On November 4, 2015, at a meeting of First Avenue's executive committee, Mr. Strayhorn provided an update regarding negotiations related to the definitive agreement, including the treatment of outstanding First Avenue stock options. The committee also discussed due diligence matters related to Coastal, including a discussion with First Avenue’s employment counsel regarding current legal proceedings involving Coastal. Following the discussion, the executive committee authorized Mr. Strayhorn to continue negotiations with Coastal in order to present to the First Avenue board of directors a definitive agreement for consideration.

On November 11, 2015, at a meeting of First Avenue’s executive committee, First Avenue’s counsel reviewed a revised draft of a definitive agreement received from Coastal, along with a draft of First Avenue’s disclosure schedules and the process for First Avenue directors’ consideration of any definitive agreement. First Avenue’s counsel again emphasized that confidentiality remains critical throughout the entire process until an announcement is made, and reminded the directors that First Avenue remains under any exclusivity agreement with Coastal. He also reiterated that any and all discussions relating to the transaction should be through First Avenue’s authorized representatives. First Avenue officers also provided an update on the due diligence process, including the Coastal legal proceedings.

On November 18, 2015, Coastal’s board of directors approved the definitive agreement with First Avenue substantially in the form attached as Appendix A. First Avenue’s executive committee and First Avenue’s counsel also met on November 18, 2015 to review the definitive agreement and related agreements. Mr. Strayhorn distributed to the committee members a presentation prepared by TBG in support of its fairness opinion.

On November 19, 2015, First Avenue’s board of directors met with representatives of TBG and First Avenue’s counsel to review the terms of the proposed merger agreement and related agreements. At the meeting, legal counsel reviewed for First Avenue directors a memorandum that had been previously distributed to the directors related to their fiduciary duties and responsibilities under law. Representatives of CRM joined the meeting to review its special loan review summary of key findings prepared in connection with its due diligence review of Coastal. A representative of Saltmarsh joined the meeting to review its report on the reverse due diligence services it performed with respect to Coastal and the results of its due diligence findings. The Saltmarsh representative reported that it had found no issues or concerns of a material nature with Coastal. First Avenue’s employment attorney joined the meeting by phone and reviewed a report of the Coastal legal proceedings that was previously prepared for the board of directors. Legal counsel then reviewed with First Avenue directors the most recent draft of the proposed merger agreement and related transaction documents. Thereafter, TBG provided the board with its fairness opinion along with a presentation and analysis prepared in support of its fairness opinion. First Avenue’s counsel then reviewed for the directors a draft of proposed board resolutions. Following a discussion of these matters and other factors listed below under “Reasons for the Merger—Recommendation of the Board of Directors of First Avenue,” the board unanimously approved the merger agreement, authorized its execution in substantially the form presented at the meeting, and recommended that First Avenue’s shareholders vote to approve the merger agreement and the merger.

36

The parties executed the merger agreement on November 20, 2015 and issued a press release announcing the proposed merger on November 23, 2015. Coastal’s and CBC National’s boards of directors unanimously ratified the merger agreement, as executed, at a board meeting on December 16, 2015.

Reasons for the Merger

General

The financial and other terms of the merger agreement resulted from arm’s-length negotiations between Coastal’s and First Avenue’s representatives. As discussed under the heading “Background of the Merger,” TBG, which represented First Avenue in connection with the negotiation of the merger agreement, previously represent Coastal. The board of directors of First Avenue was aware that TBG previously provided services to Coastal. As discussions progressed between Coastal and First Avenue regarding the potential business combination, on October 12, 2015, TBG withdrew from its representation of Coastal and Coastal subsequently engaged PBG.

The following discussion of the information and factors considered by the Coastal and First Avenue boards of directors is not intended to be exhaustive but includes all of the material factors the respective boards considered in determining whether to enter into the merger agreement. In reaching their determinations to approve the merger and to recommend that their respective shareholders approve the merger, neither the Coastal board of directors nor the First Avenue board of directors assigned any relative or specific weight to the following factors, and individual directors may have given various factors different weights.

Coastal

In deciding to pursue an acquisition of First Avenue, Coastal’s management and board of directors considered, among other things, the following:

•	information concerning the business, operations, earnings, asset quality, and financial condition of First Avenue;
•	the financial terms of the merger, including the relationship of the value of the consideration issuable in the merger to the market value, tangible book value, and earnings per share of First Avenue’s common stock;
•	the ability of First Avenue’s operations to contribute to Coastal’s earnings after the merger;
•	the recent comparative earnings and financial performance of First Avenue and Coastal;
•	the financial terms of recent business combinations in the financial services industry and a comparison of the financial terms of such business combinations with the terms of the proposed merger;
•	the market for alternative merger or acquisition transactions in the banking industry and the likelihood of other material strategic transactions;
•	the increased importance of scale in the banking industry, the fact that the merger would increase Coastal’s size to over $550 million in total assets, and would provide Coastal’s banking franchise with additional access to a broader base of middle market and small business prospects;
•	the compatibility of First Avenue’s management team, strategic objectives, culture, and geographic footprint with those of Coastal;
•	First Avenue’s familiarity with the central Florida market;
•	the opportunity to leverage the infrastructure of CBC National;
•	the nonfinancial terms of the merger, including the treatment of the merger as a tax-free reorganization for U.S. federal income tax purposes;
•	the opinion of Paces Battle Group, Inc. that the consideration to be provided to First Avenue’s common shareholders in the merger is fair, from a financial point of view, to the shareholders of Coastal; and
•	the likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay.

First Avenue

In deciding to engage in the merger transaction, First Avenue’s board of directors consulted with its management, as well as its legal counsel and financial advisor, and considered numerous factors, including the following:

•	the value of the consideration to be received by First Avenue’s shareholders compared to shareholder value for First Avenue as an independent entity;
•	information concerning business, operations, earnings, asset quality, and financial condition, prospects, and capital levels of First Avenue and Coastal, both individually and as a combined entity;
•	the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed merger;
•	the receipt of the stock consideration by First Avenue’s shareholders on a tax-free basis;
•	the opinion of The Burke Group, LLC that the consideration to be received by First Avenue’s common shareholders in the merger is fair from a financial point of view; and
•	the likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay.

37

OPINION OF FIRST AVENUE’S FINANCIAL ADVISOR

The Burke Group, LLC (“TBG”) has delivered a written opinion to First Avenue’s board of directors that, as of the date of the merger agreement, based upon and subject to certain matters stated in the opinion, the estimated Per Share and Aggregate Consideration in connection with the merger is fair to the holders of First Avenue common stock from a financial point of view. We have attached this opinion to this proxy statement/offering circular as Appendix D. The opinion of TBG is not a recommendation to any First Avenue shareholder as to how to vote on the proposed merger. You should read this opinion completely to understand the procedures followed, matters considered, and limitations and qualifications on the reviews undertaken by TBG in providing its opinion.

TBG has acted as First Avenue’s financial advisor in connection with the proposed merger. TBG is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with First Avenue and its operations. As part of its investment banking business, TBG is continually engaged in the valuation of businesses in connection with, among other things, mergers and acquisitions.

TBG reviewed the financial aspects of the proposed merger with First Avenue’s board of directors and, on November 19, 2015, delivered a written opinion to First Avenue’s board of directors that the estimated Per Share and Aggregate Consideration in connection with the merger was fair to the shareholders of First Avenue from a financial point of view.

The full text of TBG's written opinion is included in this proxy statement/offering circular as Appendix D and is incorporated herein by reference. You are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by TBG. The summary of the opinion of TBG set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. TBG’s opinion is directed to First Avenue’s board of directors and addresses only the fairness, from a financial point of view, of the estimated Per Share and Aggregate Consideration in connection with the merger to First Avenue’s shareholders. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any of the shareholders as to how such shareholder should vote on the merger or any related matter.

During the course of its engagement, and as a basis for arriving at its opinion, TBG reviewed and analyzed material bearing upon the financial and operating conditions of First Avenue, Coastal, and material prepared in connection with the merger, including, among other things, the following:

•	a draft of the merger agreement as of November 19, 2015, as provided to TBG by First Avenue;
•	certain unaudited financial statements for First Avenue and Coastal for the periods ending June 30, 2015 and September 30, 2015;
•	certain historical annual reports of each of First Avenue and Coastal, including audited annual reports for First Avenue and Coastal for the year ending December 31, 2014;
•	certain historical publicly available business and financial information concerning each of First Avenue and Coastal;
•	internal financial statements and other financial and operating data concerning First Avenue, including, without limitation, internal financial analyses and forecasts prepared by management of First Avenue, and held discussions with senior management of First Avenue regarding recent developments and regulatory matters;
•	the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that TBG considered relevant;
•	the trading values of certain publicly traded financial institutions and financial institution holding companies that TBG considered relevant; and
•	the general economic, market and financial conditions.

TBG had discussions with members of senior management of First Avenue for purposes of reviewing the business, financial condition, results of operations and future prospects of First Avenue, as well as the history and past and current operations of First Avenue, First Avenue’s historical financial performance and First Avenue’s outlook and future prospects. TBG discussed with management of First Avenue its assessment of the rationale for the merger. TBG performed such other analyses and considered such other factors as it deemed appropriate and took into account its experience in other transactions, as well as its knowledge of the banking and financial services industry and its general experience in securities valuations.

38

In rendering its opinion, TBG assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to it by First Avenue and in the discussions it had with the management of First Avenue. TBG did not assume any responsibility to verify such information independently.

TBG is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for loan losses with respect thereto. TBG assumed that such allowances for First Avenue and Coastal were, in the aggregate, adequate to cover such losses, and would be adequate on a pro forma basis for the combined entity. TBG was not requested to make, and did not conduct, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities or liabilities (contingent or otherwise) of First Avenue or Coastal, the collateral securing any such assets or liabilities, or the collectability of any such assets, and TBG was not furnished with any such evaluations or appraisals, nor did we review any loan or credit files of First Avenue or Coastal.

TBG assumed that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement, without any waiver of material terms or conditions by First Avenue or any other party to the merger agreement and that the final merger agreement will not differ materially from the draft TBG reviewed. TBG assumed that the merger is and will be in compliance with all laws and regulations that are applicable to First Avenue and Coastal. First Avenue has advised us that there are no factors that would impede any necessary regulatory or governmental approval of the merger. TBG further assumed that, in the course of obtaining the necessary regulatory and government approvals, no restriction will be imposed on First Avenue or on Coastal that would have a material adverse effect on the contemplated benefits of the merger. TBG also assumed that no changes in applicable law or regulation will occur that will cause a material adverse change in the prospects or operations of the institutions after the merger.

First Avenue engaged TBG on April 13, 2015, to provide financial advisory services. Pursuant to the terms of the engagement, TBG will receive consideration from First Avenue for services provided. Pursuant to the engagement agreement, in addition to its fees and regardless of whether the merger is consummated, First Avenue has agreed to reimburse TBG for certain reasonable out-of-pocket expenses incurred in performing its services and to indemnify TBG against certain claims, losses, and expenses arising out of the merger or TBG's engagement.

In performing its analyses, TBG made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of TBG, First Avenue and Coastal. TBG’s opinion was necessarily based on financial, economic, market, and other conditions and circumstances as they existed on, and on the information made available to TBG as of, the dates used in its opinion. TBG has no obligation to update or reaffirm its opinion at any time. Any estimates contained in the analyses performed by TBG are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities may be sold or the prices at which any securities may trade at any time in the future. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. TBG’s opinion does not address the relative merits of the merger as compared to any other business combination in which First Avenue might engage. In addition, TBG’s fairness opinion was among several factors taken into consideration by First Avenue’s board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as solely determinative of the decision of First Avenue’s board of directors or First Avenue’s management with respect to the fairness of the estimated Per Share and Aggregate Consideration, or any consideration to be received, in connection with the merger. The following is a summary of the material analyses prepared by TBG and delivered to First Avenue’s board of directors on November 19, 2015, in connection with the fairness opinion. This is not a complete description of the analyses underlying the fairness opinion or the presentation prepared by TBG, but it summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, TBG did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include the information presented in tabular format. The analyses and the summary of the analyses must be considered as a whole and selecting portions of the analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of TBG. The tables alone are not a complete description of the financial analyses.

39

Precedent Transactions Analysis. As part of its analysis, TBG reviewed publicly available information related to a comparable group of select acquisition transactions of banks. The group consisted of acquisition transactions of banks headquartered in the states of Alabama, Arkansas, Florida, Georgia, North Carolina, Tennessee, Virginia, and West Virginia announced since November 10, 2012 with total assets between $50 million and $200 million, adjusted nonperforming assets to assets less than 5%, and last twelve months return on assets less than 0.60%. Information for the target institutions was based on the last twelve months starting with the most recent quarter prior to announcement of the transaction.

For each precedent transaction, TBG derived and compared the implied ratio of deal value to certain financial characteristics as follows:

•	the multiple of the purchase consideration to the acquired company's last twelve months net income (the “Price-to-LTM EPS Multiple”);
•	the multiple of the purchase consideration to the acquired company's tangible book value (the “Price-to-Tangible Common Book Value Multiple”); and
•	the percentage of the difference between the purchase consideration and the acquired company's tangible book value to the acquired company's core deposits (the “Premium-to-Core Deposits Multiple”).

The results of the analysis are set forth in the table below. Transaction multiples for the merger were derived from an implied aggregate purchase price of $13.57(1) million or $7.20(1) per share based on a fixed exchange ratio of 0.4848 shares of Coastal common stock for each share of First Avenue based on a 1.2x valuation of Coastal’s projected tangible book value per share as of December 31, 2015.

	Price / LTM Earnings		Price / TBV		Tangible Book Premium / Core Deposits
Merger Agreement(1)	NM		1.03	x	0.43%
Precedent Transactions Group Median	21.2	x	1.17	x	1.27%

(1) Includes in-the-money value of options of $423,308.

Using publicly available information, TBG compared the financial performance of First Avenue with that of the median of the precedent transactions. The performance highlights are based on the last twelve months starting with the quarter end information of First Avenue as of September 30, 2015.

	LTM ROAA	Pre-Pre ROAA	TE / TA	Adj. NPAs/ Assets	Adj. Texas Ratio
First Avenue National Bank	(0.01%)	0.00%	10.51%	0.79%	6.70%
Precedent Transactions Group Median	0.34%	0.28%	9.56%	1.82%	16.78%

No company or transaction used as comparison in the above transaction analyses is identical to First Avenue or Coastal, and no transaction was consummated on terms identical to the terms of the Merger Agreement. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

40

Publicly Traded Comparables. As part of its analysis, TBG reviewed publicly available information related to two comparable groups (“Southeast Peer Group” and “US Peer Group”) of publicly traded financial institutions. The Southeast Peer Group consisted of publicly traded banks headquartered in the states of Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia with total assets below $200 million, adjusted nonperforming assets to assets less than 5%, last twelve months return on assets less than 0.60% and average daily trading value greater than 0. The US Peer Group consisted of publicly traded banks headquartered in the U.S. with total assets below $200 million, adjusted nonperforming assets to assets less than 5%, last twelve months return on assets less than 0.60%, and average daily trading value greater than 0. Information for the target institutions was based on the last twelve months starting with the most recent quarter prior to announcement of the transaction.

For each comparable company, TBG derived and compared the implied trading value to certain financial characteristics as follows:

•	the multiple of the purchase consideration to the acquired company's last twelve months net income (the “Price-to-LTM EPS Multiple”);
•	the multiple of the purchase consideration to the acquired company's tangible book value (the “Price-to-Tangible Common Book Value Multiple”); and
•	the percentage of the difference between the purchase consideration and the acquired company's tangible book value to the acquired company's core deposits (the “Premium-to-Core Deposits Multiple”).

The results of the analysis are set forth in the table below. Transaction multiples for the merger were derived from an implied aggregate purchase price of $13.57(1) million or $7.20(1) per share based on a fixed exchange ratio of 0.4848 shares of Coastal common stock for each share of First Avenue based on a 1.2x valuation of Coastal’s projected tangible book value per share as of December 31, 2015.

	Price / LTM Earnings		Price / TBV		Tangible Book Premium / Core Deposits
Merger Agreement(1)	NM		1.03	x	0.43%
Public Comparables: U.S. Median	19.9	x	0.80	x	(3.71%)
Public Comparables: Southeast Median	17.3	x	0.56	x	(5.67%)

(1) Includes in-the-money value of options of $423,308.

Using publicly available information, TBG compared the financial performance of First Avenue with that of the median of the comparable company groups. The performance highlights are based on the last twelve months starting with the quarter end information of First Avenue as of September 30, 2015.

	LTM ROAA	Pre-Pre ROAA	TE / TA	Adj. NPAs/ Assets	Adj. Texas Ratio
First Avenue National Bank	(0.01%)	0.00%	10.51%	0.79%	6.70%
Public Comparables: U.S. Median	0.15%	0.27%	10.77%	2.00%	15.68%
Public Comparables: Southeast Median	0.01%	(0.27%)	9.29%	2.80%	25.41%

No company used as comparison in the above public comparables analyses is identical to First Avenue. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Conclusion. Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, TBG determined that the estimated Per Share and Aggregate Consideration in connection with the merger is fair from a financial point of view to First Avenue’s shareholders.

Fees. In connection with its engagement of TBG, First Avenue has agreed to pay TBG upon the closing of the merger a fee equal to the greater of (i) 1.00% of the fair market value of the total consideration received by all First Avenue shareholders, warrant holders, option holders, and debt holders, and include any dividends declared to the shareholders of First Avenue in connection with the merger or (ii) $200,000.

Each shareholder is encouraged to read TBG’s fairness opinion in its entirety. The full text of this fairness opinion is included as Appendix D to this proxy statement/offering circular.

41

OPINION OF COASTAL’S FINANCIAL ADVISOR

By letter dated October 13, 2015, Coastal retained Paces Battle Group, Inc. (“PBG”) to act as its financial advisor in connection with a potential merger with First Avenue. PBG is a regional investment banking firm whose principal business specialty is advising financial institutions. In the ordinary course of its investment banking business, PBG is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

PBG acted as financial advisor to Coastal in connection with the proposed transaction and participated in certain of the negotiations leading to the execution of the merger agreement. At a meeting of the Coastal board of directors on November 18, 2015, PBG delivered to the Coastal board of directors its oral opinion, followed by delivery of its written opinion, that, as of such date, the common stock consideration to be paid to the holders of First Avenue common stock was fair to the holders of Coastal common stock from a financial point of view. The full text of PBG’s written opinion dated November 18, 2015 is attached as Appendix E to this joint proxy statement proxy statement/offering circular. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by PBG in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. Coastal stockholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

PBG’s opinion speaks only as of the date of the opinion. The opinion was directed to the Coastal board of directors and is directed only to the fairness, from a financial point of view, to the holders of Coastal common stock of the common stock consideration to be paid to the holders of First Avenue common stock. It does not address the underlying business decision of Coastal to engage in the merger or any other aspect of the merger and is not a recommendation to any Coastal stockholder as to how such stockholder should vote at the special meeting with respect to the merger or any other matter.

In connection with rendering its November 18, 2015 opinion, PBG reviewed and considered, among other things:

•	the merger agreement;
•	certain publicly available financial statements and other historical financial information of Coastal that PBG deemed relevant;
•	certain publicly available financial statements and other historical financial information of First Avenue that PBG deemed relevant;
•	financial projections for Coastal for the years ending December 31, 2015 through December 31, 2018 derived from discussions with senior management of Coastal;
•	financial projections for First Avenue for the years ending December 31, 2015 through 2018 derived from discussions with senior management of First Avenue and its advisors;
•	the pro forma financial impact of the merger on Coastal, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies derived from discussions with the management of Coastal;
•	a comparison of certain financial information for Coastal and First Avenue with similar institutions for which public information is available;
•	the financial terms of certain recent business combinations in the community banking industry, to the extent publicly available;
•	the current market environment generally and the commercial banking environment in particular; and
•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as PBG considered relevant.

PBG also discussed with certain members of senior management of Coastal the business, financial condition, results of operations and prospects of Coastal.

In performing its review, PBG has relied upon the accuracy and completeness of all of the financial and other information that was available to PBG from public sources, that was provided to PBG by Coastal and by First Avenue or their financial representatives or that was otherwise reviewed by PBG and PBG assumed such accuracy and completeness for purposes of rendering its opinion. PBG has further relied on the assurances of management of each of Coastal and First Avenue that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. PBG has not been asked to and has not undertaken an independent verification of any of such information and it did not assume any responsibility or liability for the accuracy or completeness thereof. PBG did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Coastal and First Avenue or any of their subsidiaries, or the collectability of any such assets, nor was it furnished with any such evaluations or appraisals.

42

PBG did not make an independent evaluation of the adequacy of the allowance for credit losses of Coastal and First Avenue and has not reviewed any individual credit files relating to Coastal and First Avenue. PBG assumed, with Coastal’s consent, that the respective allowances for credit losses for both Coastal and First Avenue are adequate to cover such losses.

With respect to the financial projections for Coastal and First Avenue as derived from discussions with the respective managements of Coastal and First Avenue and used by PBG in its analyses, the respective managements of Coastal and First Avenue confirmed to PBG that they reflected the best currently available estimates and judgments of such respective management of the future financial performances of Coastal and First Avenue, respectively, and PBG assumed that such performances would be achieved. With respect to the projections of transaction expenses, purchase accounting adjustments and cost savings derived from discussions with the management of Coastal, management confirmed to PBG that they reflected the best currently available estimates and judgments of such management and PBG assumed that such performances would be achieved. PBG expressed no opinion as to such financial projections or the assumptions on which they are based. PBG has also assumed that there has been no material change in Coastal and First Avenue assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to PBG. PBG has assumed in all respects material to its analysis that Coastal and First Avenue will remain as going concerns for all periods relevant to the analyses, that all of the representations and warranties contained in the merger agreement are true and correct, that each party to the merger agreement will perform all of the covenants required to be performed by such party under the merger agreement and that the conditions precedent in the merger agreement are not waived. PBG expressed no opinion as to any of the legal, accounting or tax matters relating to the merger and the other transactions contemplated by the merger agreement.

PBG’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to PBG as of, the date of the opinion. Events occurring after the date of the opinion could materially affect the opinion. PBG has not undertaken to update, revise, reaffirm or withdraw the opinion or otherwise comment upon events occurring after the date of the opinion. PBG expressed no opinion as to what the value of Coastal common stock will be when issued to First Avenue stockholders pursuant to the merger agreement or the prices at which Coastal and First Avenue common stock may trade at any time.

PBG’s opinion is directed only to the fairness, from a financial point of view, to the shareholders of Coastal of the merger consideration to be paid to First Avenue shareholders and does not address the underlying business decision of Coastal to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Coastal or the effect of any other transaction in which Coastal might engage. PBG has consented to inclusion of its opinion and a summary thereof in this joint proxy statement/offering circular and in the offering statement on Form 1-A which includes this joint proxy statement/offering circular. PBG did not express any opinion as to the fairness of the amount or nature of any compensation to be received in the merger by any First Avenue officer, director, or employee, or class of such persons, relative to the consideration to be received in the merger by any other stockholders of First Avenue.

In rendering its November 18, 2015 opinion, PBG performed a variety of financial analyses. The following is a summary of the material analyses performed by PBG, but is not a complete description of all the analyses underlying PBG’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, PBG did not attribute any particular weight to any analysis or factor that it considered. Rather PBG made qualitative judgments as to the significance and relevance of each analysis and factor. PBG did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather PBG made its determination as to the fairness of the common stock consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. PBG believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in PBG’s comparative analyses described below is identical to Coastal or First Avenue and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Coastal or First Avenue and the companies to which they are being compared.

43

In performing its analyses, PBG also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Coastal, First Avenue and PBG. The analysis performed by PBG is not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. PBG prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Coastal board of directors at the November 18, 2015 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. The analysis and opinion of PBG was among a number of factors taken into consideration by the Coastal board of directors in making its determination to adopt the plan of merger contained in the merger agreement and the analyses described below should not be viewed as determinative of the decision the Coastal board of directors with respect to the fairness of the merger.

At the November 18, 2015 meeting of the Coastal board of directors, PBG presented certain financial analyses of the merger. The summary below is not a complete description of the analyses underlying the opinions of PBG or the presentation made by PBG to the Coastal board of directors, but is instead a summary of the material analyses performed and presented in connection with the opinion.

Summary of Paces Battle Group’s Analysis

The Proposal

PBG reviewed the terms of the proposed transaction as reflected in the Agreement and Plan of Merger. PBG stated that, based on an exchange ratio of 0.4848 shares of Coastal’s common stock for each First Avenue common share outstanding (the “Exchange Ratio”) and after reflecting the exchange of First Avenue’s outstanding options into Coastal options, the First Avenue’s shareholders and option holders would hold 26.5% of the ownership of the combined institution. PBG also noted that the 885,447 Coastal common shares First Avenue shareholders will be receiving in the transaction trade on the OTCQX marketplace under the symbol CBCO and, at their closing price of $11.85 per share on November 17, 2015, these shares had a market valuation of $10.492 million.

Relative Contribution Analysis

PBG compared the amounts of selected major balance sheet measures at September 30, 2015 for each institution. PBG also compared each institution’s shareholder’s equity account, adjusted to reflect a marked to market valuation approach for certain balance sheet measures where historical carrying value was not reflective of current market value. Additionally PBG compared the amounts of projected net income for future periods for each First Avenue and Coastal. Projected net income amounts for First Avenue reflect estimated cost savings anticipated and revenue enhancements to be realized from the combination of the institutions as well as purchase accounting adjustments related to the transaction itself. PBG then calculated the relative contribution of First Avenue for each of these measures to that same measure for the combined banks on a pro forma basis. PBG then contrasted these relative contribution amounts to the ownership percentage resulting from the Exchange Ratio. This analysis is summarized below:

44

Coastal Banking Company/First Avenue National Bank

Relative Contribution Analysis

Balance Sheet Measures 000’s	Coastal	First Avenue	Pro Forma Combined	First Avenue % Of Combined

Total Assets	$438,669	$124,956	$563,625	22.2%
Total Loans(net)	315,265	77,473	392738	19.7
Total Investments	21,515	13,473	34,988	38.5
Total Fixed Assets	7,159	9,722	16,881	57.6
Total Deposits	289,084	108,129	397,213	27.2
Stated Equity	31,897	13,128	45,025	29.2
Marked to Market Equity	35,836	12,270	48,106	25.5

Projected Income Statement Measures 000’s(1)

2016 Net Income	4,144	789	4,933	16.0
2017 Net Income	4,608	1,733	6,341	27.3
2018 Net Income	4,608	2,629	7,237	36.3

First Avenue Shareholder’s Ownership				26.5%

(1) Reflect the benefit of cost savings and revenue enhancements of the merger that would not be expected to be realized on a standalone basis.

While First Avenue is currently operating at roughly a breakeven level, further analysis showed that its non-interest expense base is burdened by high compensation expense related to an interim executive management situation and high occupancy expense associated with its new branch located in The Villages. PBG noted that the interim management situation will be resolved as a result of the transaction and the new Villages branch is growing rapidly and should achieve profitability quickly. Further, PBG noted that a meaningful amount of First Avenue’s projected earnings for 2016, 2017 and 2018 are expected to be derived from readily realizable cost savings and earnings from loan participations previously sold by First Avenue which Coastal expects to repurchase as well as expansion of existing First Avenue lending relationships. Amounts of projected net income for First Avenue for 2016, 2017 and 2018 shown in the table above reflect the benefit of these cost savings and revenue enhancements. As a result, Coastal’s management and PBG believe these amounts of First Avenue’s projected net income are achievable.

Analysis of Recent Acquisitions of Florida Community Banks. PBG reviewed fifteen acquisition transactions involving Florida community banks and bank holding companies announced since June 2014. PBG noted in particular the levels of tangible equity, earnings, total assets, and non-performing assets of each of the acquired parties and contrasted these measures to the acquisition prices received by the selling institutions relative to that institution’s tangible book value, most recent twelve months net income and total assets. PBG then compared this data to that of the First Avenue/Coastal transaction.

45

Summary Of Recent Acquisitions Of Florida Community Banks(1)

	15 Recent Florida Bank Acquisition Transactions	First Avenue/Coastal Transaction
Seller’s Total Assets MM	$168 to $1,398
Median Asset Size MM	$449	$125

Seller’s Tangible Capital Level	7.2 to 12.8%
Median Tangible Capital Level	10.3%	10.5%

LTM ROAA	0.11 to 1.95%
Median LTM ROAA	0.65%	NM

Non Preforming Assets/Total Assets	0.49 to 3.73%
Median NPA Ratio	1.25%	0.72%

Price To Tangible Book	108 to 235%

Median Price/T Book	148%	81%

Price To LTM EPS	17.7 to 55.1x

Median Price/LTM EPS	23.5x	NM

Price To Total Assets	10.6 to 20.2%

Median Price To Assets	14.0%	8.5%

(1) Total assets of First Avenue are substantially less than the median asset size of sample.

PBG noted that the capital level and asset quality of First Avenue compare favorably with this group of banks that have recently agreed to be acquired, and while the current earnings position of First Avenue is marginal compared to this group of banks, this earnings comparison will be greatly improved as a result of the cost savings and revenue enhancements resulting from the transaction as previously discussed. PBG noted that the Coastal/First Avenue transaction carries the lowest acquisition price to both tangible book value and total assets of all the Florida community bank acquisitions PBG reviewed. PBG believes that the attractive purchase price of First Avenue relative to that company’s tangible book value and total assets represents a compelling opportunity for Coastal.

No institution or transaction used in the above analyses as a comparison is identical to First Avenue or Coastal. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

Per Share Merger Consequences Analysis

In this analysis PBG contrasted the projected financial results of each First Avenue and Coastal on a standalone, per-share basis for 2016 through 2018 against the pro forma, per-share projected financial results of the combined companies reflecting the transaction. The proforma, combined projected financial results were based upon the standalone projections for each bank as previously described and reflect adjustments and assumptions including: (i) the transaction would close according to its stated terms on January 1, 2016 and estimated transaction costs of $928,000 would be recognized at that time; (ii) cost savings and revenue enhancements resulting from the transaction equal to 33.5% of the combined institution’s total non-interest expenses would be realized, 56% in 2016 and 100% in 2017 and thereafter; and (iii) a core deposit intangible of $1.37 million would result from the transaction and would be amortized over five years. For each First Avenue and Coastal, the per-share amounts of earnings from continuing operations and book value on a standalone basis and on a pro forma combined basis were then compared to determine the amount of per-share accretion or (dilution) each institution’s shareholders would realize as a result of the transaction. The results of this analysis are presented in the following tables.

46

Coastal Banking Company/First Avenue National Bank

Earnings Per Share Consequences

	At Closing	2016	2017	2018

First Avenue	NM	NM%	332.1%	61.86%

Coastal	NM	-10.6%	3.4%	18.0%

Book Value Per Share Consequences

	At Closing	2016	2017	2018

First Avenue	-15.4%	-5.0%	4.3%	8.72%

Coastal	0.9%	-0.3%	0.1%	1.9%

Internal Rate Of Return Analysis

This approach utilizes net present value methodology to calculate a range of investment returns that could be expected to be provided to Coastal on its investment in First Avenue by discounting estimates of the future value of First Avenue’s operations in 2018 (its “Terminal Value”) to Coastal’s initial investment in First Avenue at year-end 2015. PBG utilized the projected financial results for First Avenue for the years 2016 through 2018, as previously described, and assumed Coastal’s investment in First Avenue was equal to the value of the Coastal shares to be received by First Avenue shareholders, valued at $12.00 per Coastal share ($11.37 million) for the purposes of this particular analytical approach, plus the transaction costs of the transaction of $928,000. Importantly, PBG assumed the Terminal Value of First Avenue’s operations in 2018 would be an amount between (i) 150% of First Avenue’s year-end 2018 allocated tangible equity and 9.4 times its 2018 net income and (ii) 175% of First Avenue’s year-end 2018 allocated tangible equity and 11.00 times its 2018 net income. All earnings generated by First Avenue during the 2016 through 2018 period are assumed to be retained in First Avenue, thereby increasing its Allocated Tangible Equity during this period. These amounts were then used to estimate the internal rate of return provided to Coastal by its investment in First Avenue. The internal rate of return is the annual, compounded return that equates the initial investment in First Avenue at year-end 2015 to the 2018 Terminal Value.

47

Internal Rate Of Return Summary

First Avenue’s Cash Flows To Be Discounted

(dollars in thousands)

	Annual Acquired Net Income and Book Value Amounts(1)				Representative 2018 Terminal Multiples and Implied Terminal Values
	2015	2016	2017	2018
Book Value Multiples					150%		175%

Net Income Multiples					9.4	x	11.0	x

Acquired Net Income		$789	$1,733	$2,629	$24,780		$28,910
Dividends		0	0	0
Allocated Tangible Equity (Book Value)	$11,369	12,158	13,891	16,520	24,780		28,910

Total Assets	125,000	149,000	176,800	215,300

Tangible Equity To Assets	9.10%	8.12%	7.86%	7.67%

Return On Assets		0.53%	0.98%	1.22%

(1) Reflect the benefit of cost savings and revenue enhancements of the merger that would not be expected to be realized on a standalone basis.

Implied Internal Rate Of Return

(three year discounting period)

	Terminal Multiples
	1.5x Book	1.75x Book
	9.4x Net Income	11.0x Net Income

Internal Rate Of Return On First Avenue Investment	26%	33%

The above chart suggests an internal rate or return in the 26% to 33% range could be expected on Coastal’s $12.297 million investment in First Avenue based upon what PBG believes are reasonable assumptions.

Paces Battle Group, Inc.’s Compensation and Other Relationships with Coastal

Coastal’s board of directors selected PBG as its financial advisor in connection with the merger based on PBG’s qualifications, expertise, reputation and experience in mergers and acquisitions. Coastal agreed to pay PBG advisory and transaction fees totaling $50,000, half of which was payable upon the signing of the merger agreement and delivery of PBG’s fairness opinion to the board of directors. The other half is contingent upon completion of the merger. Coastal has also agreed to reimburse PBG for its expenses and to indemnify PBG against certain liabilities arising out of its engagement. PBG’s fairness opinion was approved by PBG’s fairness opinion committee.

PBG in the past has provided and in the future may provide investment banking and other financial services to Coastal. In the past two years, PBG has received no compensation other than fees referenced above for such services and in the future may receive compensation for rendering of such services.

48

THE MERGER AGREEMENT

This section of the proxy statement/offering circular describes certain terms of the merger agreement. It is not intended to include every term of the merger, but rather addresses only the significant aspects of the merger. This discussion is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this joint proxy statement/offering circular and is incorporated herein by reference, and the opinions of the parties’ respective financial advisors, which are attached as Appendices D and E to this joint proxy statement/offering circular and are incorporated herein by reference. We urge you to read these documents as well as the discussion in this document carefully.

General; Business and Operations after the Merger

If the shareholders of First Avenue and Coastal approve the merger agreement and the other conditions to the consummation of the merger are satisfied, Coastal will acquire First Avenue. Coastal will exchange 0.4848 shares of Coastal common stock for each outstanding share of First Avenue common stock, except for fractional shares and dissenting shares which will receive cash as described further below. Each share of Coastal common stock issued and outstanding immediately prior to the effective date of the merger, except for shares as to which dissenters’ rights have been exercised, will remain issued and outstanding and unchanged as a result of the merger.

Upon the consummation of the merger, First Avenue will merge with and into CBC National with CBC National surviving the merger. First Avenue will cease to exist after the merger, and the business of First Avenue will be conducted through CBC National. Two current First Avenue directors, John Q. Adams, II and Kenneth C. Ausley, will be appointed to the boards of directors of Coastal and CBC National to serve on their respective boards following the merger. With the exception of the aforementioned additions, it is expected that the current directors and executive officers of Coastal and CBC National will remain in place following the merger.

What First Avenue Shareholders Will Receive in the Merger

Stock Merger Consideration

If the merger is completed, holders of First Avenue common stock will receive for each of their shares 0.4848 shares of Coastal common stock, except in the cases referred to under “— Fractional Shares” and “Dissenters’ Rights” below.

First Avenue common stock is not traded on the any securities exchange or quotation system. Coastal’s common stock is quoted on the OTCQX market of the OTC Market Groups, Inc. but trading on this market has historically been limited. Prior to the mailing of this joint proxy statement/offering circular, the last sale of Coastal common stock reported on the OTCQX occurred on [___________], 2016 at $[_____] per share, and the last sale of First Avenue common stock known to management occurred on April 14, 2015 at $4.00 per share. However, given the historical absence of a fully liquid market for Coastal and First Avenue common stock, neither the price at which Coastal or First Avenue common stock was last sold nor the price of Coastal common stock for the purposes of cashing out fractional shares in this transaction should be considered indicative of the value of Coastal common stock following this transaction.

Any shares of First Avenue common stock held in the treasury of First Avenue immediately prior to the effective time of the merger will be canceled and extinguished. No payment will be made with respect to such shares. In addition, all outstanding options to purchase First Avenue common stock will be converted into options to purchase Coastal common stock, with the number of shares of Coastal common stock subject to each converted option equal to 0.4848 times the number of First Avenue common stock subject to the option rounded down to the nearest whole share and at an exercise price equal to the exercise price of the First Avenue option divided by 0.4848, rounded up to the nearest cent.

49

Fractional Shares

No fractional shares of Coastal common stock will be issued in connection with the merger. Instead, Coastal will make a cash payment without interest to each shareholder of First Avenue who would otherwise receive a fractional share. The amount of such cash payment will equal the average bid price for Coastal’s common stock as reported on the OTCQX market of the OTC Market Groups, Inc. for the 30 trading days preceding the effective time of the merger, multiplied by the fraction of a share of Coastal common stock otherwise issuable to such shareholder.

Dissenters’ Rights

Holders of shares of First Avenue common stock who properly elect to exercise the dissenters’ rights provided for under Section 215a of the National Bank Act will receive the value of their shares in cash and will not have their shares converted into the right to receive merger consideration, Coastal common stock. If a holder’s dissenters’ rights are lost or withdrawn, such holder will receive his, hers or its pro rata portion of the merger consideration. Coastal shareholders will also have dissenters’ rights in connection with their vote on the merger. See “Dissenters’ Rights” on page 77 and Appendices B and C for additional information.

Effect of the Merger on First Avenue Options

As of September 30, 2015, First Avenue had 283,958 options to purchase First Avenue common stock outstanding at a weighted average exercise price of $6.04 per share. The merger agreement provides for all outstanding options to acquire First Avenue common stock be converted into options to purchase Coastal common stock, with the number of shares of Coastal common stock subject to each converted option equal to 0.4848 times the number of First Avenue common stock subject to the option rounded down to the nearest whole share and at an exercise price equal to the exercise price of the First Avenue option divided by 0.4848, rounded up to the nearest cent.

Closing and Effective Time of the Merger

The merger will be completed only if all of the following occur:

•	the merger agreement is approved by First Avenue’s and Coastal’s shareholders;
•	all required regulatory consents and approvals are obtained; and
•	all other conditions to the merger discussed in this joint proxy statement/offering circular and the merger agreement are either satisfied or waived.

If all of these conditions are met, the closing of the merger will occur no later than 10 business days following the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions (other than those conditions that by their nature are to be satisfied or waived at the closing, but subject to the satisfaction or waiver of such conditions at such time), unless another time or date is determined by mutual agreement of Coastal and First Avenue.

Representations and Warranties in the Merger Agreement

First Avenue and Coastal have made customary representations and warranties to each other as part of the merger agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that First Avenue and Coastal have exchanged in connection with signing the merger agreement. While First Avenue and Coastal do not believe that these disclosure schedules contain information that securities laws require the parties to publicly disclosure other than the information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, shareholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the merger agreement and certain representations and warranties may have been modified in part by the underlying disclosure memoranda. Moreover, information concerning the subject matter of the representations and warranties may have change since the date of the merger agreement, which subsequent information may or may not be fully reflected in the public disclosures of First Avenue or Coastal. First Avenue’s representations and warranties are contained in Section 5 of the merger agreement and relate to, among other things:

50

•	its organization and authority to enter into the merger agreement;
•	its capitalization, subsidiaries, properties and financial statements;
•	pending and threatened litigation against First Avenue and its subsidiaries;
•	First Avenue Bank’s loan portfolio and allowance for loan losses;
•	the absence of certain changes or events since September 30, 2015;
•	its insurance, employee benefits and matters, tax, intellectual property, and environmental matters;
•	First Avenue Bank’s privacy of customer information and the status of technology systems;
•	its legal and regulatory compliance;
•	its contractual obligations and contingent liabilities; and
•	its public reports filed with its regulatory authority.

Coastal’s representations and warranties are contained in Section 6 of the merger agreement and relate to, among other things:

•	its organization and authority to enter into the merger agreement;
•	its capitalization, subsidiaries and financial statements;
•	pending and threatened litigation against Coastal and its subsidiaries;
•	CBC National’s loan portfolio and allowance for loan losses;
•	tax matters;
•	legal and regulatory compliance;
•	the shares of Coastal common stock to be issued in the merger; and

•        its public reports filed with its regulatory authority.

Each party’s representations and warranties are for the benefit of the other; they are not for the benefit of and may not be relied upon by shareholders. The representations and warranties of the parties will not survive the closing of the merger.

Conditions to the Merger

The merger agreement contains a number of conditions that must be satisfied or waived (if they are waivable) to complete the merger. The conditions include, among other things:

•	approval by First Avenue’s shareholders and Coastal’s shareholders of the merger agreement by the required vote;

•	approval of the merger and the transactions contemplated thereby by applicable regulatory authorities without imposing conditions which would have a material adverse effect on (1) the financial position, business, results of operations or prospects of either Coastal or First Avenue , or (2) either party’s ability to perform its obligations under the merger agreement;

•	receipt of all third-party consents (other than the regulatory consents described above) necessary to consummate the merger, other than those that would not have a material adverse effect on the party required to obtain the consent;

•	receipt by First Avenue and Coastal of an opinion from Bryan Cave LLP that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	the absence of a stop order suspending the qualification of Coastal’s offering statement under the Securities Act with respect to the shares of Coastal common stock to be issued to the First Avenue shareholders;

•	Coastal’s receipt of all required approvals by state securities or “blue sky” authorities with respect to the issuance of Coastal common stock to First Avenue shareholders;

51

•	the absence of an order, decree or injunction enjoining or prohibiting completion of the merger;

•	that each party’s fairness opinion from its independent financial advisor shall not have been withdrawn;

•	the appointment of John Q. Adams, II and Kenneth C. Ausley to Coastal’s and CBC National’s boards of directors to serve following the merger; and

•	each party’s certification to the other as to the continued accuracy of the representations and warranties contained in the merger agreement, compliance with covenants and closing conditions and the satisfaction of all other matters applicable to the transaction.

The conditions to the merger are set forth in Article 9 of the merger agreement. The parties intend to complete the merger as soon as practicable after all conditions have been satisfied or waived; however, we cannot assure you that all conditions will be satisfied or waived.

Waiver and Amendment

Nearly all of the conditions to completing the merger may be waived at any time by the party for whose benefit they were created; however, the merger agreement provides that the parties may not waive any condition that would result in the violation of any law or regulation. Also, the parties may amend or supplement the merger agreement at any time by written agreement. Any change in the terms of the merger agreement after the First Avenue special shareholders meeting may require a re-solicitation of votes from First Avenue’s shareholders with respect to the amended merger agreement.

Business of First Avenue Pending the Merger

The merger agreement requires First Avenue to continue to operate its business as usual and to preserve its business organization, rights and franchises pending the merger and to refrain from taking any action that would materially adversely affect the receipt of required regulatory or other consents or materially adversely affect either party’s ability to perform its covenants and agreements under the merger agreement. Among other things, and subject to certain specified exceptions, First Avenue may not, without Coastal’s consent, take or agree to take any of the following actions:

•	amend its articles of association or bylaws or other governing instruments;

•	incur any additional debt or other obligation in excess of $50,000 or allow any lien or encumbrance to be placed on any asset, except in the ordinary course of business and consistent with past practices;

•	redeem, repurchase, or otherwise acquire any shares of its capital stock (except exchanges in the ordinary course under employee benefit plans) or pay any distribution or dividend on its capital stock, except for dividends on the Preferred Stock;

•	issue, sell, pledge, encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of its common stock, except pursuant to the exercise of currently outstanding options;

•	adjust, split, combine, substitute or reclassify any shares of its common stock or dispose of any asset having a book value in excess of $50,000 except in the ordinary course of business for reasonable and adequate consideration;

•	except in the ordinary course of business, purchase investment securities or make any material investments;

•	enter into or modify any agreement requiring the payment of any salary, bonus, extra compensation, pension or severance payment to any of its current or former directors, employees or service providers, or, subject to certain exceptions, increase the compensation of any such person in any manner inconsistent with its past practices;

•	adopt any new employee benefit plan or terminate or amend any existing plans, except as required by law;

52

•	make any significant change to tax or accounting methods or internal accounting controls, except as required by law, regulation or GAAP;

•	commence any litigation inconsistent with past practices or settle any litigation for over $50,000 in money damages or any restrictions on its operations;

•	except in the ordinary course of business, enter into, modify, amend, or terminate any contract (other than any loan) or waive, release, or assign any right or claim in any amount exceeding $50,000; or

•	except in the ordinary course of business, enter into, modify, amend or terminate any loan Contract with an unpaid balance or waive, release, compromise or assign any right or claim related to any such loan Contract in an amount exceeding $150,000.

The restrictions on First Avenue’s business activities are set forth in Section 7.2 of the merger agreement.

Business of Coastal Pending the Merger

The merger agreement requires Coastal to continue to operate its business as usual and to preserve its business organization, rights and franchises pending the merger and to refrain from taking any action that would materially adversely affect the receipt of required regulatory or other consents or materially adversely affect either party’s ability to perform its covenants and agreements under the merger agreement. Among other things, and subject to certain specified exceptions, Coastal may not, without First Avenue’s consent, take or agree to take any of the following actions:

•	amend its articles of incorporation or bylaws or other governing instruments;

•	redeem, repurchase, or otherwise acquire any shares of its capital stock (except exchanges in the ordinary course under employee benefit plans and repurchases of up to an aggregate of 10,000 shares of common stock) or pay any distribution or dividend on its capital stock;

•	issue, sell, pledge, encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of its common stock, except in the ordinary course of business;

•	adjust, split, combine, substitute or reclassify any shares of its common stock or dispose of any asset having a book value in excess of $150,000 except in the ordinary course of business for reasonable and adequate consideration; or

•	make any significant change to tax or accounting methods or internal accounting controls, except as required by law, regulation or GAAP.

The restrictions on Coastal’s business activities are set forth in Section 7.3 of the merger agreement.

No Solicitation of Alternative Transactions

First Avenue was required to immediately cease any negotiations with any person regarding any acquisition transaction existing at the time the merger agreement was executed. In addition, First Avenue may not solicit, directly or indirectly, inquiries or proposals with respect to, or, except to the extent determined by First Avenue’s board of directors in good faith, after consultation with its legal counsel, to be required to discharge properly the directors’ fiduciary duties, furnish any information relating to, or participate in any negotiations or discussions concerning, any sale of all or substantially all of its assets, any purchase of a substantial equity interest in it or any merger or other combination with it. Subject to the same fiduciary duties, First Avenue’s board may not withdraw its recommendation to its shareholders of the merger or recommend to its shareholders any such other transaction.

First Avenue was also required to instruct its respective officers, directors, agents, and affiliates to refrain from taking action prohibited by First Avenue and is required to notify Coastal immediately if it receives any inquiries from third parties. However, no director or officer of First Avenue is prohibited from taking any action that the board of directors of First Avenue determines in good faith, after consultation with counsel, is required by law or is required to discharge such director’s or officer’s fiduciary duties.

53

Termination of the Merger Agreement; Termination Fee

The merger agreement specifies the circumstances under which the parties may terminate the agreement and abandon the merger. Those circumstances are:

•	by mutual consent of First Avenue’s board of directors and Coastal’s board of directors;

•	by either party if the other party materially breaches any representation, warranty or covenant, such breach cannot be, or is not, cured within 30 days after written notice and the existence of such breach would result in a “material adverse effect,” as defined in the merger agreement, on the breaching party;

•	by either party if First Avenue’s or Coastal’s shareholders do not approve the merger agreement or if any required consent of any regulatory authority is denied or issued subject to conditions which would have a material adverse effect on (1) the financial position, business, results of operations or prospects of either Coastal or First Avenue, or (2) either party’s ability to perform its obligations under the merger agreement;

•	by either party if the merger has not been consummated or a condition precedent cannot be satisfied or waived by April 30, 2016 (or May 31, 2016 if the impediment is the result of a delay in receiving regulatory approval or effectiveness of the Registration Statement), so long as the failure to consummate is not caused by a breach of the merger agreement by the party electing to terminate;

•	by Coastal if First Avenue’s board of directors withdraws, modifies or changes its recommendation to its shareholders of the merger agreement; cancels the shareholders or board meeting at which the shareholders or directors will vote on the merger agreement; recommends or approves a merger, sale of assets or other business combination or substantial investment by a third party (other than the Coastal merger); or resolves or announces any agreement to do any of those things;

•	by First Avenue if First Avenue receives a bona fide written offer for an acquisition transaction that the First Avenue board determines in good faith, after consultation with its financial advisors and counsel, to be more favorable to the First Avenue shareholders than the Coastal merger; or

•	by Coastal if the aggregate number of shares of First Avenue common stock multiplied by 0.4848 plus the number of shares of Coastal commons stock for which dissenters’ rights have been asserted exceeds 130,000 shares.

If either party terminates the merger agreement because First Avenue’s board withdraws or changes its recommendation of the merger agreement, cancels the meeting at which First Avenue’s shareholders or board will vote on the merger agreement, or recommends, approves or announces an acquisition transaction other than the Coastal merger, or if First Avenue terminates the agreement because it has received an offer for such an acquisition transaction that it desires to accept, then First Avenue (or its successor) must pay Coastal a termination fee of $550,000. In addition, if the merger agreement is terminated by a party based on a Material Breach by the other party, then the breaching party will be required to pay the non-breaching party liquidated damages equal to the aggregate total of the documented out-of-pocket legal, investment banking, accounting, consulting and other expenses incurred by the non-breaching party in connection or associated with the preparation, negotiation, and execution of the merger agreement.

Provisions of the merger agreement regarding confidentiality, payment of the termination fee and indemnification of First Avenue and its controlling persons will survive any termination of the merger agreement.

Payment of Expenses Relating to the Merger

Subject to their obligations in the event of a Material Breach as described above, the parties will pay all of their own expenses related to negotiating and completing the merger.

54

Employee Benefits of First Avenue Employees after the Merger

Coastal has agreed to offer to all current employees of First Avenue who become Coastal employees as a result of the merger substantially similar employee benefits to those that Coastal offers to its employees in similar positions.

Interests of Certain Persons in the Merger

Some of First Avenue’s directors and executive officers have interests in the transaction in addition to their interests generally as shareholders of First Avenue. These interests are described below. First Avenue’s board of directors was aware of these interests and considered them, in addition to other matters, in approving the merger agreement. Such interests include:

Employment Agreements with First Avenue Executives

CBC National has entered into employment agreements with Adam Woods, Jason S. Welborn and Patrick H. Moses, which will become effective upon the effective time of the merger. CBC National has also entered into a retention agreement with Jason S. Welborn that will also become effective upon the effective time of the merger. Copies of each of the employment agreements and the retention agreement are attached as exhibits to the Form 1-A of which this proxy statement/offering circular is a part. A summary of each of the agreements follows.

New Employment Agreement for Mr. Woods. Concurrently with negotiating the terms of the merger agreement, Mr. Woods and CBC National management negotiated the terms of an employment arrangement for Mr. Woods (the “Woods Employment Agreement”) to take effect upon the effective time of the merger. The Woods Employment Agreement is intended to reflect the terms of Mr. Woods’ continuing employment following the consummation of the merger. The material terms of the Woods Employment Agreement are as follows:

•	Mr. Woods will be employed as a Market Executive of CBC National;
•	The Woods Employment Agreement will be in effect for one year from the date it will become effective (which will coincide with the effective time of the merger), subject to annual renewals thereafter;
•	Mr. Woods’ annual base salary will be $148,400, subject to annual review for potential adjustments based on an evaluation of Mr. Woods’ performance;
•	Mr. Woods will be eligible to earn annual bonus compensation in such manner as may be determined by, and based on performance measures established by, CBC National’s board of directors upon recommendation of the compensation committee consistent with CBC National’s strategic planning process;
•	Mr. Woods will receive a signing bonus of $20,000;
•	Mr. Woods will receive a retention bonus of $140,000 if he remains employed with CBC National for a period of 12 months following a subsequent Coastal “change in control,” as such term is defined in the Woods Employment Agreement, or if his employment is involuntarily terminated without “cause,” as such term is defined in the Woods Employment Agreement, during such 12-month period;
•	Mr. Woods will be eligible for grants of long-term equity incentives on terms no less favorable than grants made to similarly situated executives;
•	Mr. Woods will be entitled to paid vacation of no less than four (4) weeks annually;
•	Mr. Woods will be entitled to such other benefits as may be available from time to time for similarly situated employees of CBC National; and
•	If, while the Woods Employment Agreement is in effect, Mr. Woods’ employment is involuntarily terminated by CBC National without “cause” either prior to or more than 12 months following a subsequent Coastal “change in control,” as such term is defined in the Woods Employment Agreement, then CBC National will pay Mr. Woods severance pay in the form of base salary continuation for a period of 12 months.

During the term of the Woods Employment Agreement and for as long as permitted by applicable law after any termination of employment occurring while the Woods Employment Agreement is in effect, Mr. Woods will maintain the confidentiality of Coastal’s trade secrets and other confidential information.

During the term of the Woods Employment Agreement and for a restricted period after any termination of employment occurring while the Woods Employment Agreement is in effect, Mr. Woods will not compete with Coastal within Alachua, Marion, and Sumter Counties, Florida. Also during the term of the Woods Employment Agreement and for the restricted period, Mr. Woods will not solicit CBC National’s employees with whom he had material contact nor, within Alachua, Marion, and Sumter Counties, Florida, will he solicit customers with whom he had material contact, as further described in the Woods Employment Agreement. The restricted period extends for 12 months following termination of employment with regard to Marion and Sumter Counties and three (3) months following termination of employment with regard to Alachua County.

55

Existing Change in Ownership Agreement with Mr. Moses. First Avenue is party to an existing change in ownership agreement with Mr. Moses (the “Moses Existing Agreement”). Under the Moses Existing Agreement, Mr. Moses is eligible to receive a lump sum payment at the closing of a “change in ownership,” as defined in the Moses Existing Agreement, equal to the sum of (i) his annual base salary and (ii) any bonus amount paid to him within the one-year period ending with the change in ownership if Mr. Moses is employed by First Avenue on the effective date of the change in ownership or if he is involuntarily terminated without “cause,” as defined in the Moses Existing Agreement, within 180 days prior to the change in ownership. However, concurrently with negotiating the terms of the merger agreement, Mr. Moses and CBC National management negotiated the terms of a new employment arrangement for Mr. Moses (the “Moses Employment Agreement”) to replace the Moses Existing Agreement and to take effect upon the effective time of the merger. Accordingly, upon the effective time of the merger, the Moses Existing Agreement will terminate and he will not receive any payment under such agreement in connection with the merger. The new Moses Employment Agreement is described below.

New Employment Agreement for Mr. Moses. The Moses Employment Agreement is intended to reflect the terms of Mr. Moses’ continuing employment following the effective time of the merger. The material terms of the Moses Employment Agreement are as follows:

•	Mr. Moses will be employed as a Senior Vice President of CBC National;
•	The Moses Employment Agreement will be in effect for one year from the date it will become effective (which will coincide with the effective time of the merger), subject to annual renewals thereafter;
•	Mr. Moses’ annual base salary will be $153,650, subject to annual review for potential adjustments based on an evaluation of Mr. Moses’ performance;
•	Mr. Moses will be eligible to earn annual bonus compensation in such manner as may be determined by, and based on performance measures established by, CBC National’s board of directors upon recommendation of the Compensation Committee consistent with CBC National’s strategic planning process;
•	Mr. Moses will receive a signing bonus of $139,000;
•	Mr. Moses will be eligible for grants of long-term equity incentives on terms no less favorable than grants made to similarly situated executives;
•	Mr. Moses will be entitled to paid vacation of no less than three (3) weeks annually; and
•	Mr. Moses will be entitled to such other benefits as may be available from time to time for similarly situated employees of CBC National.

During the term of the Moses Employment Agreement and for as long as permitted by applicable law after any termination of employment occurring while the Moses Employment Agreement is in effect, Mr. Moses will maintain the confidentiality of Coastal’s trade secrets and other confidential information.

During the term of the Moses Employment Agreement and for a restricted period after the termination of employment, Mr. Moses will not solicit CBC National’s employees with whom he had material contact nor, within Alachua, Marion, and Sumter Counties, Florida, will he solicit customers with whom he had material contact, as further described in the Moses Employment Agreement. The restricted period extends for 12 months following a termination of employment occurring within the first 12 months after the merger and for three (3) months following a termination of employment at any time following such 12-month period.

Existing Change in Ownership Agreement with Mr. Welborn. First Avenue is party to an existing change in ownership agreement with Mr. Welborn (the “Welborn Existing Agreement”). Under the Welborn Existing Agreement, Mr. Welborn is eligible to receive a lump sum payment at the closing of a “change in ownership,” as defined in the Welborn Existing Agreement, equal to the sum of (i) his annual base salary and (ii) any bonus amount paid to him within the one-year period ending with the change in ownership if Mr. Welborn is employed by First Avenue on the effective date of the change in ownership or if he is involuntarily terminated without “cause,” as defined in the Welborn Existing Agreement, within 180 days prior to the change in ownership. However, concurrently with negotiating the terms of the merger agreement, Mr. Welborn and CBC National management negotiated the terms of a retention arrangement for Mr. Welborn (the “Welborn Retention Agreement”) to replace the Welborn Existing Agreement and to take effect upon the effective time of the merger. Accordingly, upon the effective time of the merger, the Welborn Existing Agreement will terminate and he will not receive any payment under such agreement in connection with the merger. The new Welborn Retention Agreement is described below.

56

New Retention Agreement for Mr. Welborn. The Welborn Retention Agreement is intended to provide a retention payment opportunity to Mr. Welborn.

The material terms of the Welborn Retention Agreement provide that if Mr. Welborn continues in the employ of CBC National until the effective date of a subsequent “change in control” of Coastal (as defined in the Welborn Retention Agreement) or if his employment is terminated prior to that date due to (i) death or disability or (ii) an involuntary termination of employment without “cause” (as defined in the Welborn Retention Agreement), then Mr. Welborn is to be paid in a lump sum an amount equal to sixty-one percent (61%) of the sum of his annual base salary and any bonus amount paid to him in the most recent calendar year ending prior to the payment event. Alternatively, if Mr. Welborn resigns for any reason or is terminated for cause before a payment event described in the immediately preceding sentence, then Mr. Welborn will be paid a lump sum amount of $69,500.

New Employment Agreement for Mr. Welborn. Additionally, concurrently with negotiating the terms of the Welborn Retention Agreement, Mr. Welborn and CBC National management negotiated the terms of an employment arrangement for Mr. Welborn (the “Welborn Employment Agreement”) to take effect upon the effective time of the merger. The Welborn Employment Agreement is intended to reflect the terms of Mr. Welborn’s continuing employment following the consummation of the merger. The material terms of the Welborn Employment Agreement are as follows:

•	Mr. Welborn will be employed as a Senior Vice President of CBC National;
•	The Welborn Employment Agreement will be in effect for one year from the date it will become effective (which will coincide with the effective time of the merger), subject to annual renewals thereafter;
•	Mr. Welborn’s annual base salary will be $153,650, subject to annual review for potential adjustments based on an evaluation of Mr. Welborn’s performance;
•	Mr. Welborn will be eligible to earn annual bonus compensation in such manner as may be determined by, and based on performance measures established by, CBC National’s board of directors upon recommendation of the Compensation Committee consistent with CBC National’s strategic planning process;
•	Mr. Welborn will receive a signing bonus of $69,500;
•	Mr. Welborn will be eligible for grants of long-term equity incentives on terms no less favorable than grants made to similarly situated executives;
•	Mr. Welborn will be entitled to paid vacation of no less than three (3) weeks annually; and
•	Mr. Welborn will be entitled to such other benefits as may be available from time to time for similarly situated employees of CBC National.

During the term of the Welborn Employment Agreement and for as long as permitted by applicable law after any termination of employment occurring while the Welborn Employment Agreement is in effect, Mr. Welborn will maintain the confidentiality of Coastal’s trade secrets and other confidential information.

During the term of the Welborn Employment Agreement and for a restricted period after the termination of employment, Mr. Welborn will not solicit CBC National’s employees with whom he had material contact nor, within Alachua, Marion, and Sumter Counties, Florida, will he solicit customers with whom he had material contact, as further described in the Welborn Employment Agreement. The restricted period extends for 12 months following a termination of employment occurring within the first 12 months after the merger and for four (4) months following a termination of employment at any time following such 12-month period.

57

Appointment of Two Directors to Coastal’s and CBC National’s Boards of Directors

Upon the consummation of the merger, current First Avenue directors John Q. Adams, II and Kenneth C. Ausley will be appointed to the boards of directors of Coastal and CBC National. Coastal and CBC National have also agreed to nominate Messrs. Adams and Ausley for election to Coastal’s and CBC National’s boards of directors at the first applicable shareholders meeting after the expiration of their initial terms.

First Avenue Stock Options

As of the date of the merger agreement, First Avenue’s directors and executive officers held options to purchase an aggregate of 283,958 shares of First Avenue common stock, with a weighted average exercise price of $6.04 per share. The merger agreement provides for all outstanding options to acquire First Avenue common stock be converted into options to purchase Coastal common stock, with the number of shares of Coastal common stock subject to each converted option equal to 0.4848 times the number of First Avenue common stock subject to the option, rounded down to the nearest whole share, and at an exercise price equal to the exercise price of the First Avenue option divided by 0.4848, rounded up to the nearest cent.

Indemnification and Insurance

Coastal has agreed to indemnify, to the fullest extent permitted by the Florida Business Corporation Act and other applicable Law, all past and present directors and officers of the First Avenue against any costs, expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person was a director, officer or fiduciary of First Avenue, whether such matter is asserted prior to, at or after the consummation of the merger. Coastal has also agreed to provide advancement of the expenses to the indemnified party (provided that the indemnified party undertakes to repay advances if it is determine that he or she is not entitled to be indemnified). This obligation of Coastal to provide indemnification will continue from the consummation of the merger for a period concurrent with the applicable statute of limitations.

Additionally, Coastal has agreed that it shall use its best efforts to cause the persons serving as First Avenue officers or directors prior to the merger to be covered for a period of six years from the effective time of the merger by the directors’ and officers’ liability insurance policy maintained by First Avenue with respect to acts or omissions occurring prior to or at the effective time. Alternatively, Coastal may, in its reasonable discretion with the consent of First Avenue, substitute a policy or policies with at least the same coverage and amounts and terms and conditions that are no less advantageous to First Avenue’s directors and officers. The aggregate premium to be paid by First Avenue for such insurance shall not exceed 200% of the most current annual premium paid by First Avenue for its directors and officers liability insurance without Coastal’s prior approval.

Trading Market for Coastal Stock

The shares of Coastal common stock issued pursuant to the merger will be qualified under the Regulation A exemption from registration under the Securities Act of 1933, as amended, and will be freely transferable under applicable securities laws, except to the extent of any limitations or restrictions applicable to any shares received by any shareholder who may be deemed an affiliate of Coastal following completion of the merger. See “—Resale of Coastal Common Stock,” at page 60.

Coastal’s common stock is quoted on the OTCQX market of the OTC Market Groups, Inc. but trading on this market has historically been limited and there is no guarantee that a more active market for shares of Coastal common stock will develop.

Coastal Dividends

The holders of Coastal common stock receive dividends if and when declared by the Coastal board of directors out of legally available funds. Coastal’s board of directors has not declared a dividend since its inception in 1999 and does not currently expect to do so in the foreseeable future. Instead, the board currently anticipates that all earnings, if any, will be used for working capital, to support Coastal’s operations and to finance the growth and development of its business, including the merger and integration of First Avenue with CBC National. Any future determination relating to dividend policy will be made at the discretion of Coastal’s board of directors and will depend on a number of factors, including the company’s future earnings, capital requirements, financial condition, future prospects, regulatory restrictions and other factors that the board of directors may deem relevant.

58

Surrender and Exchange of First Avenue Stock Certificates

At the effective time of the merger, First Avenue shareholders who will receive Coastal common stock in the merger will automatically become entitled to all of the rights and privileges afforded to Coastal shareholders as of that time. However, the actual physical exchange of First Avenue common stock certificates for shares of Coastal common stock will occur after the merger. Coastal, at its discretion, may provide for the distribution of Coastal common stock to First Avenue shareholders entitled to receive Coastal common stock in the merger in the book-entry form only instead of issuing physical certificates.

Continental Stock Transfer and Trust will serve as exchange agent for the merger. Within five business days after the effective date of the merger, Coastal will send or cause to be sent to all First Avenue’s shareholders (other than any shareholders who have exercised their dissenters’ rights) a letter of transmittal with instructions for exchanging their First Avenue stock certificates for the merger consideration to which they are entitled. Each First Avenue stock certificate issued and outstanding immediately prior to the effective time of the merger will be deemed for all purposes to evidence the right to receive the merger consideration to which such holder is entitled, regardless of when they are actually exchanged.

Coastal will delay paying former shareholders of First Avenue who become holders of Coastal common stock pursuant to the merger any dividends or other distributions that may become payable to holders of record of Coastal common stock following the effective time of the merger until they have surrendered their certificates evidencing their First Avenue common stock, at which time Coastal will pay any such dividends or other distributions without interest.

You should not send in your First Avenue stock certificate(s) until you have received a letter of transmittal and further written instructions after the effective date of the merger. Please do NOT send in your stock certificates with your proxy card.

After the exchange agent receives your First Avenue certificate(s), together with a properly completed election form/letter of transmittal, it will deliver to you the merger consideration to which you are entitled, consisting of any Coastal common stock which may be in book-entry form or certificated (together with any withheld dividends or other distributions, but without interest thereon) and any cash payments due for a fractional share without interest.

Shareholders who cannot locate their stock certificates are urged to promptly contact:

First Avenue National Bank

910 SW 1st Avenue

Ocala, Florida 34471

Attention: Jason Welborn

Telephone: (352) 732-6616

First Avenue will issue a new stock certificate to replace the lost certificate(s) only if the shareholder of First Avenue signs an affidavit certifying that his, her or its certificate(s) cannot be located and containing an agreement to indemnify First Avenue and Coastal against any claim that may be made against First Avenue or Coastal by the owner of the certificate(s) alleged to have been lost or destroyed. First Avenue or Coastal may also require the shareholder to post a bond in an amount sufficient to support the shareholder’s agreement to indemnify First Avenue and Coastal.

59

Resale of Coastal Common Stock

The shares of Coastal common stock to be issued in the merger will be qualified under the Regulation A exemption from registration under the Securities Act. First Avenue shareholders who are not affiliates of Coastal may generally freely trade their Coastal common stock upon completion of the merger. The term “affiliate” generally means each person who is an executive officer, director or 10% shareholder of Coastal after the merger.

Those shareholders who are deemed to be affiliates of Coastal may only sell their Coastal common stock as provided by Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. Rule 144 requires the availability of current public information about the issuer, a holding period for shares issued without SEC registration, volume limitations and other restrictions on the manner of sale of the shares.

Affiliate Agreements

First Avenue has caused each executive officer and director of First Avenue to execute an Affiliate Agreement, in which each such officer or director agrees to vote all of his or her shares of First Avenue common stock in favor of the merger agreement. Coastal has obtained similar Affiliate Agreements from its directors and certain executive officers relating to their shares of Coastal common stock.

Forms of the Affiliate Agreements are attached as Exhibits C-1 and C-2 to the merger agreement, which is attached to this joint proxy statement/offering circular as Appendix A. These agreements may have the effect of discouraging third parties from making a proposal for an acquisition transaction involving First Avenue. The following is a brief summary of the material provisions of the agreements:

•	The executive officer or director agrees to vote, or cause to be voted, in person or by proxy, all of the First Avenue or Coastal common stock as to which he or she owns beneficially or of record in favor of the merger agreement unless First Avenue or Coastal, as applicable, is then in breach of the agreement.

•	The executive officer or director agrees, except for certain specific transfers set forth in the agreement, not to directly or indirectly transfer any of his or her First Avenue or Coastal common stock until the closing date of the merger without prior written consent of Coastal or First Avenue, as applicable.

•	The Affiliate Agreements are not intended and are not to be construed to require any individual in his or her capacity as a director, officer or employee, to act or fail to act in accordance with his or her fiduciary duties as a director, officer or employee. Nothing in the Affiliate Agreements precludes any individual from taking any actions in his or her capacity as a director, officer or employee at such time that either First Avenue or Coastal is permitted to take such action pursuant to the merger agreement. Also, the obligations of the individuals to the Affiliate Agreements are not applicable in connection with any acquisition proposal under the merger agreement.

Regulatory and Other Required Approvals

The merger of First Avenue with and into CBC National requires the approval of the OCC. Coastal filed an Interagency Bank Merger Act Application for approval of the merger with the OCC on December 31, 2015. In evaluating the merger, the OCC must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the OCC from approving the bank merger if:

•	it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•	its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner.

However, if the OCC should find that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served, it may approve the merger. The merger may not be consummated until the 30th day (which the OCC may reduce to 15 days) following the later of the date of OCC approval, during which time the U.S. Department of Justice would be afforded the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise.

60

In connection with or as a result of the merger, Coastal or First Avenue may be required, pursuant to other laws and regulations, either to notify or obtain the consent of other regulatory authorities and organizations to which such companies or subsidiaries of either or both of them may be subject. The Coastal common stock to be issued in exchange for First Avenue common stock in the merger has been qualified with the SEC under Regulation A of the Securities Act and will be issued pursuant to available exemptions from registration under state securities laws.

Status and Effect of Approvals

All regulatory applications and notices required to be filed prior to the merger have been filed. Coastal and First Avenue contemplate that they will complete the merger shortly after the later of the First Avenue or Coastal special shareholders meeting, assuming all required approvals are received.

Coastal and First Avenue believe that the proposed merger is compatible with the regulatory requirements described in the preceding paragraphs; however, we cannot assure you that we will be able to comply with any required conditions or that compliance or noncompliance with any such conditions would not have adverse consequences for the combined company after the merger.

While Coastal and First Avenue believe that the requisite regulatory approvals for the merger will be obtained, we can give you no assurance regarding the timing of the approvals, our ability to obtain the approvals on satisfactory terms or the absence of litigation challenging those approvals or otherwise. Similarly, we cannot assure you that any state attorney general or other regulatory authority will not attempt to challenge the merger on antitrust grounds or for other reasons, or, if such a challenge is made, project the result thereof. The merger is conditioned upon the receipt of all consents, approvals and actions of governmental authorities and the filing of all other notices with such authorities in respect of the merger.

We are not aware of any regulatory approvals that would be required for completion of the transactions contemplated by the merger agreement other than as described above. Should any other approvals be required, those approvals would be sought, but we cannot assure you that they will be obtained.

Accounting Treatment of the Merger

Coastal is required to account for the merger as a purchase transaction for accounting and financial reporting purposes under accounting principles generally accepted in the United States of America (“GAAP”). Under purchase accounting, the assets (including any identifiable intangible assets) and liabilities (including executory contracts and other commitments) of First Avenue at the effective time of the merger will be recorded at their respective fair values and added to those of Coastal. Any excess of purchase price over the fair values is recorded as goodwill. Any excess of the fair values over the purchase price is recorded in earnings as a bargain purchase gain. Consolidated financial statements of Coastal issued after the merger would reflect those fair values and would not be restated retroactively to reflect the historical consolidated financial position or results of operations of First Avenue.

61

UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

The following is the unaudited pro forma combined condensed consolidated financial information for Coastal and First Avenue after giving effect to the merger. The unaudited pro forma combined condensed consolidated statement s of financial condition as of December 31, 2014 and as of September 30, 2015 give effect to the merger as if it occurred on those respective dates . The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2014 give effect to the merger as if it occurred on January 1, 2014 , and the unaudited pro forma combined condensed consolidated statements of operations for the nine months ended September 30, 2015 give effect to the merger as if it occurred on January 1, 2015.

The unaudited pro forma combined condensed consolidated financial statements have been prepared using the acquisition method of accounting for business combinations under GAAP. Coastal is the acquirer for accounting purposes. Certain reclassifications have been made to the historical financial statements of First Avenue to conform to the presentation in Coastal’s financial statements.

A final determination of the fair values of First Avenue’s assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of First Avenue that exist as of the date of completion of the transaction. Consequently, fair value adjustments and amounts preliminarily allocated to a bargain purchase value or goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma combined condensed consolidated financial statements presented herein and could result in a material change in amortization of acquired intangible assets.

In connection with the plan to integrate the operations of Coastal and First Avenue following the completion of the merger, Coastal anticipates that nonrecurring charges, such as costs associated with system integrations, severance and other costs related to exit or disposal activities, will be incurred. Coastal is not able to determine the timing, nature and amount of these charges as of the date of this proxy statement/offering circular. However, these charges will affect the results of operations of Coastal and First Avenue, as well as those of the combined company following the completion of the merger, in the period in which they are recorded. The unaudited pro forma combined condensed consolidated statements of operations do not include the effects of the nonrecurring costs associated with any restructuring or integration activities resulting from the merger, as they are nonrecurring in nature and not factually supportable at this time. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration.

The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined condensed consolidated financial statements as a result of, among other things:

•	capital used or generated in First Avenue’s operations between the signing of the merger agreement and the completion of the merger;

•	changes in the fair values of First Avenue’s assets and liabilities;

•	other changes in First Avenue’s net assets that occur prior to the completion of the merger, which could cause material changes in the information presented below; and

•	the actual financial results of the combined company.

The unaudited pro forma combined condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial information is based on, and should be read together with, the historical consolidated financial statements and related notes of Coastal and First Avenue included in this proxy statement/offering circular.

62

COASTAL BANKING COMPANY, INC. AND FIRST AVENUE NATIONAL BANK

Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition

As of December 31, 2014

(In thousands)

			Pro Forma	Pro
	Coastal	First Avenue	Adjustments	Forma
Assets

Cash and cash equivalents	$4,178	$5,006	$—	$9,184
Investment securities available for sale	24,837	7,656	—	32,493
Bank stock, at cost (Federal Reserve Bank, FHLB)	5,392	476	—	5,868
Loans available for sale	24,492	—	—	24,492

Loans, net of unearned income (Note 4-A)	272,757	79,384	(500)	351,641
Allowance for loan losses (Note 4-B)	4,829	1,530	(1,530)	4,829
Loans, net	267,928	77,854	1,030	346,812

Premises and equipment, net (Note 4-C)	7,237	9,903	(3,000)	14,140
Bank-owned life insurance	2,403	—	—	2,403
SBA loan servicing rights	1,659	—	—	1,659
Other real estate owned and repossessed assets	7,322	—	—	7,322
Deferred taxes (Note 4-D)	811	1,509	(1,157)	1,163
Loan sales receivable	70,651	—	—	70,651
Accrued interest receivable	831	273	—	1,104
Other assets (Notes 4-E)	4,190	478	1,365	6,033
Total assets	$421,931	$103,155	$(1,762)	$523,324

Liabilities

Deposits
Noninterest- bearing	$34,930	$12,396	$—	$47,326
Interest-bearing	250,733	75,876	—	326,609
Total deposits	285,663	88,272	—	373,935

FHLB advances and other borrowings	83,500	1,561	—	85,061
Junior subordinated debentures	7,217	—	—	7,217
Accrued expenses and other liabilities	7,687	150	—	7,837

Total liabilities	384,067	89,983	—	474,050

Stockholders’ Equity

Preferred stock, par value $0.01	9,950	—	—	9,950
Common stock, par value $0.01 (Note 4-F)	27	9,132	(9,132)	27
Additional paid in capital	41,401	6,798	4,612	52,811
Accumulated deficit (Note 4-G)	(13,878)	(2,826)	2,826	(13,878)
Accumulated other comprehensive income (Note 4-H)	364	68	(68)	364

Total stockholders’ equity	37,864	13,172	(1,762)	49,274

Total liabilities and stockholders’ equity	$421,931	$103,155	$(1,762)	$523,324

63

COASTAL BANKING COMPANY, INC. AND FIRST AVENUE NATIONAL BANK

Unaudited Pro Forma Combined Condensed Consolidated Statement of Income

For the Year Ended December 31, 2014

(In thousands)

	Coastal	First Avenue	Pro Forma Adjustments	Pro Forma
Interest Income:
Interest and fees on loans (Note 4-I)	$16,662	$3,831	$167	$20,660
Securities	1,062	148	—	1,210
Interest-bearing deposits at other financial institutions	7	41	—	48
Total interest income	17,731	4,020	167	21,918

Interest Expense:
Deposits	1,778	352	—	2,130
Junior subordinated debentures	170	—	—	170
Borrowings	579	5	—	584
Total interest expense	2,527	357	—	2,884

Net interest income	15,204	3,663	167	19,034
Provision for loan losses	1,218	—	—	1,218
Net interest income after provision for loan losses	13,986	3,663	167	17,816

Non-Interest Income
Service charges on deposit accounts	249	183	—	432
Other service charges, commissions and fees	428	—	—	428
SBA loan income	3,290	—	—	3,290
Mortgage banking income	31,550	—	—	31,550
Gain on sale of securities available for sale	216	—	—	216
Income from investments in bank-owned life insurance	82	—	—	82
Other income (Note 4-L)	497	366	41	904
Total non-interest income	36,312	549	41	36,902

Non-Interest Expense
Salaries and employee benefits	33,354	2,104	—	35,458
Occupancy and equipment expense (Note 4-K)	2,946	460	(75)	3,331
Advertising expense	353	—	—	353
Audit fees	365	—	—	365
Data processing fees	1,554	349	—	1,903
Director fees	250	—	—	250
FDIC insurance expense	343	123	—	466
Legal and professional fees	859	157	—	1,016
Mortgage loan expense	2,512	—	—	2,512
OCC examination fees	118	—	—	118
Other real estate expense	1,227	—	—	1,227
Other operating costs (Note 4-J)	1,652	847	195	2,694
Total non-interest expense	45,533	4,040	120	49,693

Net income before income tax	4,765	172	88	5,025
Provision for income tax (Notes 4-M and 4-N)	1,647	87	(115)	1,619
Net income	$3,118	$85	$203	$3,406

Preferred stock dividends	839	—	—	839
Net earnings available to common shareholders	$2,279	$85	$203	$2,567
Basic earnings per share available to common shareholders	$0.86	$0.05	$—	$0.73
Diluted earnings per share available to common shareholders	$0.86	$0.04	—	$0.71
Shares outstanding	2,654,225	1,826,417	—	3,539,672

64

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements as of and for the Year Ended December 31, 2014

Note 1 — Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information has been prepared under the acquisition method of accounting for business combinations. The unaudited pro forma combined condensed consolidated statement of financial condition as of December 31, 2014 gives effect to the merger as if it occurred on that date. The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2014 give effect to the merger as if it occurred on January 1, 2014. This information is not intended to reflect the actual results that would have been achieved had the acquisition actually occurred on those dates. The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Certain historical data of First Avenue has been reclassified on a pro forma basis to conform to Coastal’s classifications.

Note 2 — Purchase Price

Each share of First Avenue common stock will be converted to the right to receive, promptly following the completion of the merger, 0.4848 of a share of Coastal common stock, subject to possible adjustment. Coastal will issue an aggregate of 885,447 shares of Coastal common stock to First Avenue stockholders pursuant to the terms of the merger agreement.

Note 3 — Allocation of Purchase Price of First Avenue

At the merger date, First Avenue’s assets and liabilities are required to be adjusted to their estimated fair values. The purchase price is then allocated to the identifiable assets and liabilities based on the fair value. The excess of the fair value of the net assets acquired over the purchase price is classified as a bargain purchase gain that will be reflected in income during the accounting period in which the merger occurs.

The pro forma purchase price was preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values as summaries in the following table:

At December 31, 2014
(in thousands)
Pro forma purchase price of First Avenue:
Fair value of Coastal common stock at $12.84 per share	$11,369
Consideration value for stock options	—
Total pro forma purchase price	$11,369

Fair value of cash assets acquired:
Cash	$5,006
Investment securities available for sale	8,132
Loans	78,884
Premises and equipment, net	6,903
Other assets	2,468
Total assets and identifiable assets acquired	$101,393

Fair value of liabilities assumed:
Deposits	$88,272
Accrued expenses and other liabilities	1,711
Total liabilities assumed	$89,983

Fair value of net assets and identifiable intangible assets acquired	$11,410

Excess of net assets and identifiable assets acquired over consideration	$(41)

65

Note 4 — Allocation of Purchase Price of First Avenue

The following pro forma adjustments have been included in the unaudited pro forma condensed combined financial information. Estimated fair value adjustments are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available.

The following are the pro forma adjustments made to record the transaction and to adjust First Avenue’s assets and liabilities to their estimated fair values at December 31, 2014 (in thousands):

A.	Adjustment to loans receivable, excluding allowance for loan losses:

	To reflect the discount on loans at the merger date, Coastal performed a fair value assessment of the loan portfolio and determined an estimated discount of approximately 0.63%	$500

B.	Adjustment to allowance for loan losses:

	To remove the First Avenue allowance for loan losses at period end as the credit risk is accounted for in the fair value adjustment for the loans receivable in Adjustment A above	$1,530

C.	Adjustment to premises:

	To reduce the historic cost less accumulated depreciation of First Avenue’s premises to reflect the estimated fair value of those facilities based on a third party evaluation	$(3,000)

D.	Adjust to deferred tax asset:

	To reduce First Avenue’s deferred tax asset to the limited benefit from the net operating loss carryforward as a result of the change in control	$(1,157)

E.	Adjustment to intangible assets:

	To record the estimated fair value of the core deposit intangible asset identified in the merger as calculated by a third party	$1,365

F.	Adjustment to common stock:

	To eliminate First Avenue’s historic balance of common stock	$(9,132)

G.	Adjustment to accumulated deficit:

	To eliminate First Avenue’s historical accumulated deficit	$2,826

H.	Adjustment to accumulated other comprehensive income:

	To eliminate First Avenue’s historical accumulated other comprehensive income	$(68)

66

For purposes of determining the pro forma effect of the merger on the unaudited pro forma condensed combined statement of income, the following pro forma adjustments have been made as if the acquisition occurred as of January 1, 2014 (in thousands):

I.	Adjustment to interest income – interest and fees on loans:

	To reflect the accretion of interest component of the loan discount resulting from the pro forma loan fair value adjustment referenced in Adjustment A above, which was calculated by using the sum of the digits balance method over five years	$167

J.	Adjustment to non-interest expense – other operating expenses:

	To reflect the amortization of the core deposit intangible asset resulting from the pro forma fair value adjustment referenced in Adjustment D above, which was based on an amortization period of seven years using the straight line depreciation method	$195

K.	Adjustment to occupancy and equipment expense (benefit):

	To reflect the reduction to depreciation expense based on the lower carrying value of premises referenced in Adjustment C above, based on a 40 year depreciable life using straight line depreciation method	$(75)

L.	Adjustment to other income

	To recognize the bargain purchase gain as calculated in Note 3 above. Bargain purchase gain is non-taxable	$41

M.	Adjustment to income tax expense (benefit):

	To reflect the reduced income tax expense from the effect of Adjustments I through K above at the estimated 39% statutory state and federal income tax rate	$18

N.	Adjustment to income tax expense:

	To reflect the income tax benefit from applying the First Avenue net operating loss carryforward, subject to the annual limitation equal of 3% of purchase price at the estimated 39% statutory state and federal income tax rate	$(133)

67

COASTAL BANKING COMPANY, INC AND FIRST AVENUE NATIONAL BANK

Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition

As of September 30, 2015

(In thousands)

			Pro Forma	Pro
	Coastal	First Avenue	Adjustments	Forma
Assets

Cash and cash equivalents	$4,935	$22,029	$—	$26,964
Investment securities available for sale	21,615	12,986	—	34,601
Bank stock, at cost (Federal Reserve Bank, FHLB)	5,435	487	—	5,922
Loans available for sale	45,788	—	—	45,788

Loans, net of unearned income (Note 4-A)	274,703	79,010	(500)	353,213
Allowance for loan losses (Note 4-B)	5,226	1,537	(1,537)	5,226
Loans, net	269,477	77,473	1,037	347,987

Premises and equipment, net (Note 4-C)	7,159	9,722	(3,000)	13,881
Bank-owned life insurance	2,500	—	—	2,500
SBA loan servicing rights	1,447	—	—	1,447
Other real estate owned and repossessed assets	6,332	—	—	6,332
Deferred taxes (Note 4-D)	558	1,524	(1,157)	925
Loan sales receivable	67,799	—	—	67,799
Accrued interest receivable	845	268	—	1,113
Other assets (Notes 4-E)	4,779	467	1,365	6,611
Total assets	$438,669	$124,956	$(1,755)	$561,870

Liabilities

Deposits
Noninterest- bearing	$43,562	$25,562	$—	$69,124
Interest-bearing	245,523	82,567	—	328,090
Total deposits	289,085	108,129	—	397,214

FHLB advances and other borrowings	88,800	3,441	—	92,241
Junior subordinated debentures	7,217	—	—	7,217
Accrued expenses and other liabilities	11,719	257	—	11,976

Total liabilities	396,821	111,827	—	508,648

Stockholders’ Equity

Preferred stock, par value $0.01	9,950	—	—	9,950
Common stock, par value $0.01 (Note 4-F)	27	9,132	(9,132)	27
Additional paid in capital	41,638	6,813	4,561	54,012
Accumulated deficit (Note 4-G)	(10,147)	(2,833)	2,833	(10,147)
Accumulated other comprehensive income (Note 4-H)	380	17	(17)	380

Total stockholders’ equity	41,848	13,129	(1,755)	53,222

Total liabilities and stockholders’ equity	$438,669	$124,956	$(1,755)	$561,870

68

COASTAL BANKING COMPANY, INC. AND FIRST AVENUE NATIONAL BANK

Unaudited Pro Forma Combined Condensed Consolidated Statement of Income

For the Nine Months Ended September 30, 2015

(In thousands)

	Coastal	First Avenue	Pro Forma Adjustments	Pro Forma
Interest Income:
Interest and fees on loans (Note 4-I)	$13,954	$3,324	$125	$17,403
Securities	603	205	—	808
Interest-bearing deposits at other financial institutions	6	33	—	39
Total interest income	14,563	3,562	125	18,250

Interest Expense:
Deposits	1,223	369	—	1,592
Junior subordinated debentures	129	—	—	129
Borrowings	487	2	—	489
Total interest expense	1,839	371	—	2,210

Net interest income	12,724	3,191	125	16,040
Provision for loan losses	350	—	—	350
Net interest income after provision for loan losses	12,374	3,191	125	15,690

Non-Interest Income
Service charges on deposit accounts	150	170	—	320
Other service charges, commissions and fees	334	—	—	334
SBA loan income	421	—	—	421
Mortgage banking income	44,128	—	—	44,128
Gain on sale of securities available for sale	—	110	—	110
Income from investments in bank-owned life insurance	63	—	—	63
Other income (Note 4-L)	21	92	5	118
Total non-interest income	45,117	372	5	45,494

Non-Interest Expense
Salaries and employee benefits	39,628	1,796	—	41,424
Occupancy and equipment expense (Note 4-K)	2,686	546	(56)	3,176
Advertising expense	345	—	—	345
Audit fees	374	—	—	374
Data processing fees	1,179	294	—	1,473
Director fees	217	—	—	217
FDIC insurance expense	263	101	—	364
Legal and professional fees	788	106	—	894
Mortgage loan expense	2,300	—	—	2,300
OCC examination fees	66	—	—	66
Other real estate expense	512	—	—	512
Other operating costs (Note 4-J)	1,611	711	146	2,468
Total non-interest expense	49,969	3,554	90	53,613

Net income before income tax	7,522	9	40	7,571
Provision for income tax (Notes 4-M and 4-N)	3,120	16	(86)	3,050
Net income	$4,402	$(7)	$126	$4,521

Preferred stock dividends	671	—	—	671
Net earnings available to common shareholders	$3,731	$(7)	$126	$3,850
Basic earnings per share available to common shareholders	$1.40	$0.00	$—	$1.08
Diluted earnings per share available to common shareholders	$1.37	$0.00	—	$1.07
Shares outstanding	2,674,848	1,826,417	—	3,539,672

69

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements as of and for the Nine Months Ended September 30, 2015

Note 1 — Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information has been prepared under the acquisition method of accounting for business combinations. The unaudited pro forma combined condensed consolidated statement of financial condition as of September 30, 2015 gives effect to the merger as if it occurred on that date. The unaudited pro forma combined condensed consolidated statements of operations for the nine months ended September 30, 2015 gives effect to the merger as if it occurred on January 1, 2015. This information is not intended to reflect the actual results that would have been achieved had the acquisition actually occurred on those dates. The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Certain historical data of First Avenue has been reclassified on a pro forma basis to conform to Coastal’s classifications.

Note 2 — Purchase Price

Each share of First Avenue common stock will be converted to the right to receive, promptly following the completion of the merger, 0.4848 of a share of Coastal common stock, subject to possible adjustment. Coastal will issue an aggregate of 885,447 shares of Coastal common stock to First Avenue stockholders pursuant to the terms of the merger agreement.

Note 3 — Allocation of Purchase Price of First Avenue

At the merger date, First Avenue’s assets and liabilities are required to be adjusted to their estimated fair values. The purchase price is then allocated to the identifiable assets and liabilities based on the fair value. The excess of the fair value of the net assets acquired over the purchase price is classified as a bargain purchase gain that will be reflected in income during the accounting period in which the merger occurs.

The pro forma purchase price was preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values as summaries in the following table:

At September 30, 2015
(in thousands)
Pro forma purchase price of First Avenue:
Fair value of Coastal common stock at $12.84 per share	$11,369
Consideration value for stock options	—
Total pro forma purchase price	$11,369

Fair value of cash assets acquired:
Cash	$22,029
Investment securities available for sale	13,473
Loans	78,510
Premises and equipment, net	6,722
Other assets	2,467
Total assets and identifiable assets acquired	$123,201

Fair value of liabilities assumed:
Deposits	$108,129
Accrued expenses and other liabilities	3,698
Total liabilities assumed	$111,827

Fair value of net assets and identifiable intangible assets acquired	$11,374

Excess of net assets and identifiable assets acquired over consideration to be paid	$(5)

70

Note 4 — Allocation of Purchase Price of First Avenue

The following pro forma adjustments have been included in the unaudited pro forma condensed combined financial information. Estimated fair value adjustments are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available.

The following are the pro forma adjustments made to record the transaction and to adjust First Avenue’s assets and liabilities to their estimated fair values at September 30, 2015 (in thousands):

A.	Adjustment to loans receivable, excluding allowance for loan losses:

	To reflect the discount on loans at the merger date, Coastal performed a fair value assessment of the loan portfolio and determined an estimated discount of approximately 0.63%	$500

B.	Adjustment to allowance for loan losses:

	To remove the First Avenue allowance for loan losses at period end as the credit risk is accounted for in the fair value adjustment for the loans receivable in Adjustment A above	$1,537

C.	Adjustment to premises:

	To reduce the historic cost less accumulated depreciation of First Avenue’s premises to reflect the estimated fair value of those facilities based on a third party evaluation	$(3,000)

D.	Adjust to deferred tax asset:

	To reduce First Avenue’s deferred tax asset to the limited benefit from the net operating loss carryforward as a result of the change in control	$(1,157)

E.	Adjustment to intangible assets:

	To record the estimated fair value of the core deposit intangible asset identified in the merger as calculated by a third party	$1,365

F.	Adjustment to common stock:

	To eliminate First Avenue’s historic balance of common stock	$(9,132)

G.	Adjustment to accumulated deficit:

	To eliminate First Avenue’s historical accumulated deficit	$2,833

H.	Adjustment to accumulated other comprehensive income:

	To eliminate First Avenue’s historical accumulated other comprehensive income	$(17)

71

For purposes of determining the pro forma effect of the merger on the unaudited pro forma condensed combined statement of income, the following pro forma adjustments have been made as if the acquisition occurred as of January 1, 2015 (in thousands):

I.	Adjustment to interest income – interest and fees on loans:

	To reflect the accretion of interest component of the loan discount resulting from the pro forma loan fair value adjustment referenced in Adjustment A above, which was calculated by using the sum of the digits balance method over five years	$125

J.	Adjustment to non-interest expense – other operating expenses:

	To reflect the amortization of the core deposit intangible asset resulting from the pro forma fair value adjustment referenced in Adjustment D above, which was based on an amortization period of seven years using the straight line depreciation method	$146

K.	Adjustment to occupancy and equipment expense (benefit):

	To reflect the reduction to depreciation expense based on the lower carrying value of premises referenced in Adjustment C above, based on a 40 year depreciable life using straight line depreciation method	$(56)

L.	Adjustment to other income

	To recognize the bargain purchase gain as calculated in Note 3 above. Bargain purchase gain is non-taxable	$5

M.	Adjustment to income tax expense (benefit):

	To reflect the increased income tax expense from the effect of Adjustments I through K above at the estimated 39% statutory state and federal income tax rate	$14

N.	Adjustment to income tax expense (benefit):

	To reflect the income tax benefit from applying the First Avenue net operating loss carryforward, subject to the annual limitation equal of 3% of purchase price at the estimated 39% statutory state and federal income tax rate	$(100)

72

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary description of the anticipated material U.S. federal income tax consequences of the merger generally applicable to U.S. Shareholders (as defined below) of First Avenue who hold the common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This summary description deals only with the U.S. federal income tax consequences of the merger. No information is provided regarding the tax consequences of the merger under state, local, gift, estate, foreign or other tax laws. We do not intend it to be a complete description of the U.S. federal income tax consequences of the merger to all First Avenue shareholders in light of their particular circumstances or to First Avenue shareholders subject to special treatment under U.S. federal income tax laws, such as:

•	Non-U.S. Shareholders (as defined below) (except to the extent discussed under the subheading “Tax Implications to Non-U.S. Shareholders,” below);
•	entities treated as partnerships for U.S. federal income tax purposes or First Avenue shareholders who hold their shares through entities treated as partnerships for U.S. federal income tax purposes;
•	qualified insurance plans;
•	tax-exempt organizations;
•	qualified retirement plans and individual retirement accounts;
•	brokers or dealers in securities or currencies;
•	traders in securities that elect to use a mark-to-market method of accounting;
•	regulated investment companies;
•	real estate investment trusts;
•	persons whose functional currency is not the U.S. dollar;
•	shareholders who received their stock upon the exercise of employee stock options or otherwise acquired their stock as compensation;
•	persons who purchased or sell their shares of First Avenue common stock as part of a wash sale; or
•	shareholders who hold the common stock as part of a “hedge,” “straddle” or other risk reduction, “constructive sale,” or “conversion transaction,” as these terms are used in the Internal Revenue Code.

This discussion is based upon, and subject to, the Internal Revenue Code, the treasury regulations promulgated under the Internal Revenue Code, existing interpretations, administrative rulings and judicial decisions all of which are in effect as of the date of this statement, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. Tax laws are complex, and your individual circumstances may affect the tax consequences to you. We urge you to consult a tax advisor regarding the tax consequences of the merger to you.

U.S. Shareholder

For purposes of this discussion, the term “U.S. Shareholder” means a beneficial owner of First Avenue common stock that is:

•	a citizen or resident of the U.S.;
•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any of its political subdivisions;
•	a trust that (i) is subject to both the primary supervision of a court within the U.S. and the control of one or more U.S. persons, or (ii) has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person; or
•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including any entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes) holds First Avenue common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors regarding the tax consequences of the merger to them.

73

Qualification of the Merger as a Reorganization

Coastal and First Avenue have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The obligation of Coastal and First Avenue to complete the merger is condition upon the receipt of a tax opinion from Bryan Cave LLP to the effect that:

•	the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;
•	the exchange in the merger of First Avenue common stock for Coastal common stock will not give rise to a gain or loss to the shareholders of First Avenue with respect to such exchange, except to the extent of any cash received;
•	the holding period for the shares of Coastal common stock received by a First Avenue shareholder in the merger will include the period that the First Avenue shareholder held his or her Frist Avenue common stock; and
•	the basis of the shares of Coastal common stock received by a First Avenue shareholder in the merger will be equal to the First Avenue shareholder’s basis in his or her First Avenue common stock surrendered in the merger (except for basis, if any, allocated to a fractional share that is redeemed for cash in the merger).

The tax opinion will be based upon law existing on the date of the opinion and upon certain facts, assumptions, limitations, representations and covenants including those contained in representation letters executed by officers of First Avenue and Coastal that, if incorrect in certain material respects, would jeopardize the conclusions reached by Bryan Cave LLP in its opinion. The tax opinion will not bind the Internal Revenue Service or prevent the Internal Revenue Service from successfully asserting a contrary opinion. No ruling will be requested from the Internal Revenue Service in connection with the merger.

Tax Implications to U.S. Shareholders

The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. Shareholders, assuming the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Receipt of Coastal Common Stock by U.S. Shareholders. No gain or loss will be recognized by U.S. Shareholders upon the exchange of shares of First Avenue common stock solely for shares of Coastal common stock pursuant to the merger, except in respect of cash received in lieu of the issuance of a fractional share of Coastal common stock (as discussed below).

Exchange of Cash in Lieu of Fractional Share. A U.S. Shareholder who receives cash in lieu of the issuance of a fractional share of Coastal common stock will generally be treated as having received such factional share pursuant to the merger and then as having received cash in exchange for such fractional share. Gain or loss generally will be recognized in an amount equal to the difference between the amount of cash received instead of the fractional share and the portion of the U.S. Shareholder’s aggregate adjusted tax basis of the First Avenue shares exchanged in the merger which is allocable to the fractional share of Coastal common stock. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares of First Avenue common stock is more than one year.

Tax Basis of Coastal Common Stock Received in the Merger. The aggregate tax basis of the whole shares of Coastal common stock received in the merger will equal the aggregate tax basis of the First Avenue common stock surrendered in the exchange, reduced by the amount of basis allocated to the fractional share of Coastal common stock, if any, that is treated as received in exchange for First Avenue common stock and then redeemed and described above.

74

 Holding Period of Coastal Common Stock Received in the Merger. The holding period for any Coastal common stock received in the merger will include the holding period of the First Avenue common stock surrendered in the exchange.

Tax Consequences to Coastal and First Avenue. Neither Coastal nor First Avenue will recognize taxable gain or loss as a result of the merger, except for, in the case of First Avenue, income or gain, if any, that has been deferred in accordance with the consolidated return regulations.

Tax Consequences of the Receipt of Cash Upon the Exercise of Dissenters’ Rights by Either a First Avenue or Coastal Shareholder. Any First Avenue shareholder who receives cash for all of his or her First Avenue common stock, either in the merger or otherwise, as a result of perfecting dissenters’ rights under the National Bank Act, will recognize gain or loss to the extent the cash received exceeds the shareholder’s tax basis in his or her First Avenue common stock. Likewise, Coastal shareholder who receives cash for all of his or her Coastal common stock, as a result of perfecting dissenters’ rights under the National Bank Act, will recognize gain or loss to the extent the cash received exceeds the shareholder’s tax basis in his or her Coastal common stock.

Tax Implications to Non-U.S. Shareholders

For purposes of this discussion, the term “Non-U.S. Shareholder” means a beneficial owner of First Avenue common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Shareholder. The rules governing the U.S. federal income taxation of Non-U.S. Shareholders are complex, and no attempt will be made herein to provide more than a limited summary of those rules.

Tax Consequences to Non-U.S. Shareholders. Any gain a Non-U.S. Shareholder recognizes from the deemed exchange, if applicable, of a fractional of Coastal common stock for cash in the merger generally will not be subject to U.S. federal income tax unless (a) the gain is effectively connected with a trade or business conducted by the Non-U.S. Shareholder in the United States, or (b) in the case of a Non- U.S. Shareholder who is an individual, such shareholder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met. Non-U.S. Shareholders described in (a) above will be subject to tax on gain recognized at applicable U.S. federal income tax rates and, in addition, Non-U.S. Shareholders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) on their effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. Shareholders described in (b) above will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses.

Dividends Paid with Respect to Coastal Common Stock. As a result of the merger, current shareholders of First Avenue common stock will hold Coastal common stock. Dividends paid to Non-U.S. Shareholders (to the extent paid out of Coastal’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) with respect to such shares of Coastal common stock will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the dividends are effectively connected with the conduct of a trade or business within the United States and, if certain tax treaties apply, are attributable to a U.S. permanent establishment, as discussed below. Even if a Non-U.S. Shareholder is eligible for a lower treaty rate, Coastal will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments unless Coastal has received a valid IRS Form W-8BEN or other documentary evidence establishing entitlement to a lower treaty rate with respect to such payments. If a Non-U.S. Shareholder holds the Coastal common stock through a foreign financial institution or other foreign non-financial entity, a 30% withholding tax will be imposed on dividends paid after December 31, 2012, to such “foreign financial institution” or other foreign non-financial entity unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner.

If a Non-U.S. Shareholder is subject to withholding at a rate in excess of a reduced rate for which it is eligible under a tax treaty or otherwise, it may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisers regarding the possible implications of these withholding requirements.

75

 Dividends that are effectively connected with the conduct of a trade or business within the United States and, if certain tax treaties apply, are attributable to a U.S. permanent establishment, are not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated rates. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. Any such effectively connected dividend received by a Non-U.S. Shareholder that is a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Tax Consequences if the Merger Does Not Qualify as a Reorganization

If the merger fails to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the merger will be a fully taxable transaction to the shareholders of First Avenue common stock. In such case, U.S. Shareholders will recognize gain or loss measured by the difference between the total consideration received in the merger and such shareholders’ tax basis in the shares of First Avenue common stock surrendered in the merger. Each shareholder of First Avenue common stock is urged to consult its tax advisor regarding the manner in which gain or loss should be calculated among different blocks of First Avenue common stock surrendered in the merger. The aggregate tax basis in the shares of Coastal common stock received pursuant to the merger will be equal to the fair market value of such Coastal common stock as of the closing date of the merger. The holding period of such shares of Coastal common stock will begin on the date immediately following the closing date of the merger.

Backup Withholding and Information Reporting

In general, information reporting requirements may apply to the cash payments made to shareholders of First Avenue common stock in connection with the merger, unless an exemption applies. Backup withholding may be imposed on the above payments at a rate of 28% if a U.S. Shareholder or Non-U.S. Shareholder (i) fails to provide a taxpayer identification number or appropriate certificates, or (ii) otherwise fails to comply with all applicable requirements of the backup withholding rules.

Any amounts withheld from payments to shareholders of First Avenue common stock under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against your applicable U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service. Both U.S. Shareholders and Non-U.S. Shareholders should consult their own tax advisors regarding the application of backup withholding based on their particular circumstances and the availability and procedure for obtaining an exemption from backup withholding.

Recent Tax Legislation

Under recently enacted legislation, net long term capital gains and qualified dividend income recognized in taxable years beginning on or after January 1, 2013 will be taxed generally at a maximum rate of 20% (for individuals earning $400,000 or more per year and married individuals filing jointly earning $450,000 or more or $250,000 or more per year for married individuals filing separately). Shareholders of First Avenue common stock should consult their own tax advisors regarding the availability of the preferential tax rates in light of such shareholders’ particular circumstances.

Beginning in 2013, a U.S. Shareholder will be subject to a 3.8% Medicare tax on certain net investment income earned by individuals, estates and trusts. For these purpose, net investment income generally includes a shareholder’s allocable share of income and gain realized by a shareholder from a sale of stock. In the case of an individual, the tax will be imposed on the lesser of (i) the shareholder’s net investment income, or (ii) the amount by which the shareholder’s modified adjusted gross income exceeds a certain threshold (which is $250,000 in the case of married individuals filing jointly, $125,000 in the case of married individuals filing separately, and $200,000 in all other cases).

76

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

If the merger is completed, First Avenue’s shareholders (other than those exercising dissenters’ rights) will become Coastal shareholders. Their rights as shareholders will then be governed by Coastal’s articles of association and bylaws rather than by First Avenue’s articles of association and bylaws.

Coastal is a South Carolina corporation organized under the laws of the State of South Carolina, and First Avenue is a national bank organized under the laws of the United States. The corporate affairs of Coastal are governed generally by the provisions of the South Carolina Business Corporation Act (“SCBCA”), and the corporate affairs of First Avenue are governed generally by the National Bank Act. The following is a summary of differences between the rights of First Avenue shareholders and Coastal shareholders not described elsewhere in this joint proxy statement/offering circular. The summary is necessarily general, and it is not intended to be a complete statement of all differences affecting the rights of shareholders. It is qualified in its entirety by reference to the SCBCA, as well as the articles of incorporation or articles of association and bylaws of each corporation. First Avenue shareholders should consult their own legal counsel with respect to specific differences and changes in their rights as shareholders that would result from the proposed merger.

Authorized Capital Stock

Coastal. Coastal’s articles of incorporation authorize it to issue 10,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value, with such preferences, limitations and relative rights as determined by the board of directors. As of the date of the merger agreement, there were 2,674,848 shares of common stock issued and outstanding. Of the authorized preferred stock, 9,950 shares are designated Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of which no shares are issued or outstanding as of the date of the merger agreement. In addition, as of the date of the merger agreement, 144,014 shares of Coastal common stock were subject to outstanding options.

First Avenue. First Avenue’s articles of association authorize it to issue 3,000,000 shares of common stock, $5.00 par value. As of the date of the merger agreement, there were 1,826,417 shares of First Avenue common stock issued and outstanding. In addition, as of the date of the merger agreement, 283,958 shares of First Avenue common stock were subject to outstanding options.

Composition and Election of the Board of Directors

Coastal. Coastal’s bylaws provide that the board of directors shall consist of not fewer than five nor more than 25 directors, with the exact number of directors to be set by resolution of the board. Coastal’s articles of incorporation and bylaws provide that at any time there are six or more directors, the directors shall be divided into three classes. Each class of director serves a three-year term, and directors of each class are elected by plurality vote at successive annual meetings of shareholders. Coastal’s articles of incorporation deny the election of directors by cumulative voting.

First Avenue. First Avenue’s articles of association provide that the board shall consist of not less than five nor more than 25 persons, with the exact number fixed from time to time by resolution of a majority of the directors or the shareholders. The directors, however, may not increase the number of directors by more than two, when the number of directors last elected by shareholders was 15 or less, or by more than four when the number of directors last elected by shareholders was 16 or more. First Avenue’s board of directors currently consist of nine directors. First Avenue directors are elected for a term of one year and serve until his or her successor is elected and qualified. First Avenue’s articles of association provide for cumulative voting for directors, which means that the number of votes each common shareholder may cast is determined by multiplying the number of shares he, she or it owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder.

Director Nominations

Coastal. Under Coastal’s bylaws, either directors or shareholders may nominate persons for election as Coastal directors. Nominations that are not made by or on behalf of Coastal’s board must be delivered in writing to Coastal’s secretary no less than 90 days before an annual meeting at which directors will be elected and, with respect dot the election of directors at a special meeting, by the close of business on the seventh day following the date notice of the meeting is first given to shareholders. The shareholder’s nomination must contain (1) the name and address of the shareholder making the nomination and of the person nominated; (2) representation that the shareholder making the nomination is a record holder of Coastal shares entitled to vote at the meeting and intends to attend the meeting to nominate such person; (3) a description of any agreement or arrangement pursuant to which the nomination is made; (4) information regarding the nominee that would be required in a proxy statement if required to be filed with the SEC, and (5) the consent of the nominee to serve as a director.

77

First Avenue. First Avenue’s bylaws provide that nominations for election to its board may be made by the board of directors or any shareholder entitled to vote for the election of directors.

Board Committees

Coastal. Under the SCBCA, unless the articles of incorporation or bylaws provide otherwise, a board of directors may create one or more committees, appoint members of the board of directors to serve on the committees and designate other members of the board of directors to serve as alternates. The SCBCA provides that a committee may exercise the authority of the full board of directors except that it cannot (1) approve distributions, (2) approve or propose shareholder action required by the SCBCA to be approved by shareholders, (3) fill board vacancies or vacancies on any of the board’s committees, (4) amend the articles of incorporation, amend the bylaws, (5) approve a plan of merger not requiring shareholder approval, (6) approve the reacquisition of outstanding Coastal capital stock except pursuant to parameters established by the full board, or (7) approve the issuance of capital stock except to the extent authorized by the full board In addition, Coastal’s bylaws provide that no board committee may, so long as prohibited by law, take any of the foregoing actions.

First Avenue. First Avenue’s bylaws provide for the board of directors to establish a loan committee, funds management committee, audit and CRA committee, personnel and compensation committee, and such other committee as the board may determine. However, no committee may authorize, dividends to shareholders, approve action required to be approved by shareholders, fill vacancies in the board of directors or any committee thereof, amend the bylaws, or authorize the issuance of any shares of capital stock.

Director Removal

Coastal. Directors may be removed with or without cause by the unanimous vote of the board of directors (excluding the director subject to such vote) or the affirmative vote of the holders of a majority of the shares of Coastal common stock entitled to vote in the election of directors at a meeting of shareholders called for that purpose.

First Avenue. Directors may be removed only for failure to qualify as a director or for cause by the affirmative vote of a majority of the outstanding shares entitled to vote at a special meeting called for that purpose; provided, however, no director may be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against removal. Any vacancy so created may be filled by the shareholders at such meeting or by majority vote of the remaining directors.

Advance Notice of Shareholder Proposals

Coastal. Coastal’s bylaws provide that to the extent required by applicable law, a shareholder may bring a proposal before an annual meeting of shareholders. A Coastal shareholder who wishes to present a matter for consideration at such meeting must notify Coastal’s Corporate Secretary in writing not less than 30 or more than 60 days before the annual meeting, except if less than 31 days’ notice of the meeting is given to shareholders, then notice of the proposal must be delivered or mailed no later than the close of the tenth day following the date notice of the meeting was given to shareholders. The shareholders notice must specify the nature and reason for the business proposed to be conducted; the shareholder’s name, address and beneficial ownership of Coastal stock; and any material interest of the shareholder in the matter proposed for consideration. See “—Director Nominations” above for special provisions relating to shareholder nominations of candidates for the board of directors.

78

First Avenue. First Avenue’s bylaws do not contain an advance notice provision for shareholder proposals relating to the annual meeting.

Meetings of Shareholders

Coastal. Coastal’s bylaws provide that annual meetings of shareholders will be held on the third Thursday of April (or fourth Thursday if the third Thursday is a legal holiday) or at such other date as may be specified by the board of directors. Subject to any contrary requirements of the SCBCA, special meetings of shareholders may be called by either Coastal’s chief executive officer, president, chairman of the board or a majority of the board of directors or by the holder(s) of at least 10% of Coastal’s outstanding stock entitled to vote on the proposal to be considered at the meeting. Coastal’s bylaws require at least 10 and not more than 60 days’ notice of any meeting of shareholders.

First Avenue. First Avenue’s bylaws provide that annual meetings of shareholders will be held at such time as determined by the board. Special meetings of shareholders may be called by either First Avenue’s board of directors or by one or more shareholders owning, in aggregate, not less than 50% of First Avenue’s outstanding common stock. First Avenue’s bylaws require at least 10 and not more than 60 days’ notice of any meeting of shareholders.

Shareholder Vote Requirements

Coastal. Except as described under “—Board of Directors” above and “—Mergers, Consolidations and Sales of Assets” below, and unless a greater number of votes is required under Coastal’s articles of incorporation or the SCBCA, a matter voted upon by Coastal shareholders will be approved if more votes are cast in favor of a matter than against it, assuming a quorum is present.

First Avenue. Except as described under “—Board of Directors” above, and unless a greater number of votes is required under First Avenue’s articles of association, the bylaws or the National Bank Act, a matter voted upon by First Avenue shareholders will be approved if more votes are cast in favor of a matter than against it, assuming a quorum is present.

Mergers, Consolidations and Sales of Assets

Coastal. Coastal’s articles of incorporation provide that in any case in which the SCBCA or other applicable laws require shareholder approval of any merger or share exchange of Coastal with or into any other corporation, or any sale, lease, exchange or other disposition of substantially all of its assets to any other person or entity will require the approval of either: (i) two-thirds of the directors then in office and a majority of the issued and outstanding shares entitled to vote; or (ii) a majority of the directors then in office and two-thirds of the issued and outstanding shares entitled to vote.

First Avenue. The merger of First Avenue requires the affirmative vote of a majority of the board of directors and the holders of at least two-thirds of the issued and outstanding shares entitled to vote.

Dividends

Coastal. The holders of Coastal common stock are entitled to receive dividends when, as and if declared by Coastal’s board of directors and paid by Coastal out of funds legally available therefor. Under Federal Reserve policy, a bank holding company such as Coastal generally should not maintain a rate of cash dividends unless the available net income of the bank holding company is sufficient to fully fund the dividends. Further, the prospective rate of earnings retention should appear to be consistent with its capital needs, asset quality, and overall financial condition. In addition, Coastal may not pay dividends that would render it insolvent. Coastal has not declared a dividend on its common stock since its inception in 1999 and does not expect to do so in the foreseeable future. Instead, Coastal anticipates that all earnings, if any, will be used for working capital, to support operations and to finance the growth and development of its business.

79

First Avenue. Holders of First Avenue common stock are entitled to receive dividends when, as and if declared by First Avenue’s board of directors and paid by First Avenue out of funds legally available therefor. Similar to Coastal, First Avenue must adhere to OCC policies and regulations regarding the payment of dividends and generally cannot pay dividends that would reduce capital below regulatory minimums.

Indemnification

Coastal. Coastal’s bylaws provide that Coastal shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is a party (or threated to be made a party) in any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was a director or officer of Coastal (or serving at Coastal’s request as a director, officer, partner, trustee, employee or agent of another entity) against expenses, judgements, fines, amounts paid in settlement or other costs actually and reasonably incurred in connection with such action, suit or proceeding. Generally, Coastal shall indemnify any director or officer who is wholly successful on the merits, or otherwise, in the defense of any proceeding to which he or she is a party because he or she was a director or officer of Coastal. Additionally, Coastal shall indemnify a director or officer made a party to a proceeding because he or she was a director or officer of coastal if the director or officer:

(1) conducted himself or herself in good faith;

(2) reasonably believed that his or her conduct was in the best interest of Coastal, in the case of conduct in his or her official capacity with Coastal, and not opposed to the best interest of Coastal, in other cases; and

(3) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct unlawful.

Coastal’s bylaws also provide, to the fullest extent permitted by applicable law, for the advancement of an indemnified person’s reasonable expenses related to the proceeding if such person (1) furnishes Coastal a written affirmation of his good faith belief that he or she met the standard of conduct set forth above and an undertaking to repay the advance if it is ultimately determined that he or she did not meet such standard and (2) a determination is made based on the facts then known that indemnification is not precluded.

Coastal’s bylaws also permit the board by resolution to provide indemnification to any employee or agent of Coastal that is not a director to the fullest extent permitted by law.

Coastal’s articles of incorporation, further provide that no director of Coastal shall be personally liable to Coastal or its shareholders for monetary damages for the breach of the duty of care or any other duty as a director, except that such liability is not eliminated for:

(1) any breach of the director’s duty of loyalty to Coastal or its shareholders;

(2) acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law;

(3) liability imposed under Section 33-8-330 of the SCBCA (regarding liability for unlawful distributions); and

(4) any transaction from which the director derived an improper personal benefit.

Coastal is authorized to purchase and maintain insurance on behalf of its directors, officers, employees or agents in connection with the foregoing indemnification obligations.

First Avenue. First Avenue’s bylaws provide that First Avenue may indemnify any person who has served as a director, officer, employee or agent of First Avenue and reimburse any such person for reasonable expenses actually incurred, or authorize the advancement of expenses, in cases involving an administrative or civil action not initiated by a Federal banking agency in accordance with Florida law.

80

The merger agreement provides that Coastal will indemnify, to the fullest extent permitted by the Florida Business Corporation Act and other applicable Law, all past and present directors and officers of the First Avenue against any costs, expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person was a director, officer or fiduciary of First Avenue, whether such matter is asserted prior to, at or after the consummation of the merger. Coastal has also agreed to provide advancement of the expenses to the indemnified party (provided that the indemnified party undertakes to repay advances if it is determine that he or she is not entitled to be indemnified). This obligation of Coastal to provide indemnification will continue from the consummation of the merger for a period concurrent with the applicable statute of limitations.

Amendments to Articles of Incorporation and Bylaws

Coastal. Coastal’s articles of incorporation may be amended as provided in the SCBCA, which provides that unless the articles of incorporation, bylaws or SCBCA require a higher vote, and subject to any rights of a class to vote separately on the amendment under the SCBCA, an amendment to the articles of incorporation must be approved by (1) two-thirds of the votes entitled to be cast on the amendment, regardless of class or voting group to which the shares belong, and (2) two-thirds of the votes entitled to be cast on the amendment within each class or voting group entitled to vote as a class or group. Coastal’s bylaws may be amended by the shareholders or by majority vote of the board of directors, except as otherwise provided in the articles of incorporation, bylaws or by the affirmative vote of a majority of the outstanding stock of First Avenue. The bylaws provide that any new bylaw adopted by the shareholders may expressly provide that the board of directors may not adopt, amend or repeal that bylaw or any bylaw on that subject.

First Avenue. First Avenue’s articles of association provide that they may be amended by the affirmative vote of a majority of the outstanding stock of First Avenue. First Avenue’s bylaws provide that they may be amended by a majority vote of the board of directors, except that the shareholders may amend or repeal any bylaw adopted even though amended or repealed by the board of directors.

81

DISSENTERS’ RIGHTS

The following discussion is not a complete description of the law relating to dissenters’ rights available to holders and beneficial holders of First Avenue and Coastal common stock under the National Bank Act and South Carolina law. This description is qualified in its entirety by the full text of the relevant provisions of the National Bank Act and South Carolina law, which are reprinted in their entirety as Appendix B and Appendix C to this joint proxy statement/offering circular. If you desire to exercise dissenters’ rights, you should review carefully these provisions and consult a legal advisor before electing or attempting to exercise these rights.

First Avenue

Pursuant to the provisions of Sections 215(a), (b), (c) and (d) of the National Bank Act, holders and beneficial holders of First Avenue common stock have the right to dissent from the merger and to receive the value of their shares in cash. Holders and beneficial holders of First Avenue common stock who fulfill the requirements of the National Bank Act summarized below and set forth in Appendix B will be entitled to assert dissenters’ rights in connection with the merger. Shareholders or beneficial shareholders considering initiation of a dissenters’ proceeding should review this section and should also review Appendix B in its entirety. A dissenters’ proceeding may involve litigation.

Preliminary Procedural Steps

Pursuant to the provisions of the National Bank Act, if the merger is consummated, in order to exercise dissenters’ rights you must have:

•	given to First Avenue’s presiding officer, at or prior to the special meeting, with respect to the approval of the merger, written notice that you dissent to the plan of merger and not voted for approval of the merger agreement; or

•	voted against the approval of the merger agreement; and

•	in all cases, complied with the statutory requirements summarized below.

If you have perfected your dissenters’ rights and the merger is consummated, you will receive the value of your shares as of the effective date of the merger. A shareholder or beneficial shareholder who (i) fails to deliver written notice of his, her or its intent to dissent from the merger agreement or (ii) fails to vote against the approval of the merger agreement, if the merger is consummated in accordance with the requirements of the National Bank Act, is not entitled to payment for his or her shares pursuant to the provisions of the National Bank Act.

Brokers or others who hold shares in their name that are beneficially owned by others may assert dissenters’ rights as to fewer than all of the shares registered in your name only if they dissent with respect to all shares beneficially owned by any one person and notify First Avenue in writing of the name and address of each person on whose behalf they are asserting dissenters’ rights. The rights of a shareholder who asserts dissenters’ rights as to fewer than all of the shares registered in his, her or its name are determined as if the shares as to which that holder dissents and that holder’s other shares were registered in the names of different shareholders.

Perfecting Dissenters’ Rights

In order for First Avenue shareholders to preserve their right to dissent to the merger and receive the value of their shares of First Avenue common stock in cash, the shareholder must vote against the approval of the merger agreement or give a separate written notice of his or her intent to dissent from the merger to the presiding officer, at or prior to the First Avenue special meeting for voting on the merger.

Any written notice of intent to dissent to the merger, satisfying the requirements discussed above, should be addressed to First Avenue National Bank, 910 SW 1st Avenue, Ocala, Florida 34471, Attn: Corporate Secretary.

82

Within 30 days after the date of consummation of the merger, the dissenting shareholder also must confirm in writing his or her dissent to the transaction and surrender his or her stock certificates to CBC National.

Valuation of Shares

Under Section 215a(c) of the National Bank Act, a committee of three is selected to appraise the shares of the dissenting shareholders. The committee is comprised of one representative that the majority of dissenting shareholders appoints, one representative that CBC National appoints, and one representative that those two representatives appoint. If two members of the three-member committee agree on the value of the shares, that value will govern. If that value is acceptable to one or more dissenting shareholders, the process is complete for those shareholders who find the value acceptable, and such appraised value of the shares is paid by CBC National to those shareholders. If the value determined by the committee is not acceptable to one or more dissenting shareholders, those shareholders may, within five days of being notified of the appraised value, appeal to the OCC, who will then conduct a reappraisal that will be final and binding upon the appellants.

In addition, if, within 90 days of the date of consummation of the merger, for any reason one or more of the appraisers are not selected, or the appraisers fail to determine a value, any interested party may request in writing an appraisal from the OCC. Under the National Bank Act, the OCC’s appraisal or reappraisal is final and binding on all parties, and CBC National must pay the cost of the OCC appraisal or reappraisal.

In addition, when dissenters’ rights are provided in accordance with Section 215a of the National Bank Act, the shares of Coastal that would have been delivered to the dissenting shareholder had he or she not dissented must be sold at an advertised public auction. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholder pursuant to the above procedures for determining the value of the shares, the excess of such sale price must also be paid to the dissenting shareholder.

This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to the applicable portions of the National Bank Act, which are included as Appendix B to this joint proxy statement/offering circular. If you intend to dissent from approval of the merger, you should review carefully the text of Appendix B and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters’ rights or any steps associated with perfecting dissenters’ rights, except as indicated above or otherwise required by law.

We have not made any provision to grant you access to any of the corporate files of Coastal, CBC National or First Avenue, except as may be required by the National Bank Act, or to obtain legal counsel or appraisal services at the expense of First Avenue (or Coastal as its successor).

Any dissenting shareholder who perfects his, her or its right to be paid the “value” of his, her or its shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See “Material Federal Income Tax Consequences of the Merger” at page 68.

You must do all of the things described in this section and as set forth in the National Bank Act in order to preserve your dissenters’ rights and to receive the value of your shares in cash (as determined in accordance with those provisions). If you do not follow each of the steps as described above, you will have no right to receive cash for your shares as provided in the National Bank Act. In view of the complexity of these provisions of law, shareholders of First Avenue who are considering exercising their dissenters’ rights should consult their legal advisors.

Coastal

Pursuant to the provisions of Sections 33-13-101 et seq. of the South Carolina Business Corporation Act (“SCBCA”), holders and beneficial holders of Coastal’s common stock have the right to dissent from the merger and to receive the fair value of their shares in cash. Holders and beneficial holders of Coastal common stock who fulfill the requirements of the SCBCA summarized below and set forth in Appendix C will be entitled to assert dissenters’ rights in connection with the merger. Shareholders or beneficial shareholders considering initiation of a dissenters’ proceeding should review this section and should also review Appendix C in its entirety. A dissenters’ proceeding may involve litigation.

83

Preliminary Procedural Steps

Pursuant to the provisions of Sections 33-13-101 et seq. of the South Carolina Code, if the merger is consummated, you must:

•	have given to Coastal, prior to the vote at the special meeting with respect to the approval of the merger, written notice of your intent to demand payment for your shares of Coastal common stock (hereinafter referred to as “shares”) if the proposed action is effected;
•	not vote in favor of the merger; and
•	comply with the statutory requirements summarized below. If you perfect your dissenters’ rights, you will receive the fair value of your shares as of the effective date of the merger.

You may assert dissenters’ rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify Coastal in writing of the name and address of each person on whose behalf you are asserting dissenters’ rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder’s other shares were registered in the names of different shareholders.

Voting against the merger will not satisfy the written demand requirement. In addition to not voting in favor of the merger, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the merger is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted with respect to the merger will be deemed to have voted in favor of the merger and will not be entitled to assert dissenters’ rights.

Any written communication satisfying the requirements discussed above should be addressed to: Coastal Banking Company, Inc., Attn: Michael G. Sanchez, 36 Sea Island Parkway, Beaufort, South Carolina 29907.

If the shareholders of Coastal approve the merger at the special meeting, Coastal must deliver a written dissenters’ notice (the “Dissenters’ Notice”) to all of its shareholders who satisfied the foregoing requirements. The Dissenters’ Notice must be sent within 10 days after the effective date of the merger and must:

•	state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;
•	inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;
•	supply holders with a form for demanding payment that includes the date of the first announcement of the terms of the merger and requires the holder (or the beneficial shareholder on whose behalf he is asserting dissenters’ rights) to certify whether or not he acquired beneficial ownership of the shares prior to the announcement date;
•	set a date by which Coastal must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters’ Notice) is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than 20 days after the demand date; and
•	be accompanied by a copy of Sections 33-13-101 et seq. of the South Carolina Code.

A record shareholder who receives the Dissenters’ Notice must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters’ rights) acquired beneficial ownership of the shares before the date set forth in the dissenters’ notice pursuant to Section 33-13-220(b)(3) of the South Carolina Code and deposit such holder’s certificates in accordance with the Dissenters’ Notice. Dissenting shareholders will retain all other rights of a shareholder until those rights are canceled or modified by the consummation of the merger. A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under Sections 33-13-101 et seq. of the South Carolina Code.

84

Except as described below, Coastal must, upon the effective date of the merger or upon receipt of a payment demand, pay each dissenting shareholder who substantially complied with the payment demand and deposit requirements described above the amount Coastal estimates to be the fair value of the shares, plus accrued interest from the effective date of the merger. Coastal’s offer of payment under Section 33-13-250 of the South Carolina Code must be accompanied by:

•	recent financial statements of Coastal;
•	Coastal’s estimate of the fair value of the shares and an explanation of how the fair value was calculated;
•	an explanation of how the interest was calculated;
•	a statement of the dissenter’s right to demand additional payment under the South Carolina Code; and
•	a copy of Sections 33-13-101 et seq. of the South Carolina Code.

If the merger is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, Coastal must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. Coastal must send a new Dissenters’ Notice if the merger is consummated after the return of certificates and repeat the payment demand procedure described above.

Section 33-13-280 of the South Carolina Code provides that a dissenting shareholder may notify Coastal in writing of his or her own estimate of the fair value of such holder’s shares and the interest due, and may demand payment of such holder’s estimate (less any payment made under the procedure described above), if:

•	he or she believes that the amount paid by Coastal is less than the fair value of his or her shares or that Coastal has calculated incorrectly the interest due;
•	Coastal fails to make payment under Section 33-13-250 within 60 days after the date set for demanding payment; or
•	Coastal, having failed to consummate the merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

A dissenting shareholder waives his or her right to demand payment under Section 33-13-280 unless he or she notifies Coastal of his or her demand in writing within 30 days after Coastal makes or offers payment for his or her shares.

If a demand for payment under Section 33-13-280 remains unsettled, Coastal must commence a nonjury equity valuation proceeding in the Court of Common Pleas of Anderson County, South Carolina, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If Coastal does not commence the proceeding within those 60 days, the South Carolina Code requires Coastal to pay each dissenting shareholder whose demand remains unsettled the amount demanded. Coastal is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder’s shares plus interest to the date of judgment.

The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against Coastal, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, capriciously, or not in good faith in demanding payment under Section 33-13-280. The court also may assess the fees and expenses of attorneys and experts for the respective parties against Coastal if the court finds Coastal did not substantially comply with the requirements of specified provisions of the South Carolina Code, or against either Coastal or a dissenting shareholder if the court finds that such party acted arbitrarily, capriciously, or not in good faith with respect to the dissenters’ rights provided by the South Carolina Code.

If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against Coastal, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. In a proceeding commenced by dissenters to enforce the statutory liability of Coastal in the event Coastal fails to commence an appraisal within the sixty day period described above, the court will assess costs of the proceeding and fees and expenses of dissenters’ counsel against the corporation.

85

This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to Chapter 33-13 of the South Carolina Code, included as Appendix C to this proxy statement/offering circular. If you intend to dissent from approval of the merger, you should review carefully the text of Appendix C and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters’ rights or any steps associated with perfecting dissenters’ rights, except as indicated above or otherwise required by law.

We have not made any provision to grant you access to any of Coastal’s corporate files, except as may be required by the South Carolina Code, or to obtain legal counsel or appraisal services at Coastal’s expense.

Any dissenting shareholder who perfects his or her right to be paid the “fair value” of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. You must consult your own tax advisor regarding the tax consequences to you as a result of receiving cash as a result of asserting dissenter’s rights with respect to shares of Coastal common stock.

86

INFORMATION ABOUT COASTAL

General

Coastal Banking Company, Inc. is organized under the laws of the State of South Carolina for the purpose of operating as a bank holding company for CBC National. CBC National commenced business on May 10, 2000 as Lowcountry National Bank. Coastal acquired First National Bank of Nassau County, which began its operations in 1999, through its merger with First Capital Bank Holding Corporation (“First Capital”) on October 1, 2005. On August 10, 2008, Lowcountry National Bank and First National Bank of Nassau County merged into one charter. Immediately after the merger, the name of the surviving bank was changed to CBC National Bank and the main office relocated to 1891 South 14th Street, Fernandina Beach, Nassau County, Florida. CBC National provides full consumer and commercial banking services to customers throughout Beaufort County, South Carolina and Nassau County, Florida.

CBC National also operates a residential mortgage banking division headquartered in Atlanta, Georgia. The mortgage banking division operates 13 retail residential loan production offices in Arizona, Florida, Georgia, Illinois, Indiana, Maryland, Michigan, North Carolina and Ohio. Additionally, CBC National’s government-guaranteed lending division originates loans subject to Small Business Administration guarantees in Jacksonville, Ft. Myers, Tampa and Vero Beach, Florida; Greensboro, North Carolina; and Atlanta, Georgia. Coastal also has an investment in Coastal Banking Company Statutory Trust I (“Trust I”) and Coastal Banking Company Statutory Trust II (“Trust II”). Both trusts are special-purpose subsidiaries organized for the sole purpose of issuing trust preferred securities.

CBC National is subject to regulation by the Office of the Comptroller of the Currency (the “OCC”) and the Federal Deposit Insurance Corporation (the “FDIC”). Coastal is subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

As of September 30, 2015, Coastal had consolidated total assets of approximately $438.7 million, consolidated total gross portfolio loans of approximately $272.8 million, consolidated total deposits of approximately $289.1 million, and consolidated shareholders’ equity of approximately $41.8 million.

On November 15, 2015, Coastal redeemed $9.95 million of its outstanding Cumulative Perpetual Preferred Stock, Series A, (the “Preferred Stock”) with the proceeds from a $10.0 million term loan. The term loan is due November 10, 2020 and has a floating rate equal to LIBOR plus 400 basis points. The current rate is 5.0%. The loan also requires fixed monthly principle payments equal to $83,333. The stated dividend rate on the Preferred Stock was 9.0%. Accordingly, Coastal believes the redemption of the Preferred Stock will result in an increase in its net income available to its common shareholders.

Target Markets

Our primary service areas consist of the areas within a 20-mile radius of the offices of CBC National in Beaufort County, South Carolina and Nassau County, Florida. The primary service area of CBC National covers a large portion of Beaufort County, including Beaufort, Bluffton, Burton, Callawassie Island, Coosaw, Dataw Island, Harbor Island, Hilton Head Island, Hunting Island, Fripp Island, Lady’s Island, Port Royal, Spring Island, St. Helena Island, and Sun City, South Carolina. The primary service area in Nassau County, Florida includes the communities of Amelia Island, Fernandina Beach, O’Neil, and Yulee, Florida.

Lending Activities

General: CBC National offers a range of lending services, including real estate, commercial, government-guaranteed lending and consumer loans to individuals and small- to medium-sized business and professional firms that are located in or conduct a substantial portion of their business in CBC National’s market areas.

Loan Underwriting: The fundamental objective of our underwriting policies and procedures are to establish minimum requirements for borrower creditworthiness, application documentation, and credit analysis upon which a decision to extend credit is based. The key principals of our underwriting policies are consistent across all types of loans with variations to specific procedures driven by characteristics such as the loan amount, purpose, collateral type, and repayment terms.

87

Our underwriting policies require that we independently gather and verify sufficient documentation to value any collateral and to establish the borrower’s or guarantor’s creditworthiness, level of financial reserves, and capacity to repay the loan. Creditworthiness is validated with personal or business credit reports from independent credit reporting agencies. The level of financial reserves is established from independent verifications of deposits, investments, or other assets. Capacity to repay the loan is based on verifiable earnings capacity as shown on up to three years of financial statements and/or tax returns, banking activity levels, operating statements, rent rolls, or independent verification of employment. Finally, as to the value of collateral, we obtain appraisals from independent, professionally designated property appraisers, and we make personal inspections of the subject collateral.

Once the appropriate documentation has been gathered, the analysis phase of the underwriting process is completed. This includes determination of debt to income ratios, loan-to-value ratios, debt coverage ratios, global cash flow analysis, stress tests to measure the impact of increasing interest rates or falling collateral values, and assessment of the effects of industry-specific or general economic trends on the borrower’s ability to repay the loan. Our policy establishes minimum acceptable levels for these credit metrics. Further, our maximum acceptable loan to collateral value percentages are less than or equal to applicable regulatory guideline maximums. In the case of acquisition and development loans or construction loans, we also obtain and review project budgets and periodic inspection reports by qualified engineering firms, and account officers perform site visits not less than quarterly. In all cases, the underwriting documentation and analysis is completed as part of the initial credit decision process; however, for larger loans that involve additional extensions of credit or periodic renewals, the underwriting documentation is updated and re-analyzed not less than annually.

Our written loan underwriting policy provides general guidance on the appropriate underwriting considerations, objectives and documentation. To augment the general policy guidance, we establish target criteria to define an acceptable level of credit underwriting risk. It is important to note that these criteria are designated as targets rather than absolute limits to allow for a degree of judgment in the underwriting process so that consideration can be given to other compensating factors. The following is a summary of our more critical target underwriting criteria by major loan categories in use as of December 31, 2015. Where noted, “DTI” refers to debt to income ratio and “NADA” refers to National Automobile Dealers Association.

Loan Product Type	Max. Loan to Value	Max. Loan to Cost	Min. Debt Service Coverage Ratio	Max. Term	Amortization Period

Commercial and Financial
Accounts Receivable	75% of eligible accts.	75% of eligible accts.	N/A	12 mos.	N/A
Inventory	50% of qualified inventory	50% of qualified inventory	N/A	12 mos.	N/A
Equipment	80% of cost or appraised value	80% of cost or appraised value	1.25	60 mos.	60 mos.
Real Estate - commercial
Construction	70-80%	80-90%	N/A	24 mos.	N/A
Undeveloped land	65%	65%	N/A	12 mos.	N/A
Improved lot	75%	75%	N/A	24 mos.	N/A
Land Development	80%	80%	N/A	24 mos.	N/A
Real Estate – residential
Construction	80%	100%	N/A	24 mos.	N/A
Undeveloped land	65%	65%	N/A	12 mos.	N/A
Improved lot	75%	75%	N/A	24 mos.	N/A
Land Development	80%	90%	N/A	24 mos.	N/A
Real Estate – mortgage, commercial	75%	85%	1.25	60 mos.	25 yrs.
Real Estate – mortgage, residential	80%	80%	40% DTI	30 yrs.	30 yrs.
Consumer Installment Loans
Automobiles – New	90% of Cost	90%	40% DTI	72 mos.	72 mos.
Automobiles - Used	100% of NADA loan value	100% of NADA loan value	40% DTI	60 mos.	60 mos.
Recreational Equipment	80% of cost or 90% of NADA loan value	80% of cost or 90% of NADA loan value	40% DTI	60 mos.	60 mos.
Aircraft	80% of cost	80% of cost	40% DTI	60 mos.	120 mos.
Home Equity (Term)	89%	89%	40% DTI	60 mos.	180 mos.
Home Equity Line of Credit	89%	89%	40% DTI	120 mos.	Interest Only Monthly
Other Loans
Secured by Certificates of Deposit	100%	100%	N/A	Term of C.D.	Term of C.D.
Secured by Listed Stock	70%	70%	N/A	36 mos.	36 mos.
Unsecured	N/A	N/A	36% DTI	24 mos.	24 mos.

88

Generally, we require a minimum credit score of 680 for secured loans and a minimum credit score of 720 for unsecured loans.

These criteria are monitored on an ongoing basis and adjusted as needed to manage the risk profile of different loan categories based on changes to economic conditions and loan category concentration levels within Coastal’s overall loan portfolio. Our policy is generally not to originate hybrid loans, which we define as loans having one or more underwriting characteristics that are inconsistent with investment grade loans, such as limited documentation, loan-to-value in excess of 100%, negative interest amortization, high debt to income ratios, or poor borrower credit. We have never originated payment option ARMs which allow for negative interest amortization or subprime loans, either for retention in our portfolio or for sale in the secondary market. In the case of residential loans, we do not originate loans with any underwriting characteristic that are contrary with the underwriting guidelines of Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, the Federal Housing Authority, or the Veterans Administration.

Loan Approval and Review: CBC National’s loan approval policies provide for various levels of officer lending authority. When the amount of aggregate loans to a single borrower exceeds an individual officer’s lending authority, the loan request will be considered and approved by an officers’ loan committee with a higher lending limit or the directors’ loan committee, which has the authority to approve loans up to the legal lending limit of CBC National. CBC National may not make any loans to any director or executive officer of CBC National that, in the aggregate, exceeds $500,000 unless approved by the board of directors of CBC National and made on terms no more favorable to such person than would be available to a person not affiliated with CBC National. CBC National’s mortgage loan review process currently adheres to guidelines from the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, and, where applicable, the Federal Housing Administration and Veterans Administration, but CBC National reserves the right to alter this policy in the future. CBC National currently sells residential mortgage loans on the secondary market but has, on occasion, chosen to hold them in the portfolio.

Lending Limits: CBC National’s lending activities are subject to a variety of lending limits imposed by federal law. In general, CBC National is subject to a legal limit on loans to a single borrower equal to 15% of CBC National’s capital and unimpaired surplus. Different limits may apply in certain circumstances based on the type of loan or the nature of the borrower, including the borrower’s relationship to CBC National. These limits will increase or decrease as CBC National’s capital increases or decreases. Based upon CBC National’s capitalization of $48,564,000 as of September 30, 2015, CBC National has a self-imposed loan limit of $5,000,000, which represents 65% of our regulatory legal lending limit of $7,703,142. Based upon CBC National’s current lending limit, unless CBC National is able to sell participations in its loans to other financial institutions, CBC National will be unable to meet all of the lending needs of loan customers requiring aggregate extensions of credit above this limit.

Real Estate and Mortgage Loans: Loans secured by first or second mortgages on real estate make up approximately 95% of CBC National’s loan portfolio. These loans generally fall into two categories: commercial real estate loans or residential real estate loans. Both of these categories is discussed in more detail below, including their specific risks. Home equity loans are not included because they are classified as consumer loans, which are discussed below. Interest rates for all categories may be fixed or adjustable, and will more likely be fixed for shorter-term loans. CBC National has not in the past and does not have plans in the future to originate loans that would be considered sub-prime or that allow for negative amortization. CBC National generally charges origination fees for each loan.

89

Real estate loans are subject to the same general risks as other loans. They are particularly sensitive to fluctuations in the value of real estate. Fluctuations in the value of real estate, as well as other factors arising after a loan has been made, could negatively affect a borrower’s cash flow, creditworthiness, and ability to repay the loan.

Through our mortgage banking division, we originate residential real estate loans for sale into the secondary market or to be held in CBC National’s loan portfolio. CBC National manages the interest rate risk on our uncommitted, locked pipeline by selling mortgage-backed securities (or hedges) against a measured pull-through percentage until the loans are closed and ready for sale. CBC National will then use a best execution model that will deliver the closed loans either through assignment of the MBS trades to a specific investor or through a direct trade with an investor and simultaneous pair-off of existing MBS trades. CBC National hedges both unclosed and closed loans until loans are committed to a trade or sale, at which time the trade becomes the hedge. Our hedge position is managed against a constantly measured pull-through percentage and with relatively low risk hedge instruments that will allow us to comply with our minimum exposure tolerance levels even in extremely volatile market conditions.

Commercial Real Estate Loans: Commercial real estate loans generally have terms of five years or less, although payments may be structured on a longer amortization basis. We evaluate each borrower on an individual basis and attempt to determine its business risks and credit profile. We attempt to reduce credit risk in the commercial real estate portfolio by emphasizing loans on owner-occupied office and retail buildings where the loan-to-value ratio, established by independent appraisals, does not exceed 80%. We generally require that debtor cash flow exceed 125% of monthly debt service obligations. We typically review all of the personal financial statements of the principal owners at the time we originate the loan and annually thereafter. We also require borrowers to execute personal guarantees at the time of origination. These reviews of personal financial statements generally reveal secondary sources of payment and liquidity to support a loan request.

Residential Real Estate Loans: Residential real estate loans generally have longer terms of up to 30 years. We offer fixed and adjustable rate mortgages in both conforming loan amounts and jumbo loan amounts. We have limited credit risk on these loans as most are sold to third parties soon after closing. All the residential real estate loans originated to be sold in the secondary market by CBC National fall into the “qualified mortgage” category under the Dodd-Frank Act. For additional information about the qualified mortgage rules, please see “Supervision and Regulation – Mortgage Reform” below.

Commercial Loans: Our bank makes loans for commercial purposes in various lines of businesses. Commercial loans are generally considered to have greater risk than first or second mortgages on real estate because they may be unsecured, or if they are secured, the value of the security may be more difficult to assess and monitor than real estate.

Equipment loans typically are made for a term of five years or less at fixed or variable rates, with the loan fully amortized over the term and secured by the financed equipment and with a loan-to-value ratio of 80% or less. We focus our efforts on commercial loans with principal amounts less than $500,000. Working capital loans typically have terms not exceeding one year and usually are secured by accounts receivable, inventory, and personal guarantees of the principals of the business. For loans secured by accounts receivable or inventory, principal typically is repaid as the assets securing the loan are converted into cash, and in other cases principal typically will be due at maturity. While trade letters of credit and standby letters of credit are processed by CBC National, foreign exchange services are handled through a correspondent bank as agent for CBC National.

Government-Guaranteed Loans: We offer small business loans utilizing government enhancements such as the Small Business Administration’s (“SBA”) 7(a) and 504 programs. These loans typically are partially guaranteed by the government, which reduces CBC National’s risk. Government guarantees of SBA loans generally do not exceed 75% of the loan amount.

The larger banks in the Beaufort County and Nassau County areas make proportionately more loans to medium to large-sized businesses than we do. Many of CBC National’s commercial loans are made to small- to medium-sized businesses, which may be less able to withstand competitive, economic, and financial conditions than larger borrowers.

90

Consumer Loans: CBC National makes a variety of loans to individuals for personal and household purposes, including secured and unsecured installment loans and revolving lines of credit. Installment loans typically carry balances of less than $50,000 and are amortized over periods up to 72 months. Consumer loans may be offered on a single maturity basis where a specific source of repayment is available. Revolving loan products typically require monthly payments of interest and a portion of the principal. Consumer loans are generally considered to have greater risk than first or second mortgages on real estate because they may be unsecured or, if they are secured, the value of the security may be more difficult to assess and monitor than real estate.

We also offer home equity loans. Our underwriting criteria for and the risks associated with home equity loans and lines of credit generally are the same as those for first mortgage loans. Home equity lines of credit typically have terms of 10 years or less, carry balances less than $125,000, and may extend up to 89.9% of the available equity of each property. Balances may exceed 89.9% if mortgage insurance is obtained.

Deposits: CBC National offers a wide range of commercial and consumer deposit accounts, including checking accounts, money market accounts, a variety of certificates of deposit, and individual retirement accounts. The primary sources of deposits are residents of, and businesses and their employees located in, our primary market areas. Deposits are obtained through personal solicitation by officers and directors, direct mail solicitations, internet deposit listing services, and advertisements published in the local media. To attract deposits, CBC National offers a broad line of competitively priced deposit products and services.

Properties

CBC National’s main office is located at 1891 South 14th Street in Fernandina Beach, Florida. CBC National owns this 6,200-square-foot main office, which is located on 1.28 acres of land. In addition, CBC National owns and occupies the 6,500-square-foot office building on property adjacent to our main office for administrative use. In 2004, CBC National also purchased 1.16 acres of land at the corner of Lofton Square Boulevard and State Road 200 in Yulee, Florida for a future branch location. CBC National will be required to obtain regulatory approval before establishing a branch at this location.

We conduct our South Carolina banking operation through our branch locations in Beaufort and Port Royal. Our Beaufort, South Carolina branch is located at 36 Sea Island Parkway. CBC National owns this 5,800-square-foot branch office building, which is located on 2.33 acres of land.

In 2007, CBC National opened a branch in Port Royal, South Carolina, which adjoins the city of Beaufort. The 3,800-square-foot branch is owned by CBC National and was completed in March 2007 within the Port Royal Center, a multi-unit office complex.

CBC National also has a loan production office in Jacksonville, Florida, as well as a residential mortgage banking division headquartered in Atlanta, Georgia. All of these properties are leased, with the Atlanta lease expiring in 2016. The Jacksonville location is not subject to a written lease contract, and may be canceled at any time with three months’ notice.

The mortgage banking division operates the wholesale mortgage division, the Atlanta retail group, and the national retail group from its location in Atlanta, Georgia. The Atlanta retail group has two additional residential loan production offices in Suwanee, Georgia and Charlotte, North Carolina.

The mortgage banking division operates 10 additional retail residential loan production offices inside the national retail group in Phoenix, Arizona; Apollo Beach, Florida; Tampa, Florida; Cumming, Georgia; Johns Creek, Georgia; Rosemont, Illinois; Evansville, Indiana; Luthersville, Maryland; Grand Rapids, Michigan; and Hudson, Ohio. CBC National has operating leases for rental space for each of the retail residential mortgage loan production offices. Each of these leases is cancelable at any time, or transferable upon the personnel associated with each of the offices disassociating with CBC National.

91

Competition

The financial services industry is highly competitive. Coastal competes for loans, deposits, and financial services in all of its principal markets. It competes directly with other bank and nonbank institutions located within its markets, internet-based banks, out-of-market banks and bank holding companies that advertise or otherwise serve its markets, along with money market and mutual funds, brokerage houses, mortgage companies, and insurance companies or other commercial entities that offer financial services products. Competition involves efforts to retain current customers and to obtain new loans and deposits, the scope and type of services offered, interest rates paid on deposits and charged on loans. Many of Coastal’s competitors enjoy competitive advantages, including greater financial resources, a wider geographic presence, more accessible branch office locations, the ability to offer additional services, more favorable pricing alternatives and lower origination and operating costs. Some of Coastal’s competitors have been in business for a long time and have an established customer base and name recognition. Coastal believes that its competitive pricing, personalized service and community involvement enable it to effectively compete in the communities in which it operates.

Employees

Coastal and CBC National currently employ approximately 419 persons on a full-time or part-time basis.

Legal Proceedings

From time to time, Coastal is involved in litigation relating to claims arising out of operations in the normal course of business. As of the date hereof, Coastal is not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on CBC National.

Market Prices of and Dividends Declared on Coastal Common Stock

Coastal’s common stock is not listed on any exchange; however, the stock is quoted on the OTCQX market of the OTC Markets Group, Inc. under the symbol “CBCO.” There were approximately [___] shareholders of record on [Record Date]. The following table sets forth the high and low bid prices as quoted on the OTCQX during the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions, and may not represent actual transactions.

2
	Years Ended December 31,
	2015		2014
	High	Low	High	Low
First quarter	$9.99	$8.80	$7.75	$6.41
Second quarter	$10.00	$9.25	$8.75	$6.75
Third quarter	$12.05	$9.60	$8.90	$7.02
Fourth quarter	$12.25	$11.60	$9.50	$8.75

For the first quarter of 2016 (through January __, 2016) the high and low bid prices were $__ and $__, respectively.

The payment of dividends by Coastal and CBC National are subject to certain regulations that may limit or prevent the payment of dividends except in certain circumstances. See “Supervision and Regulation – Payment of Dividends” at page 127. Moreover, the payment of dividends is further subject to the discretion of the boards of directors of Coastal and CBC National, and the payment of dividends on the common stock of Coastal is subject to the rights of the holders of its senior securities. Coastal has not paid any dividends on its common stock since its inception in 1999, nor does it currently have any plans to pay dividends to its holders of its common stock in the foreseeable future.

Coastal anticipates that its earnings, if any, will be held for purposes of enhancing its capital. No assurances can be given that any dividends on Coastal’s common stock will be declared in the future or, if declared, what the amount of such dividends will be or whether such dividends will continue for future periods.

92

Certain Provisions of Coastal’s Articles of Incorporation and Bylaws Regarding Change of Control

Supermajority Voting Requirements

Any transaction that involves the merger or share exchange of Coastal with or into any other corporation or any sale, lease, exchange or other disposition of substantially all of the assets of Coastal to any other corporation, person or other entity and which requires shareholder approval under the SCBCA or other applicable law would require either (i) the affirmative vote of at least two-thirds (2/3) of the directors of Coastal and the affirmative vote of at least a majority of the issued and outstanding shares of Coastal entitled to vote or (ii) the affirmative vote of at least the majority of the directors of the of Coastal and the affirmative vote of at least two-thirds (2/3) of the issued and outstanding shares of Coastal entitled to vote. This provision could make such a transaction that did not have the support of at least a super-majority of the board of directors more difficult for the shareholders to approve, and without the approval of at least a supermajority of the board of directors, such a transaction may not be approved, even if more than a majority (but less than a supermajority) of the shareholders of Coastal supported such a transaction.

Ability to Consider Other Constituencies

Coastal’s articles of incorporation provide that when determining what is believed to be in the best interest of Coastal and its shareholders, its board of directors may consider the interest of employees, customers, suppliers, creditors and other constituencies of Coastal and CBC National, and the communities and geographic areas in which it and its subsidiaries operate and all other factors the directors consider pertinent. This provision requires Coastal’s board of directors to consider numerous judgmental or subjective factors affecting a proposal, including some non-financial matters, and on the basis of these considerations Coastal’s board of directors may oppose a business combination or some other transaction which, viewed exclusively from a financial perspective, might be attractive to some, or even a majority, of its shareholders.

Limitations on Matters Brought Before Coastal’s Shareholders

Coastal’s bylaws limit the way in which matters may properly be brought before its shareholders by individuals other than management or the board of directors of Coastal. Under Coastal’s bylaws, matters other than the election of directors may only be brought before the shareholders of Coastal for consideration at Coastal’s annual meeting by Coastal’s management or board of directors or by a shareholder that has complied with the notice requirements of Coastal’s bylaws. These provisions require that a shareholder deliver to the secretary of Coastal no less than 30 days or more than 60 days before prior to the annual meeting a notice (i) describing briefly the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting, (ii) the name and the record address of the shareholder proposing such business, (iii) the classes and number of shares of each class of shares held of record beneficially owned by the shareholder and (iv) any material interest the shareholder has in the business being proposed. The chairman of the annual meeting has final interpretive discretion as to the propriety of matters brought before the shareholders, and any matters determined by the chairman to be not properly brought before the meeting shall not be transacted at the meeting. In addition, special meetings of Coastal’s shareholders may only be called by the management and board of directors of Coastal or by shareholders owning, in the aggregate, no less than ten percent (10%) of Coastal’s stock. These provisions may limit the ability of a shareholder of Coastal to bring proposed transactions before the shareholders for approval, whether as initial offers or as competing transactions, unless such proposed transactions are also supported by the board and management of Coastal.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership, as of December 31, 2015, of shares of Coastal common stock by (i) each person known by Coastal to be the beneficial owner of more than 5% of Coastal’s issued and outstanding common stock; (ii) each of Coastal’s current directors and executive officers; (iii) all current Coastal directors and executive officers as a group; (iv) each new director to be appointed to the Coastal board of directors upon the closing of the merger; and (v) all current and prospective Coastal directors and executive officers as a group. Except as noted below, management believes that each person listed below has sole investment and voting power with respect to the shares included in the table.

93

Information relating to beneficial ownership of Coastal common stock is based upon “beneficial owner” concepts set forth in rules under the Securities and Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has sole or shared “voting power” or “investment power” over the security. Voting power includes the power to vote or to direct the voting of the security, and investment power includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

For purposes of the following table, the percentages shown treat shares subject to options exercisable within 60 days from December 31, 2015 held by the indicated director or executive officer as if they were issued and outstanding. Unvested shares of restricted stock are entitled to vote and are therefore included with the issued and outstanding shares reflected in this table. Percentage ownership after the merger assumes that 885,447 shares of common stock are issued in the merger, that each director and executive officer’s beneficial ownership of Coastal common stock does not change prior to consummation of the merger, and in the case of John Q. Adams, II and Kenneth C. Ausley, is based on the conversion of their shares of First Avenue common stock to Coastal common stock, if any, at the 0.4848 exchange ratio.

Name	Number of Shares	Percentage of Issued and Outstanding Shares
Current Directors and Executive Officers		Before Merger	After Merger

Christina H. Bryan	44,145	1.65%	1.24%
Suellen R. Garner	69,722	2.61%	1.96%
Mark B. Heles	36,807	1.38%	1.03%
James W. Holden, Jr.	23,504	0.88%	0.66%
Ladson F. Howell	15,435	0.58%	0.43%
James C. Key	14,693	0.55%	0.41%
Robert B. Pinkerton	25,598	0.96%	0.72%
Michael G. Sanchez	55,244	2.07%	1.55%
Charles K. Wagner	45,588	1.70%	1.28%
Edward Wilson	50,648	1.89%	1.42%
Marshall E. Wood	35,384	1.32%	0.99%

Current Non-Director Executive Officers

W. Durand Childers	23,684	0.88%	0.66%
Paul R. Garrigues	22,264	0.83%	0.62%
Brynn Stensrud	15,189	0.57%	0.43%

All Current Directors and Executive Officers as a Group (14 persons)	477,905	17.65%	13.3%

Prospective Directors

John Q. Adams, II	28,785	NM	0.98%
Kenneth C. Ausley	23,270	NM	1.00%

All Current and Prospective Directors and Executive Officers as a Group (16 persons)	548,584	NM	15.22%

NM = Not meaningful.

94

COASTAL MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion describes our results of operations for 2014 as compared to 2013 and also analyzes our financial condition as of December 31, 2014 as compared to December 31, 2013. The financial information as of December 31, 2014 and for the years ended December 31, 2014 and 2013 is derived from the Coastal audited financial statements that are included at page F-1 of this joint proxy statement/offering circular. For a complete understanding of this discussion, reference should be made to the audited financial statements of Coastal included at page F-1 of this proxy statement/offering circular.

Overview

Coastal is a bank holding company whose primary asset and principal activity are its ownership of 100% of the outstanding shares of CBC National Bank. Like most community bank holding companies, we derive a significant portion of our income from interest we receive on our loans and investments. Our primary source of funds for making these loans and investments is our deposits, on which we pay interest. Consequently, one of the key measures of our success is our amount of net interest income, or the difference between the income on our interest-earning assets, such as loans and investments, and the expense on our interest-bearing liabilities, such as deposits. Another key measure is the spread between the yield we earn on these interest-earning assets and the rate we pay on our interest-bearing liabilities.

We have included a number of tables to assist in our description of these measures. For example, the “Average Balances” table shows the average balance during 2014 and 2013 of each category of our assets and liabilities, as well as the yield we earned or the rate we paid with respect to each category. A review of this table shows that our loans typically provide higher interest yields than do other types of interest earning assets, which is why we intend to continue to direct a substantial percentage of our earning assets into our loan portfolio. Similarly, the “Volume/Rate Analysis” table helps demonstrate the impact of changing interest rates and changing volume of assets and liabilities during the years shown. We also track the sensitivity of our various categories of assets and liabilities to changes in interest rates, and to help demonstrate this sensitivity we have included a “Sensitivity Analysis Table.” In addition, we have included a number of tables in the notes to the audited consolidated financial statements, which provide details about our investment securities, our loans, and our deposits.

Of course, there are risks inherent in all loans, so we maintain an allowance for loan losses to absorb possible losses on existing loans that may become uncollectible. We establish and maintain this allowance by charging a provision for loan losses against our operating earnings. In the following section we have included a detailed discussion of this process, as well as several tables describing our allowance for loan losses. See comments in the section entitled “Provision and Allowance for Loan Losses.”

In addition to earning interest on our loans and investments, we earn income through fees, gains on sales of loans and marketable securities, cash surrender value of life insurance, and other service charges to our customers. We describe the various components of this noninterest income, as well as our noninterest expense, in the following discussion.

The following discussion and analysis also identifies significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements.

Analysis of Financial Condition

Total assets increased to $421,931,000 at December 31, 2014 from $375,640,000 at December 31, 2013. The primary source of the increase in assets was in loans held for sale, when combined with loan sales receivable. Loans held for sale, when combined with loan sales receivable, increased $38,238,000, or 67%. Additionally, portfolio loans, net of allowance increased by $27,658,000, or 12%, during 2014. These increases in loans were partially offset by decreases in investment securities, other real estate owned and cash. Securities available for sale declined by $13,918,000, or 36%, during 2014 to a balance of $24,837,000 at December 31, 2014. Other real estate owned was down by 4,222,000, or 37%, in 2014 to a balance of $7,322,000 at December 31, 2014. Cash, due from banks, and federal funds sold decreased $2,589,000, or 38%, during 2014.

95

During 2014, total liabilities increased $43,337,000, or 13%, when compared to December 31, 2013. The increase in liabilities was driven by borrowings which rose by $47,150,000, or 130%, in 2014, partially offset by a decline in total deposits of $6,328,000, or 2%. The increase in the level of borrowings reflects the increased liquidity demand to fund the rising balance of mortgage loans held for sale and was limited primarily to short term secured borrowings from the Federal Home Loan Bank.

Investment Securities

The rising balance of mortgage loans held for sale created a need for additional liquidity during 2014, some of which was obtained through the sale of investment securities. As a result, the balance of investment securities declined to $24,837,000 at December 31, 2014 from $38,754,000 at December 31, 2013. Coastal has adopted FASB ASC 320, and classified investments as held-to-maturity or available-for-sale.

The following table sets forth the cost and fair value of Coastal’s investment securities at the dates indicated:

	December 31,
	2014		2013		2012
(In thousands)	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Available for sale
State and municipal securities	$3,165	$3,459	$7,740	$7,654	$2,310	$2,347
Mortgage-backed securities	21,120	21,378	31,194	31,100	15,805	16,344
	$24,285	$24,837	$38,934	$38,754	$18,115	$18,691

The following table presents the maturities of investment securities at carrying value and the weighted average yields for each range of maturities presented. Yields are based on amortized cost of securities.

Maturities at December 31, 2014 (In thousands)	State and Municipal Securities	Weighted Average Yields	Mortgage- Backed Securities	Weighted Average Yields
Within 1 year	$—	—%	$1,614	2.53%
After 1 through 5 years	—	—%	11,890	2.23%
After 5 through 10 years	3,459	3.67%	5,979	2.49%
After 10 years	—	—%	1,895	1.98%
Totals	$3,459	3.67%	$21,378	2.30%

Mortgage-backed securities are included in the maturities categories in which they are anticipated to be repaid based on scheduled maturities.

Loans and Asset Quality

Coastal’s loans are diversified by borrower and industry group and are concentrated in real estate loans. At December 31, 2014, Coastal’s loan portfolio, net of allowance for loan losses, was $267.9 million, an increase of $27.7 million, or 11.5%, when compared to total loans, net of allowance for loan losses, of $240.3 million at December 31, 2013.

96

The following table shows the loan portfolio at the dates indicated:

	At December 31,
	2014		2013
(Dollars in thousands)	Amount	Percent	Amount	Percent
Commercial and financial	$13,267	4.86%	$12,463	5.10%
Agricultural	4	—	1	—
Real estate – construction, commercial	24,421	8.95	22,959	9.39
Real estate – construction, residential	9,357	3.43	9,356	3.83
Real estate – mortgage, commercial	97,705	35.82	98,710	40.36
Real estate – mortgage, residential	126,418	46.35	99,669	40.75
Real estate – mortgage, farmland	264	0.10	—	—
Consumer installment loans	1,321	0.49	1,385	0.57
Gross loans, net of unearned income	272,757	100.00%	244,543	100.00%
Less: Allowance for loan losses	(4,829)		(4,273)
Net loans	$267,928		$240,270

	At December 31,
	2012		2011		2010
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent
Commercial and financial	$11,074	4.57%	$15,039	5.91%	$10,120	3.78%
Agricultural	3	—	—	—	151	0.06
Real estate – construction, commercial	25,932	10.70	39,761	15.61	51,273	19.16
Real estate – construction, residential	11,085	4.57	11,602	4.56	12,094	4.52
Real estate – mortgage, commercial	101,678	41.94	86,646	34.02	87,758	32.79
Real estate – mortgage, residential	91,247	37.64	99,918	39.23	103,852	38.81
Real estate – mortgage, farmland	—	—	—	—	—	—
Consumer installment loans	1,418	0.58	1,701	0.67	2,352	0.88
Gross loans, net of unearned income	242,437	100.00%	254,667	100.00%	267,600	100.00%
Less: Allowance for loan losses	(4,679)		(5,222)		(6,008)
Net loans	$237,758		$249,445		$261,592

The following table sets forth certain information at December 31, 2014 regarding the dollar amount of loan principal repayments becoming due during the periods indicated.

December 31, 2014
(Dollars in thousands)	Commercial, Financial and Agricultural	Real Estate Construction Commercial	Real Estate Construction Residential	Real Estate Mortgage Commercial	Real Estate Mortgage Residential	Real Estate Mortgage Farmland	Consumer Installment Loans	Total Loans

Amounts due in:
One year or less	$2,288	$3,019	$5,373	$9,683	$4,743	—	213	$25,319
More than 1-5 years	3,268	15,024	1,836	17,131	9,620	—	815	47,694
More than 5-10 years	6,645	795	447	12,564	11,224	93	10	31,778
More than 10 years	1,070	5,583	1,701	58,327	100,831	171	283	167,966
Total	$13,271	$24,421	$9,357	$97,705	$126,418	$264	$1,321	$272,757

97

The following table sets forth all loans at December 31, 2014 that are due after December 31, 2015 and have either fixed interest rates or floating or adjustable interest rates:

(Dollars in thousands)	Fixed Rates	Floating or Adjustable Rates	Total at December 31, 2015

Commercial, financial and agricultural	$3,278	$7,705	$10,983
Real estate:
Construction, commercial	8,612	12,790	21,402
Construction, residential	3,984	—	3,984
Mortgage, commercial	20,842	67,180	88,022
Mortgage, residential	38,688	82,987	121,675
Mortgage, farmland	93	171	264
Consumer and other loans	988	120	1,108
Total	$76,485	$170,953	$247,438

Coastal’s financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on its loan portfolio, unless a loan is placed on a non-accrual basis. Loans are placed on non-accrual when there are serious doubts regarding the collectability of all principal and interest due under the terms of the loan. Amounts received on non-accrual loans generally are applied first to principal and then to interest after all principal has been collected. The classification of a loan on non-accrual status does not necessarily indicate that the principal is uncollectible, in whole or in part. A determination as to collectability is made by Coastal on a case-by-case basis. Coastal considers both the adequacy of the collateral and the other resources of the borrower in determining the steps to be taken to collect non-accrual loans. The final determination as to these steps is made on a case-by-case basis. Alternatives that are considered are foreclosure, collecting on guaranties, restructuring the loan, or initiating collection lawsuits.

The following table provides information with respect to Coastal’s non-performing assets at the dates indicated:

	At December 31,
(Dollars in thousands)	2014	2013	2012	2011	2010
Non-accrual loans:
Commercial and financial	$91	$12	$50	$179	$5
Agricultural	—	—	—	—	151
Real estate – construction, commercial	210	39	4,449	8,705	9,112
Real estate – construction, residential	—	19	147	73	75
Real estate – mortgage, commercial	2,555	1,153	2,653	5,035	4,284
Real estate – mortgage, residential	1,474	893	2,133	1,922	8,673
Real estate – mortgage, farmland	—	—	—	—	—
Consumer installment loans	—	—	7	23	2
Total non-accrual loans	4,330	2,116	9,439	15,937	22,302

Accruing loans past due 90 days or more:
Commercial and financial	—	—	—	—	—
Agricultural	—	—	—	—	—
Real estate – construction, commercial	—	—	—	—	—
Real estate – construction, residential	—	—	—	—	—
Real estate – mortgage, commercial	—	—	—	—	—
Real estate – mortgage, residential	—	—	—	—	—
Real estate – mortgage, farmland	—	—	—	—	—
Consumer installment loans	—	—	—	—	—
Total accruing loans past due 90 days or more	—	—	—	—	—
Total non-performing loans	4,330	2,116	9,439	15,937	22,302

Other real estate owned	7,322	11,545	13,521	15,424	14,452

Troubled debt restructurings, accruing	6,231	5,591	6,762	2,778	5,116

Total non-performing assets	$17,883	$19,252	$29,722	$34,139	$41,870

Total non-performing loans to total loans	1.59%	0.87%	3.89%	6.26%	8.33%

Total non-performing assets to total assets	4.24%	5.13%	6.26%	7.15%	9.80%

98

In originating loans, Coastal’s management recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the quality of the collateral for such loan. The allowance for loan losses represents Coastal’s estimate of the allowance necessary to provide for potential loan loss exposure. In making this determination, Coastal analyzes the ultimate collectability of its loan portfolio, incorporating feedback provided by internal loan staff, third part credit reviewers and examinations performed by regulatory agencies.

The allowance for loan losses is based on estimates, and ultimate losses will vary from current estimates. These estimates are reviewed monthly and adjustments are reported as provision expense if it becomes necessary to increase or decrease the allowance to ensure the balance is adequate given the risk inherent in the loan portfolio.

The following table sets forth an analysis of the activity in Coastal’s allowance for loan losses for the periods indicated:

	At or For the Year Ended December 31,
(Dollars in thousands)	2014	2013	2012	2011	2010

Allowance at beginning of period	$4,273	$4,679	$5,222	$6,008	$6,386

Provision for loan losses	1,218	342	4,084	2,865	2,696

Charge-offs:
Commercial, financial and agricultural	177	42	165	649	237
Real estate - construction	1	434	2,103	1,888	1,515
Real estate - mortgage	746	862	2.636	1,788	1,904
Consumer and other loans	135	—	88	—	71
Total charge-offs	1,059	1,338	4,992	4,325	3,727

Recoveries:
Commercial, financial and agricultural	119	67	48	30	1
Real estate - construction	25	450	221	250	263
Real estate - mortgage	235	65	87	387	377
Consumer and other loans	18	8	9	7	12
Total recoveries	397	590	365	674	653

Net charge-offs	(662)	(748)	(4,627)	(3,651)	(3,074)

Allowance at end of period	4,829	4,273	4,679	5,222	6,008

Allowance to non-performing loans	111.52%	201.94%	49.57%	32.77%	26.94%
Allowance to total loans	1.77%	1.75%	1.93%	2.05%	2.25%
Net charge-offs to average loans	0.26%	0.32%	1.93%	1.40%	1.10%

99

The following table sets forth the breakdown of Coastal’s allowance for loan losses by loan category at the dates indicated:

	At December 31,
(Dollars in thousands)	2014		2013
	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans
Commercial, financial and agricultural	$655	0.24%	$593	0.24%
Real estate – construction	488	0.18	698	0.29
Real estate - mortgage	2,913	1.06	2,344	0.96
Consumer and other loans	46	0.02	35	0.01

Unallocated	727	0.27	603	0.25

Total allowance for loan losses	$4,829	1.77%	$4,273	1.75%

	At December 31,
(Dollars in thousands)	2012		2011		2010
	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans
Commercial, financial and agricultural	$603	0.25%	$644	0.25%	$543	0.20%
Real estate – construction	725	0.30	1,231	0.48	358	0.13
Real estate - mortgage	3,067	1.26	3,041	1.20	4,042	1.52
Consumer and other loans	20	0.01	26	0.01	326	0.12

Unallocated	264	0.11	280	0.11	739	0.28

Total allowance for loan losses	$4,679	1.93%	$5,222	2.05%	$6,008	2.25%

100

Other Real Estate Owned

Other real estate owned represents collateral property taken back from borrowers in partial or full satisfaction of their defaulted debt obligation to Coastal. We track our historical experience of loans that ultimately convert to other real estate owned by collateral type and by geographic exposure as shown on the following tables:

	Book Value of Other Real Estate at December 31, 2014
(In thousands)	Florida	Georgia	South Carolina	Total
Residential	$223	$—	$159	$382
Commercial	2,410	—	1,627	4,037
Finished lots	263	—	551	814
Raw land	1,834	—	255	2,089
	$4,730	$—	$2,592	$7,322

	Number of Parcels at December 31, 2014
	Florida	Georgia	South Carolina	Total
Residential	1	—	3	4
Commercial	2	—	9	11
Finished lots	6	—	38	44
Raw land	5	—	1	6
	14	—	51	65

	Book Value of Other Real Estate at December 31, 2013
(In thousands)	Florida	Georgia	South Carolina	Total
Residential	$338	$392	$733	$1,463
Commercial	2,172	397	2,649	5,218
Finished lots	270	—	1,714	1,984
Raw land	2,053	394	433	2,880
	$4,833	$1,183	$5,529	$11,545

	Number of Parcels at December 31, 2013
	Florida	Georgia	South Carolina	Total
Residential	2	1	3	6
Commercial	2	1	15	18
Finished lots	6	—	115	121
Raw land	7	2	3	12
	17	4	136	157

During the year ended December 31, 2014 we sold a total of 101 other real estate owned properties with a total book value of $4,883,000. The net proceeds from these sales were $4,452,000, which resulted in a net recovery of approximately 50.7% of the original loan amounts and 91.2% of the book value of the other real estate sold. During the year ended December 31, 2013 we sold a total of 64 other real estate owned properties with a total book value of $7,129,000. The net proceeds from these sales were $6,495,000, which resulted in a net recovery of approximately 51.4% of the original loan amounts and 91.1% of the book value of the other real estate sold.

Deposit Activities

Retail deposits are attracted through the offering of a broad variety of deposit instruments, including checking accounts, money market accounts, regular savings accounts, term certificate accounts (including jumbo certificates in denominations of $100,000 or more) and retirement savings plans. These retail deposit products are offered through our three depository branches primarily to customers within our branch geographic footprint. We also utilize non-core deposit collection channels that include traditional brokered deposits, internet deposit listing services to attract institutional deposits, and the CDARS reciprocal deposit platform.

101

The following table sets forth Coastal’s deposits as a percentage of total deposits for the dates indicated:

	At December 31,
	2014		2013		2012
(Dollars in thousands)	Amount	Percent of Total Deposits	Amount	Percent of Total Deposits	Amount	Percent of Total Deposits

Non-interest bearing demand deposits	$34,930	12.2%	$33,961	11.6%	$22,823	6.8%
Interest bearing demand deposits	117,750	41.2	115,856	39.7	118,104	35.0
Savings deposits	4,510	1.6	4,301	1.5	4,547	1.3
Certificates of deposit $100,000 and over	76,876	26.9	85,947	29.4	118,511	35.1
Other time deposits	51,597	18.1	51,926	17.8	73,536	21.8
Total	$285,663	100.0%	$291,991	100.0%	$337,521	100.0%

The following table sets forth the time remaining until maturity for certificate of deposits of $100,000 or more at December 31, 2014.

(Dollars in thousands)	Certificates of Deposit
Maturity Period:
Three months or less	$10,115
Over three through six months	16,655
Over six through twelve months	24,369
Over twelve months	25,737
Total	$76,876

Balances within the major deposit categories are as follows:

	December 31, 2014
(In thousands)	Core Retail Deposits	Core Reciprocal Deposits	Brokered Deposits	Total Deposits
Noninterest-bearing demand deposits	$34,930	$—	$—	$34,930
Interest-bearing demand deposits	117,750	—	—	117,750
Savings deposits	4,510	—	—	4,510
Certificates of deposit $100,000 and over	41,050	35,826	—	76,876
Other time deposits	36,589	1,168	13,840	51,597
	$234,829	$36,994	$13,840	$285,663

	December 31, 2013
(In thousands)	Core Retail Deposits	Core Reciprocal Deposits	Brokered Deposits	Total Deposits
Noninterest-bearing demand deposits	$33,961	$—	$—	$33,961
Interest-bearing demand deposits	115,856	—	—	115,856
Savings deposits	4,301	—	—	4,301
Certificates of deposit $100,000 and over	52,414	33,533	—	85,947
Other time deposits	43,108	1,208	7,610	51,926
	$249,640	$34,741	$7,610	$291,991

102

Borrowing Activities and Liquidity

FHLB borrowings totaled $83,500,000 at December 31, 2014, an increase of $47,150,000, or 130%, from December 31, 2013. During 2014 the Federal Home Loan Bank of Atlanta expanded the terms of its secured lending program to allow for the inclusion of residential mortgage loans held for sale as eligible collateral subject to certain limitations. The inclusion of our residential mortgage loans available for sale in FHLB borrowing collateral has the impact of increasing our collateral levels and resultant borrowing capacity when needed to fund rising mortgage banking volume.

CBC National maintains relationships with correspondent banks that can provide funds on short notice, if needed. Presently, CBC National has arrangements with commercial banks for short term unsecured advances of overnight borrowings of up to $34,000,000, in addition to up to $4,000,000 available for day light overdraft. CBC National also has reverse repurchase accommodations with a term of up to one month for a maximum advance of $25,000,000, limited by the amount of eligible securities pledged, which was $11,427,000 at December 31, 2014. The reverse repurchase agreements are committed borrowing facilities granted by other commercial banks and are secured by securities in CBC National’s investment portfolio.

As of December 31, 2014, the Coastal had $232,716,000 in total borrowing capacity, of which we had utilized $97,340,000, or 41.8%, leaving remaining available liquidity of $135,376,000. The following tables present available sources of liquidity at December 31, 2014 and December 31, 2013:

	December 31, 2014
	Total Line of Credit	Funds Borrowed	Funds Available
Available sources of liquidity
Federal funds purchased lines of credit	$34,000,000	$—	$34,000,000
Available brokered certificates of deposit	28,573,749	13,840,246	14,733,503
Repurchase agreements secured by investment securities	11,427,000	—	11,427,000
Federal Reserve Borrowing Capacity at Discount Window	25,285,608	—	25,285,608
Federal Home Loan Bank Advance Availability	133,430,000	83,500,000	49,930,000
Total sources of liquidity	$232,716,357	$97,340,246	$135,376,111

	December 31, 2013
	Total Line of Credit	Funds Borrowed	Funds Available
Available sources of liquidity
Federal funds purchased lines of credit	$25,000,000	$—	$25,000,000
Available brokered certificates of deposit	29,226,187	7,610,000	21,616,187
Repurchase agreements secured by investment securities	19,088,712	—	19,088,712
Federal Reserve Borrowing Capacity at Discount Window	29,908,765	—	29,908,765
Federal Home Loan Bank Advance Availability*	76,991,704	37,350,000	39,641,704
Total sources of liquidity	$180,215,368	$44,960,000	$135,255,368

*Funds borrowed includes $1 million letter of credit issued on CBC National’s behalf by Federal Home Loan Bank.

	December 31, 2012
	Total Line of Credit	Funds Borrowed	Funds Available
Available sources of liquidity
Federal funds purchased lines of credit	$22,500,000	$—	$22,500,000
Available brokered certificates of deposit	33,809,943	19,788,271	14,021,672
Repurchase agreements secured by investment securities	6,055,000	6,055,000	—
Federal Reserve Borrowing Capacity at Discount Window	24,450,560	—	24,450,560
Federal Home Loan Bank Advance Availability*	101,606,984	83,427,609	18,179,375
Total sources of liquidity	$188,422,487	$109,270,880	$79,151,607

*Funds borrowed includes $2 million letter of credit issued on CBC National’s behalf by Federal Home Loan Bank.

103

The following table sets forth Coastal’s outstanding borrowings and weighted averages for the dates indicated:

	At or For the Year Ended December 31,
(Dollars in thousands)	2014	2013	2012
Maximum amount outstanding at any month-end during period:
Federal Home Loan Bank advances	$123,700	$50,750	$81,428

Average outstanding balance during period:
Federal Home Loan Bank advances	$74,787	$23,056	$27,691
Weighted average interest rate during period:
Federal Home Loan Bank advances	0.77%	2.65%	2.88%

Balance outstanding at end of period:
Federal Home Loan Bank advances	$83,500	$36,350	$81,428

Weighted average interest rate at end of period:
Federal Home Loan Bank advances	0.71%	1.35%	1.23%

Capital Resources

Coastal’s stockholders’ common equity at December 31, 2014 was $37.9 million compared with $34.9 million at December 31, 2013. In addition to common equity, Coastal has issued and outstanding $9.95 million in fixed rate perpetual preferred stock at both December 31, 2014 and 2013. As of December 31, 2014, CBC National Bank’s Tier 1 leverage ratio was 10.51%, which is more than twice the “adequately capitalized” and “well capitalized” federal regulatory capital maintenance requirements.

Results of Operations

General

The following table summarizes Coastal’s results of operations and sets forth Coastal’s return on equity and assets for the periods indicated:

Year Ended December 31,				Change 2014/2013		Change 2013/2012
(Dollars in thousands)	2014	2013	2012	$	%	$	%
Net interest income	$15,204	$12,861	$12,883	$2,343	18.22%	$(22)	(0.17)%
Provision for loan losses	1,218	342	4,083	876	256.14	(3,741)	(91.62)
Non-interest income	36,313	27,284	48,763	9,029	33.09	(21,479)	(44.05)
Non-interest expense	45,534	38,567	54,122	6,967	25.54	(15,555)	(28.74)
Income tax expense (benefit)	1,647	(351)	1,557	1,998	NM	(1,908)	(122.54)
Net income	3,118	1,587	1,884	1,531	96.47	(297)	(15.76)

Return on average equity	8.57%	4.58%	5.58%		3.99		(1.00)
Return on average assets	0.76	0.40	0.45		0.36		(0.05)
Dividend payout ratio	—	—	—		—		—
Equity to assets ratio	7.96	7.34	7.25		0.62		0.09

NM means not meaningful.

104

Net Income

Coastal’s net income was $3.1 million for the year ended December 31, 2014 compared to $1.6 million for the year ended December 31, 2013. The largest single factor contributing to the improvement in net income was the $9.0 million increase to non-interest income from higher mortgage banking gains on loan sales. Additionally, net interest income increased by $2.3 million from growth in the average balance of loans. These favorable impacts to income were partially offset by a $7.0 million increased to non-interest expense on higher mortgage banking operating costs and a $2.0 million increase to tax expense as favorable tax adjustments from 2013 were non-recurring.

Coastal’s net income was $1.6 million for the year ended December 31, 2013 compared to $1.9 million for the year ended December 31, 2012. The primary factor contributing to the $0.3 million decrease in net income was a $21.5 million, or 44.05%, drop in non-interest income from reduced levels of mortgage banking gain on loan sales as rising long term interest rates slowed demand for refinance lending. This decrease to year-over-year non-interest income was largely offset from a combination of a $15.6 million reduction to non-interest expenses from lower mortgage banking activity costs, a $3.7 million decline in provision expense on improving credit quality, and a $1.9 million decline in tax expense from non-recurring favorable tax adjustments in 2013.

Interest Income

Interest income was $17.7 million for the year ended December 31, 2014 compared to $16.1 million for the year ended December 31, 2013, a year-over-year increase of $1.6 million, or 10.3%. The primary factor contributing to the increase in interest income was a $21,813,000, or 6%, increase in the average balance of earning assets. Interest income from loans, including fees, increased $1,706,000 to $16,662,000 for the year ended December 31, 2014. The average balance of loans was $346,377,000 in 2014 compared to $315,233,000 in 2013 for a year-over-year rise of 9.9% on increasing balances of 1 to 4 family residential mortgage loans. The weighted average rate earned on loans was largely unchanged at 4.81% for 2014 compared to 4.82% in 2013. Interest income from securities increased $286,000 in 2014 on a tax equivalent basis. The average balance of investments was $36,578,000 in 2014, an increase of 34.3% from the average balance of $27,228,000 in 2013. The weighted average rate earned on investments declined slightly at 3.22% for 2014 compared to 3.27% in 2013.

Interest income was $16.1 million for the year ended December 31, 2013 compared to $17.1 million for the year ended December 31, 2012, a year-over-year decline of $1.0 million, or 6.0%. The primary factor contributing to the decrease in interest income was a 6.7% decline in the balance of earning assets during 2013. Interest income from loans, including fees, decreased $1,142,000 to $15,194,000 for the year ended December 31, 2013. The average balance of loans was $315,233,000 in 2013 compared to $356,720,000 in 2012. The weighted average rate earned on loans was 4.82% for 2013 compared to 4.58% in 2012. Interest income from securities increased $129,000 on a tax equivalent basis. The average balance of investments was $27,228,000 in 2013 compared to $22,719,000 in 2012. The weighted average rate earned on investments was 3.27% for 2013 compared to 3.35% in 2012.

105

Interest Expense

Interest expense was $2.5 million for the year ended December 31, 2014 compared to $3.2 million for the year ended December 31, 2013, a year-over-year decline of $0.7 million, or 21.3%. This decline in interest expense occurred despite an $11.5 million, or 3.6%, increase in the average balance of interest-bearing liabilities during 2014. The primary factor contributing to the decrease in interest expense was a 24-basis-point decline in our cost of funds as a result of a significant increase to the balance of short term borrowings to fund the elevated balances of loans available for sale. As a result of increases short term borrowings, the cost of borrowed funds declined from 2.66% in 2013 to just 0.91% in 2014.

Interest expense was $3.2 million for the year ended December 31, 2013 compared to $4.2 million for the year ended December 31, 2012, a year-over-year decline of $1.0 million, or 23.9%. The primary factors contributing to the decrease in interest expense was the lower interest rate environment which resulted in a 17-basis-point decline in the cost of interest-bearing liabilities, coupled with a $10,900,000, or 41.4%, increase in the average balance of noninterest bearing deposits.

Provision and Allowance for Loan Losses

The provision for loan losses is the periodic charge to operating earnings that management believes is necessary to maintain the allowance for possible loan losses at an adequate level. The amounts of these periodic charges are based on management’s analysis of the potential risk in the loan portfolio.

There are risks inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers, and, in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral. We establish and maintain an allowance for loan losses based on a number of qualitative factors including, among other things, historical experience, evaluation of economic conditions, regular reviews of delinquencies and loan portfolio quality and a number of assumptions about future events, which we believe to be reasonable, but which may not prove to be accurate. We believe that changes in economic and industry conditions capture the impact of general declines in the value of collateral property, and in this way our qualitative factors reflect general declines in collateral values.

For the year ended December 31, 2014, Coastal recorded a provision for loan losses of $1.2 million compared with a provision for loan losses of $0.3 million for the year ended December 31, 2013. The year-over-year increase in the provision for loan losses of $0.9 million was the result of a combination of loan portfolio growth and an increase in the balance of loans on nonaccrual. During 2014 the balance of loans grew by $28.2 million, or 11.5%, to reach the level of $272.8 million at December 31, 2015. Also during 2015, the balance of loans on non-accrual increased from $2.1 million, or 0.87% of total loans, at December 31, 2013 to $4.3 million, or 1.59% of total loans. Management believes that the increase in the provision for loan losses during 2014 was consistent with the increase in the portfolio and the balance of loans on nonaccrual.

For the year ended December 31, 2013, Coastal recorded a provision for loan losses of $0.3 million compared with a provision for loan losses of $4.1 million for the year ended December 31, 2012. The $3.8 million decrease in the provision for loan losses during 2013 was primarily the result of improved credit quality in the loan portfolio, consistent with improvements in the business environment and general market credit conditions, while loan portfolio growth was muted. Loans grew just $2.1 million, or 0.9%, in 2013, reaching a balance of $244.5 million at December 31, 2013. Improved credit quality was reflected in the significant decline in the balance of loans on nonaccrual, down from $9.4 million, or 3.9% of total loans, at December 31, 2012 to just $2.1 million, or 0.87% of total loans, at December 31, 2013 for a year-over-year decline of $7.3 million, or 78%.

Management believes that the changes in the level of the allowance for loan losses are directionally consistent with the trends observed in the asset quality metrics discussed above. Management acknowledges that future asset quality results may vary from our estimates and expectations, resulting in negative asset quality metrics, which could have a material adverse effect on our results of operations and financial condition.

Non-Interest Income

Non-interest income is generated primarily from the gain on sales of residential mortgage loans and Small Business Administration (SBA) loans, and to a lesser extent from fees and service charges on deposit accounts. Non-interest income for the year ended December 31, 2014 was $36.3 million as compared to $27.3 million for the year ended December 31, 2013. The increase in non-interest income was primarily due to higher volume of mortgage loans originated and sold, partially offset by a reduction in gains on sales of SBA loans. Gains on sales of residential mortgage loans were up by $9.7 million, or 44.5%, in 2014, from $21.8 million during the year ended December 31, 2013 to $31.6 million during the year ended December 31, 2014. Gains from SBA loan sales and related loan servicing income was $3.3 million in 2014 compared to $4.5 million in 2013, a year-over-year decrease of $1.2 million, or 27.4%.

106

Non-interest income for the year ended December 31, 2013 was $27.3 million as compared to $48.8 million for the year ended December 31, 2012, a year-over-year decrease of $21.5 million, or 44%. The decrease in non-interest income was primarily due to a $22.8 million decrease in residential mortgage banking income, partially offset by a $1.5 million increase in SBA loan income. Residential mortgage banking income declined as a result of reduced lending volumes on weakening demand for refinance loans, falling from $44.7 million in 2012 to $21.8 million during 2013. SBA loan income from gain on loans sold and servicing fee income rose by 50%, or $1.5 million, from $3.0 million in 2012 to $4.5 million in 2013.

Non-Interest Expense

Non-interest expense totaled $45.5 million during the year ended December 31, 2014 as compared to $38.6 million during the year ended December 31, 2013, for a year-over-year increase of $6.9 million, or 18.1%. The increase in non-interest expense was primarily due to higher salaries and benefits expense within the mortgage banking division. Much of the compensation expense from mortgage banking activity is variable in nature, rising when lending volume increases as occurred between 2013 and 2014.

Salaries and benefits totaled $33.4 million for the year ended December 31, 2014, compared to $23.6 million for the same period in 2013, for an increase of $9.8 as a result of higher commissions in mortgage banking and increases to mortgage administrative head count. Excluding the mortgage banking division, Coastal experienced a decrease in salaries and benefits of $0.8 million, or 9%, during 2014 compared to 2013.

Advertising expense declined significantly in 2014 at $0.4 million, representing an 83% decrease from the $2.0 million expensed in 2013. This $1.7 million year-over-year decrease reflects a significant reduction in the level of residential real estate loan application leads acquired through telemarketing, print advertising, mass mailings, and internet referrals.

Occupancy and equipment expense increased $0.3 million to $2.9 million for 2014 compared to $2.7 million during 2013, reflecting an increase in office lease expenses from additional residential mortgage lending offices.

Total noninterest expense for the year ended December 31, 2013 was $38.6 million as compared to $54.1 million for 2012. The year-over-year decrease in noninterest operating expense of $15.6 million is due largely to reduced costs associated with lower mortgage lending volume. Mortgage division expenses, excluding mortgage division salaries and benefits, decreased 44%, or $5.9 million, to $7.4 million during 2013 compared to $13.4 million during 2012. Other real estate expenses decreased 25%, or $0.9 million, to $2.5 million during 2013 compared to $3.4 million during 2012.

Salaries and benefits totaled $23.6 million for the year ended December 31, 2013, compared to $31.9 million for the same period a year ago, for a decrease of $8.3 million, reflecting staffing reductions and lower commissions in mortgage banking. Excluding the mortgage banking division, Coastal experienced an increase in salaries and benefits of $1.3 million, or 18%, during 2013 compared to 2012.

Advertising expense decreased significantly in 2013 at $2.0 million, representing a 67% decrease from the $6.1 million expensed in 2012. This $4.1 million year-over-year decrease reflects expenses related to generating residential real estate loan application leads through various media such as print advertising, mass mailings, internet referrals, and telemarketing efforts.

Occupancy and equipment expense increased $0.1 million to $2.6 million for 2013 compared to $2.5 million during 2012.

Income Tax Expense

During 2014, we recognized income tax expense of $1.6 million compared to income tax benefit of $0.4 million during 2013. Our effective tax rate was 34.6% in 2014 and (28.4%) in 2013. The fluctuation in effective tax rates reflects the impact of a normalized tax provision in 2014 versus the negative tax provision in 2013. The prior year negative tax provision reflects the impact of reversing a valuation allowance of $1.7 million against our deferred tax assets. As a result of increasing taxable earnings, we fully utilized all federal net operating tax carryforward credit in 2014.

107

During 2013, we recognized income tax benefit of $0.4 million compared to income tax expense of $1.6 million during 2012. Our effective tax rate was (28%) in 2013 and 45% in 2012. The fluctuation in effective tax rates reflects the impact of permanent book-to-tax differences from income on bank-owned life insurance and municipal securities, as well as non-tax deductible losses. We recorded a partial valuation allowance of $1.8 million in 2010 against our deferred tax asset, and during 2012 we retained a valuation allowance of $1.7 million against our deferred tax asset. During 2013, we reversed the entire valuation allowance of $1.7 million.

Average Balances and Yields

The table below shows the average balance outstanding for each category of interest-earning assets and interest-bearing liabilities for 2014, 2013 and 2012, and the average rate of interest earned or paid thereon. Average balances have been derived from the daily balances throughout the period indicated. Non-accrual loans and the interest income recorded on these loans, if any, are included in the yield calculation for loans in all periods reported. Amounts are presented on a tax equivalent basis.

	For the Years Ended December 31,
	2014			2013			2012
(In thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Interest-earning assets:
Loans (including loan fees)	$346,377	$16,662	4.81%	$315,233	$15,193	4.82%	$356,720	$16,336	4.58%
Taxable investments	30,179	842	2.79%	23,315	698	2.99%	21,627	711	3.29%
Tax-free investments	6,399	334	5.21%	3,913	192	4.91%	1,092	50	4.58%
Interest-bearing deposits in other banks	2,496	7	0.28%	21,189	56	0.26%	10,497	28	0.27%
Federal funds sold	171	<1	0.09%	159	<1	0.26%	135	<1	0.30%
Total interest-earning assets	385,622	17,845	4.63%	363,809	16,139	4.44%	390,071	17,125	4.39%
Other noninterest earning assets	27,240			32,546			32,885
Total assets	$412,862			$396,355			$422,956
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand and savings deposits	$123,274	$481	0.39%	$124,200	$561	0.45%	$122,363	$744	0.61%
Time deposits	130,699	1,297	0.99%	169,729	1,841	1.08%	204,927	2,425	1.18%
Other borrowings	82,048	750	0.91%	30,543	811	2.66%	35,570	1,055	2.97%
Total interest-bearing liabilities	336,021	2,528	0.75%	324,472	3,213	0.99%	362,860	4,224	1.16%
Other noninterest bearing liabilities	40,521			37,208			26,308
Shareholders’ equity	36,320			34,675			33,788
Total liabilities and shareholders’ equity	$412,862			$396,355			$422,956
Excess of interest-earning assets over interest bearing liabilities	$49,601			$39,337			$27,211
Ratio of interest-earning assets to interest-bearing liabilities	115%			112%			107%
Tax equivalent adjustment		(113)			(65)			(17)
Net interest income		$15,204			$12,861			$12,884
Net interest spread			3.88%			3.45%			3.23%
Net interest margin			3.97%			3.55%			3.31%

108

Rate/Volume Analysis

The following table sets forth the effects of changing rates and volumes on Coastal’s net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionately based on the changes due to rate and the changes due to volume.

	2014 Compared to 2013 Increase (decrease) due to changes in			2013 Compared to 2012 Increase (decrease) due to changes in
(In thousands)	Volume	Rate	Net Change	Volume	Rate	Net Change
Interest income on:
Loans (including loan fees)	$1,498	$(30)	$1,468	$(1,969)	$827	$(1,142)
Taxable investments	194	(50)	144	53	(66)	(13)
Non-taxable investments	86	8	94	91	3	94
Interest bearing deposits in other banks	(52)	4	(48)	28	(1)	27
Federal funds sold	—	—	—	1	(1)	—
Total interest income	1,726	(68)	1,658	(1,796)	762	(1,034)
Interest expense on:
Interest-bearing demand and savings deposits	(4)	(76)	(80)	11	(194)	(183)
Time deposits	(397)	(147)	(544)	(393)	(191)	(584)
Other borrowings	722	(783)	(61)	(140)	(104)	(244)
Total interest expense	321	(1,006)	(685)	(522)	(489)	(1,011)
Net interest income	$1,405	$938	$2,343	$(1,274)	$1,251	$(23)

Regulatory Reporting Differences

As disclosed in Note 1 to the Financial Statements within the discussion of Loan Sales Receivable, we have consistently followed trade date accounting guidance for recognition of residential loan sales and the related gain or loss since 2007 for both regulatory and financial reporting purposes. During the final quarter of 2014 CBC National’s primary regulator, the Office of the Comptroller of the Currency, instructed bank management to adopt settlement date accounting for recognition of residential loan sales and related gain or loss when reporting financial results for regulatory purposes, specifically for preparation of the quarterly FFIEC 041 – Consolidated Reports of Condition and Income, commonly referred to as the Call Report. Management believes that application of trade date accounting guidance is consistent with Generally Accepted Accounting Principles (GAAP) and therefor intends to continue its application of trade date accounting guidance for non-regulatory financial reports while applying settlement date accounting for regulatory reports. As a result, residential loan sales and related gain or loss will be reflected in external financial reports based on trade date accounting guidance and in regulatory reports based on settlement date accounting guidance. This will result in differences between results reported for regulatory purposes and results reported in accordance with GAAP in external financial reports.

Settlement date accounting does not recognize a residential loan sale and related gain or loss until the sale proceeds have been received from the investor who has purchased the loans. Trade date accounting recognizes the loan sale and related gain or loss upon fulfillment of all material conditions precedent to completion of the loan sale agreement, typically upon delivery of all required loan documents to the investor purchasing the loan. The impact on the consolidated balance sheets as presented in these financial statements from application of settlement date accounting would be to reclassify the loan sale receivable balance of $70,652,000 at December 31, 2014 to loans available for sale, reducing the loan sale receivable to zero and increasing the balance of loans held for sale, at fair value to $95,143,000. As this change simply reclassifies accounts within the asset section of the balance sheet, there is no impact to the balance of total assets, total liabilities or total shareholders’ equity as reported when settlement date accounting is applied for regulatory reporting purposes.

109

While there is an impact on earnings from application of settlement date accounting, it is not material. Trade date accounting results in the recognition of an accrual for the gain or loss from sale of residential mortgage loans. The accrued gain or loss is determined based on the contractual sales price less estimated sale delivery related charges. Settlement date accounting does not recognize the loans as sold, and so these loans and related forward sale commitments are marked to fair value. The fair value mark of the loans and related forward sale commitments are based on the contractual sales price of the loans, and so the resultant gain or loss from the fair value mark approximates the gain or loss upon sale excluding the estimated sale delivery charges. Settlement date accounting will therefor result in a slightly higher gain or slightly lower loss from the fair value mark than is recorded on the accrued gain or loss under trade date accounting. Both the gain or loss on sale and the gain or loss from the fair value mark on loans held for sale and related forward sale commitments are combined and reported as mortgage banking income, so there is no impact on the statement of earnings from this change.

110

MANAGEMENT OF COASTAL

Continuing Directors

Coastal’s board of directors consists of 11 members and is divided into three classes, with four members each in Classes I and III and three members in Class II. The directors in each class serve staggered terms of three years each. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director’s successor. Each of our directors is also a director of our wholly owned subsidiary, CBC National Bank.

Set forth below is information about each of the Coastal continuing directors.

Class II Directors (Term Expiring 2016)

Mark B. Heles, 66, Class II Director, is a founding director who served on the Coastal Banking Company Board from May 1999 until October 2005, after which he continued as a director on the Lowcountry National Bank Board. He was re-elected to and has served on the Coastal Banking Company Board since May 2008. He has served on multiple committees and currently serves on the Executive Compensation and Management Resources and the Directors Loan Committee. In 1976, he graduated from the University of South Carolina with a degree in Business Administration/Finance. He is the former president and founder of TempO Personnel Services, Inc., a full-service staffing agency with offices in Beaufort and Hilton Head Island, South Carolina, which he sold in 2002. Mr. Heles is a graduate of the South Carolina Bankers Association (SCBA) Bank Directors College. He is a former president of the Hilton Head Island Rotary Club and past director for the Greater Beaufort Chamber of Commerce. He currently serves as president of H&H Quality Properties, LLC a commercial and residential real estate holding company. We believe Mr. Heles’s executive and management experience well qualify him to serve on the Board.

Suellen Rodeffer Garner, 59, Class II Director, has served as a director since our merger with First Capital Bank Holding Corporation on October 1, 2005. She served as a director of First Capital Bank Holding Corporation from 1998 until the merger. Ms. Garner served as a director of Barnett Bank from 1990 to 1998. In addition, Ms. Garner is a licensed orthodontist and has been in practice for 32 years. We believe Ms. Garner’s previous service as director of a NYSE-listed financial institution well qualifies her to serve on the Board.

Ladson F. Howell, 72, Class II Director and Vice-Chairman of the Board, has served as a director of Coastal since 1999. He is an attorney licensed to practice law in South Carolina and practiced with Howell, Gibson & Hughes, PA, a law firm located in Beaufort, South Carolina, from 1968 until he retired in January 2000. Mr. Howell received his law degree from the University of South Carolina Law School in 1968 and a degree in Journalism from the University of South Carolina in 1965. He was a former president of the Beaufort County Bar Association. He currently is a member of the South Carolina State Bar Association and the board of trustees of Carteret Street United Methodist Church. We believe Mr. Howell’s experience as an attorney and his civic involvement in the Beaufort, South Carolina community well qualify him to serve on the Board.

Class III Directors (Term Expiring 2017)

Robert B. Pinkerton, 74, Class III Director, has served as a director of Coastal since 1999. He has been president and chief executive officer of Athena Corporation, a manufacturer and fabricator of custom products for the construction industry, since 1990. Prior to that, he was president and chief executive officer of Blackstone Corporation (now part of Valeo), a multinational original equipment manufacturer of automotive engine cooling systems. Mr. Pinkerton is a principal in Village Renaissance, Inc., a developer in Beaufort and Port Royal, South Carolina. He holds a law degree, two engineering degrees, and is a graduate of the SCBA Bank Directors College. He served as chairman of the City of Beaufort Redevelopment Commission 2004-2010, is treasurer of St. Mark’s Episcopal Church, is on the board of directors of the Episcopal Forum of South Carolina, and is a trustee of the Diocese of the Episcopal Church in South Carolina. We believe Mr. Pinkerton’s long and varied career, including his service as president and chief executive officer of a large manufacturing company, well qualify him to serve on the Board.

111

Edward Wilson, 64, Class III Director, has served as a director since our merger with First Capital Bank Holding Corporation on October 1, 2005. He served as a director of First Capital Bank Holding Corporation from 1998 until the merger. Mr. Wilson is a licensed insurance agent. He is part-owner and has served as an officer of several Florida insurance agencies comprising Morrow Insurance Group, Inc., including agencies located in Madison (secretary and treasurer since 1985), Fernandina Beach (president since 1987), and Yulee (president since 1998). Mr. Wilson also participates in real estate investments. We believe Mr. Wilson’s extensive experience in the field of insurance well qualifies him to serve on the Board.

Marshall E. Wood, 70, Class III Director, was elected to the board of directors in May 2007. He served as a director of First Capital Bank Holding Corporation from 1998 until its merger with Coastal on October 1, 2005. Mr. Wood served as a director of Barnett Bank from 1981 to 1997 and its successor, Nations Bank (Jacksonville), until May 1998. He graduated from the University of Georgia in 1968 with a degree in Business Administration and from the University of Tennessee with a Juris Doctor degree in 1972. He is engaged in the practice of law in Fernandina Beach, Florida. We believe Mr. Wood’s previous long and varied career, including his service as a director of a NYSE-listed financial institution, well qualify him to serve on the Board.

Charles K. Wagner, 45, was named President of CBC National and elected to the boards of directors of CBC National and Coastal on June 8, 2015. Prior to that he served as Executive Vice President, Mortgage Division, for CBC National Bank since September 2011 and as Senior Vice President of Mortgage Banking for CBC National Bank since September 2007. Before joining Coastal, he was the manager of mortgage banking at First Horizon National Corporation. He served as executive director of American Mortgage Express Corporation from February 2004 through June 2007. Mr. Wagner earned a bachelor’s degree from the University of Georgia. He has 20 years of experience in the financial services industry.

Class I Directors (Term Expiring 2018)

Christina H. Bryan, 70, Class I Director, has served as a director since our merger with First Capital Bank Holding Corporation on October 1, 2005. She served as a director of First Capital Bank Holding Corporation from 1998 until the merger. She is on the board of Baptist Medical Center-Nassau, trustee of the YMCA of Florida’s First Coast, and past president of Gator Boosters for the University of Florida. Ms. Bryan is treasurer of United Methodist Women and serves on the Capital Campaign Committee of Memorial United Methodist Church. We believe Ms. Bryan’s long and varied career and her breadth of civic involvement well qualify her to serve on the Board.

James W. Holden, Jr., 56, Class I Director, has served as a director of Coastal since 1999. He is a licensed veterinarian in South Carolina, North Carolina and Georgia, and has been practicing veterinary medicine in Beaufort, South Carolina since 1986. He received his degree in Veterinary Medicine from the University of Georgia in 1983 and a degree in Pre-Veterinary Medicine from Clemson University in 1979. He is a member of the Rotary Club of Beaufort where he has served as director, president, vice president, and secretary. Dr. Holden served on the board of directors of South Carolina Select Laboratories, LLC, a reference laboratory serving primarily rural physicians and hospitals across the state of South Carolina, from 2007 to 2013 and is past chairman of the board of directors of Lowcountry Estuarium, a non-profit marine science educational organization. He is a 2003 graduate of the SCBA Bank Directors College. We believe Dr. Holden’s business experience and his knowledge of our market areas well qualify him to serve on the Board.

James C. Key, 76, Class I Director, has served as a director of Coastal since 1999. He is the managing partner of Shenandoah Group, LLP, a firm providing governance, risk management, and compliance (GRC) solutions for a wide variety of clients in business, government, education, and multilaterals since 1997. Mr. Key served as director-internal audit for North America and Asia Pacific at IBM Corporation in Armonk, New York, until he retired in 1997. He is a Certified Internal Auditor and holds a Certification in Risk Management Assurance. Additionally, Mr. Key has been active in The Institute of Internal Auditors since 1991. He graduated from Syracuse University with a degree in Liberal Studies and has completed graduate work at the Maxwell School of Citizenship and Public Affairs, Syracuse University. Mr. Key is immediate past president of the Southeast District of the Unitarian Universalist Association (UUA) of Congregations in Charlotte, North Carolina and has chaired the audit committee of the board of trustees of the National UUA organization. He was elected to a single six-year term as moderator and chief governance officer of the National UUA in 2013. In that role he chairs the board of trustees, presides over annual meetings, and meets with congregations across the country. We believe Mr. Key’s extensive career in risk management and compliance, in addition to his extensive audit experience, well qualify him to serve on the Board.

112

Michael G. Sanchez, 66, Class I Director and Chairman of the Board, has served as Chief Executive Officer of Coastal Banking Company since August 27, 2007. Mr. Sanchez served as president of Coastal Banking Company from the merger with First Capital Bank Holding Corporation on October 1, 2005 until August 27, 2007 and has served as a director of Coastal Banking Company since October 1, 2005. He served as director, president, and chief executive officer of First Capital Bank Holding Corporation from 1998 until the merger. Mr. Sanchez has over 40 years of experience in the banking industry. We believe Mr. Sanchez’s long banking career well qualifies him to serve on the Board.

New Directors of the Combined Entity

In addition to the above listed directors who will remain directors of Coastal following the merger, Coastal will appoint two current directors of First Avenue – John Q. Adams, II and Kenneth C. Ausley – to its board of directors effective upon the consummation of the merger as a condition of the merger agreement. Messrs. Adams and Ausley will serve until Coastal’s next annual meeting of shareholders or their earlier resignation or removal under Coastal’s bylaws. They will also serve as directors of CBC National upon consummation of the bank merger.

John Q. Adams II, 52, will bring nine years of bank director experience to the Coastal board as a founding director of First Avenue and as the board chairman for four of those years. He has chaired the First Avenue Audit, Loan and Executive Committees and has also served on ALCO since inception. Mr. Adams is a licensed Certified Public Accountant practicing in Florida and is the owner/principal of the public accounting firm of Adams & Company, P.A. In 1994, he graduated with his Masters in Accountancy from the University of Central Florida and completed the CPA exam. He is a longtime member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Adams has a long history of community leadership, serving on several boards, including The Arnette House and the Marion County Family YMCA, and achieved the rank of Eagle Scout.

Kenneth C. Ausley, 47, is a founding director of First Avenue National Bank. He is the former chairman of First Avenue and served in that role from 2009-2011. He has served on multiple committees and currently serves on the Executive Committee, Directors Loan Committee, Nominating and Corporate Governance Committee and the Strategic, Enterprise Risk Management and Compliance Committee. He is a 1990 graduate of Florida State University with a degree in History. He is the CEO of Ausley Construction Company, Inc., a commercial construction firm headquartered in Ocala, Florida. Mr. Ausley is also the current chairman of the Ocala/Marion County Chamber and Economic Partnership and serves as a board member on the City of Ocala’s 2035 Vision Leadership Group and the Marion County Value Adjustment Board. He is also the co-founder and former chairman of the board of Ambleside School of Ocala, Inc., a non-profit, private K-8 school, as well as the former chairman and current board member of the Ocala/Marion County Children’s Advocacy Center.

Nominations

In accordance with Coastal’s bylaws, a shareholder may nominate persons for election as directors in opposition of Coastal’s nominees. Shareholders who wish to make a director nomination must deliver nominations in writing to the Secretary of Coastal no later than 90 days in advance of the annual meeting (typically held after April 1) or seven days after notice of a special meeting is given to shareholders. Each notice must set forth:

1.      the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

2.      a representation that the shareholder is a holder of record of stock of Coastal entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

113

3.      a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

4.      such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the board of directors; and

5.      the consent of each nominee to serve as a director of Coastal, if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Additionally, any shareholder nominee will be required to adhere to any required regulatory notice or approval prior to the date of the meeting.

Executive Officers

The following table shows for each executive officer of Coastal: (a) his name, (b) his age at December 31, 2014; (c) how long he has been an officer of Coastal; and (d) his positions with Coastal and CBC National Bank:

Name (Age)	Officer Since	Position with Coastal Banking Company and CBC National Bank
Michael G. Sanchez (66)	2005	Chairman, President and Chief Executive Officer of Coastal and CBC National Bank
Paul R. Garrigues (60)	2007	Chief Financial Officer of Coastal and CBC National Bank
Charles K. Wagner (45)	2007	Executive Vice President, Mortgage Division, CBC National Bank
W. Durand Childers (46)	2002	Executive Vice President, SBA Division, CBC National Bank
Brynn L. Stensrud (47)	2008	Executive Vice President, Mortgage Division, CBC National Bank

Biographical information for Mr. Sanchez is included above under the heading “Class I Directors (Term Expiring 2018).”

Biographical information for Mr. Wagner is included above under the heading “Class III Directors (Term Expiring 2017).”

Paul R. Garrigues, 60, has served as the Chief Financial Officer of Coastal Banking Company and CBC National Bank since September 10, 2007. Prior to joining Coastal, Mr. Garrigues had nearly 15 years’ experience as the chief financial officer of several banks, thrifts and mortgage banking companies in California, Colorado and Florida. He has served for three years as an active member of the Florida Bankers Association Government Relations Committee. He served for five years as a member of the board of directors of a California mortgage banking company listed on the American Stock Exchange. Mr. Garrigues earned a bachelor’s degree in Accounting from the University of Southern California. He has been a Certified Public Accountant for 36 years and is a member of the American Institute of Certified Public Accountants.

W. Durand Childers, 46, has served as Executive Vice President, Government Guaranteed Lending Division, for CBC National Bank since August 2013 and as Senior Vice President for CBC National Bank since July 2002. Prior to joining the Bank, he was president, CEO and chairman of the board of directors of First National Bank, Tarpon Springs, Florida. Mr. Childers earned a bachelor’s degree from the University of Georgia. He has 22 years of experience in the banking industry.

114

Brynn L. Stensrud, 47, became Executive Vice President of the Mortgage Division in 2015. He has served as Senior Vice President of the Mortgage Division for CBC National Bank since 2011 and Credit Risk and Operations Leader since 2008. Prior to joining the Bank, he was senior vice president of SouthStar Funding. Mr. Stensrud earned a bachelor’s degree from Louisiana State University, an MBA from Georgia State University, and received accreditation from Georgia Banking School. He has 23 years of experience in the financial services industry.

 RELATED PARTY TRANSACTIONS

Coastal and its subsidiary CBC National have banking and other business transactions in the ordinary course of business with directors and officers of Coastal and CBC National and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest. These transactions take place on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated parties.

From time to time, CBC National will make loans to the directors and officers of Coastal and CBC National and their affiliates. None of these loans are currently nonaccrual, past due, restructured or potential problem loans. All such loans were: (i) made in the ordinary course of business; (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Coastal or CBC National, and did not involve more than the normal risk of collectability or present other unfavorable features.

CBC National has employed certain employees who are related to Coastal’s executive officers and/or directors. These individuals are compensated consistent with the policies of CBC National that apply to all employees.

115

INFORMATION ABOUT FIRST AVENUE

The following provides additional information regarding First Avenue and should be read in conjunction with the financial statements and the notes thereto and the other information on First Avenue included elsewhere herein. Unless the context requires otherwise, references in this Section to “we,” “us,” or “our” refers to First Avenue.

General

The Bank is a national banking association which commenced operations in 2006. First Avenue is a full service commercial bank, providing a wide range of business and consumer financial services, in our target marketplace, which is comprised primarily of Ocala, Florida, where we are headquartered. We also provide full banking services in The Villages, Florida.

Business

Historically, First Avenue’s market areas have been served both by large banks headquartered out of state as well as a number of community banks offering a higher level of personal attention, recognition and service. The large banks have generally applied a transactional business approach, based upon volume considerations, to the market while community banks have traditionally offered a more service relationship approach. Recent mergers and acquisitions have created an opportunity for First Avenue. First Avenue’s strategic focus is to exploit this opportunity by catering to the “displaced bank customer” in this marketplace.

First Avenue provides a range of consumer and commercial banking services to individuals, businesses and industries. The basic services offered by First Avenue include: demand interest bearing and noninterest bearing accounts, money market deposit accounts, NOW accounts, time deposits, safe deposit services, credit cards, debit cards, direct deposits, notary services, money orders, night depository, cashier’s checks, domestic collections, bank drafts, automated teller services, drive-in tellers, banking by mail and the full range of consumer loans, both collateralized and uncollateralized. In addition, First Avenue makes secured and unsecured commercial and real estate loans and issues stand-by letters of credit. First Avenue provides automated teller machine (ATM) cards and is a member of the Presto ATM network thereby permitting customers to utilize the convenience of First Avenue’s ATM network and Presto member machines both nationwide and internationally. First Avenue also provides wealth management and trust services to its target marketplace.

First Avenue’s target market is consumers, professionals, small businesses, developers and commercial real estate investors. The small business customer (typically a commercial entity with sales of $10 million or less) has the opportunity to generate significant revenue for First Avenue yet is generally underserved by large bank competitors. These customers generally can afford First Avenue more profitability opportunities than the average retail customer.

First Avenue has actively pursued its targeted markets for deposits, particularly the small businesses and professionals. In today’s environment, the product of every system itself becomes a sales tool. Recognizing that fact, First Avenue endeavors to offer leading edge technology to the marketplace. Such technology includes mobile applications, internet banking, remote deposit capture, and on-line bill payment. The goal is to provide a “high tech - high touch” experience.

The revenues of First Avenue are primarily derived from interest on, and fees received in connection with, real estate and other loans, from interest and dividends from investment securities, service charge income generated from demand accounts, gain on sale of residential loans, ATM fees, and through other services. The principal sources of funds for First Avenue’s lending activities are its deposits (primarily consumer deposits), loan repayments, and proceeds from investment securities. The principal expenses of First Avenue are the interest paid on deposits, and operating and general administrative expenses

116

As is the case with banking institutions generally, First Avenue’s operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the Federal Reserve and the FDIC. Deposit flows and costs of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds. First Avenue faces strong competition in the attraction of deposits (the primary source of lendable funds) and in the origination of loans. See “Competition.”

Business Strategy

Our business strategy is to operate as a profitable, diversified financial services company providing a variety of banking and other financial services, with an emphasis on commercial business loans to small and medium-sized businesses and consumer and residential mortgage lending. We emphasize comprehensive retail and business products and responsive, decentralized decision-making which reflects our knowledge of our local markets and customers. We offer a wide range of commercial and retail banking and financial services to businesses and individuals.

To continue asset growth and profitability, our marketing strategy is targeted to:

•	Capitalize on our personal relationship approach that we believe differentiates us from our larger competitors;
•	Provide customers with access to our local executives who make key credit and other decisions;
•	Pursue commercial lending opportunities with small to mid-sized businesses that are underserved by our larger competitors; and
•	Cross-sell our products and services to our existing customers to leverage our relationships and enhance profitability.

Banking Services

Commercial Banking. First Avenue focuses its commercial loan originations on small and mid-sized business (generally up to $10 million in annual sales) and such loans are usually accompanied by significant related deposits. Commercial underwriting is driven by cash flow analysis supported by collateral analysis and review. Commercial loan products include commercial real estate construction and term loans; working capital loans and lines of credit; demand, term and time loans; and equipment and inventory financing. First Avenue offers a range of cash management services and deposit products to commercial customers. On line banking is currently available to commercial customers.

Retail Banking. First Avenue’s retail banking activities emphasize consumer deposit and checking accounts. An extensive range of these services is offered by First Avenue to meet the varied needs of its customers from young persons to senior citizens. In addition to traditional products and services, First Avenue offers contemporary products and services, such as debit cards, internet and mobile banking, and electronic bill payment services. Consumer loan products offered by First Avenue include residential mortgages, home equity lines of credit, second mortgages, new and used auto loans, new and used boat loans and overdraft protection.

Mortgage Banking. First Avenue’s mortgage banking business is structured to provide a source of fee income largely from the process of originating product for sale on the secondary market (primarily fixed rate loans), as well as the origination of primarily adjustable rate loans to be held in First Avenue’s loan portfolio. Mortgage banking capabilities include conventional and nonconforming mortgage underwriting; and construction and permanent financing.

Liquidity

Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw their funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. In the ordinary course of business, First Avenue’s cash flows are generated from interest and fee income, as well as from loan repayments and the sale or maturity of investments available-for-sale. In addition to cash and due from banks, First Avenue considers all securities available-for-sale and federal funds sold as primary sources of asset liquidity. Many factors affect the ability to accomplish these liquidity objectives successfully, including the economic environment, the asset/liability mix within the balance sheet, as well as First Avenue’s reputation in the community. First Avenue’s principal sources of funds are net increases in deposits, principal and interest payments on loans and proceeds from sales and maturities of investments. First Avenue uses its capital resources primarily to fund existing and continuing loan commitments and to purchase investment securities. At September 30, 2015, First Avenue had commitments to originate loans totaling $2.72 million, and had issued standby letters of credit of $46,500. Scheduled maturities of certificates of deposit during the twelve months following September 30, 2015 totaled $21.13 million. Management believes that First Avenue had adequate resources to fund all its commitments, that substantially all of its existing commitments will be funded in the subsequent twelve months and, if so desired, that it can adjust the rates on certificates of deposit and other deposit accounts to retain deposits in a changing interest rate environment.

117

Capital Resources

First Avenue’s shareholders’ equity was $13.13 million at September 30, 2015 and $13.17 million at December 31, 2014. The net decrease in shareholders’ equity during the nine months ended September 30, 2015 consisted of an approximate net loss of $6,915, increase of $15,235 related to stock options, and $50,852 decrease in the unrealized gain on securities available-for-sale (from an approximate unrealized gain of $68,031 at December 31, 2014 to an approximate unrealized gain of $17,179 at September 30, 2015). First Avenue’s total shareholders’ equity was $13.17 million and $12.97 million as of December 31, 2014 and 2013, respectively, or an increase of $.20 million. This increase was the result primarily of 2014 net income of $84,836, increase of $49,625 related to stock options, and $63,692 increase in net unrealized securities gain. First Avenue’s total shareholders’ equity was 10.51%, 12.77% and 13.79% of total assets as of September 30, 2015, December 31, 2014 and 2013, respectively.

The federal banking regulatory authorities have adopted certain “prompt corrective action” rules with respect to depository institutions. The rules establish five capital tiers: “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” and “critically undercapitalized.” The various federal banking regulatory agencies have adopted regulations to implement the capital rules by, among other things, defining the relevant capital measures for the five capital categories. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10% or greater, a Tier 1 capital ratio of 8% or greater, a Tier 1 common equity ratio of 6.5% or greater, and a Tier 1 leverage ratio of 5% or greater and is not subject to a regulatory order, agreement, or directive to meet and maintain a specific capital level. At September 30, 2015, we met the capital ratios of a “well capitalized” financial institution with a total risk-based capital ratio of 14.52%, a Tier 1 capital ratio of 13.26%, a Tier 1 common equity ratio of 13.26%, and a Tier 1 leverage ratio of 10.38%. Depository institutions which fall below the “adequately capitalized” category generally are prohibited from making any capital distribution, are subject to growth limitations, and are required to submit a capital restoration plan. There are a number of requirements and restrictions that may be imposed on institutions treated as “significantly undercapitalized” and, if the institution is “critically undercapitalized,” the banking regulatory agencies have the right to appoint a receiver or conservator.

The following sets forth our capital ratios as of the dates indicated:

	Capital Ratios	Regulatory Requirement Well-Capitalized
At September 30, 2015
Total risk-weighted based capital ratio	14.52%	10.0%
Tier 1 capital ratio	13.26%	8.0%
Tier 1 common equity ratio	13.26%	6.5%
Leverage capital ratio	10.38%	5.0%
At December 31, 2014:
Total capital to risk-weighted assets	14.57%	10.0%
Tier 1 capital to risk-weighted assets	13.32%	6.0%
Tier 1 capital to total assets - leverage ratio	11.43%	5.0%
At December 31, 2013:
Total capital to risk-weighted assets	16.13%	10.0%
Tier 1 capital to risk-weighted assets	14.87%	6.0%
Tier 1 capital to total assets - leverage ratio	11.89%	5.0%

118

Lending Services

Loan Portfolio Composition. At September 30, 2015, our net loan portfolio totaled $77.47 million, representing approximately 62.00% of our total assets of $124.97 million.

The composition of our loan portfolio at September 30, 2015, and December 31, 2014 and 2013 is indicated below, along with the growth from the prior year.

		At December 31,
	At September 30, 2015	2014	2015
(dollars in thousands)	Amount	Amount	Amount
Commercial	$6,353	$6,393	$4,446
Commercial real estate	35,876	41,902	32,954
Construction and land development	6,925	5,704	7,770
Residential real estate	25,383	20,491	19,559
Installment and consumer lines	4,663	5,029	5,797
Total loans	79,200	79,519	70,526
Less: Allowance for loan losses	(1,537)	(1,530)	(1,566)
Less: Net deferred fees	(190)	(135)	(64)
Loans, Net	$77,473	$77,854	$68,896

Our non-performing loans as a percentage of gross loans decreased to $0.98 million or 1.24% at September 30, 2015 compared to $1.09 million or 1.37% at December 31, 2014.

Commercial Real Estate. At September 30, 2015, our commercial real estate loan portfolio totaled $35.88 million. Such loans are primarily secured by retail buildings, and general purpose business space. Although terms may vary, our commercial mortgages generally are long term in nature, owner-occupied, and are comprised of both fixed and variable-rate loans. We seek to reduce the risks associated with commercial mortgage lending by generally lending in our market area and obtaining periodic financial statements and tax returns from borrowers. It is also our general policy to obtain personal guarantees from the principals of the borrowers and assignments of all leases related to the collateral.

Construction Loans and Land Development. At September 30, 2015, our construction and land development loan portfolio totaled $6.93 million. We provide interim real estate acquisition, development and construction loans to builders, developers, and persons who will ultimately occupy the building. Real estate development and construction loans to provide interim financing on the property are based on acceptable percentages of the appraised value of the property securing the loan in each case. Real estate development and construction loan funds are disbursed periodically at pre-specified stages of completion. Interest rates on these loans are both fixed and adjustable. We carefully monitor these loans with on-site inspections and control of disbursements.

Development and construction loans are secured by the properties under development or construction and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely in the value of the underlying property, we consider the financial condition and reputation of the borrower and any guarantors, the amount of the borrowers equity in the project, independent appraisals, costs estimates and pre-construction sale information

119

Residential Real Estate Loans. At September 30, 2015, our residential real estate loan portfolio totaled $25.38 million. Such loans consist of those secured by both first and second mortgages on primary residences and investment properties. We offer a variety of loan products that vary in terms.

Loans to individuals for the construction of their primary or secondary residences are secured by the property under construction. The loan to value ratio of construction loans is based on the lesser of the cost to construct or the appraised value of the completed home. Construction loans generally have a maturity of 12 months. These construction loans to individuals may be converted to permanent loans upon completion of construction.

Home equity loans (closed-end and lines of credit) are typically made up to 80% of the appraised value of the property securing the loan, in each case, less the amount of any existing liens on the property. Closed-end loans generally have terms of up to 15 years. Lines of credit have an original maturity of 5 years. The interest rates on closed-end home equity loans are fixed, while interest rates on home equity lines of credit are variable.

Commercial Loans. At September 30, 2015, our commercial loan portfolio totaled $6.35 million. First Avenue originates secured and unsecured loans for business purposes. Loans are made for acquisition, expansion, and working capital purposes and may be secured by real estate, accounts receivable, inventory, equipment or other assets. The financial condition and cash flow of commercial borrowers are closely monitored by the submission of corporate financial statements, personal financial statements and income tax returns. The frequency of submissions of required financial information depends on the size and complexity of the credit and the collateral that secures the loan. It is our general policy to obtain personal guarantees from the principals of the commercial loan borrowers.

Other Installment and Consumer Loans. At September 30, 2015, our consumer loan portfolio totaled $4.66 million. We offer a variety of consumer loans. These loans are typically secured by personal property, including automobiles and boats.

Credit Administration

Our lending activities are subject to written policies approved by the board of directors to ensure proper management of credit risk. Loans are subject to a defined credit process that includes credit evaluation of borrowers, risk-rating of credits, establishment of lending limits and application of lending procedures, including the holding of adequate collateral and the maintenance of compensating balances, as well as procedures for on-going identification and management of credit deterioration. Regular portfolio reviews are performed to identify potential underperforming credits, estimate loss exposure, and to ascertain compliance with our policies. Management review consists of evaluation of the financial strengths of the borrower and the guarantor, the related collateral and the effects of economic conditions.

We generally do not make commercial or consumer loans outside our market area unless the borrower has an established relationship with us and conducts its principal business operations within our market area. Consequently, we and our borrowers are typically affected by the economic conditions prevailing in our market area.

Lending Activities

A significant source of our income is the interest earned on our loan portfolio. At September 30, 2015, our total assets were $124.96 million and our net loans receivable were $77.47 million or 62.00% of total assets. At December 31, 2014, our total assets were $103.16 million and our net loans receivable were $77.85 million or 75.47% of total assets. At December 31, 2013, our total assets were $94.06 million and our net loans receivable were $68.90 million or 73.25% of total assets. The increase (decrease) in net loans receivable from December 31, 2014 to September 30, 2015, and from December 31, 2013 to December 31, 2014 was $(0.38) million or (0.49)%, and $8.95 million or 12.99%, respectively.

120

Lending activities are conducted pursuant to a written policy which has been adopted by us. Each loan officer has defined lending authority beyond which loans, depending upon their type and size, must be reviewed and approved by loan committees consisting of certain of our officers and directors.

Loan Quality

Management seeks to maintain a high quality of loans through sound underwriting and lending practices. As of September 30, 2015, December 31, 2014 and 2013 approximately 77.35%, 78.46% and 74.46%, respectively, of the total loan portfolio was collateralized by commercial and residential real estate mortgages. The level of nonperforming loans and real estate owned also is relevant to the credit quality of a loan portfolio. As of September 30, 2015, December 31, 2014 and 2013, we had nonperforming loans (those loans where the interest is no longer accruing or over 90 days or more past due), of $0.98 million, $1.09 million and $1.57 million, respectively. As of the same dates, other real estate owned totaled $0, and $0 and $1.15 million, respectively.

The commercial real estate mortgage loans in our portfolio consist of fixed and adjustable-interest rate loans which were originated at prevailing market interest rates. Our policy has been to originate commercial real estate mortgage loans predominantly in their primary market areas. Commercial real estate mortgage loans are generally made in amounts up to 80% of the appraised value of the property securing the loan and entail significant additional risks compared to residential mortgage loans. In making commercial real estate loans, we primarily consider the net operating income generated by the real estate to support the debt service, the financial resources and income level and managerial expertise of the borrower, the marketability of the collateral and our lending experience with the borrower.

Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his employment and other income and which are collateralized by real property whose values tend to be more readily ascertainable, commercial loans typically are underwritten on the basis of the borrower’s ability to make repayment from the cash flow of his business and generally are collateralized by business assets, such as accounts receivable, equipment and inventory. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself, which is subject to adverse conditions in the economy. Commercial loans also entail certain additional risks since they usually involve large loan balances to single borrowers or a related group of borrowers, resulting in a more concentrated loan portfolio. Further, the collateral underlying the loans may depreciate over time, cannot be appraised with as much precision as residential real estate, and may fluctuate in value based on the success of the business.

We make consumer and personal loans that are collateralized by personal assets. These loans are often collateralized by automobiles and recreational vehicles. Our policy is not to advance more than 85% of collateral value and that the borrowers have established more than one year of residence and demonstrated an ability to repay a similar debt according to credit bureau reports. Such loans generally have a term of 60 months or less.

From time to time, we will originate loans on an unsecured basis. At September 30, 2015 and December 31, 2014, unsecured loans totaled $1.63 million and $2.18 million, respectively.

Loan concentrations are defined as amounts loaned to a number of borrowers engaged in similar activities which would cause them to be similarly impacted by economic or other conditions. On a routine basis, we monitor these concentrations in order to consider adjustments in its lending practices to reflect economic conditions, loan to deposit ratios, and industry trends. As of September 30, 2015 and December 31, 2014 and 2013, no concentration of loans within any portfolio category to any group of borrowers engaged in similar activities or in a similar business exceeded 27% of total loans, except that as of such dates loans collateralized with mortgages on real estate represented 77.35%, 78.46% and 74.46%, respectively, of the loan portfolio and were to borrowers in varying activities and businesses.

The Loan Committee of the Board of Directors concentrates its efforts and resources, and that of senior management and lending officers, on loan review and underwriting procedures. Internal controls include ongoing reviews of loans made to monitor documentation and the existence and valuations of collateral. In addition, our management has established a review process with the objective of identifying, evaluating, and initiating necessary corrective action for marginal loans. The goal of the loan review process is to address classified and nonperforming loans as early as possible.

121

Classification of Assets

Generally, interest on loans accrues and is credited to income based upon the principal balance outstanding. It is management’s policy to discontinue the accrual of interest income and classify a loan as non-accrual when principal or interest is past due 90 days or more unless, in the determination of management, the principal and interest on the loan are well collateralized and in the process of collection, or when in the opinion of management, principal or interest is not likely to be paid in accordance with the terms of the obligation. Consumer installment loans are generally charged-off after 90 days of delinquency unless adequately collateralized and in the process of collection. Loans are not returned to accrual status until principal and interest payments are brought current and future payments appear reasonably certain. Interest accrued and unpaid at the time a loan is placed on nonaccrual status is charged against interest income.

Real estate acquired by us as a result of foreclosure or by deed in lieu of foreclosure is classified as other real estate owned (“OREO”). OREO properties are recorded at the lower of cost or fair value less estimated selling costs, and the estimated loss, if any, is charged to the allowance for credit losses at the time it is transferred to OREO. Further write-downs in OREO are recorded at the time management believes additional deterioration in value has occurred and are charged to noninterest expense. As of September 30, 2015 and December 31, 2014 and 2013, we had other real estate owned of $0, $0 and $1.15 million, respectively.

As of September 30, 2015, and December 31, 2014 and 2013, we had impaired loans of $1.78 million, $1.93 million and $2.51 million, respectively. As of such dates, loans on non-accrual status and other real estate owned and certain other related information was as follows:

	As of September 30		As of December 31
	2015		2014		2013
(dollars in thousands)	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans
Total non-accrual loans	$983	1.24%	$1,091	1.37%	$1,565	2.22%
Other real estate owned	$0	0%	$0	0%	$1,148	1.63%
Past due loans, 90 days or more	0	0%	0	0%	0	0%
Total non-performing assets	983	1.24%	1,091	1.37%	2,713	3.85%
Total non-performing assets as a percentage of total assets	983	0.79%	1,091	1.06%	2,713	2.88%
Troubled debt restructuring	1,422	1.80%	1,637	2.06%	1,832	2.60%
Past due loans, 30 to 89 days	$0	0%	$16	0.02%	$1,042	1.48%
Allowance for credit losses as a percentage of: Total loans, excluding loans held-for-sal		1.94%		1.92%		2.22%
Non-performing loans		156.36%		140.24%		100.06%

As of September 30, 2015, there were no relationships that were 30 to 89 days delinquent. Management continually evaluates the collectability of nonperforming loans and the adequacy of the allowance for loan losses to absorb the identified and unidentified losses inherent in the loan portfolio. As a result of these evaluations, loans considered uncollectible are charged-off and adjustments to the reserve considered necessary are provided through a provision charged against earnings. These evaluations consider the current economic environment, the real estate market and its impact on underlying collateral values, trends in the level of nonperforming and past-due loans, and changes in the size and composition of the loan portfolio.

122

The provision for loan losses totaled $0 for the nine months ended September 30, 2015 and $0 and $121,526 for the years ended December 31, 2014 and 2013, respectively. For such periods, net loans charged-off totaled $(7,000), $36,000 and $258,000, respectively. At September 30, 2015 and December 31, 2014 and 2013, we had nonperforming loans of $0.98 million, $1.09 million and $1.57 million, respectively. Considering the nature of our loan portfolio, management believes that the allowance for credit losses at September 30, 2015 was adequate.

During the nine months ended September 30, 2015, and the years ended December 31, 2014 and 2013, the activity in the allowance for credit losses was as follows:

	Nine months ended September 30,		Years Ended December 31,
	2015	2014	2013
	(dollars in thousand)
Allowance at beginning of period	$1,530	$1,566	$1,702
Loans charged-off:
Real estate	0	45	344
Commercial	0	0	0
Consumer and other	0	0	0
Total loans charged-off	0	45	344
Recoveries:
Real estate	7	9	86
Commercial	0	0	0
Consumer and other	0	0	0
Total recoveries	7	9	86
Net loans charged-off	(7)	36	258
Provision for credit losses charged to expense	0	0	122
Allowance at end of period	$1,537	$1,530	$1,566
Net charge-offs as a percentage of average loans outstanding (annualized for the interim period)	(0.01)%	0.05%	0.38%
Allowance for credit losses as a percentage of period-end total loans receivable, excluding loans held-for-sale	1.94%	1.92%	2.22%
Allowance for credit losses as a percentage of non-performing loans	156.36%	140.24%	100.06%
Average loans outstanding during the period	$80,981	$71,966	$68,189
Period-end total loans receivable	$79,200	$79,519	$70,526
Nonperforming loans, end of period	$983	$1,091	$1,565

123

Investment Securities

 The following table sets forth the value of First Avenue’s investment portfolio as of September 30, 2015 and December 31, 2014 and 2013:

	At September 30,		At December 31,
	2015	2014	2013
	(in thousands)
Securities available-for-sale:
Corporate securities	$982	$0	$0
Municipal Bonds	550	0	0
U.S. Government agency obligations	7,728	4,087	1,931
Mortgage-backed securities	3,721	3,566	4,294
Other securities	5	4	0
Total securities available-for-sale	$12,986	$7,657	$6,225
Securities held-to-maturity:	0	0	0
Securities held for trading:	0	0	0
Total investment securities	$12,986	$7,657	$6,225

First Avenue has adopted Accounting Standards Codification Topic 320 (“ASC 320”), which requires companies to classify investments securities, including mortgage-backed securities as either held-to-maturity, available-for-sale, or trading securities. Securities classified as held-to-maturity are carried at amortized cost. Securities classified as available-for-sale are reported at fair value, with unrealized gains and losses, net of tax effect, reported as a separate component of stockholders’ equity. Securities classified as trading securities are recorded at fair value, with unrealized gains and losses included in earnings. As a result of the adoption of ASC 320, under which First Avenue expects to continue to hold investment securities classified as available-for-sale, changes in the underlying market values of such securities can have a material adverse effect on First Avenue’s capital position. Typically, an increase in interest rates results in a decrease in underlying market value and a decrease in the level of principal repayments on mortgage-backed securities.

As a result of changes in market interest rates, changes in the market value of available-for-sale securities resulted in a decrease of $50,852 and an increase of $63,692 in stockholders’ equity during the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively. These fluctuations in stockholders’ equity represent the after-tax impact of changes in interest rates on the value of these investments.

Deposit Activities

Deposits are the major source of First Avenue’s funds for lending and other investment purposes. Deposits are attracted principally from within First Avenue’s primary market area through the offering of a broad variety of deposit instruments including checking accounts, money market accounts, regular savings accounts, term certificate accounts (including “jumbo” certificates in denominations of $100,000 or more) and retirement savings plans. As of September 30, 2015 and December 31, 2014 and 2013, the distribution by type of First Avenue’s deposit accounts was as follows:

	As of September 30,	As of December 31,
	2015	2014	2013
(dollars in thousands)	Amount	Amount	Amount
Non-interest bearing deposits	$25,562	$12,396	$10,586
Interest bearing demand deposits	7,867	5,024	3,776
Savings & Money Market	49,861	47,500	51,571
Certificates of deposit: $100,000 and over	16,500	15,036	5,780
less that $100,000	8,339	8,316	7,523
Total certificates of deposit	24,839	23,352	13,303
Total Deposits	$108,129	$88,272	$79,236

124

First Avenue’s deposits increased during the first nine months of 2015, from $88.27 million at December 31, 2014 to $108.13 million at September 30, 2015, an increase of $19.86 million or 22.50%. First Avenue’s deposits increased to $88.27 million as of December 31, 2014, from $79.24 million as of December 31, 2013, or an increase of $9.03 million or 11.40%. The increase was primarily attributable to the general growth of First Avenue.

Maturity terms, service fees and withdrawal penalties are established by First Avenue on a periodic basis. The determination of rates and terms is predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal regulations.

FDIC regulations limit the ability of certain insured depository institutions to accept, renew, or rollover deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions having the same type of charter in such depository institutions’ normal market area. Under these regulations, “well capitalized” depository institutions may accept, renew, or roll over deposits at such rates without restriction, “adequately capitalized” depository institutions may accept, renew or roll over deposits at such rates with a waiver from the FDIC (subject to certain restrictions on payments of rates), and “undercapitalized” depository institutions may not accept, renew or roll over deposits at such rates. The regulations contemplate that the definitions of “well capitalized,” “adequately capitalized” and “undercapitalized” will be the same as the definitions adopted by the agencies to implement the prompt corrective action provisions of applicable law. See “Supervision and Regulation – Capital Requirements.” As of September 30, 2015 and December 31, 2014, First Avenue met the definition of a “well capitalized” depository institution.

Time deposits of $100,000 and over, public fund deposits and other large deposit accounts tend to be short-term in nature and more sensitive to changes in interest rates than other types of deposits and, therefore, may be a less stable source of funds. In the event that existing short-term deposits are not renewed, the resulting loss of the deposited funds could adversely affect First Avenue’s liquidity. In a rising interest rate market, such short-term deposits may prove to be a costly source of funds because their short-term nature facilitates renewal at increasingly higher interest rates, which may adversely affect First Avenue’s earnings. However, the converse is true in a falling interest-rate market where such short-term deposits are more favorable to First Avenue.

Employees

As of September 30, 2015, First Avenue employed 32 full-time employees and 3 part-time employees. The employees are not represented by a collective bargaining unit. First Avenue considers relations with employees to be good.

Properties

The main office of First Avenue is located at 910 SW 1st Avenue, Ocala, Florida 34471. First Avenue also has a branch office in Ocala and one in The Villages, Florida.

Legal Proceedings

First Avenue is periodically a party to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to its business. Management does not believe that there is any pending or threatened proceeding against First Avenue which, if determined adversely, would have a material adverse effect on First Avenue’s financial position, liquidity, or results of operations.

Market Prices and Dividends Declared on First Avenue Common Stock

First Avenue common stock does not currently trade on any securities exchange or interdealer quotation system. The last known sale price for a share of First Avenue common stock prior to the mailing of this joint proxy statement/offering circular was $4.00 on April 14, 2015.

First Avenue has not paid any dividends on its common stock since its inception in 2006, and it has no plans to pay dividends to its common shareholders in the foreseeable future.

125

Competition

First Avenue encounters strong competition both in making loans and in attracting deposits. The deregulation of the banking industry and the widespread enactment of state laws which permit multi-bank holding companies as well as an increasing level of interstate banking have created a highly competitive environment for commercial banking. In one or more aspects of its business, First Avenue competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking companies, and other financial intermediaries. Most of these competitors, some of which are affiliated with bank holding companies, have substantially greater resources and lending limits, and may offer certain services that First Avenue does not currently provide. In addition, many of First Avenue’s non-bank competitors are not subject to the same extensive federal regulations that govern bank holding companies and federally insured banks. Recent federal and state legislation has heightened the competitive environment in which financial institutions must conduct their business, and the potential for competition among financial institutions of all types has increased significantly. There is no assurance that increased competition from other financial institutions will not have an adverse effect on First Avenue’s operations.

Management

Directors. The Board of Directors of First Avenue is comprised of 9 individuals. Directors serve until the next annual meeting of shareholders, and until their respective successor has been duly elected and qualified. The following sets forth certain information regarding the directors of First Avenue.

Name	Principal Occupation
John Q. Adams, II Kenneth C. Ausley Dennis K. Baxley Ronald E. Bew Katherine P. Glynn Dr. R. Craig Kuykendall Renee R. Pelzman Don H. Stauss, Jr Ralph N. Strayhorn, III

C.P.A., Owner of Adams & Company, P.A.

Co-Owner of Ausley Construction Company, Inc.

Representative, Florida House of Representatives

Vice Chairman, Global Alliance SME

Staff Attorney, Marion County Clerk of the Court

Physician, Ocala Heart Institute

Attorney; Managing Partner Holly Hill Farms, LLC

Owner, President, Big D Residential Roofing, Inc.

President/CEO, First Avenue National Bank

Senior Officers. The following sets forth information regarding the senior officers of First Avenue. The officers of First Avenue serve at the pleasure of the Board of Directors.

Name	Position with First Avenue
Ralph N. Strayhorn, III	President and Chief Executive Officer
Patrick H. Moses	Executive Vice President and Chief Credit Officer
Jason S. Welborn J. Adam Woods Janice D. Hallmark	Executive Vice President and Chief Financial Officer Senior Vice President, Lending Senior Vice President, Loan Operations

126

Principal Holders of First Avenue Common Stock

Directors and Officers. The following sets forth the beneficial ownership of First Avenue’s outstanding shares of Common Stock as of September 30, 2015 by First Avenue’s directors and executive officers:

Name of Individual	Amount and Nature of Beneficial Ownership*		Percent of Class	Pro Forma Percent of Coastal Stock Post-Merger
Directors
John Q. Adams, II	59,376	(a)	3.25%	0.81%
Kenneth C. Ausley	62,426	(b)	3.42%	0.85%
Dennis K. Baxley	48,000	(c)	2.63%	0.65%
Ronald E. Bew	182		0.01%	0.00%
Katherine P. Glynn	13,600	(d)	0.74%	0.18%
Dr. R. Craig Kuykendall	85,600	(e)	4.69%	1.16%
Renee R. Pelzman	58,000		3.18%	0.79%
Don H. Stauss, Jr.	106,050	(f)	5.81%	1.44%
Ralph N. Strayhorn, III	1,182		0.06%	0.02%

Executive Officers
Ralph N. Strayhorn, III	1,182		0.06%	0.02%
Patrick H Moses	73,150	(g)	4.01%	1.00%
James S. Welborn	13,700	(h)	0.75%	0.19%

All directors and executive officers as a group (12 persons)	521,266		28.55%	7.08%

*	excludes stock options that are held by the individual
(a)	includes 18,232 shares held by his IRA, and 41.044 shares held jointly with his spouse
(b)	includes 4,326 shares held by his IRA, and 58,000 shares held by Ausley Investments, LLC
(c)	all shares are held in the Dennis K Baxley Revocable Trust Agreement
(d)	includes 13,500 shares held by High Flight Investment Group, LLC
(e)	includes 10,000 shares held jointly with his spouse, 50,000 shares held by Kuykendall-SGK LLC, 500 shares held by RK Management Group LLC, and 25,000 shares held by the Sara G. Kuykendall Revocable Trust
(f)	includes 8,000 shares held jointly with his spouse, 10,050 shares held by his IRA, 30,000 shares held individually by his spouse, 10,000 shares held by Big D Residential Roofing, Inc., and 25,000 shares held by Big D Roofing, Inc.
(g)	includes 4,000 shares held jointly with his spouse, 64,050 shares held by his IRAs, and 4,000 shares held individually by his spouse
(h)	includes 7,000 shares held jointly with his spouse, 5,600 shares held by his IRA, and 1,000 shares held individually by his spouse

127

SUPERVISION AND REGULATION

Set forth below is an explanation of the major pieces of legislation and regulation affecting the banking industry and how that legislation and regulation affects Coastal’s actions. The following summary is qualified by reference to the statutory and regulatory provisions discussed. Changes in applicable laws or regulations may have a material effect on the business and prospects of Coastal or CBC National, and legislative changes and the policies of various regulatory authorities may significantly affect their operations. We cannot predict the effect that fiscal or monetary policies, or new federal or state legislation may have on the future business and earnings of Coastal or CBC National.

Regulation of Coastal

Because Coastal owns all of the capital stock of CBC National, it is a bank holding company under the federal Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”). As a result, Coastal is primarily subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). As a bank holding company located in South Carolina, the South Carolina State Board of Financial Institutions also regulates and monitors all significant aspects of its operations.

Acquisitions of Banks. The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

•	acquiring direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% of the bank’s voting shares;
•	acquiring all or substantially all of the assets of any bank; or
•	merging or consolidating with any other bank holding company.

Additionally, The Bank Holding Company Act provides that the Federal Reserve may not approve any of these transactions if it would result in or tend to create a monopoly, substantially lessen competition, or otherwise function as a restraint of trade, unless the anti-competitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks involved in the transaction and the convenience and needs of the community to be served. The Federal Reserve’s consideration of financial resources generally focuses on capital adequacy, which is discussed below.

Under The Bank Holding Company Act, if adequately capitalized and adequately managed, Coastal or any other bank holding company located in South Carolina may purchase a bank located outside of South Carolina. Conversely, an adequately capitalized and adequately managed bank holding company located outside of South Carolina may purchase a bank located inside South Carolina. In each case, however, restrictions may be placed on the acquisition of a bank that has only been in existence for a limited amount of time or will result in specified concentrations of deposits.

Change in Bank Control. Subject to various exceptions, The Bank Holding Company Act and the Change in Bank Control Act, together with related regulations, require Federal Reserve approval prior to any person or company acquiring “control” of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person or company acquires 10% or more, but less than 25%, of any class of voting securities of the bank holding company. The regulations provide a procedure for challenging rebuttable presumptions of control.

Permitted Activities. The Bank Holding Company Act has generally prohibited a bank holding company from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those determined by the Federal Reserve to be closely related to banking or managing or controlling banks as to be a proper incident thereto. Provisions of the Gramm-Leach-Bliley Act have expanded the permissible activities of a bank holding company that qualifies as a financial holding company to engage in activities that are financial in nature or incidental or complementary to financial activities. Those activities include, among other activities, certain insurance, advisory and security activities.

128

Coastal meets the qualification standards applicable to financial holding companies, but has not elected to become a financial holding company.

Support of Subsidiary Institutions. Under Federal Reserve policy and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), Coastal is expected to act as a source of financial strength for CBC National and to commit resources to support CBC National. This support may be required at times when, without this Federal Reserve policy or the impending rules, Coastal might not be inclined to provide it.

In addition, any capital loans made by Coastal to CBC National will be repaid only after CBC National’s deposits and various other obligations are repaid in full.

Capital Adequacy. Because Coastal’s total assets are less than $1.0 billion, it is considered a small bank holding company under the Federal Reserve Board’s capital adequacy regulations and is subject to capital requirements applied on a bank-only basis. The capital adequacy requirements of CBC National are summarized below.

Dividend Restrictions. Under Federal Reserve policies, bank holding companies may pay cash dividends on common stock only out of income available over the past year if prospective earnings retention is consistent with the organization’s expected future needs and financial condition and if the organization is not in danger of not meeting its minimum regulatory capital requirements. Federal Reserve policy also provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company’s ability to serve as a source of strength to its banking subsidiaries.

Regulation of CBC National

Because CBC National is chartered as a national bank, it is primarily subject to the supervision, examination, and reporting requirements of the National Bank Act and the regulations of the Office of the Comptroller of the Currency (the “OCC”). The OCC regularly examines CBC National’s operations and has the authority to approve or disapprove mergers, the establishment of branches and similar corporate actions. The OCC also has the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law. Because CBC National’s deposits are insured by the FDIC to the maximum extent provided by law, it is also subject to certain FDIC regulations and the FDIC also has examination authority and back-up enforcement power over CBC National. CBC National is also subject to numerous state and federal statutes and regulations that affect Coastal, its business, activities, and operations.

Branching. National banks are required by the National Bank Act to adhere to branching laws applicable to state banks in the states in which they are located. Under Florida law and the Dodd-Frank Act, and with the prior approval of the OCC, CBC National may open branch offices within or outside of Florida, provided that a state bank chartered by the state in which the branch is to be located would also be permitted to establish a branch. In addition, with prior regulatory approval, CBC National may acquire branches of existing banks located in Florida or other states.

Capital Adequacy. The Federal Reserve Board has established a risk-based and a leverage measure of capital adequacy for bank holding companies; however, because Coastal’s total assets are less than $1.0 billion, it is a small bank holding company under the Federal Reserve Board’s capital adequacy regulations. As a result, Coastal’s capital adequacy is measured on a bank-only basis. CBC National is subject to risk-based and leverage capital requirements adopted by the OCC, which are substantially similar to those adopted by the Federal Reserve Board for bank holding companies.

Capital Requirements As of and Prior to December 31, 2014. Under the OCC’s risk-based capital measure, the minimum ratio of a bank’s total capital to risk-weighted assets (including various off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of total capital must be composed of “Tier 1 Capital.” Tier 1 Capital includes common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, qualifying noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and various other intangible assets. The remainder of total capital may consist of “Tier 2 Capital” which includes certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock, and a limited amount of loan loss reserves. A bank that does not satisfy minimum capital requirements may be required to adopt and implement a plan acceptable to its federal banking regulator to achieve an adequate level of capital.

129

Under the leverage capital measure, the minimum ratio of Tier 1 Capital to average assets, less goodwill and various other intangible assets, generally is 4.0%. The regulatory guidelines also provide that banks experiencing internal, growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum levels without significant reliance on intangible assets, and a bank’s “Tangible Leverage Ratio” (determined by deducting all intangible assets) and other indicators of a bank’s capital strength also are taken into consideration by banking regulators in evaluating proposals for expansion or new activities.

The OCC also considers interest rate risk (arising when the interest rate sensitivity of the Bank’s assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of the bank’s capital adequacy. Banks with excessive interest rate risk exposure are required to hold additional amounts of capital against their exposure to losses resulting from that risk. Through the risk-weighting of assets, the regulators also require banks to incorporate market risk components into their risk-based capital. Under these market risk requirements, capital is allocated to support the amount of market risk related to a bank’s lending and trading activities.

The Bank’s capital categories are determined solely for the purpose of applying the “prompt corrective action” rules described below and they are not necessarily an accurate representation of its overall financial condition or prospects for other purposes. Failure to meet capital guidelines could subject a bank or bank holding company to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on accepting brokered deposits, and certain other restrictions on its business. See “Prompt Corrective Action” below.

Basel III Capital Requirements as of January 1, 2015. On July 2, 2013, the Federal Reserve and OCC approved a final rule to establish a new comprehensive regulatory capital framework for all US banking organizations, with an effective date of January 1, 2015. The Regulatory Capital Framework (“Basel III”) implements several changes to the U.S. regulatory capital framework required by the Dodd-Frank Act. The new U.S. capital framework imposes higher minimum capital requirements, additional capital buffers above those minimum requirements, a more restrictive definition of capital, and higher risk weights for various enumerated classifications of assets, the combined impact of which effectively results in substantially more demanding capital standards for U.S. banking organizations.

The Basel III final rule establishes a new common equity Tier 1 capital (“CET1”) requirement, an increase in the Tier 1 capital requirement from 4.0% to 6.0%, and maintains the current 8.0% total capital requirement. The new CET1 and minimum Tier 1 capital requirements became effective January 1, 2015. In addition to these minimum risk-based capital ratios, the Basel III final rule requires that all banking organizations maintain a “capital conservation buffer” consisting of CET1 in an amount equal to 2.5% of risk-weighted assets in order to avoid restrictions on their ability to make capital distributions and to pay certain discretionary bonus payments to executive officers. In order to avoid those restrictions, the capital conservation buffer effectively increases the minimum CET1 capital, Tier 1 capital, and total capital ratios for U.S. banking organizations to 7.0%, 8.5%, and 10.5%, respectively. Banking organizations with capital levels that fall within the buffer will be required to limit dividends, share repurchases or redemptions (unless replaced within the same calendar quarter by capital instruments of equal or higher quality), and discretionary bonus payments. The capital conservation buffer is phased in over a 5-year period beginning January 1, 2016.

130

	Adequately Capitalized Requirement, effective January 1, 2015	Well-Capitalized Requirement, effective January 1,2015	Well-Capitalized with Buffer, fully phased in 2019
Leverage	4.0%	5.0%	5.0%
CET1	4.5%	6.5%	7.0%
Tier 1	6.0%	8.0%	8.5%
Total Capital	8.0%	10.0%	10.5%

As required by Dodd-Frank, the Basel III final rule requires that capital instruments such as trust preferred securities and cumulative preferred shares be phased-out of Tier 1 capital by January 1, 2016, for banking organizations that had $15 billion or more in total consolidated assets as of December 31, 2009 and permanently grandfathers as Tier 1 capital such instruments issued by these smaller entities prior to May 19, 2010 (provided they do not exceed 25 percent of Tier 1 capital). Coastal’s trust preferred securities are grandfathered under this provision.

The Basel III final rule provides banking organizations under $250 billion in total consolidated assets or under $10 billion in foreign exposures with a one-time “opt-out” right to continue excluding Accumulated Other Comprehensive Income from CET1 capital. The election to opt-out must be made on the banking organization’s first Call Report filed after January 1, 2015. Coastal has elected to opt-out to continue excluding Accumulated Other Comprehensive Income from its regulatory capital.

The Basel III final rule requires that goodwill and other intangible assets (other than mortgage servicing assets), net of associated deferred tax liabilities (“DTLs”), be deducted from CET1 capital. Additionally, deferred tax assets (“DTAs”) that arise from net operating loss and tax credit carryforwards, net of associated DTLs and valuation allowances, are fully deducted from CET1 capital. However, DTAs arising from temporary differences that could not be realized through net operating loss carrybacks, along with mortgage servicing assets and “significant” (defined as greater than 10% of the issued and outstanding common stock of the unconsolidated financial institution) investments in the common stock of unconsolidated “financial institutions” are partially includible in CET1 capital, subject to deductions defined in the final rule. As of September 30, 2015, CBC National exceeded the new requirements to continue to be classified as well-capitalized under Basel III.

Prompt Corrective Action. The Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) establishes a system of prompt corrective action to resolve the problems of undercapitalized financial institutions. Under this system, the federal banking regulators have established five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, in which all institutions are placed. The federal banking agencies have also specified by regulation the relevant capital levels for each category.

A “well-capitalized” bank is one that is not required to meet and maintain a specific capital level for any capital measure, pursuant to any written agreement, order, capital directive, or prompt corrective action directive, and has a total risk-based capital ratio of at least 10%, a Tier 1 risk-based capital ratio of at least 6%, and a Tier 1 leverage ratio of at least 5%. Generally, a classification as well capitalized will place a bank outside of the regulatory zone for purposes of prompt corrective action. However, a well-capitalized bank may be reclassified as “adequately capitalized” based on criteria other than capital, if the federal regulator determines that a bank is in an unsafe or unsound condition, or is engaged in unsafe or unsound practices, which requires certain remedial action.

As of December 31, 2014, CBC National satisfied the requirements of “well-capitalized” under the regulatory framework for prompt corrective action. See Note 17, “Regulatory Capital Requirements and Restrictions of Dividends,” in the Notes to Consolidated Financial Statements, under Part II, Item 8, for Coastal and CBC National regulatory capital ratios.

As a bank’s capital position deteriorates, federal banking regulators are required to take various mandatory supervisory actions and are authorized to take other discretionary actions with respect to institutions in the three undercapitalized categories: undercapitalized, significantly undercapitalized, and critically undercapitalized. The severity of the action depends upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized.

131

FDIC Insurance Assessments. CBC National’s deposits are insured by the Deposit Insurance Fund of the FDIC up to the maximum amount permitted by law, which was permanently increased to $250,000 by the Dodd-Frank Act. The FDIC uses the Deposit Insurance Fund to protect against the loss of insured deposits if an FDIC-insured bank or savings association fails. CBC National is thus subject to FDIC deposit premium assessments. The cost of premium assessments are impacted by, among other things, a bank’s capital category under the prompt corrective action system.

Commercial Real Estate Lending. In 2006, the federal banking regulators issued the following final guidance to help identify institutions that are potentially exposed to significant commercial real estate lending risk and may warrant greater supervisory scrutiny:

•	total reported loans for construction, land development and other land represent 100% or more of the institution’s total capital, or

•	total commercial real estate loans represent 300% or more of the institution’s total capital, and the outstanding balance of the institution’s commercial real estate loan portfolio has increased by 50% or more.

At December 31, 2014 CBC National’s commercial real estate lending levels are below the guidance levels noted above.

Enforcement Powers. The Financial Institution Reform Recovery and Enforcement Act (“FIRREA”) expanded and increased civil and criminal penalties available for use by the federal regulatory agencies against depository institutions and certain “institution-affiliated parties.” Institution-affiliated parties primarily include management, employees, and agents of a financial institution, as well as independent contractors and consultants such as attorneys and accountants and others who participate in the conduct of the financial institution’s affairs. These practices can include the failure of an institution to timely file required reports or the filing of false or misleading information or the submission of inaccurate reports. Civil penalties may be as high as $1,100,000 per day for such violations. Criminal penalties for some financial institution crimes have been increased to 20 years.

Community Reinvestment Act. The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the federal banking agencies evaluate the record of each financial institution in meeting the credit needs of its local community, including low- and moderate-income neighborhoods. These facts are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Failure to adequately meet these criteria could impose additional requirements and limitations on CBC National. Additionally, CBC National must publicly disclose the terms of various Community Reinvestment Act-related agreements.

Payment of Dividends. Statutory and regulatory limitations apply to CBC National’s payment of dividends to Coastal. If, in the opinion of the OCC, CBC National were engaged in or about to engage in an unsafe or unsound practice, the OCC could require that CBC National stop or refrain from engaging in the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice.

CBC National is required by federal law to obtain prior approval of the OCC for payments of dividends if the total of all dividends declared by CBC National in any year will exceed (1) the total of CBC National’s net profits for that year, plus (2) CBC National’s retained net profits of the preceding two years, less any required transfers to surplus. The payment of dividends may also be affected by other factors, such as the requirement to maintain adequate capital above regulatory guidelines or any conditions or restrictions that may be imposed by regulatory authorities.

132

Transactions with Affiliates and Insiders. CBC National is subject to the provisions of Regulation W promulgated by the Federal Reserve, which encompasses Sections 23A and 23B of the Federal Reserve Act. Regulation W places limits and conditions on the amount of loans or extensions of credit to, investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. Regulation W also prohibits, among other things, an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. Federal law also places restrictions on CBC National’s ability to extend credit to its executive officers, directors, principal shareholders and their related interests. These extensions of credit: must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties; and must not involve more than the normal risk of repayment or present other unfavorable features.

USA Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) requires each financial institution to: (i) establish an anti-money laundering program; and (ii) establish due diligence policies, procedures and controls with respect to its private and correspondent banking accounts involving foreign individuals and certain foreign banks. In addition, the USA PATRIOT Act encourages cooperation among financial institutions, regulatory authorities and law enforcement authorities with respect to individuals, entities and organizations engaged in, or reasonably suspected of engaging in, terrorist acts or money laundering activities.

Customer Protection. CBC National is also subject to consumer laws and regulations intended to protect consumers in transactions with depository institutions, as well as other laws or regulations affecting customers of financial institutions generally. While the list set forth herein is not exhaustive, these laws and regulations include the Truth in Lending Act, the Truth in Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Real Estate Settlement and Procedures Act, the Fair Credit Reporting Act and the Federal Trade Commission Act, among others. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits or making loans to such customers.

Financial Regulatory Reform

On July 21, 2010, the President signed into law the Dodd-Frank Act, which contains a comprehensive set of provisions designed to govern the practices and oversight of financial institutions and other participants in the financial markets. The Dodd-Frank Act made extensive changes in the regulation of financial institutions and their holding companies. It requires various federal agencies to adopt a broad range of new rules and regulations, and to prepare numerous studies and reports for Congress. These studies could potentially result in additional legislative or regulatory action.

Uncertainty remains as to the ultimate impact of the Dodd-Frank Act, which could have a material adverse impact on the financial services industry as a whole or on Coastal’s and CBC National’s business, results of operations, and financial condition. Many aspects of the Dodd-Frank Act are subject to rulemaking and will take effect over several years, making it difficult to anticipate the overall financial impact on Coastal, its customers or the financial industry more generally. However, it is likely that the Dodd-Frank Act will increase the regulatory burden, compliance costs and interest expense for Coastal and CBC National. Some of the rules that have been adopted to comply with the Dodd-Frank Act’s mandates are discussed below.

Consumer Financial Protection Bureau. The Dodd-Frank Act centralized responsibility for consumer financial protection including implementing, examining and enforcing compliance with federal consumer financial laws with the Consumer Financial Protection Bureau (the “CFPB”). Depository institutions with less than $10 billion in assets, such as CBC National, will be subject to rules promulgated by the CFPB but will continue to be examined and supervised by federal banking regulators for consumer compliance purposes.

UDAP and UDAAP. Recently, banking regulatory agencies have increasingly used a general consumer protection statute to address “unethical” or otherwise “bad” business practices that may not necessarily fall directly under the purview of a specific banking or consumer finance law. The law of choice for enforcement against such business practices has been Section 5 of the Federal Trade Commission Act—the primary federal law that prohibits unfair or deceptive acts or practices and unfair methods of competition in or affecting commerce (“UDAP” or “FTC Act”). “Unjustified consumer injury” is the principal focus of the FTC Act. Prior to the Dodd-Frank Act, there was little formal guidance to provide insight to the parameters for compliance with the UDAP law. However, the UDAP provisions have been expanded under the Dodd-Frank Act to apply to “unfair, deceptive or abusive acts or practices” (“UDAAP”), which has been delegated to the CFPB for supervision. The CFPB has published its first Supervision and Examination Manual that addresses compliance with and the examination of UDAAP.

133

Mortgage Reform. The CFPB has adopted final rules implementing minimum standards for the origination of residential mortgages, including standards regarding a customer’s ability to repay, restricting variable-rate lending by requiring that the ability to repay variable-rate loans be determined by using the maximum rate that will apply during the first five years of a variable-rate loan term, and making more loans subject to provisions for higher cost loans, new disclosures, and certain other revisions. In addition, the Dodd-Frank Act allows borrowers to raise certain defenses to foreclosure if they receive any loan other than a “qualified mortgage” as defined by the CFPB.

OTHER MATTERS

Neither Coastal’s nor First Avenue’s respective management teams are aware of any other matters to be brought before their respective special shareholders meeting. However, if any other matters are properly brought before the applicable meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

EXPERTS

The consolidated financial statements and schedules as of December 31, 2014, and for each of the years in the two-year period ended December 31, 2014 for First Avenue, which is attached as Appendix F to this joint proxy statement/offering circular have been audited by Saltmarsh, Cleaveland & Gund. The consolidated financial statements as of December 31, 2014, and for each of the years in the two-year period ended December 31, 2014 for Coastal, included beginning on page F-1 of this joint proxy statement/offering circular, and offering statement have been audited by Mauldin & Jenkins, LLC, Coastal’s independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The material U.S. federal income tax consequences of the merger will also be passed upon by Bryan Cave LLP. Certain additional legal matters relating to the merger will be passed upon for Coastal by Bryan Cave LLP and for First Avenue by Smith Mackinnon, PA.

IMPORTANT NOTICE FOR FIRST AVENUE SHAREHOLDERS

If you cannot locate your First Avenue common stock certificate(s), please contact Jason Welborn at First Avenue, 910 SW 1st Avenue, Ocala, Florida 34471, telephone number (352) 732-6616. If you have misplaced your stock certificates or if you hold certificates in names other than your own and wish to vote in person at the special meeting, we encourage you to resolve those matters before the meeting.

Please do not send your First Avenue stock certificates at this time.

134

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Coastal has filed an offering statement on Form 1-A with the SEC that qualifies the Coastal common stock to be issued in the merger. This joint proxy statement/offering circular is a part of that offering statement and constitutes an offering statement of Coastal and a joint proxy statement of First Avenue and Coastal for their respective special meetings.

In addition, both First Avenue Bank and CBC National file quarterly Consolidated Reports of Condition and Income (“Call Reports”) with the FDIC. All Call Reports are publicly available, free of charge, on the FDIC’s website at www.fdic.gov. Each Call Report consists of a Balance Sheet, Income Statement, Changes in Equity Capital and other supporting schedules as of the end of or for the period to which the Call Report relates. The Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council. These instructions in most, but not all, cases follow generally accepted accounting principles (“GAAP”), including the opinions and statements of the Accounting Principles Board and the Financial Accounting Standards Board. These reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosure about the reporting bank. Nevertheless, the reports provide important information concerning the bank’s financial condition and results of operations.

This joint proxy statement/offering circular does not contain all of the information in the offering statement. Please refer to the offering statement for further information about Coastal and the Coastal common stock to be issued in the merger. Statements contained in this joint proxy statement/offering circular concerning the provisions of certain documents included in the offering statement are not necessarily complete. A complete copy of certain of these documents is filed as an exhibit to the offering statement. You may obtain copies of all or any part of the offering statement, including exhibits thereto, upon payment of the prescribed fees, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or obtain a copy at the SEC’s website at http://www.sec.gov.

Coastal has supplied all of the information contained in this joint proxy statement/offering circular relating to Coastal and CBC National. First Avenue has supplied all of the information relating to First Avenue.

You should rely only on the information contained or incorporated by reference in this joint proxy statement/offering circular to vote on the proposals to Coastal and First Avenue shareholders in connection with the merger. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/offering circular. This joint proxy statement/offering circular is dated February [__], 2016 . You should not assume that the information contained in this joint proxy statement/offering circular is accurate as of any other date other than such date, and neither the mailing of this joint proxy statement/offering circular nor the issuance of Coastal common stock as contemplated by the merger agreement will create any implication to the contrary.

135

Consolidated Financial Statements of Coastal Banking Company, Inc.

December 31, 2014 and 2013

MAULDIN & JENKINS

CERTIFIED PUBLIC ACCOUNTANTS, LLC

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors

and Stockholders of

Coastal Banking Company

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Coastal Banking Company and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Coastal Banking Company as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Albany, Georgia

March 19, 2015

2303 DAWSON ROAD . POST OFFICE BOX 71549 . ALBANY, GEORGIA 31708-1549 . 229-446-3600 . FAX 229-446-3664 . www.mjcpa.com

MEMBERS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS . RSM INTERNATIONAL

F-1

COASTAL BANKING COMPANY, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2014	2013
Assets
Cash and due from banks	$2,726,911	$5,920,153
Interest-bearing deposits in banks	1,363,282	786,483
Federal funds sold	87,967	60,356
Securities available for sale, at fair value	24,836,625	38,754,470
Restricted equity securities, at cost	5,392,500	3,504,050
Loans held for sale, at fair value	24,491,859	32,283,708

Loans, net of unearned income	272,756,670	244,543,025
Less allowance for loan losses	4,828,899	4,273,099
Loans, net	267,927,771	240,269,926

Premises and equipment, net	7,237,183	7,538,177
Cash surrender value of life insurance	2,402,713	2,286,590
SBA loan servicing rights	1,658,706	1,432,976
Other real estate owned	7,322,404	11,544,720
Loan sales receivable	70,651,624	24,621,985
Other assets	5,831,811	6,636,515
Total assets	$421,931,356	$375,640,109
Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing	$34,929,754	$33,961,565
Interest-bearing	250,733,682	258,029,192
Total deposits	285,663,436	291,990,757

Other borrowings	83,500,000	36,350,000
Junior subordinated debentures	7,217,000	7,217,000
Other liabilities	7,687,318	5,173,464
Total liabilities	384,067,754	340,731,221

Commitments and contingencies (Note 14)

Shareholders’ Equity:
Preferred stock, par value $.01; 10,000,000 shares authorized; 9,950 shares issued and outstanding at December 31, 2014 and December 31, 2013	9,950,000	9,950,000
Common stock, par value $.01; 10,000,000 shares authorized; 2,654,225 shares issued and outstanding at December 31, 2014; 2,618,275 shares issued and outstanding at December 31, 2013	26,542	26,183
Additional paid-in capital	41,400,835	41,207,631
Accumulated deficit	(13,877,647)	(16,156,346)
Accumulated other comprehensive income (loss)	363,872	(118,580)
Total shareholders’ equity	37,863,602	34,908,888
Total liabilities and shareholders’ equity	$421,931,356	$375,640,109

 See accompanying notes to consolidated financial statements.

F-2

COASTAL BANKING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Income

	For the years ended December 31,
	2014	2013
Interest income:
Interest and fees on loans	$16,662,385	$15,193,534
Interest on taxable securities	842,033	697,810
Interest on nontaxable securities	220,231	126,816
Interest on deposits in other banks	6,885	55,719
Interest on federal funds sold	151	147
Total interest income	17,731,685	16,074,026

Interest expense:
Interest on deposits	1,778,001	2,402,208
Interest on junior subordinated debentures	170,499	198,542
Interest on other borrowings	579,228	612,316
Total interest expense	2,527,728	3,213,066

Net interest income	15,203,957	12,860,960
Provision for loan losses	1,218,300	341,612
Net interest income after provision for loan losses	13,985,657	12,519,348

Noninterest income:
Service charges on deposit accounts	249,207	294,093
Other service charges, commissions and fees	427,774	360,797
SBA loan income	3,290,535	4,533,360
Mortgage banking income	31,550,305	21,831,042
Gain on sale of securities available for sale	215,953	119,376
Income from investment in life insurance contracts	81,536	79,473
Other income	497,347	65,682
Total other income	36,312,657	27,283,823

Noninterest expenses:
Salaries and employee benefits	33,353,671	23,581,125
Occupancy and equipment expense	2,945,956	2,652,131
Advertising fees	352,686	2,033,768
Amortization of intangible assets	—	5,095
Audit fees	365,634	416,754
Data processing fees	1,554,539	1,602,966
Director fees	249,650	204,275
FDIC insurance expense	342,993	480,035
Legal and other professional fees	858,694	863,831
Mortgage loan expense	2,512,284	1,734,271
OCC examination fees	118,555	155,857
Other real estate expenses	1,227,028	2,533,456
Other operating	1,651,705	2,303,186
Total other expenses	45,533,395	38,566,750

Income before income taxes (benefits)	4,764,919	1,236,421
Income tax expense (benefits)	1,647,360	(350,780)
Net income	$3,117,559	$1,587,201

Preferred stock dividends	838,860	544,894
Net earnings available to common shareholders	$2,278,699	$1,042,307
Basic and diluted earnings per share available to common shareholders	$.86	$.40

See accompanying notes to consolidated financial statements.

F-3

COASTAL BANKING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

	For the years ended December 31,
	2014	2013
Net income	$3,117,559	$1,587,201
Other comprehensive income (loss), net of tax benefit:
Net unrealized holding gains (losses) arising during period, net of taxes (benefit) of $321,960 and $(216,194)	624,981	(419,672)
Reclassification adjustment for gains included in net income, net of tax of $73,424 and $40,588	(142,529)	(78,788)
Total other comprehensive income (loss)	482,452	(498,460)
Comprehensive income	$3,600,011	$1,088,741

See accompanying notes to consolidated financial statements.

F-4

COASTAL BANKING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2014 and 2013

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Total
Balance, December 31, 2012	9,950	$9,725,775	2,601,767	$26,018	$41,508,221	$(17,198,653)	$379,880	$34,441,241
Net income	—	—	—	—	—	1,587,201	—	1,587,201
Proceeds from exercise of stock options	—	—	3,640	36	12,340	—	—	12,376
Proceeds from employee stock purchase program	—	—	12,868	129	90,258	—	—	90,387
Preferred stock dividend	—	47,398	—	—	—	(544,894)	—	(497,496)
Warrant repurchase	—	176,827	—	—	(501,475)	—	—	(324,648)
Stock-based compensation expense	—	—	—	—	98,287	—	—	98,287
Other comprehensive loss	—	—	—	—	—	—	(498,460)	(498,460)
Balance, December 31, 2013	9,950	$9,950,000	2,618,275	$26,183	$41,207,631	$(16,156,346)	$(118,580)	$34,908,888
Net income	—	—	—	—	—	3,117,559	—	3,117,559
Proceeds from exercise of stock options	—	—	20,122	201	70,513	—	—	70,714
Proceeds from employee stock purchase program	—	—	15,828	158	113,179	—	—	113,337
Preferred stock dividend	—	—	—	—	—	(838,860)	—	(838,860)
Stock-based compensation expense	—	—	—	—	9,512	—	—	9,512
Other comprehensive income	—	—	—	—	—	—	482,452	482,452
Balance, December 31, 2014	9,950	$9,950,000	2,654,225	$26,542	$41,400,835	$(13,877,647)	$363,872	$37,863,602

See accompanying notes to consolidated financial statements.

F-5

COASTAL BANKING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the years ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$3,117,559	$1,587,201
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	792,579	708,763
Amortization of intangible assets	—	5,095
Stock-based compensation expense	9,512	98,287
Provision for loan losses	1,218,300	341,612
Gain on sale of securities available for sale	(215,953)	(119,376)
Net (increase) decrease in loan sales receivable	(46,029,639)	84,929,617
Write downs and losses on sale of other real estate owned	827,380	1,868,387
Proceeds from sales of other real estate owned	4,929,510	6,494,848
Increase in cash value of life insurance	(116,123)	(79,473)
Originations of mortgage loans held for sale	(1,649,554,419)	(1,347,850,533)
Proceeds from sales of mortgage loans held for sale	1,688,896,573	1,399,469,376
Net increase in interest receivable	(7,277)	(13,861)
Net increase (decrease) in interest payable	4,718	(281,096)
SBA loan income	(3,290,535)	(4,533,360)
Mortgage banking income	(31,550,305)	(21,831,042)
Net other operating activities	6,127,863	2,797,677
Net cash provided by (used in) operating activities	(24,840,257)	123,592,122

Cash flows from investing activities:
Net (increase) decrease in interest-bearing deposits in banks	(576,799)	1,532,414
Net (increase) decrease in federal funds sold	(27,611)	14,429
Proceeds from maturities of securities available for sale	4,089,472	4,890,343
Proceeds from sale of securities available for sale	10,404,149	1,635,387
Purchases of securities available for sale	—	(27,479,717)
Net change in restricted equity securities	(1,888,450)	2,120,950
Net increase in loans	(30,410,719)	(9,240,341)
Purchase of premises and equipment	(110,897)	(704,229)
Net cash used in investing activities	(18,520,855)	(27,230,764)

Cash flows from financing activities:
Net decrease in deposits	(6,327,321)	(45,530,604)
Net decrease in securities sold under agreements to repurchase	—	(6,055,000)
Proceeds from other borrowings	576,100,000	19,350,000
Repayment of other borrowings	(528,950,000)	(64,427,609)
Dividends paid on preferred stock	(838,860)	(1,492,500)
Warrant repurchase	—	(324,648)
Proceeds from employee stock purchase plan	113,337	90,387
Proceeds from exercise of stock options	70,714	12,376
Net cash provided by (used in) financing activities	40,167,870	(98,377,598)

Net decrease in cash and due from banks	(3,193,242)	(2,016,240)
Cash and due from banks at beginning of year	5,920,153	7,936,393
Cash and due from banks at end of year	$2,726,911	$5,920,153

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$2,523,010	$3,494,162
Cash paid during the year for income taxes	$14,188	$1,438,248

Noncash Transactions:
Principal balances of loans transferred to other real estate owned	$1,534,574	$6,387,203

See accompanying notes to consolidated financial statements.

F-6

COASTAL BANKING COMPANY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies

Basis of Presentation and Nature of Operations

Coastal Banking Company, Inc. (the “Company”) is organized under the laws of the State of South Carolina for the purpose of operating as a bank holding company for CBC National Bank (the “Bank”). The Bank commenced business on May 10, 2000 as Lowcountry National Bank. The Company acquired First National Bank of Nassau County, which began its operations in 1999, through its merger with First Capital Bank Holding Corporation on October 1, 2005. On August 10, 2008, Lowcountry National Bank and First National Bank of Nassau County merged into one charter. Immediately after the merger, the name of the surviving bank was changed to CBC National Bank and the main office relocated to 1891 South 14th Street, Fernandina Beach, Nassau County, Florida. The Bank provides full commercial and consumer banking services to customers throughout Beaufort County, South Carolina and Nassau County, Florida, and is subject to regulation by the Office of the Comptroller of the Currency (the “OCC”) and the Federal Deposit Insurance Corporation (the “FDIC”). The Company is subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

The Bank also has a residential mortgage banking division headquartered in Atlanta, Georgia. The mortgage banking division operates eight retail residential loan production offices in Arizona, Florida, Georgia, Illinois, Indiana, Maryland, Michigan, and Ohio. The Company also has an investment in Coastal Banking Company Statutory Trust I (“Trust I”) and Coastal Banking Company Statutory Trust II (“Trust II”). Both trusts are special purpose subsidiaries organized for the sole purpose of issuing trust preferred securities.

The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany transactions have been eliminated in consolidation. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America and to general practices in the banking industry.

Accounting Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of income and expenses during the reporting periods. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed assets and deferred taxes, other-than-temporary impairments of securities, and the fair value of financial instruments.

The Company has evaluated all transactions, events, and circumstances for consideration or disclosure through March 19, 2015, the date these financial statements were available to be issued, and has reflected or disclosed those items within the consolidated financial statements and related footnotes as deemed appropriate.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Bank's loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

F-7

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Cash, Due from Banks and Cash Flows

For purposes of reporting cash flows, cash and due from banks includes cash on hand, cash items in process of collection and amounts due from banks. Cash flows from loans, loans sales receivable, federal funds sold, deposits, interest-bearing deposits in banks, restricted equity securities and securities sold under agreements to repurchase are reported net.

On July 21, 2010 the Dodd-Frank Act was signed into law. There are a number of provisions that are likely to significantly impact the ways in which banks and bank holding companies, including us and CBC National Bank, do business. For example, the Dodd-Frank Act permanently increases the standard amount of deposit insurance per customer to $250,000. At times our deposit accounts at other institutions exceed this coverage limit as daily transaction amounts clearing through correspondent accounts can be sizable and vary widely. At December 31, 2014 we had no deposits at other institutions with a balance in excess of the $250,000 FDIC limit, and at December 31, 2013 we had one deposit account exceeded the coverage limit with a balance of $2,414,000.

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank. The total of those reserve requirements was approximately $565,000 at December 31, 2014 and $524,000 at December 31, 2013.

Securities

The Company classifies its securities as available for sale or held to maturity. Held to maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All securities not included in held to maturity are classified as available for sale.

Available for sale securities are recorded at fair value. Held to maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on securities available for sale, net of the related tax effect, are excluded from earnings and are reported as a separate component of shareholders’ equity until realized.

In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

A decline in the market value of securities below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

Premiums and discounts are amortized or accreted over the life of the related securities as adjustments to the yield. Realized gains and losses for securities classified as available for sale and held to maturity are recorded on trade date, are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

The Company evaluates investment securities for other-than-temporary impairment using relevant accounting guidance specifying that (a) if the Company does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporary impaired unless there is a credit loss has occurred in the security. If management does not intend to sell the security and it is more likely than not that they will not have to sell the security before recovery of the cost basis, management will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

F-8

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Restricted Equity Securities

The Company is required to maintain an investment in capital stock of the Federal Home Loan Bank of Atlanta (“FHLB”) and the Federal Reserve Bank of Atlanta (“FRB”). The stock is generally pledged as collateral against any borrowings from these institutions. Based on redemption provisions of these entities, the stock has no quoted market value and is carried at cost. At their discretion, these entities may declare dividends on the stock. Management reviews for impairment based on the ultimate recoverability of the cost basis in these stocks. At December 31, 2014 the balance of FHLB stock was $4,095,000 and the balance of FRB stock was $1,297,000. At December 31, 2013 the balance of FHLB stock was $2,206,000 and the balance of FRB stock was $1,298,000.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at fair value under the fair value option accounting guidance for financial instruments. Gains and losses on loan sales (sales proceeds minus carrying value) are recorded in noninterest income. All residential loans are sold servicing released so there is no servicing income recognized on those loans. Interest income is generally recognized on those loans held for sale until the loan sale is fully completed and the loan is transferred. Interest income on loans held for sale is reflected along with portfolio loans in interest and fees on loans in the consolidated statement of income. At December 31, 2014 unpaid principal balances for loans held for sale totaled $30,334,000 and the fair market value of those loans was $24,492,000. At December 31, 2013 the unpaid principal balance for loans held for sale totaled $33,685,000 with a fair market value of $32,284,000.

The Bank also originates SBA loans, which in some cases are sold on the secondary market. Once the decision is made to sell, adjustments to reflect fair value and realized gains and losses upon ultimate sale of the loans are classified as noninterest income in the consolidated statements of income.

Loan Sales Receivable

In accordance with trade date accounting guidance, the sale of residential mortgage loans is recognized at the time that all conditions precedent to the sale have been met and all material risks and rewards of loan ownership have passed from the Bank to the investor purchasing the loans. This typically occurs when the physical loan documents are delivered to the investor. Upon delivery of loan documents, the Bank records the gain or loss on sale of the loans and recognizes the receivable from the investor for the proceeds of sale.

Loans and Allowance for Loan Losses

Loans are stated at the principal amount outstanding, net of deferred loan origination fees and costs and the allowance for loan losses. Interest on loans is calculated by using the interest rates and terms as stipulated in the loan notes and based upon the principal amount outstanding. Loan origination and commitment fees and direct loan origination costs are deferred and amortized over the contractual or expected economic life of the related loan or commitments as an adjustment of the related loan yields.

A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, at the loan’s observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent.

To the extent that the recovery of loan balances has become collateral dependent, we obtain appraisals not less than annually, and then we reduce these appraised values for selling and holding costs to determine the liquidated value. Any shortfall between the liquidated value and the loan balance is charged against the Allowance for Loan Losses in the month the related appraisal was received. In the ordinary course of managing and monitoring non performing loans, information may come to our attention that indicates the collateral value has declined further from the value established in the most recent appraisal. Such other information may include prices on recent comparable property sales or internet based property valuation estimates. In cases where this other information is deemed reliable, and the impact of a further reduction in collateral value would result in a further loss to the Company, we will record an increase to the allowance to reflect the additional estimated collateral shortfall.

F-9

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Loans and Allowance for Loan Losses (Continued)

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts that the borrower’s financial condition is such that collection of interest is doubtful. When the ultimate collectability of an impaired loan’s principal is in doubt, wholly or partially, all cash receipts are applied to principal.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. The allowance represents an amount, which, in management’s judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

Management’s judgment in determining the adequacy of the allowance is based on evaluations of the collectability of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, historical losses, high loan concentrations, trends in past dues and non-accrual loans, loan risk ratings, economic conditions, market conditions and other internal and external factors that influence each portfolio segment and review of specific impaired loans. The combination of these results are compared monthly to the recorded allowance for loan losses for reasonableness and material differences are adjusted by increasing or decreasing the provision for loan losses. Management uses an external loan review program to challenge and corroborate the internal loan grading system and provide additional analysis in determining the adequacy of the allowance and the future provisions for estimated loan losses.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different than those of management.

Troubled Debt Restructurings

The Company designates loan modifications as troubled debt restructurings (“TDRs”) when for economic or legal reasons related to the borrower’s financial difficulties, it grants a concession to the borrower that it would not otherwise consider. TDRs can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower. In circumstances where the TDR involves charging off a portion of the loan balance, the Company typically classifies these restructurings as nonaccrual.

In connection with restructurings, the decision to maintain a loan that has been restructured on accrual status is based on a current, well documented credit evaluation of the borrower’s financial condition and prospects for repayment under the modified terms. This evaluation includes consideration of the borrower’s current capacity to pay, which among other things may include a review of the borrower’s current financial statements, an analysis of global cash flow sufficient to pay all debt obligations, a debt to income analysis, and an evaluation of secondary sources of payment from the borrower and any guarantors. This evaluation also includes an evaluation of the borrower’s current willingness to pay, which may include a review of past payment history, an evaluation of the borrower’s willingness to provide information on a timely basis, and consideration of offers from the borrower to provide additional collateral or guarantor support. The credit evaluation also reflects consideration of the borrower’s future capacity and willingness to pay, which may include evaluation of cash flow projections, consideration of the adequacy of collateral to cover all principal and interest, and trends indicating improving profitability and collectability of receivables.

Restructured nonaccrual loans may be returned to accrual status based on a current, well-documented credit evaluation of the borrower’s financial condition and prospects for repayment under the modified terms. This evaluation must include consideration of the borrower’s sustained historical repayment for a reasonable period, generally a minimum of six months, prior to the date on which the loan is returned to accrual status.

F-10

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Non-performing Assets

Loans are placed in a non-accrual status when, in the opinion of management, the collection of additional interest is questionable. Thereafter, no interest is taken into income unless received in cash or until such time as the borrower demonstrates the ability to pay principal and interest.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Costs incurred for maintenance and repairs that do not extend the useful life of the asset are expensed as incurred.

Depreciation expense totaled $428,000 and $461,000 for the years ended December 31, 2014 and December 31, 2013, respectively, and is computed using the straight-line method over the following estimated useful lives:

Building and improvements	10 - 40 years
Furniture and equipment	3 - 10 years

Intangible Assets

Intangible assets consist of core deposit premiums acquired in connection with business combinations and Loan Servicing Rights (LSR) on the portion of Small Business Administration (SBA) loans participated to other institutions and serviced by the Company.

The core deposit premiums were initially recognized based on valuations performed as of the consummation date. The core deposit premiums are amortized over the average remaining life of the acquired customer deposits. Amortization periods are reviewed annually. Included in the consolidated statements of income for December 31, 2014, and 2013 were charges for amortization of identifiable intangible assets in the amounts of $0 and $5,000, respectively.

LSRs are carried at original fair value, as determined by an independent evaluation, less accumulated amortization. Amortization is recorded over the expected life of the loan. The LSR asset is evaluated for impairment at the end of each quarter, by obtaining a revised fair value from an independent third party. The related balance of SBA loans participated and serviced for others was $82,474,000 at December 31, 2014, and $67,185,000 at December 31, 2013.

Other real estate owned

Other real estate owned acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less selling costs. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less costs to sell. Costs of improvements are capitalized, to the extent that these costs don’t increase the total carrying amount above the improved fair value less selling costs. Costs relating to holding other real estate owned and subsequent adjustments to the value are expensed. The carrying amount of other real estate owned at December 31, 2014 and 2013 was $7,322,000 and $11,545,000 respectively.

Derivatives

Derivatives are recognized as assets and liabilities on the consolidated balance sheet and measured at fair value. For exchange-traded contracts, fair value is based on quotable market prices. For nonexchange traded contracts, fair value is based on dealer quotes, pricing models, discounted cash flow methodologies, or similar techniques for which the determination of fair value may require significant management judgment or estimation.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the items being hedged.

F-11

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Derivatives (Continued)

Derivative Loan Commitments: Mortgage loan commitments that relate to the origination of a mortgage that will be held for sale upon funding are considered derivative instruments under the derivatives and hedging accounting guidance (FASB ASC 815, Derivatives and Hedging). Loan commitments that are derivatives are recognized at fair value on the consolidated balance sheet in other assets and other liabilities with changes in their fair values recorded in noninterest income.

Forward Loan Sale Commitments: The Company carefully evaluates all loan sales agreements to determine whether they meet the definition of a derivative under the derivatives and hedging accounting guidance (FASB ASC 815) as facts and circumstances may differ significantly. If agreements qualify, to protect against the price risk inherent in derivative loan commitments, the Company uses both “mandatory delivery” and “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in the values of loans that would result from the exercise of the derivative loan commitments. Mandatory delivery contracts are accounted for as derivative instruments. Accordingly, forward loan sale commitments are recognized at fair value on the consolidated balance sheet in other assets and liabilities with changes in their fair values recorded in other noninterest income.

The Company estimates the fair value of its forward loan sales commitments using a methodology similar to that used for derivative loan commitments.

Income Taxes

The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets may be reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Stock Compensation Plans

Stock compensation accounting guidance (FASB ASC 718, Compensation - Stock Compensation) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees’ service period, generally defined as the vesting period. Compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards and stock grants.

F-12

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Earnings Per Share

The Company is required to report earnings per common share with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants on the face of the statements of operations. Basic earnings per common share are based on the weighted average number of common shares outstanding during the period, which was 2,638,539 shares in 2014 and 2,606,847 shares in 2013, while the effects of potential common shares outstanding during the period are included in diluted earnings per share. Additionally, the Company must reconcile the amounts used in the computation of both “basic earnings per share” and “diluted earnings per share”. At December 31, 2014, potential common shares of 29,369 were not included in the calculation of diluted earnings per share because the exercise of such shares would be anti-dilutive. There were 24,756 anti-dilutive potential common shares at December 31, 2013. Earnings per common share amounts are as follows:

	For the years ended December 31,
	2014	2013
Net income	$3,117,559	$1,587,201
Preferred stock dividends	(838,860)	(544,894)
Net income available to common shareholders	$2,278,699	$1,042,307

Weighted average common shares	2,638,539	2,606,847
Effect of dilutive securities	26,026	29,237
Diluted average common shares	2,664,565	2,636,084

Earnings per common share	$.86	$.40
Diluted earnings per common share	$.86	$.40

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company - put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Fair Value of Financial Instruments

Fair values of financial instruments are estimates using relevant market information and other assumptions, as more fully disclosed in Note 17. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Advertising Costs

Advertising costs are expensed as incurred.

F-13

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Risks and Uncertainties

In the normal course of its business, the Company encounters two significant types of risk: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on different bases, than its interest-earning assets. Credit risk is the risk of default on the Company’s loan portfolio that results from borrowers’ inability or unwillingness to make contractually required payments, or that a counterparty to a financial contract or commitment fails to perform in accordance with the contract or commitment terms. Market risk reflects changes in the value of collateral underlying loans receivable, the valuation of real estate held by the Company, and the valuation of loans held for sale and mortgage-backed securities available for sale.

The Company is subject to the regulations of various government agencies. These regulations can and do change significantly from period to period. The Company also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances, and operating restrictions, resulting from the regulators’ judgments based on information available to them at the time of their examination.

Concentrations of Credit Risk

The Company makes loans to individuals and small businesses for various personal and commercial purposes primarily through our full-service offices in Beaufort County, South Carolina and in and around Duval and Nassau Counties in Florida. The Company’s loan portfolio is not concentrated in loans to any single borrower or in a relatively small number of borrowers.

In addition to monitoring potential concentrations of loans to particular borrowers or groups of borrowers, industries and geographic regions, management monitors exposure to credit risk that could arise from potential concentrations of lending products and practices such as loans that subject borrowers to substantial payment increases (e.g. principal deferral period, loans with initial interest-only payments, etc.), and loans with high loan-to-value ratios. Additionally, there are industry practices that could subject the Company to increased credit risk should economic conditions change over the course of a loan’s life. For example, the Company makes variable-rate loans and fixed-rate principal-amortizing loans with maturities prior to the loan being fully paid (i.e. balloon-payment loans). These loans are underwritten and monitored to manage the associated risks.

The Company’s investment portfolio consists principally of obligations of the United States, its agencies or its corporations and general obligation municipal securities. In the opinion of management, there is no concentration of credit risk in this investment portfolio. The Company places its deposits and correspondent accounts with and sells its federal funds to high quality institutions. Management believes credit risk associated with correspondent accounts is not significant.

Reclassification of Certain Items

Certain items in the consolidated financial statements as of and for the year ended December 31, 2013 have been reclassified, with no effect on net income, to be consistent with the classifications adopted for the year ended December 31, 2014.

F-14

Notes to Consolidated Financial Statements

Note 2. Investment Securities

Investment securities are as follows:

	December 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale
State and municipal securities	$3,165,203	$294,072	$—	$3,459,275
Mortgage-backed securities - residential	21,120,101	301,808	(44,559)	21,377,350
	$24,285,304	$595,880	$(44,559)	$24,836,625

	December 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale
State and municipal securities	$7,739,685	$52,290	$(137,858)	$7,654,117
Mortgage-backed securities - residential	31,194,452	216,452	(310,551)	31,100,353
	$38,934,137	$268,742	$(448,409)	$38,754,470

The following table shows gross unrealized losses and fair value of securities, aggregated by category and length of time that securities have been in a continuous unrealized loss position, at December 31, 2014.

Investment securities available for sale:

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities - residential	$1,564,716	$(2,612)	$3,610,801	$(41,947)	$5,175,517	$(44,559)
Total	$1,564,716	$(2,612)	$3,610,801	$(41,947)	$5,175,517	$(44,559)

As of December 31, 2014, five individual securities available for sale were in a continuous loss position for twelve months or more. The Company has reviewed these investment securities in accordance with its accounting policy for other than temporary impairment and believes, based on industry analyst reports and credit ratings, that the deteriorations in value, as of December 31, 2014, were attributable to changes in market interest rates, and not due to the specific credit quality of the issuer. The unrealized losses are considered temporary because the security issuers carry an acceptable credit profile and the repayment sources of principal and interest are government backed. The Company has the ability and intent to hold these securities until such time as the value recovers or the securities mature.

F-15

Notes to Consolidated Financial Statements

Note 2. Investment Securities (Continued)

The following table shows gross unrealized losses and fair value of securities, aggregated by category and length of time that the securities have been in a continuous unrealized loss position, at December 31, 2013.

Investment securities available for sale:

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
State and municipal securities	$4,308,956	$(137,858)	$—	$—	$4,308,956	$(137,858)
Mortgage-backed securities - residential	13,219,302	(260,054)	1,270,569	(50,497)	14,489,871	(310,551)
Total	$17,528,258	$(397,912)	$1,270,569	$(50,497)	$18,798,827	$(448,409)

As of December 31, 2013, two individual securities available for sale were in a continuous loss position for twelve months or more. The Company has reviewed these investment securities in accordance with its accounting policy for other than temporary impairment and believes, based on industry analyst reports and credit ratings, that the deteriorations in value, as of December 31, 2013, were attributable to changes in market interest rates, and not due to the specific credit quality of the issuer. The unrealized losses are considered temporary because the security issuers carry an acceptable credit profile and the repayment sources of principal and interest are government backed. The Company has the ability and intent to hold these securities until such time as the value recovers or the securities mature.

The amortized cost and estimated fair value of investment securities at December 31, 2014, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Available for sale
Due in one year or less	—	—
Due from one year to five years	—	—
Due from five to ten years	3,165,203	3,459,275
Due after ten years	$—	$—
Mortgage-backed securities - residential	21,120,101	21,377,350
	$24,285,304	$24,836,625

Securities were pledged to secure public deposits and Federal Home Loan Bank borrowings with an amortized cost and fair value of $10,247,000 and $10,596,000, respectively, as of December 31, 2014 and $14,604,000 and $14,624,000, respectively, as of December 31, 2013.  Pledged securities may not be sold without first pledging replacement securities and obtaining consent of the party to whom the securities are pledged.

Gains and losses on sales of securities available for sale consist of the following:

	For the years ended December 31,
	2014	2013
Gross gains on sales of securities	$247,560	$119,376
Gross losses on sales of securities	(31,607)	—
Net realized gains on sales of securities available for sale	$215,953	$119,376

F-16

Notes to Consolidated Financial Statements

Note 3. Loans and Allowance for Loan Losses

The composition of loans is summarized as follows:

	December 31,
	2014	2013
Commercial and financial	$13,267,236	$12,463,122
Agricultural	3,747	852
Real estate – construction, commercial	24,420,805	22,958,615
Real estate – construction, residential	9,356,855	9,356,006
Real estate – mortgage, commercial	97,704,811	98,710,146
Real estate – mortgage, residential	126,418,534	99,669,408
Real estate – mortgage, farmland	263,847	—
Consumer installment loans	1,320,835	1,384,876
Gross loans, net of unearned income	272,756,670	244,543,025
Less: Allowance for loan losses	4,828,899	4,273,099
Net loans	$267,927,771	$240,269,926

The Bank grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade areas of Beaufort County, South Carolina, and Nassau County, Florida. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

A loan is considered impaired, in accordance with the impairment accounting guidance (FASB ASC 310-10-35-16), when, based on current information and events, it is probable that the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Additionally, recent FASB guidance requires that by definition, all loans classified as troubled debt restructurings must also be classified as impaired. In cases where management believes a restructured loan will return all amounts due under the restructured loan terms, and those terms do not include the loss of any portion of the original principal balance, restructured loans are not internally classified, monitored or managed as impaired loans. Accordingly, GAAP reporting requirements result in a higher level of loans classified as impaired than are considered as impaired by management. Impaired loans as defined by GAAP are summarized as follows:

	December 31, 2014
(In thousands)	Recorded Investment	Unpaid Principal Balance	Recorded Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial, financial & agricultural	$—	$—	$—	$—	$—
Real Estate - construction	39	383	—	39	—
Real estate - mortgage	5,351	5,623	—	5,676	224
With an allowance recorded:
Commercial, financial & agricultural	91	91	53	280	11
Real Estate - construction	—	—	—	—	—
Real estate - mortgage	3,453	3,541	704	4,401	134
Total impaired loans:
Commercial, financial & agricultural	$91	$91	$53	$280	$11
Real Estate - construction	$39	$383	$—	$39	$—
Real estate - mortgage	$8,804	$9,164	$704	$10,077	$358

As of December 31, 2014, there are six restructured loans with a recorded investment of $3,554,000 included in the impaired loans table above, as required by GAAP, that management has not internally classified as impaired. These loans are performing in accordance with their restructured terms such that we expect to recover all loan principal and interest, however, these loans meet the GAAP definition of a TDR.

F-17

Notes to Consolidated Financial Statements

Note 3. Loans and Allowance for Loan Losses (Continued)

	December 31, 2013
(In thousands)	Recorded Investment	Unpaid Principal Balance	Recorded Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial, financial & agricultural	$—	$—	$—	$—	$—
Real Estate - construction	737	1,081	—	720	46
Real estate - mortgage	6,217	6,677	—	6,247	254
With an allowance recorded:
Commercial, financial & agricultural	—	—	—	—	—
Real Estate - construction	19	19	1	19	—
Real estate - mortgage	2,066	2,066	370	2,043	51
Total impaired loans:
Commercial, financial & agricultural	$—	$—	$—	$—	$—
Real Estate - construction	$756	$1,100	$1	$739	$46
Real estate - mortgage	$8,283	$8,743	$370	$8,290	$305

As of December 31, 2013, there are eight restructured loans with a recorded investment of $4,352,000 included in the impaired loans table above, as required by GAAP, that management has not internally classified as impaired. These loans are performing in accordance with their restructured terms such that we expect to recover all loan principal and interest, however, these loans meet the GAAP definition of a TDR.

Loans exhibiting one or more of the following attributes are placed on a nonaccrual status:

a.)	Principal and/or interest is 90 days or more delinquent, unless the obligation is (i) well secured by collateral with a realizable value sufficient to discharge the debt including accrued interest in full, and (ii) in the process of collection, which is reasonably expected to result in repayment of the debt or in its restoration to a current status.
b.)	A borrower’s financial condition has deteriorated to such an extent, or some condition exists, that makes collection of interest and/or principal in full unlikely in management’s opinion.
c.)	Foreclosure or legal action has been initiated as a result of default by the borrower on the terms of the debt.

The following is a summary of current, past due and nonaccrual loans:

	December 31, 2014
(In thousands)	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days Past Due & Accruing	Nonaccrual	Total Past Due & Nonaccrual	Current Loans	Total Loans
Commercial and financial	$7	$—	$—	$91	$98	$13,169	$13,267
Agricultural	—	—	—	—	—	4	4
Real estate – construction, commercial	451	—	—	210	661	23,760	24,421
Real estate – construction, residential	54	—	—	—	54	9,303	9,357
Real estate – mortgage, commercial	—	—	—	2,555	2,555	95,150	97,705
Real estate – mortgage, residential	294	—	—	1,474	1,768	124,650	126,418
Real estate – mortgage, farmland	—	—	—	—	—	264	264
Consumer installment loans	—	—	—	—	—	1,321	1,321
	$806	$—	$—	$4,330	$5,136	$267,621	$272,757

F-18

Notes to Consolidated Financial Statements

Note 3. Loans and Allowance for Loan Losses (Continued)

	December 31, 2013
(In thousands)	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days Past Due & Accruing	Nonaccrual	Total Past Due & Nonaccrual	Current Loans	Total Loans
Commercial and financial	$—	$—	$—	$12	$12	$12,451	$12,463
Agricultural	—	—	—	—	—	1	1
Real estate – construction, commercial	—	—	—	39	39	22,920	22,959
Real estate – construction, residential	—	—	—	19	19	9,337	9,356
Real estate – mortgage, commercial	170	615	—	1,153	1,938	96,772	98,710
Real estate – mortgage, residential	—	—	—	893	893	98,776	99,669
Real estate – mortgage, farmland	—	—	—	—	—	—	—
Consumer installment loans	—	—	—	—	—	1,385	1,385
	$170	$615	$—	$2,116	$2,901	$241,642	$244,543

Management evaluates all loan relationships periodically in order to assess the financial strength of the borrower and the value of any underlying collateral.  Based on the results of these evaluations, management will assign internal loan classifications to designate the relative strength of the credit. The internal grades used are Pass, Special Mention, and Substandard. Within the Pass classification, there are sub grades that range from High to Acceptable, all of which indicate that the loan is expected to continue to perform in accordance with its terms. Loans with potential weaknesses that deserve management’s close attention are classified as Special Mention. If the potential weakness in a Special Mention loan was to go uncorrected, it could result in deteriorating prospects for continued loan performance at some future date; however, the loan is not currently adversely classified. The Substandard classification is assigned to loans that are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. These loans have a well-defined weakness that jeopardizes the payment of the debt or the liquidation of the collateral securing the debt, and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Loans classified as Special Mention or Substandard are subject to increased monitoring by management.  This typically includes frequent contact with the borrower to actively manage the borrowing relationship as needed to rehabilitate or mitigate the weakness, or potential weakness, identified.  At December 31, 2014, the Company had $9,741,000 in loans that were internally classified as Special Mention or Substandard, of which $5,650,000, or 58%, were either current or less than 30 days past due.  At December 31, 2013, the Company had $9,890,000 in loans that were internally classified as Special Mention or Substandard, of which $7,949,000, or 80%, were either current or less than 30 days past due.

A summary of loan credit quality is presented below:

(In thousands)	December 31, 2014
	Pass	Special Mention	Substandard	Total
Commercial and financial	$12,056	$1,100	$111	$13,267
Agricultural	4	—	—	4
Real estate – construction, commercial	23,759	452	210	24,421
Real estate – construction, residential	9,357	—	—	9,357
Real estate – mortgage, commercial	92,949	2,128	2,628	97,705
Real estate – mortgage, residential	123,308	1,579	1,531	126,418
Real estate – mortgage, farmland	264	—	—	264
Consumer installment loans	1,319	—	2	1,321
	$263,016	$5,259	$4,482	$272,757

F-19

Notes to Consolidated Financial Statements

Note 3. Loans and Allowance for Loan Losses (Continued)

(In thousands)	December 31, 2013
	Pass	Special Mention	Substandard	Total
Commercial and financial	$11,412	$1,017	$34	$12,463
Agricultural	1	—	—	1
Real estate – construction, commercial	21,253	—	1,706	22,959
Real estate – construction, residential	9,337	—	19	9,356
Real estate – mortgage, commercial	93,659	514	4,537	98,710
Real estate – mortgage, residential	97,613	991	1,065	99,669
Real estate – mortgage, farmland	—	—	—	—
Consumer installment loans	1,378	2	5	1,385
	$234,653	$2,524	$7,366	$244,543

Risk Elements in the Loan Portfolio

The following is a summary of risk elements in the loan portfolio:

	Loans with Interest Only Payments
(In thousands)	December 31, 2014		December 31, 2013
Commercial and financial	$3,247	8%	$3,310	10%
Agricultural	4	––%	—	––%
Real estate – construction, commercial	9,070	21%	8,974	26%
Real estate – construction, residential	4,857	11%	2,635	8%
Real estate – mortgage, commercial	5,442	13%	5,673	16%
Real estate – mortgage, residential	19,719	47%	13,593	40%
Consumer installment loans	81	––%	49	––%
	$42,420		$34,234

As shown above, the Bank has a moderate concentration of interest only loans in the portfolio, and such loans are generally regarded as carrying a higher risk profile than fully amortizing loans. It is important to note that none of the interest only loans in the portfolio allow negative amortization, nor does the Bank have any loans with capitalized interest reserves.

Management also monitors and evaluates several other loan portfolio characteristics at a total portfolio level rather than by major loan category. These characteristics include:

Junior Liens – Loans secured by liens in subordinate positions tend to have a higher risk profile than loans secured by liens in the first or senior position. At December 31, 2014, the Company held $17,681,000 of loans secured by junior liens which represents approximately 6.5% of the total net portfolio of loans. At December 31, 2013, the Company held $17,780,000 of loans secured by junior liens, which represented approximately 7.3% of the total net loan portfolio.

High Loan to Value Ratios – Typically the Company will not originate a new loan with a loan to value (LTV) ratio in excess of 100%. However, declines in collateral values can result in the case of an existing loan renewal with an LTV ratio in excess of 100% based on the current appraised value of the collateral. In such cases the borrower may be asked to pledge additional collateral or to renew the loan for a lesser amount. If the borrower lacks the ability to pay down the loan or provide additional collateral, but has the ability to continue to service the debt, the loan will be renewed with an LTV ratio in excess of 100%. At December 31, 2014, the loan portfolio included 59 loans with an aggregate balance of $20,053,000, or 7.4% of the net loan portfolio, with LTV ratios in excess of 100%. At December 31, 2013 the loan portfolio included 65 loans with an aggregate balance of $24,231,000, or 9.9% of the net loan portfolio, with LTV ratios in excess of 100%.

F-20

Notes to Consolidated Financial Statements

Note 3. Loans and Allowance for Loan Losses (Continued)

Restructured Loans – The following table provides a summary of all loans that are currently designated as restructured.

	December 31, 2014			December 31, 2013
Troubled debt restructurings	Number of loans	Recorded Investment	Unpaid Principal Balance	Number of loans	Recorded Investment	Unpaid Principal Balance
Real estate – construction	—	$—	$—	1	$698,020	$698,020
Real estate – mortgage	12	6,659,886	7,018,289	12	6,211,822	6,557,725
Total troubled debt restructurings	12	$6,659,886	$7,018,289	13	$6,909,842	$7,255,745

The following tables provide the payment status and impact on the allowance for loan losses as of December 31, 2014 and December 31, 2013 of all loans that were restructured in the twelve month periods ending on those respective dates.

	Troubled-Debt Restructurings
	Number of loans	Recorded Investment	Impact on the Allowance for Loan Losses
December 31, 2014:
Restructured loans less than 30 days past due
Real estate – mortgage	1	$730,932	$—
Total restructured loans less than 30 days past due	1	$730,932	$—
Restructured loans 30 days or more past due
Total restructured loans 30 days or more past due	—	$—	$—
Restructured loans on nonaccrual
Total restructured loans on nonaccrual	—	$—	$—

	Troubled-Debt Restructurings
	Number of loans	Recorded Investment	Impact on the Allowance for Loan Losses
December 31, 2013:
Restructured loans less than 30 days past due
Real estate – mortgage	1	$395,663	$—
Total restructured loans less than 30 days past due	1	$395,663	$—
Restructured loans 30 days or more past due
Total restructured loans 30 days or more past due	—	$—	$—
Restructured loans on nonaccrual
Total restructured loans on nonaccrual	—	$—	$—

Loans modified in a Troubled-Debt Restructuring (the “TDR”) are closely monitored for delinquency as an early indicator of possible future default. If loans modified in a TDR subsequently default, the Company evaluates the loan for possible further impairment. The allowance for loan losses may be increased, adjustments may be made in the allocation of the allowance for loan losses, or partial charge-offs may be taken to further write-down the carrying value of the loan. During the years ending December 31, 2014 and December 31, 2013 there were no such defaults of TDR loans. The Company has no commitments to lend additional funds to any of the related debtors whose terms have been modified in a TDR.

F-21

Notes to Consolidated Financial Statements

Note 3. Loans and Allowance for Loan Losses (Continued)

Management has established an allowance for loan losses through a provision for loan losses charged to expense on the statement of earnings. Additions to the allowance for loan losses are made periodically to maintain the allowance at an appropriate level based on management’s analysis of the potential risk in the loan portfolio. The allowance for loan losses represents an amount, which is believed to be adequate to absorb probable losses on existing loans that may become uncollectible. Management’s judgment as to the adequacy of the allowance for loan losses is based upon a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove to be accurate. To the extent that the recovery of loan balances has become collateral dependent, the Bank obtains appraisals not less than annually, and then reduces these appraised values by the amount estimated for selling and holding costs to determine the liquidated value. Any shortfall between the liquidated value and the loan balance is charged against the allowance for loan losses in the month the related appraisal was received. Losses will undoubtedly vary from management estimates, and there is a possibility that charge-offs can reduce this allowance. Management’s determination of the allowance for loan losses is based on evaluations of the collectability of loans, including consideration of factors such as the balance of impaired loans, the quality, mix, and size of the overall loan portfolio, economic conditions that may affect the borrower’s ability to repay, commercial and residential real estate market trends, the amount and quality of collateral securing the loans, the Bank’s historical loan loss experience, and a review of specific problem loans. Management also considers subjective issues such as changes in the lending policies and procedures, changes in the local/national economy, changes in volume or type of credits, changes in volume/severity of problem loans, quality of loan review and board of director oversight, concentrations of credit, and peer group comparisons.

An analysis of the activity in the allowance for loan losses is presented below:

	For the years ended December 31,
	2014	2013
Balance, beginning of year	$4,273,099	$4,679,154
Provision for loan losses	1,218,300	341,612
Loans charged off	(1,059,602)	(1,338,321)
Recoveries of loans previously charged off	397,102	590,654
Balance, end of year	$4,828,899	$4,273,099

The following tables provide additional information concerning changes to the allowance for loan losses within major loan categories:

	For the year ended December 31, 2014
(In thousands)	Commercial, Financial & Agricultural	Real Estate - Construction	Real Estate - Mortgage	Consumer	Unallocated	Total
Allowance balance, beginning of year	$593	$698	$2,344	$35	$603	$4,273
Loans charged off	(177)	(1)	(746)	(135)	—	(1,059)
Recoveries	119	25	235	18	—	397
Provision for loan losses	120	(234)	1,080	128	124	1,218
Allowance balance, end of period	$655	$488	$2,913	$46	$727	$4,829

Allowance for loans individually evaluated for impairment	53	—	704	—	—	757
Allowance for loans collectively evaluated for impairment	602	488	2,209	46	727	4,072
Total allowance for loan losses	655	488	2,913	46	727	4,829
Loans individually evaluated for impairment	91	39	8,804	—	—	8,934
Loans collectively evaluated for impairment	13,180	33,739	215,583	1,321	—	263,823
Total loans	$13,271	$33,778	$224,387	$1,321	$—	$272,757

F-22

Notes to Consolidated Financial Statements

Note 3. Loans and Allowance for Loan Losses (Continued)

	For the year ended December 31, 2013
(In thousands)	Commercial, Financial & Agricultural	Real Estate - Construction	Real Estate - Mortgage	Consumer	Unallocated	Total
Allowance balance, beginning of year	$603	$725	$3,067	$20	$264	$4,679
Loans charged off	(42)	(434)	(862)	—	—	(1,338)
Recoveries	67	450	65	8	—	590
Provision for loan losses	(35)	(43)	74	7	339	342
Allowance balance, end of period	$593	$698	$2,344	$35	$603	$4,273

Allowance for loans individually evaluated for impairment	—	1	370	—	—	371
Allowance for loans collectively evaluated for impairment	593	697	1,974	35	603	3,902
Total allowance for loan losses	593	698	2,344	35	603	4,273
Loans individually evaluated for impairment	—	756	8,283	—	—	9,039
Loans collectively evaluated for impairment	12,464	31,559	190,096	1,385	—	235,504
Total loans	$12,464	$32,315	$198,379	$1,385	$—	$244,543

In the ordinary course of business, the Company has granted loans to certain directors, executive officers and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related-party loans are summarized as follows:

	For the years ended December 31,
	2014	2013
Balance, beginning of year	$2,832,449	$4,508,297
Advances	801,848	352,483
Repayments	(586,825)	(2,028,331)
Balance, end of year	$3,047,472	$2,832,449

Note 4. Premises and Equipment

Premises and equipment are summarized as follows:

	December 31,
	2014	2013
Land	$3,631,015	$3,648,350
Building	4,694,276	4,666,769
Furniture and equipment	3,423,654	3,350,849
	11,748,945	11,665,968
Less accumulated depreciation	(4,511,762)	(4,127,791)
	$7,237,183	$7,538,177

Depreciation expense totaled $428,000 for the year ended December 31, 2014 and $461,000 for the year ended December 31, 2013.

In 2013, the Bank extended an existing lease for rental space for a wholesale mortgage office in Atlanta, Georgia for an additional three years. In 2013, the Bank entered into a four-year lease for rental space for a retail mortgage office in Charlotte, North Carolina.

The Bank also has operating leases for rental space for each of the retail residential mortgage loan production offices. Each of these leases is cancelable at any time, or transferable upon disassociation with the Bank.

F-23

Notes to Consolidated Financial Statements

Note 4. Premises and Equipment (Continued)

At December 31, 2014, future minimum lease payments under the non-cancelable operating leases with initial or remaining terms of one year or more are as follows:

2015	$475,094
2016	328,324
2017	12,440
$815,858

Total rental expense amounted to $1,044,000 and $1,033,000 for the years ended December 31, 2014 and 2013, respectively, under both cancelable and non-cancelable operating leases.

Note 5. Other Real Estate Owned

A summary of other real estate owned is presented as follows:

	Years ended December 31,
	2014	2013
Balance, beginning of year	$11,544,720	$13,520,752
Additions	1,534,574	6,387,203
Disposals	(4,929,510)	(6,494,848)
Valuation write downs and losses on sales	(827,380)	(1,868,387)
Balance, end of year	$7,322,404	$11,544,720

Expenses related to other real estate owned include the following:

	Years ended December 31,
	2014	2013
Net loss on sales of real estate	$477,344	$633,766
Valuation write downs	350,036	1,234,621
Operating expenses	399,648	665,069
Total expenses related to other real estate owned	$1,227,028	$2,533,456

The Bank’s special asset group is charged with the administration and liquidation of other real estate owned. Our approach has been to manage each property individually in such a way as to maximize our net proceeds upon sale. Management continues to evaluate other methods to liquidate these properties more quickly, but such methods typically result in a much lower recovery relative to the original loan amount. Management attempts to balance the desire to aggressively drive down the level of nonperforming assets with the objective to maximize recovery levels from liquidation of these assets.

Note 6. SBA Loan Servicing Rights

Following is a summary of information related to SBA loan servicing rights:

	December 31,
	2014	2013
Loan servicing rights
Balance at beginning of period	$1,432,976	$880,932
Additions	532,450	742,647
Amortization	(306,720)	(190,603)
Net carrying amount	$1,658,706	$1,432,976

F-24

Notes to Consolidated Financial Statements

Note 6. SBA Loan Servicing Rights (Continued)

Loan Servicing Rights (LSR) are initially booked at an estimated original fair value during the current quarter. At quarter end the estimated original fair value is determined by an independent evaluation at loan level detail, less accumulated amortization with any resulting adjustment to SBA loan income. Amortization is recorded over the expected life of the loan as a component of SBA loan income. Under the amortization method, loan servicing rights are amortized in proportion to, and over the period of, estimated servicing income. In the event a loan pays off prior to the expected life, the full remaining balance of the related LSR is charged off. The LSR asset is evaluated for impairment at the end of each quarter, by obtaining a current fair value from an independent third party. For the period ended December 31, 2014, the carrying value of the SBA LSRs was $1,659,000 and the fair value of the SBA LSRs was $1,970,000. As of December 31, 2013, the carrying value of the SBA LSRs was $1,433,000 and the fair value of the SBA LSRs was $1,656,000. As a result of the quarterly independent valuation process, no valuation allowance was required at either period end. The related balance of SBA loans participated and serviced for others was $82,474,000 at December 31, 2014 and $67,185,000 at December 31, 2013.

The fair value of loan servicing rights typically rises as market interest rates increase and declines as market interest rates decrease; however, the extent to which this occurs depends in part on (1) the magnitude of changes in market interest rates, and (2) the differential between the then current market interest rates for mortgage loans and the mortgage interest rates included in the loan-servicing portfolio. Since sales of mortgage servicing rights tend to occur in private transactions and the precise terms and conditions of the sales are typically not readily available, there is a limited market to refer to in determining the fair value of loan servicing rights. As such, like other participants in the SBA loan servicing business, we determine value of loan servicing rights by estimating the present value of the future income stream attained from all of the servicing related cash flows. The value is the sum on the present value of these future income streams, which is impacted by assumptions on prepayment speeds, age and type of the underlying mortgage, and the rate at which these cash flows are discounted. The present value of the portfolio’s expected stream of future cash flows is determined through a loan level analysis utilizing assumptions that would be used by other market participants. The valuation incorporates a five step process. Three income elements that include servicing value, remittance value, and additional income are determined as a present value of the respective estimated cash flows from each loan. Finally, the servicing cost, also expressed as a dollar amount per loan, is valued. The net servicing value for each loan is then determined by subtracting the servicing cost from the three income values.

Note 7. Deposits

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2014 and 2013 was $76,876,000 and $85,947,000, respectively. The Bank held $13,840,000 and $7,610,000 in brokered deposits included in time deposits as of December 31, 2014 and 2013, respectively.

The scheduled maturities of time deposits at December 31, 2014 are as follows:

2015	$98,469,576
2016	20,132,755
2017	7,334,829
2018	1,684,106
2019	851,435
$128,472,701

At December 31, 2014 and 2013, overdraft demand deposits reclassified to loans totaled $118,131 and $12,194, respectively.

F-25

Notes to Consolidated Financial Statements

Note 8. Employee Benefit Plans

The Company sponsors the Coastal Banking Company Inc. 401(k) Profit Sharing Plan & Trust (the “Plan”) for the benefit of all eligible employees. All full-time and part-time employees are eligible to participate in the Plan provided they have met the eligibility requirements. Contributions may begin after 30 days of employment. Part-time employees must work a minimum of 1,000 hours per year to be eligible. The Plan allows a participant to defer a portion of his compensation and provides that the Company will match a portion of the deferred compensation. Company matched contributions are vested over a five year period. The Company contributes to the Plan annually. Contributions made to the Plan in 2014 and 2013 totaled $460,652 and $301,516, respectively.

On February 27, 2013 the Board of Directors approved the adoption of the Coastal Banking Company Employee Stock Purchase Plan (the “Stock Purchase Plan”) effective April 1, 2013, and set aside 250,000 shares of common stock for issuance under the Stock Purchase Plan. The Stock Purchase Plan allows eligible full time employees to direct an after-tax deduction from their pay to be accumulated and disbursed once per quarter to purchase newly issued common stock in the Company at a 5% discount to fair market value on the final day of each calendar quarter. Total shares purchased through the Stock Purchase Plan were 15,828 shares for the year ended December 31, 2014 and 12,868 shares for the year ending December 31, 2013. The 5% discount to fair market value is considered compensation cost to the Company and it totaled $6,005 for the year ended December 31, 2014, and $4,751 for the year ended December 31, 2013.

Note 9. Deferred Compensation Plans

The Company adopted a deferred compensation arrangement in 2004 that provides a defined benefit payable to executive officers upon retirement or reaching a specific age. This benefit is held in trust and, therefore, the Company does not carry a liability related to the plan. The Company made annual contributions to the plan of $34,000 and $92,000 in 2013 and 2014, respectively. The remaining liability to the trust is approximately $58,000 and is due prior to October 2015.

The Company adopted a deferred compensation arrangement in 2009 that provides a defined benefit payable monthly for 15 years to executive officers upon reaching the age of 68.  The Company funds this benefit from its investment in life insurance policies on participating executive officers.  Accrued benefits under this plan are included in other liabilities, and were $246,172 and $202,730 at December 31, 2014 and 2013, respectively.

Note 10. Other Borrowings

Other borrowings consist of the following FHLB advances.

		FHLB Advances Outstanding December 31, 2014
Type advance	Balance	Interest rate	Maturity date	Convertible date
Fixed rate	$10,000,000	0.18%	January 5, 2015
Fixed rate	5,000,000	0.23%	January 26, 2015
Fixed rate	10,000,000	0.20%	January 28, 2015
Fixed rate	5,000,000	0.20%	January 28, 2015
Fixed rate	10,000,000	0.19%	January 28, 2015
Fixed rate	5,000,000	2.09%	August 10, 2015
Fixed rate	5,000,000	1.95%	August 9, 2016
Fixed rate	2,000,000	2.84%	August 9, 2017
Convertible fixed rate advance	2,000,000	3.69%	September 7, 2017	March 7, 2015
Fixed rate	3,000,000	2.94%	August 9, 2018
Variable rate overnight advance	26,500,000	0.36%
Total	$83,500,000	0.71%

F-26

Notes to Consolidated Financial Statements

Note 10. Other Borrowings (Continued)

		FHLB Advances Outstanding December 31, 2013
Type advance	Balance	Interest rate	Maturity date	Convertible date
Fixed rate	$5,000,000	2.09%	August 10, 2015
Fixed rate	5,000,000	1.95%	August 9, 2016
Fixed rate	2,000,000	2.84%	August 9, 2017
Convertible fixed rate advance	2,000,000	3.69%	September 7, 2017	March 7, 2014
Fixed rate	3,000,000	2.94%	August 9, 2018
Variable rate overnight advance	19,350,000	0.36%
Total	$36,350,000	1.35%

The Bank maintains relationships with correspondent banks that can provide funds on short notice, if needed. Presently, the Bank has arrangements with commercial banks for short term unsecured advances of overnight borrowings of up to $34,000,000, in addition to up to $4,000,000 available for day light overdraft. The Bank also has reverse repurchase accommodations with a term of up to one month for a maximum advance of $25,000,000 limited by the amount of eligible securities pledged, which was $11,427,000 at December 31, 2014. The reverse repurchase agreements are committed borrowing facilities granted by other commercial banks and are secured by securities in the Bank’s investment portfolio.

At December 31, 2014 the Bank has pledged $104,651,000 of its portfolio loans and loans available for sale to the FHLB and can borrow up to $92,789,000 on such collateral. The Bank has also pledged $43,711,000 of its portfolio loans to the Federal Reserve Bank of Atlanta at December 31, 2014 and can borrow up to $25,286,000 on such collateral at the Discount Window. At December 31, 2013, the Bank pledged $105,824,000 of its portfolio loans to FHLB and could borrow up to $76,992,000 on such collateral. The Bank had also pledged $41,203,000 of its portfolio loans to the Federal Reserve Bank of Atlanta at December 31, 2013 and could borrow up to $29,909,000 on such collateral at the Discount Window.

During the second quarter of 2013, the Bank requested and obtained a $1 million letter of credit from the FHLB to be issued in favor of Wells Fargo Bank, a major purchaser of the Bank’s mortgage loans available for sale. While this letter of credit had no impact on the level of borrowings outstanding, it is collateralized by loans and securities pledged to the FHLB, and as such it has reduced the Bank’s borrowing capacity with the FHLB by $1 million. During 2014 the level of loans sold to Wells Fargo Bank declined and so the letter of credit was released and not reissued in 2014.

F-27

Notes to Consolidated Financial Statements

Note 11. Income Taxes

The components of income tax expense (benefits) are as follows:

	For the years ended December 31,
	2014	2013
Currently payable	$1,049,025	$(120,119)
Deferred tax benefit	588,335	764,172
Change in valuation allowance	—	(994,833)
	$1,637,360	$(350,780)

The Company’s income tax expense (benefits) differ from the amounts computed by applying the federal income tax statutory rates to income (loss) before income taxes. A reconciliation of the differences is as follows:

	For the years ended December 31,
	2014	2013
Tax at federal income tax rate	$1,620,072	$420,383
Increase (decrease) resulting from:
Deferred tax valuation allowance	—	(994,833)
Tax exempt interest	(69,543)	(81,956)
Other	86,831	305,626
	$1,637,360	$(350,780)

Net deferred tax assets are included in other assets. The components of deferred income taxes are as follows:

	December 31,
	2014	2013
Deferred income tax assets:
Net operating losses	$—	$261,040
Loan loss reserves	509,577	95,354
Other real estate owned	284,972	521,625
Other	628,316	1,015,899
Unrealized loss on securities available for sale	—	61,087
Total deferred tax assets	1,422,865	1,955,005

Deferred income tax liabilities:
Deferred loan costs	527,586	300,166
Depreciation and amortization	119,026	152,664
Intangible assets	22,439	39,864
Unrealized gain on securities available for sale	187,449	—
Total deferred tax liabilities	856,500	492,694

Net deferred tax asset	$566,365	$1,462,311

The federal income tax returns of the Company for 2014, 2013, and 2012 are subject to examination by the IRS, generally for three years after they were filed.

F-28

Notes to Consolidated Financial Statements

Note 12. Junior Subordinated Debentures

In May 2004, Coastal Banking Company Statutory Trust I (the “Trust I”) (a non-consolidated subsidiary) issued $3,000,000 of floating rate trust preferred securities with a maturity of July 23, 2034. The Company received from the Trust I the $3,000,000 proceeds from the issuance of securities and the $93,000 initial proceeds from the capital investment in the Trust I, and accordingly has shown the funds due to the Trust I as $3,093,000 junior subordinated debentures.

All of the common securities of the Trust I are owned by the Company. The proceeds from the issuance of the trust preferred securities were used by the Trust I to purchase $3,093,000 of junior subordinated debentures of the Company, which carry a floating rate equal to the 3-month LIBOR plus 2.75%. At December 31, 2014, this rate was 2.98%. The proceeds received by the Company from the sale of the junior subordinated debentures were used to strengthen the capital position of the Bank and to accommodate current and future growth. The current regulatory rules allow certain amounts of junior subordinated debentures to be included in the calculation of regulatory capital, and have been included in the Tier I calculation accordingly. The debentures and related accrued interest represent the sole assets of the Trust.

The trust preferred securities accrue and pay distributions quarterly, equal to 3-month LIBOR plus 2.75% per annum of the stated liquidation value of $1,000 per capital security. The Company has entered into contractual arrangements which, taken collectively, fully and unconditionally guarantee payment of: (i) accrued and unpaid distributions required to be paid on the trust preferred securities; (ii) the redemption price with respect to any trust preferred securities called for redemption by the Trust I, and (iii) payments due upon a voluntary or involuntary dissolution, winding up, or liquidation of the Trust I.

The trust preferred securities must be redeemed upon maturity of the debentures on July 23, 2034, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by the Trust I in whole or in part, on or after July 23, 2009. As specified in the indenture, if the debentures are redeemed prior to maturity, the redemption price will be the unpaid principal amount, plus any accrued unpaid interest.

In June 2006, Coastal Banking Company Statutory Trust II (the “Trust II”) (a non-consolidated subsidiary) issued $4,000,000 of fixed to floating rate trust preferred securities with a maturity of September 30, 2036. The Company received from the Trust II the $4,000,000 proceeds from the issuance of securities and the $124,000 initial proceeds from the capital investment in the Trust II, and accordingly has shown the funds due to the Trust II as $4,124,000 junior subordinated debentures.

All of the common securities of the Trust II are owned by the Company. The proceeds from the issuance of the trust preferred securities were used by the Trust II to purchase $4,124,000 of junior subordinated debentures of the Company, which carried a fixed rate of 7.18% until September 30, 2011 and a floating rate equal to the 3-month LIBOR plus 1.60%, adjusted quarterly thereafter. At December 31, 2014, this rate was 1.83%. The proceeds received by the Company from the sale of the junior subordinated debentures were used to strengthen the capital position of the Bank and to accommodate current and future growth. The current regulatory rules allow certain amounts of junior subordinated debentures to be included in the calculation of regulatory capital, and have been included in the Tier I calculation accordingly. The debentures and related accrued interest represent the sole assets of the Trust II.

The trust preferred securities accrue and pay distributions quarterly, equal to 3-month LIBOR plus 1.60% per annum of the stated liquidation value of $1,000 per capital security. The Company has entered into contractual arrangements which, taken collectively, fully and unconditionally guarantee payment of: (i) accrued and unpaid distributions required to be paid on the trust preferred securities; (ii) the redemption price with respect to any trust preferred securities called for redemption by the Trust II, and (iii) payments due upon a voluntary or involuntary dissolution, winding up, or liquidation of the Trust II.

The trust preferred securities must be redeemed upon maturity of the debentures on September 30, 2036, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by the Trust II in whole or in part, on or after September 30, 2011. As specified in the indenture, if the debentures are redeemed prior to maturity, the redemption price will be the unpaid principal amount, plus any accrued unpaid interest.

F-29

Notes to Consolidated Financial Statements

Note 13. Stock Based Compensation

The Company adopted a Stock Incentive Plan in 2000 (the “2000 Plan”) which currently authorizes 397,684 shares of the Company’s common stock for issuance under the 2000 Plan. The 2000 Plan provides for the total number of shares authorized for issuance under the 2000 Plan to be increased upon the issuance of new shares by the Company by an amount equal to the difference between 15% of the total outstanding shares after the issuance of the new shares and the number of shares authorized for issuance prior to the issuance of the new shares. The 2000 Plan is administered by the Board of Directors and provides for the granting of options to purchase shares of common stock to officers, directors, employees or consultants of the Company and Bank. The exercise price of each option granted under the 2000 Plan will not be less than the fair market value of the shares of common stock subject to the option on the date of grant as determined by the Board of Directors. Options are exercisable in whole or in part upon such terms as may be determined by the Board of Directors, and are exercisable no later than ten years after the date of grant. Options granted under the 2000 Plan generally vest over a five-year vesting period. Pursuant to the 2000 Plan, no incentive stock option may be granted more than ten years after February 15, 2000, the effective date of the 2000 Plan. As of December 31, 2014, there were 119,416 shares available for grant under this plan as non-qualified stock options.

Additionally, the Company assumed the outstanding options under the 1999 First Capital Bank Holding Corporation Stock Option Plan (the “First Capital Plan”) in connection with the merger of First Capital Bank Holding Company with and into the Company on October 1, 2005. As a result of the merger, each outstanding option under the First Capital Plan was converted into an option to purchase Coastal Banking Company, Inc. common stock. Coastal assumed and maintains the First Capital Plan solely to administer the options that were outstanding as of the effective time of the merger. As of the effective time of the merger, the Company elected to discontinue the issuance of options under the First Capital Plan and there are presently no outstanding options under the plan.

On August 24, 2011, the Company granted a restricted stock award to Michael G. Sanchez, Chief Executive Officer, for 6,500 shares of the Company’s common stock.  The restricted stock vested and was issued in quarterly installments from the issue date to August 24, 2013. The restricted stock was granted to Mr. Sanchez as compensation for his service to the Company. The ultimate cost to the Company from this grant was $14,300, and was expensed between August 24, 2011 and August 24, 2013.

On May 26, 2010, the Company granted a restricted stock award to Michael G. Sanchez, Chief Executive Officer, for 20,000 shares of the Company’s common stock.  The restricted stock vests and becomes transferable on the later of the date when the Company has fully repaid all obligations under the TARP Capital Purchase Program or the two year anniversary date of the grant date of the restricted stock.  The restricted stock was granted to Mr. Sanchez as compensation for his service to the Company. The ultimate cost to the Company from this grant was $68,000, and was expensed between May 26, 2010 and May 26, 2012.

On May 26, 2010, the Company granted non-qualified stock options to all full time employees for a total of 126,000 options. The options vest over a five year period beginning on May 26, 2010. The ultimate cost to the Company from this grant will be impacted by future option forfeitures, but in any case will not exceed $175,492, and will be expensed between May 26, 2010 and the last vesting date of May 26, 2015.

On August 15, 2008, the Board of Directors of Coastal Banking Company approved a reduction in the exercise price of 42,603 incentive stock options that were previously issued and outstanding. The options had been issued to 14 officers and employees of the Company with an average exercise price of $19.26 per share. The new exercise price was $7.50 per share, the market value of the Company's common stock on the day the lower exercise price was set by the Board action. The ultimate full cost to the Company was $63,075, and was expensed over the period beginning on August 15, 2008 and ending on December 31, 2012.

On March 21, 2008, the Company granted a restricted stock award to a former executive officer of the Bank, for 5,000 shares of the Company’s common stock. The restricted stock vested and was issued in five equal annual increments on the anniversary date of the grant date of the restricted stock. The restricted stock was granted as compensation for services provided by the executive officer to the Bank. The ultimate cost to the Company from this grant was $68,750, and was expensed between March 21, 2008 and March 21, 2013.

F-30

Notes to Consolidated Financial Statements

Note 13. Stock Based Compensation (Continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for grants in 2013. No option grants were issued in 2014. Expected volatilities are based on historical volatility of the Company’s stock. The Company has not and does not expect to pay a dividend to common shareholders in the near future. Historical data is used to estimate option exercises and employee terminations within the valuation model. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	For the years ended December 31,
	2014	2013
Weighted average grant date fair value of options granted during the year	$—		$3.93
Assumptions used to estimate fair value:
Risk-free interest rate	—%		1.92%
Dividend yield	—%		0%
Expected volatility	—%		52%
Expected life	—	7 years

Information pertaining to options outstanding at December 31, 2014 is as follows:

Options Outstanding			Options Fully Vested and Exercisable		Options Expected to Vest
Option Shares Outstanding	Average Remaining Life (In Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Number Expected To Vest	Weighted Average Exercise Price
2,100	1.6	$7.50	2,100	$7.50	—	$—
9,975	1.9	7.50	9,975	7.50	—	—
11,619	2.5	19.05	11,619	19.05	—	—
13,650	2.6	7.50	13,650	7.50	—	—
64,120	5.4	3.40	48,090	3.40	16,030	3.40
500	7.1	3.00	200	3.00	300	3.00
60,000	8.2	7.40	12,000	7.40	48,000	7.40
161,964	5.7	$6.65	97,634	$6.83	64,330	$6.38

A summary status of the Company’s stock option as of December 31, 2014 and changes during the year is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding, beginning of year	$242,494	6.33	$6.7	$146,703
Granted during the year	—	—	—	—
Exercised during the year	(20,122)	3.51	—	—
Forfeited or expired during the year	(60,408)	6.41	—	—
Outstanding, end of year	161,964	6.65	5.7	424,269
Options exercisable at year end	97,634	6.83	4.6	326,187

The total intrinsic value of options exercised during the year ended December 31, 2014 was $80,216. The total intrinsic value of options exercised during the year ended December 31, 2013 was $15,834.

It is the Company’s policy to issue new shares for stock option exercises and restricted stock rather than issue treasury shares. The Company recognizes stock-based compensation expense on a straight-line basis over the options’ related vesting term. As of December 31, 2014, there was $157,609 of total unrecognized compensation cost related to nonvested stock-based compensation arrangements granted under the 2000 Plan. That cost is expected to be recognized over a weighted-average period of 2.9 years.

F-31

Notes to Consolidated Financial Statements

Note 14. Commitments and Contingent Liabilities

Loan Commitments

We are a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments consist of commitments to extend credit, standby letters of credit and loans sold with representations and warranties. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are written conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. Our exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the instrument.

Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. We use the same credit policies in making commitments to extend credit as we do for on-balance sheet instruments. Collateral held for commitments to extend credit varies but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.

Loans on one-to-four family residential mortgages originated by us are sold to various other financial institutions with representations and warranties that are usual and customary for the industry. In addition to these representations and warranties, our loan sale contracts define a condition in which the borrower fails to make any one of the first four loan payments within 30 days of the due date as an Early Payment Default (“EPD”). In the event of an EPD occurrence, we are required to return the premium paid by the investor for the loan as well as pay certain administrative fees. In the event of a breach of any of the representations and warranties related to a loan sold, we could be liable for damages to the investor up to and including a “make whole” demand that involves, at the investor’s option, either reimbursing the investor for actual losses incurred on the loan or repurchasing the loan in full. Our maximum exposure to credit loss in the event of a loan repurchase related to a make whole claim would be the unpaid principal balance of the loan to be repurchased along with any premium paid by the investor when the loan was purchased and other minor collection cost reimbursements.

From the September 2007 inception of the mortgage banking division through December 31, 2014, we have sold over 34,000 residential mortgage loans into the secondary market with a principal balance of just over $7.4 billion. From this population of sold loans, the Bank has received notification from purchasers of a total of thirty-three EPD claims or an average of one EPD claim per 971 loans sold. By year of sale vintage, three of these claims were from loans sold in 2008, seven in 2009, three in 2010, one in 2011, eleven in 2012, eight in 2013 and none in 2014. Beyond the initial payment to the purchasers of $169,000 upon receipt of the EPD claims, the maximum remaining exposure under investor claims of a representation and warranty breach would be the difference between the total loan amount and the liquidated value of the underlying collateral. In the case of our thirty-three EPD claims received since the inception of mortgage banking operations, the aggregate loan balance was $6,580,000 and consisted of 33 single family residences. Original loan-to-value ratios ranged from 65% to 98%, and loans with a loan-to-value ratio over 80% have a mortgage insurance policy in place. If repurchase was required in the future, management believes that the potential amount of loss would not be material and that sufficient reserves exist to fully absorb any loss. Management does not anticipate any material credit risk related to potential EPD claims on loans that have been previously sold and are no longer on the Bank’s balance sheet. Because the risk of an EPD claim only exists during the first four payments after a loan is originated, the Bank reports the total of the most recent four months mortgage banking lending volume as off-balance sheet credit risk from EPD claims. As of December 31, 2014, the total off-balance sheet credit risk from EPD claims was $487,236,000.

As discussed above, the representations and warranties in loan sale agreements require that the Bank repurchase loans or indemnify the investors for losses or costs on loans sold under certain limited conditions. Some of these conditions include underwriting errors or omissions, fraud or material misstatements by the borrower in the loan application, or invalid market value on the collateral property due to deficiencies in the appraisal. From the total population of sold loans, in over seven years of operations the Bank has been required to settle sixteen make whole claims or on average one claim per 2,125 loans sold at a total cost of $1,732,000, and has repurchased four loans totaling $1,437,000. Of the four repurchased loans, one has been paid off, and the other three are current and performing in accordance with their loan terms.

F-32

Notes to Consolidated Financial Statements

Note 14. Commitments and Contingent Liabilities (Continued)

Loan Commitments (Continued)

Management has recognized the potential risk from costs related to EPD claims and breaches of representations and warranties made in connection with residential loan sales. During the period from 2009 through 2012 the industry experienced a high level of loan “put backs” to lenders on the basis of representation and warranty breaches. It is noteworthy that the Bank’s loan sale activity began in late 2007 at a time when underwriting requirements had changed and limited documentation conventional (non-government insured) loans were no longer eligible for purchase in the secondary market. Accordingly, the population of conventional loans the Bank has sold was underwritten based on fully documented information. While this will not eliminate all risk of repurchase or indemnification costs, management believes it significantly mitigates that risk as evidenced by the relatively insignificant level of repurchase and indemnification costs incurred to date.

In recognition of risk from potential EPD claims and breaches of representations and warranties, an indemnification reserve has been established and maintained since mortgage banking loan sales began in late 2007 to cover potential costs. Initially we had a limited history of actual costs incurred, so additions to the reserve were made monthly based on a percentage of loan balances sold that month. This approach recognizes that the risk of indemnification costs will rise in relation to the level of loans sold. In August 2013 we evaluated actual loss experience for six years relative to the reserve level and lower new business volume, and based on that analysis the decision was made to suspend further additions to the reserve balance. As a result, the balance of the indemnification reserve was $2,446,000 at December 31, 2013. We updated this evaluation of actual loss experience in September 2014, including a detailed analysis of investor repurchase demands and claims paid over seven years. Based on that updated analysis, management determined that our existing indemnification reserve level should be reduced by $437,000. As a result, the balance of the indemnification reserve at December 31, 2014 was $1,938,000 and based on the Company’s modest historical loss experience and the current level of indemnification claims under review, management believes this level of reserve is adequate for potential exposure in connection with loan sale indemnification or EPD claims.

Management will monitor the reserve level relative to loss experience and business volume levels and may continue the suspension of additions to the reserve or alternatively decide that further additions to the reserve may be appropriate. However, we can provide no assurance that our methodology will not change and that the balance of this indemnification reserve will prove sufficient to cover actual costs in the future.

The Bank’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and loans sold with representations and warranties is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. In most cases, the Bank requires collateral to support financial instruments with credit risk.

The following table summarizes our off-balance-sheet financial instruments whose contract amounts represent credit risk as of December 31, 2014 and 2013:

	December 31,
	2014	2013
Commitments to extend credit	$24,593,000	$21,729,000
Standby letters of credit	$766,000	$742,000
Loans sold with representations and warranties	$487,236,000	$265,154,000

Contingencies

The Company has, from time to time, various lawsuits and claims arising from the conduct of its business. Such items are not expected to have any material adverse effect on the financial position or results of operations of the Company.

F-33

Notes to Consolidated Financial Statements

Note 15. Concentrations of Credit

The Bank makes commercial, residential, construction, agricultural, agribusiness and consumer loans to customers in South Carolina, Florida, and Georgia. The ability of the Company's customers to honor the terms of their loan contracts is dependent on the business economy in the geographical area served by the Bank.

Ninety-one percent of the Company's loans are secured by real estate in the Company's primary market area. Accordingly, the ultimate collectability of a majority of the Company's loan portfolio is susceptible to changes in real estate conditions in the Company's primary market area.

Note 16. Shareholders’ Equity and Regulatory Matters

Regulatory Oversight

The Company operates under the supervision and monitoring of the Federal Reserve Bank of Richmond while the Bank’s primary regulator is the Office of the Comptroller of the Currency. In 2008 the Company issued preferred stock and warrants to purchase 205,579 shares of common stock at a price of $7.26 per share to the US Treasury under the Capital Purchase Program within the Troubled Asset Relief Program (TARP). While the US Treasury held the preferred stock and warrants to purchase common stock, the Company operated under a heighted degree of regulatory oversight that included limitations on certain capital actions and executive compensation as well as additional reporting requirements.

In February 2013, Coastal Banking Company preferred stock was included in a Treasury Department TARP auction, and that transaction settled on March 11, 2013. As a result, the Company’s preferred stock is no longer held by the US Treasury. Rather, preferred stock shares are now owned by a small group of private investors.

On April 10, 2013 the Company repurchased and cancelled 60,000 of the common stock warrants at a price of $1.65 per share. On June 12, 2013 the Company repurchased and cancelled the remaining 145,579 common stock warrants at a price of $1.55 per share. As a result, the US Treasury no longer holds any interest in the Company’s capital stock or equivalents and so the aforementioned heightened regulatory oversight requirements were lifted in 2013. More detailed information on the status and requirements of the regulatory oversight under which we operate is available at www.coastalbanking.com/regulatoryoversight.html.

Capital Adequacy

At December 31, 2014 the Bank exceeded all of the regulatory capital ratios levels to be categorized as “well capitalized.” The actual capital amounts and ratios at December 31, 2014 and 2013 are presented in the tables below.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2014:
Total Capital to Risk Weighted Assets
Consolidated	$47,328,641	23.04%	$16,430,022	8.00%	---N/A---
CBC National Bank	$46,899,305	22.90%	$16,383,840	8.00%	$20,479,800	10.00%
Tier I Capital to Risk Weighted Assets
Consolidated	$44,716,730	21.77%	$8,215,011	4.00%	---N/A---
CBC National Bank	$44,287,394	21.62%	$8,191,920	4.00%	$12,287,880	6.00%
Tier I Capital to Average Assets
Consolidated	$44,716,730	10.60%	$16,873,498	4.00%	---N/A---
CBC National Bank	$44,287,394	10.51%	$16,851,560	4.00%	$21,064,450	5.00%

F-34

Notes to Consolidated Financial Statements

Note 16. Shareholders’ Equity and Regulatory Matters (Continued)

Capital Adequacy (Continued)

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2013:
Total Capital to Risk Weighted Assets
Consolidated	$44,688,794	23.34%	$15,320,191	8.00%	---N/A---
CBC National Bank	$44,224,866	23.12%	$15,301,478	8.00%	$19,126,848	10.00%
Tier I Capital to Risk Weighted Assets
Consolidated	$42,244,469	22.06%	$7,660,095	4.00%	---N/A---
CBC National Bank	$41,780,581	21.84%	$7,650,739	4.00%	$11,476,109	6.00%
Tier I Capital to Average Assets
Consolidated	$42,244,469	11.43%	$14,784,305	4.00%	---N/A---
CBC National Bank	$41,780,541	11.33%	$14,751,172	4.00%	$18,438,966	5.00%

There are no current plans to initiate payment of common stock cash dividends and future dividend policy will depend on the Bank’s and the Company’s earnings, capital requirements, financial condition and other factors considered relevant by the Company’s Board of Directors.

On December 5, 2008, Coastal issued and sold 9,950 preferred shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “TARP preferred stock”), along with a Warrant to purchase 205,579 shares of common stock at $7.26 per share to the United States Department of the Treasury (the “Treasury”) as part of the Capital Purchase Program (“CPP”). As discussed above, the preferred stock was sold by the Treasury through an action to private investors on March 11, 2013 and as a result the Company is no longer subject to TARP restrictions.

The preferred stock as originally issued carried an annual 5% cumulative dividend rate which resulted in a quarterly dividend payment of $12.50 per share, payable on February 15, May 15, August 15 and November 15. On February 16, 2014 the annual dividend rate increased to 9% payable quarterly on the same dates, increasing the quarterly dividend payments to $22.50 per share. All preferred dividends are paid current through the February 15, 2015. Management is engaged in ongoing efforts to redeem all outstanding shares of this Series A Preferred Stock as soon as practical.

During 2013, the Federal Reserve released final United States Basel III regulatory capital rules implementing the global regulatory capital reforms of Basel III and certain changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The FDIC and OCC also approved the final rule during 2013. The rule applies to all banking organizations that are currently subject to regulatory capital requirements, as well as certain savings and loan holding companies. The rule strengthens the definition of regulatory capital, increases risk-based capital requirements, and makes selected changes to the calculation of risk-weighted assets. The rule becomes effective January 1, 2015, for the Company and most banking organizations subject to a transition period for several aspects of the rule including the new minimum capital ratio requirements, the capital conservation buffer, and the regulatory capital adjustments and deductions.

F-35

Notes to Consolidated Financial Statements

Note 17. Fair Value

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic (FASB ASC 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between willing market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between willing market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

F-36

Notes to Consolidated Financial Statements

Note 17. Fair Value (Continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying balance sheet, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would include highly liquid government bonds and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include U.S. agency securities, mortgage-backed agency securities, obligations of states and political subdivisions and certain corporate, asset backed and other securities. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

The table below presents the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2014, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
State and municipal securities	$3,459,275	$—	$3,459,275	$—
Mortgage-backed securities – residential	21,377,350	—	21,377,350	—
Loans held for sale	24,491,859	—	24,491,859	—
Derivative asset positions	475,592	—	475,592	—
Total fair value of assets measured on a recurring basis	$49,804,076	$—	$49,804,076	$—
Liabilities:
Derivative liability positions	$510,409	$—	$510,409	$—
Total fair value of liabilities measured on a recurring basis	$510,409	$—	$510,409	$—

The table below presents the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2013, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
State and municipal securities	$7,654,117	$—	$7,654,117	$—
Mortgage-backed securities – residential	31,100,353	1,135,523	29,964,830	—
Loans held for sale	32,283,708	—	32,283,708	—
Derivative asset positions	603,540	—	603,540	—
Total fair value of assets measured on a recurring basis	$71,641,718	$1,135,523	$70,506,195	$—
Liabilities:
Derivative liability positions	$337,904	$—	$337,904	$—
Total fair value of liabilities measured on a recurring basis	$337,904	$—	$337,904	$—

F-37

Notes to Consolidated Financial Statements

Note 17. Fair Value (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis

The following is a description of the valuation methodologies used for instruments measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheet, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Impaired Loans

Loans considered impaired under ASC 310-10-35, Receivables, are loans for which, based on current information and events, it is probable that the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans can be measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral less selling costs if the loan is collateral dependent.

The fair value of impaired loans were primarily measured based on the value of the collateral securing these loans. Impaired loans are classified within Level 3 of the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory, and/or accounts receivable. The Company determines the value of the collateral based on independent appraisals performed by qualified licensed appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Appraised values are discounted for costs to sell and may be discounted further based on management’s historical knowledge, changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts by management are subjective and are typically significant unobservable inputs for determining fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors discussed above.

Foreclosed Assets

Foreclosed assets, consisting of properties obtained through foreclosure or in satisfaction of loans, are initially recorded at the lower of the loan’s carrying amount or the fair value less estimated costs to sell upon transfer of the loans to other real estate. Subsequently, other real estate is carried at the lower of carrying value or fair value less costs to sell. Fair values are generally based on third party appraisals of the property and are classified within Level 3 of the fair value hierarchy. The appraisals are sometimes further discounted based on management’s historical knowledge, and/or changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts are typically significant unobservable inputs for determining fair value. In cases where the carrying amount exceeds the fair value, less estimated costs to sell, a loss is recognized in noninterest expense.

The Company had no Level 3 assets measured at fair value on a recurring basis at December 31, 2014 or 2013.

F-38

Notes to Consolidated Financial Statements

Note 17. Fair Value (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis (Continued)

The table below presents the Company’s assets for which a nonrecurring change in fair value has been recorded during the year ended December 31, 2014, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total losses for the year ended December 31, 2014
Assets:
Impaired loans	$8,934,310	$—	$—	$8,934,310	$(13,320)
Other real estate owned	7,322,404	—	—	7,322,404	(827,380)
Total fair value of assets measured on a nonrecurring basis	$16,256,714	$—	$—	$16,256,714	$(840,700)

The table below presents the Company’s assets for which a nonrecurring change in fair value has been recorded during the year ended December 31, 2013, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total losses for the year ended December 31, 2013
Assets:
Impaired loans	$9,039,004	$—	$—	$9,039,004	$(95,549)
Other real estate owned	11,544,720	—	—	11,544,720	(1,868,387)
Total fair value of assets measured on a nonrecurring basis	$20,583,724	$—	$—	$20,583,724	$(1,963,936)

For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2014, the significant unobservable inputs used in the fair value measurements are presented below.

	Carry Amount	Valuation Technique	Significant Unobservable Input
December 31, 2014:
Nonrecurring:
Impaired loans	$8,934,310	Appraisal	Appraisal discounts (5-15%)
Other real estate owned	$7,322,404	Appraisal	Appraisal discounts (5-15%)

	Carry Amount	Valuation Technique	Significant Unobservable Input
December 31, 2013:
Nonrecurring:
Impaired loans	$9,039,004	Appraisal	Appraisal discounts (5-15%)
Other real estate owned	$11,544,720	Appraisal	Appraisal discounts (5-15%)

F-39

Notes to Consolidated Financial Statements

Note 17. Fair Value (Continued)

Fair Value of Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties in an orderly transaction. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered as representative of the liquidation value of the Bank, but rather represent a good-faith estimate of the increase or decrease in value of financial instruments held by the Bank since purchase, origination, or issuance.

The following methods and assumptions were used in this analysis in estimating the fair value of financial instruments:

•	Cash, due from banks, interest-bearing deposits in banks, federal funds sold, and securities sold under agreement to repurchase: The carrying amount of cash, due from banks, interest-bearing deposits in banks, federal funds sold, federal funds purchased, and securities sold under agreement to repurchase approximates fair value.
•	Securities: The fair values of securities available for sale are determined by an independent securities accounting service provider using quoted prices on nationally recognized securities exchanges or matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities. The carrying amount of equity securities with no readily determinable fair value approximates fair value.
•	Loans: The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value. The fair value of fixed-rate loans is estimated based on discounted contractual cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. The fair value of impaired loans is estimated based on discounted contractual cash flows or underlying collateral values, where applicable.
•	Loans Held for Sale (LHFS): Residential mortgage loans are originated for sale as whole loans in the secondary market. These loans are carried at fair value, with changes in the fair value of these loans recognized in mortgage banking noninterest income. Direct loan origination costs and fees are deferred at origination, and then recognized in the gain or loss on loan sales when the loans are sold. Gains and losses on loan sales (sales proceeds minus the carrying value of the loan sold) are recorded as noninterest income.
•	Loan Sales Receivable: In accordance with trade date accounting guidance, the sale of residential mortgage loans is recognized at the time that all conditions precedent to the sale have been met and all material risks and rewards of loan ownership have passed from the Bank to the investor purchasing the loans. This typically occurs when the physical loan documents are delivered to the investor. Upon delivery of loan documents, the Bank records the gain or loss on sale of the loans and recognizes the receivable from the investor for the proceeds of sale. The carrying amount of loan sales receivable approximates fair value.
•	Loan Servicing Rights: Fair value is based upon market prices for comparable loan servicing contracts, when available, or alternatively, is based upon an independent valuation model that calculates the present value of the estimated future net servicing income.
•	Derivative asset and liability positions: The fair value of derivative asset and liability positions is based on available quoted market prices.
F-40

Notes to Consolidated Financial Statements

Note 17. Fair Value (Continued)

Fair Value of Financial Instruments (Continued)

•	Deposits: The carrying amount of demand deposits, savings deposits and variable-rate certificates of deposits approximates fair value. The fair value of fixed-rate certificates of deposit is estimated based on discounted contractual cash flows using interest rates currently being offered for certificates of similar maturities.
•	Other Borrowings: The carrying amount of variable rate borrowings and federal funds purchased approximates fair value. The fair value of fixed rate other borrowings is estimated based on discounted contractual cash flows using the current incremental borrowing rates for similar type borrowing arrangements.
•	Junior Subordinated Debentures: The fair value of the Company’s trust preferred securities is based on discounted contractual cash flows using the current incremental borrowing rates for similar type borrowing arrangements.
•	Accrued Interest: The carrying amount of accrued interest approximates fair value.
•	Off-Balance-Sheet Instruments: The carrying amount of commitments to extend credit and standby letters of credit approximates fair value. The carrying amount of the off-balance-sheet financial instruments is based on fees charged to enter into such agreements.

The carrying amount and estimated fair value of the Company’s financial instruments are as follows:

	December 31,
	2014		2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash, due from banks, and interest-bearing deposits in banks	$4,090,193	$4,090,193	$6,706,636	$6,706,636
Federal funds sold	87,967	87,967	60,356	60,356
Securities available for sale	24,836,625	24,836,625	38,754,470	38,754,470
Restricted equity securities	5,392,500	5,392,500	3,504,050	3,504,050
Loans held for sale	24,491,859	24,491,859	32,283,708	32,283,708
Loans, net	267,927,771	267,596,572	240,269,926	244,556,451
Loan sales receivable	70,651,624	70,651,624	24,621,985	24,621,985
Loan servicing rights	1,658,706	1,969,954	1,432,976	1,655,578
Derivative asset positions	475,592	475,592	603,540	603,540
Accrued interest receivable	831,151	831,151	823,874	823,874

Financial liabilities:
Deposits	285,663,436	286,529,532	291,990,757	293,369,555
Other borrowings	83,500,000	84,336,174	36,350,000	37,605,293
Junior subordinated debentures	7,217,000	7,217,000	7,217,000	7,217,000
Derivative liability positions	510,409	510,409	337,904	337,904
Accrued interest payable	171,718	171,718	167,000	167,000

F-41

Notes to Consolidated Financial Statements

Note 18. Derivative Financial Instruments

Mortgage banking derivatives used in the ordinary course of business consist of best efforts and mandatory forward sales contracts and interest rate lock commitments on residential mortgage loan applications. Forward sales contracts represent future commitments to deliver loans at a specified price and by a specified date and are used to manage interest rate risk on loan commitments and mortgage loans held for sale. Rate lock commitments represent commitments to fund loans at a specific rate and by a specified expiration date. These derivatives involve underlying items, such as interest rates, and are designed to mitigate risk. Substantially all of these instruments expire within 60 days from the date of issuance. Notional amounts are amounts on which calculations and payments are based, but which do not represent credit exposure, as credit exposure is limited to the amounts required to be received or paid.

The following tables include the notional amounts and realized gain (loss) for mortgage banking derivatives recognized in mortgage banking income for the periods ending December 31, 2014 and December 31, 2013:

Derivatives not designated as hedging instruments (in thousands)	December 31, 2014	December 31, 2013
Mandatory forward sales contracts
Notional amount	$102,640	$65,071
Gain (loss) on change in market value of mandatory forward sales contracts	$(437)	$391
Derivative asset balance included in other assets	$21	$458
Derivative liability balance included in other liabilities	$458	$67

Best efforts forward sales contracts
Notional amount	$15,212	$19,241
Gain (loss) on change in market value of best efforts forward sales contracts	$(45)	$94
Derivative asset balance included in other assets	$—	$106
Derivative liability balance included in other liabilities	$45	$12

Rate lock loan commitments
Notional amount	$93,981	$65,649
Gain (loss) on change in market value of rate lock commitments	$447	$(219)
Derivative asset balance included in other assets	$454	$40
Derivative liability balance included in other liabilities	$7	$259

Forward sales contracts also contain an element of risk in that the counterparties may be unable to meet the terms of such agreements. In the event the parties to deliver commitments are unable to fulfill their obligations, the Company could potentially incur significant additional costs by replacing the positions at then current market rates. The Company manages its risk of exposure by limiting counterparties to those banks and institutions deemed appropriate by management and the Board of Directors. The Company does not expect any counterparty to default on their obligations and therefore, the Company does not expect to incur any cost related to counterparty default.

The Company is exposed to interest rate risk on loans held for sale and rate lock loan commitments. As market interest rates increase or decrease, the fair value of mortgage loans held for sale and rate lock commitments will decrease or increase accordingly. To offset this interest rate risk, the Company enters into derivatives such as forward contracts to sell loans. The fair value of these forward sales contracts will change as market interest rates change, and the change in the value of these instruments is expected to largely, though not entirely, offset the change in fair value of loans held for sale and rate lock commitments. The objective of this activity is to minimize the exposure to losses on rate lock commitments and loans held for sale due to market interest rate fluctuations. The net effect of derivatives on earnings will depend on risk management activities and a variety of other factors, including market interest rate volatility, the amount of rate lock commitments that close, the ability to fill the forward contracts before expiration, and the time period required to close and sell loans.

F-42

Notes to Consolidated Financial Statements

Note 19. Supplemental Segment Information

The Bank has three reportable business segments: community banking, SBA lending, and mortgage banking operations. The Company evaluates performance based on profit and loss from operations before income taxes, not including nonrecurring gains and losses.

The community banking segment provides traditional banking services offered through the Bank’s three full service branch locations in Lady’s Island and Port Royal, South Carolina; and Fernandina Beach, Florida. At December 31, 2014 this segment had 65 full time equivalent employees including staff that provides operational and administrative support to the other two reportable segments.

The Small Business Administration lending division segment originates SBA loans throughout the southeastern United States by the Bank’s SBA business development officers. These officers serve markets in Jacksonville, Ft. Meyers, Orlando and Vero Beach, Florida; Charlotte, North Carolina; and Beaufort, South Carolina. The majority of loans originated by the division are processed through the SBA 7(a) loan program. Participations in these loans are typically sold to secondary market investors within 30 days of the loan being funded. At December 31, 2014 the division had 16 full time equivalent employees and conducted all loan funding, sales and servicing activity from the Bank’s operations center in Fernandina Beach, Florida.

The mortgage banking operations segment was staffed by 268 full time equivalent employees at December 31, 2014 who originate residential mortgage loans through one of four distinct delivery channels. These channels include (1.) a network of independent mortgage brokers, (2.) a national network of traditional retail mortgage lending branches, (3.) an internet leads based retail loan origination branch, and (4.) retail mortgage lending through the Bank’s deposit branch locations. Most of these loans are closed by the Bank and sold to various investors on the secondary market while a limited number of loans are retained in the Bank’s loan portfolio. Additionally, in 2014 approximately 29% of the loan production is brokered away to other lenders and so are not closed by the Bank. All wholesale and internet retail mortgage banking activity is conducted in the Bank’s mortgage banking offices in Atlanta, Georgia, as is the national retail mortgage lending administration function. The national retail lending branches are located in Arizona, Florida, Georgia, Illinois, Indiana, Maryland, Michigan, and Ohio.

All direct costs and revenues generated by each business segment are allocated to the segment; however, there is no allocation of indirect corporate overhead costs to the SBA lending or mortgage banking segments. Additionally, interest expense is allocated to the SBA Lending and Mortgage Banking segments based on the Bank’s cost of funds plus a small margin through an intersegment charge. As a result, the interest expense reflected in the SBA Lending and Mortgage Banking segments is significantly lower than would be paid by these two operations in an arm’s length, market rate borrowing relationship, and conversely the interest income credited to the Community Bank from this intersegment allocation is much lower that would otherwise be earned by the Bank in arm’s length investments or loans. Except as described above, the Company accounts for intersegment revenues and expenses as if the revenue/expense transactions were to third parties at current market prices.

F-43

Notes to Consolidated Financial Statements

Note 19. Supplemental Segment Information (Continued)

The Company’s reportable segments are strategic business units that offer different products and services to a different customer base. They are managed separately because each segment has different types and levels of credit and interest rate risk.

(In thousands)	Community Banking		SBA Lending Operations		Mortgage Banking Operations
Year ended December 31,	2014	2013	2014	2013	2014	2013
Interest income	$9,532	$10,293	$2,498	$2,182	$5,702	$3,599
Interest expense	536	1,912	562	119	1,430	1,182
Net interest income	8,996	8,381	1,936	2,063	4,272	2,417
Provision for loan losses	696	47	202	33	320	262
Net interest income after provision	8,300	8,334	1,734	2,030	3,952	2,155
Non interest income	1,110	1,091	3,292	4,534	31,911	21,659
Non interest expense	9,987	13,415	2,601	2,387	32,946	22,765
Net income (loss) before tax expense (benefit)	(577)	(3,990)	2,425	4,177	2,917	1,049
Income tax expense (benefit)	(138)	(2,033)	800	1,198	985	484
Net income (loss)	$(439)	$(1,957)	$1,625	$2,979	$1,932	$565

Note 20. Condensed Financial Information of Coastal Banking Company (Parent Company Only)

Condensed Balance Sheets

	December 31,
	2014	2013
Assets
Cash and due from banks	$74,055	$271,113
Investment in Coastal Banking Company Statutory Trust I & II	217,000	217,000
Investment in subsidiary bank	44,651,266	41,661,960
Other assets	581,685	446,713
Total assets	$45,524,006	$42,596,786

Liabilities
Junior subordinated debentures	$7,217,000	$7,217,000
Other liabilities	443,404	470,898
Total liabilities	7,660,404	7,687,898

Shareholders’ Equity
Shareholders’ equity	37,863,602	34,908,888
Total liabilities and shareholders’ equity	$45,524,006	$42,596,786

F-44

Notes to Consolidated Financial Statements

Note 20. Condensed Financial Information of Coastal Banking Company (Parent Company Only) (Continued)

Condensed Statements of Income

	For the years ended December 31,
	2014	2013
Income
Interest income	$5,471	$6,354
Dividend income from subsidiary	1,000,000	2,200,000
Total income	1,005,471	2,206,354

Expenses
Interest expense	170,499	198,542
Other operating expenses	364,134	486,243
Total expense	534,633	684,785

Income before income tax benefits and equity in undistributed earnings (loss) of subsidiary	470,838	1,521,569

Income tax benefits	(139,868)	(440,966)

Income before equity in undistributed earnings (loss) of subsidiary	610,706	1,962,535

Equity in undistributed earnings (loss) of subsidiary	2,506,853	(375,334)

Net income	$3,117,559	$1,587,201

Condensed Statements of Cash Flows

	For the years ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$3,117,559	$1,587,201
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed income of Bank	(2,506,853)	375,334
Stock-based compensation expense	9,512	98,287
Change in other assets and liabilities	(162,467)	(653,392)
Net cash provided by operating activities	457,751	1,407,430

Cash flows from financing activities:
Warrant repurchase	—	(324,648)
Proceeds from issuance of new shares	113,337	90,387
Proceeds from exercise of stock options	70,714	12,376
Dividends paid on preferred stock	(838,860)	(1,492,500)
Net cash used in financing activities	(654,809)	(1,714,385)

Net decrease in cash and due from banks	(197,058)	(306,955)
Cash and due from banks at beginning of year	271,113	578,068
Cash and due from banks at end of year	$74,055	$271,113

F-45

Coastal Banking Company, Inc.

Quarterly Financial Results (Unaudited)

As of September 30, 2015

F-46

Coastal Banking Company

Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
	(unaudited)	(audited)
Assets
Cash and due from banks	$2,805,487	$2,726,911
Interest-bearing deposits in banks	2,041,707	1,363,282
Federal funds sold	88,136	87,967
Securities available for sale, at fair value	21,514,711	24,836,625
Securities held to maturity, at cost	100,000	—
Restricted equity securities, at cost	5,434,600	5,392,500
Loans held for sale, at fair value	45,787,557	24,491,859
Loans, net of unearned income	274,703,703	272,756,670
Less allowance for loan losses	5,226,359	4,828,899
Loans, net	269,477,344	267,927,771

Premises and equipment, net	7,159,018	7,237,183
Cash surrender value of life insurance	2,500,088	2,402,713
SBA loan servicing rights	1,446,889	1,658,706
Other real estate owned	6,332,310	7,322,404
Loan sales receivable	67,798,616	70,651,624
Other assets	6,182,068	5,831,811
Total assets	$438,668,531	$421,931,356
Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing	$43,561,975	$34,929,754
Interest-bearing	245,522,522	250,733,682
Total deposits	289,084,497	285,663,436

Other borrowings	88,800,000	83,500,000
Junior subordinated debentures	7,217,000	7,217,000
Other liabilities	11,719,070	7,687,318
Total liabilities	396,820,567	384,067,754

Commitments and contingencies

Shareholders’ Equity:
Preferred stock, par value $.01; 10,000,000 shares authorized; 9,950 shares issued and outstanding at September 30, 2015 and December 31, 2014	9,950,000	9,950,000
Common stock, par value $.01; 10,000,000 shares authorized; 2,674,848 shares issued and outstanding at September 30, 2015; 2,654,225 shares issued and outstanding at December 31, 2014	26,748	26,542
Additional paid-in capital	41,637,595	41,400,835
Accumulated deficit	(10,146,774)	(13,877,647)
Accumulated other comprehensive income	380,395	363,872
Total shareholders’ equity	41,847,964	37,863,602
Total liabilities and shareholders’ equity	$438,668,531	$421,931,356

See accompanying notes to unaudited consolidated financial statements.

F-47

Coastal Banking Company

Consolidated Statements of Income

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Interest income:
Interest and fees on loans	$13,954,559	$12,279,582
Interest on taxable securities	517,492	635,514
Interest on nontaxable securities	85,407	187,890
Interest on deposits in other banks	5,833	5,135
Interest on federal funds sold	130	115
Total interest income	14,563,421	13,108,236

Interest expense:
Interest on deposits	1,222,776	1,357,484
Interest on junior subordinated debentures	128,839	127,589
Interest on other borrowings	487,376	432,619
Total interest expense	1,838,991	1,917,692

Net interest income	12,724,430	11,190,544
Provision for loan losses	350,354	951,447
Net interest income after provision for loan losses	12,374,076	10,239,097

Non-interest income:
Service charges on deposit accounts	149,540	190,499
Other service charges, commissions and fees	333,753	318,899
SBA loan income	421,040	2,434,316
Mortgage banking income	44,128,477	21,237,524
Gain on sale of securities available for sale	—	124,663
Income from investment in life insurance contracts	62,716	60,293
Other income	21,038	486,467
Total other income	45,116,564	24,852,661

Non-interest expenses:
Salaries and employee benefits	39,627,598	22,790,738
Occupancy and equipment expense	2,686,118	2,178,334
Mortgage loan expense	2,300,175	1,908,570
Data processing fees	1,179,190	1,130,629
Other real estate expenses	512,179	983,893
Legal and other professional fees	787,507	624,955
Advertising fees	345,223	272,370
Audit fees	373,575	291,354
FDIC insurance expense	262,954	264,693
Director fees	217,300	186,750
OCC examination fees	66,222	84,471
Other operating	1,610,515	1,286,734
Total other expenses	49,968,556	32,003,491

Income before income tax (benefits)	7,522,084	3,088,267
Income tax expense (benefits)	3,119,587	968,511
Net income	$4,402,497	$2,119,756

Preferred stock dividends	671,625	614,986
Net earnings (loss) available to common shareholders	$3,730,872	$1,504,770
Basic earnings (loss) per common share	$1.40	$0.57
Diluted earnings (loss) per common share	$1.37	$0.57

See accompanying notes to unaudited consolidated financial statements.

F-48

Coastal Banking Company

Consolidated Statements of Comprehensive Income

For the Nine Months Ended September 30, 2015 and 2014

(Unaudited)

	2015	2014
Net income	$4,402,497	$2,119,756
Other comprehensive income, net of tax:
Net unrealized holding gains arising during period, net of tax of $8,512 and $295,309	16,523	573,246
Reclassification adjustment for gains included in net income, net of tax of $0 and $42,385	—	(82,278)
Total other comprehensive income	16,523	490,968
Comprehensive income	$4,419,020	$2,610,724

See accompanying notes to unaudited consolidated financial statements.

F-49

Coastal Banking Company

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2015 and 2014

(Unaudited)

	2015	2014
Cash flows from operating activities:
Net income	$4,402,497	$2,119,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	529,002	600,089
Stock-based compensation expense	51,134	59,117
Provision for loan losses	350,354	951,447
Gain on sale of securities available for sale	—	(124,663)
Loss (gain) on sale of premises and equipment	1,476	(9,522)
Net (increase) decrease in loan sales receivable	2,852,969	(62,921,354)
Write downs and losses on sale of other real estate owned	452,448	737,548
Proceeds from sales of other real estate owned	1,408,788	4,350,422
Increase in cash value of life insurance	(97,375)	(94,971)
Originations of mortgage loans held for sale	(2,177,743,088)	(1,096,105,846)
Proceeds from sales of mortgage loans held for sale	2,200,575,868	1,120,354,110
Net increase in interest receivable	(14,334)	(44,747)
Net increase (decrease) in interest payable	(34,858)	4,540
SBA loan income	(421,040)	(2,434,316)
Mortgage banking income	(44,128,477)	(21,237,524)
Net other operating activities	3,683,445	654,148
Net cash used in operating activities	(8,131,191)	(53,141,766)

Cash flows from investing activities:
Net increase in interest-bearing deposits in banks	(678,425)	(1,221,196)
Net increase in federal funds sold	(169)	(31,895)
Proceeds from maturities of securities available for sale	3,094,107	3,253,819
Proceeds from sale of securities available for sale	—	9,261,009
Proceeds from sale of fixed assets	—	29,379
Purchases of securities held to maturity	(100,000)	—
Net change in restricted equity securities	(42,100)	(2,702,850)
Net increase in loans	(2,771,069)	(24,862,832)
Purchase of premises and equipment	(199,470)	(98,109)
Net cash used in investing activities	(697,126)	(16,372,675)

Cash flows from financing activities:
Net increase in deposits	3,421,061	1,033,454
Proceeds from exercise of stock options	—	23,460
Proceeds from employee stock purchase plan	185,832	81,296
Net increase in other borrowings	5,300,000	64,800,000
Net cash provided by financing activities	8,906,893	65,938,210

Net increase (decrease) in cash and due from banks	78,576	(3,576,231)
Cash and due from banks at beginning of period	2,726,911	5,920,153
Cash and due from banks at end of period	$2,805,487	$2,343,922

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$1,873,849	$1,913,152
Cash paid during the year for income taxes	$2,875,473	$—

Noncash Transactions:
Principal balances of loans transferred to other real estate owned	$871,142	$1,423,319

See accompanying notes to unaudited consolidated financial statements.

F-50

Notes to Consolidated Financial Statements – September 30, 2015 and 2014 (Unaudited) and December 31, 2014

Note 1 - Basis of Presentation

The corporate history of Coastal Banking Company, Inc. (the “Company”) is available at http://www.coastalbanking.com/about-us.html

On May 2, 2012 the Company filed a Form 15-12G with the Securities and Exchange Commission to terminate the registration of its common stock under Section 12(G) of the Securities Exchange Act of 1934 and thereby suspend its duty to file reports with the SEC under Sections 13 and 15(D) of the Act. As a result, the Form 10Q filed for the period ended March 31, 2012 was the final financial report filed with the SEC by the Company. Management intends to continue to prepare and publish quarterly and annual financial reports with similar information as required in filings with the SEC to ensure that investors have access to timely, meaningful information related to the Company’s results. These financial reports will be published on the Company’s web site at intervals consistent with the comparable SEC filing deadlines.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, CBC National Bank (the “Bank”).  All intercompany accounts and transactions have been eliminated in consolidation.

The financial statements for the interim periods ended September 30, 2015 and September 30, 2014 are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation.  The results of operations for the nine months ended September 30, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.  The financial information as of December 31, 2014 has been derived from the audited financial statements as of that date.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts of assets and liabilities and changes therein.  Actual results could differ from those estimates.

Note 2 – Regulatory Oversight, Capital Adequacy, Operating Results and Liquidity

Regulatory Oversight

The Company operates under the supervision and monitoring of the Federal Reserve Bank of Richmond while the Bank’s primary regulator is the Office of the Comptroller of the Currency. In 2008 the Company issued preferred stock and warrants to purchase common stock to the US Treasury under the Capital Purchase Program within the Troubled Asset Relief Program (TARP). In February 2013, Coastal Banking Company preferred stock was included in a Treasury Department TARP auction, and that transaction settled on March 11, 2013. As a result, the Company’s preferred stock is no longer held by US Treasury. Rather, preferred stock shares are now owned by a small group of private investors.

On December 5, 2008 the Company issued to the US Treasury a warrant to purchase 205,579 shares of common stock at a price of $7.26 per share as part of the original TARP Preferred Stock issuance. On April 10, 2013 the Company repurchased and cancelled 60,000 of these common stock warrants at a price of $1.65 per share. On June 12, 2013 the Company repurchased and cancelled the remaining 145,579 common stock warrants at a price of $1.55 per share. More detailed information on the status and requirements of the regulatory oversight under which we operate is available at Coastal Banking Regulatory Oversight.

Capital Adequacy

As of September 30, 2015, the Bank exceeded all of the regulatory capital ratio levels to be categorized as “well capitalized.” The following table summarizes the Company’s and Bank’s capital ratios at September 30, 2015:

	Regulatory Levels To Be Well Capitalized (Applies to Bank)	CBC National Bank	Coastal Banking Company
Total risk-based (to risk-weighted assets)	10.00%	23.77%	23.82%
Tier 1 risk-based (to risk-weighted assets)	8.00%	22.50%	22.54%
Common Equity Tier 1 (to risk-weighted assets)	6.50%	22.50%	22.54%
Tier 1 leverage (to total average assets)	5.00%	10.47%	10.48%

F-51

On December 5, 2008, Coastal issued and sold 9,950 preferred shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “TARP preferred stock”), along with a Warrant to purchase 205,579 shares of common stock at $7.26 per share to the United States Department of the Treasury (the “Treasury”) as part of the Capital Purchase Program (“CPP”). As discussed above, the preferred stock was sold by Treasury through an auction to private investor on March 11, 2013 and as a result the Company is no longer subject to TARP restrictions.

At issue, the preferred stock had an annual 5% cumulative preferred dividend rate for a $12.50 dividend per share, payable quarterly on February 15, May 15, August 15 and November 15. On February 16, 2014 the annual cumulative dividend increased to 9% payable quarterly on the same dates, resulting in an increase of quarterly dividends to $22.50 per share. Dividends compound if they are unpaid when due. On August 15, 2014 the quarterly dividend was paid to shareholders of record on August 5, 2014 in the amount of $223,875 or $22.50 per share of the Fixed Rate Cumulative Preferred Series A Stock. Management is engaged in ongoing efforts to redeem all outstanding shares of this Series A Preferred Stock as soon as practical.

Operating Results

The Company recorded net income of $4,402,000 for the nine months ended September 30, 2015 compared to net income of $2,120,000 for the nine months ended September 30, 2014, a 108% year over year increase in net income for the comparative nine month period. Pre-tax income of $7.5 million in the nine months ended September 30, 2015 was up 142% from the pre-tax income of $3.1 million during the nine months ended September 30, 2014. This year over year improvement in nine month earnings was driven primarily by a $22,891,000 or 108% increase in mortgage banking income on significantly higher lending volume, as well as a $1,534,000 or 14% increase to core earnings from net interest income of $12,724,000 on the higher balance of interest earning assets. This year over year earnings improvement was partially offset by a combination of salaries and employee expenses of $39,628,000 rising by $16,837,000 or 74% on higher mortgage banking related compensation, a decline in SBA loan income of $2,013,000 or 83% as a result of the decision to hold rather than sell the majority of newly originated SBA loans during the first nine months of 2015 (see Note 4 Supplemental Segment Information for additional information) and a $465,000 or 96% decline in other income, reflecting a nonrecurring expense reversal in 2014 of $437,000 to the balance of the mortgage banking indemnification reserve which was recorded as other income.

Liquidity

Liquidity represents the ability of a company to convert assets into cash or cash equivalents without significant loss, and the ability to raise additional funds by increasing liabilities.  Liquidity management involves monitoring our sources and uses of funds in order to meet our day-to-day cash flow requirements while maximizing profits.  Liquidity management is made more complicated because different balance sheet components are subject to varying degrees of management control.  For example, the timing of maturities of our investment portfolio is fairly predictable and subject to a high degree of control at the time investment decisions are made.  However, net deposit inflows and outflows are far less predictable and are not subject to the same degree of control.  Our primary liquidity needs involve the funding of mortgage loans available for sale, new portfolio loans, and maturing deposits.

We meet our liquidity needs through scheduled maturities of loans and investments on the asset side and through pricing policies on the liability side for interest-bearing deposit accounts and with advances from approved borrowing facilities with correspondent banks, the Federal Home Loan Bank of Atlanta, federal funds purchased lines of credit, and the Federal Reserve Bank discount window.

F-52

As of September 30, 2015, the Company had $389.1 million in total borrowing capacity, of which we had utilized $111 million or 28.5%, leaving remaining available liquidity of $278.1 million.  The following tables present available sources of liquidity at September 30, 2015 and December 31, 2014:

	September 30, 2015
	Total Line of Credit	Funds Borrowed	Funds Available
Available sources of liquidity
Federal funds purchased lines of credit	$32,000,000	$—	$32,000,000
Available brokered certificates of deposit	28,932,943	16,850,000	12,082,943
Internet deposits – CD Rateline	65,460,279	4,070,127	61,390,152
StoneCastle wholesale MMDA	30,548,130	1,000,187	29,547,943
CDARS – one way buy deposits	54,834,200	241,000	54,593,200
Repurchase agreements secured by investment securities	6,040,000	—	6,040,000
Federal Reserve Borrowing Capacity at Discount Window	26,346,242	—	26,346,242
Federal Home Loan Bank Advance Availability	144,900,696	88,800,000	56,100,696
Total sources of liquidity	$389,062,490	$110,961,314	$278,101,176
	December 31, 2014
	Total Line of Credit	Funds Borrowed	Funds Available
Available sources of liquidity
Federal funds purchased lines of credit	$34,000,000	$—	$34,000,000
Available brokered certificates of deposit	28,573,749	13,840,246	14,733,503
Repurchase agreements secured by investment securities	11,472,000	—	11,427,000
Federal Reserve Borrowing Capacity at Discount Window	25,285,608	—	25,285,608
Federal Home Loan Bank Advance Availability	133,403,000	83,500,000	49,930,000
Total sources of liquidity	$232,716,357	$97,340,246	$135,376,111

Additionally, loans available for sale function as a further source of liquidity based on the speed with which these loans are sold and settled for cash.  Management expects that, on average, loans originated for sale will be sold and converted to cash within 20 to 25 business days after the loan is originated.  The balance of loans available for sale averaged over $147 million during the first nine months of 2015.  Accordingly, in the event of a liquidity crisis, we have the ability to slow or stop loan origination activity to allow the loans available for sale to convert into cash. Another key metric of our liquidity position is the loan-to-total deposit ratio, calculated using portfolio loans, net of unearned income, which was 95% at September 30, 2015 and 96% at December 31, 2014. Based on current and expected liquidity needs and sources, management expects the Company to be able to meet all obligations as they become due.

Note 3 –Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share for the nine months ended September 30.

	For the nine months ended September 30,
	2015	2014
Net income	$4,402,497	$2,119,756
Preferred stock dividends	(671,625)	(614,986)
Net income (loss) available to common shareholders	$3,730,872	$1,504,770

Weighted average common shares	2,663,412	2,630,514
Effect of dilutive securities	61,579	27,488
Diluted average common shares	2,724,991	2,658,002

Earnings (losses) per common share	$1.40	$0.57
Diluted earnings (losses) per common share	$1.37	$0.57

F-53

Note 4 - Supplemental Segment Information

The Bank has three reportable business segments: community banking, SBA lending, and mortgage banking operations. The Company evaluates performance based on profit and loss from operations before income taxes, not including nonrecurring gains and losses.

All direct costs and revenues generated by each business segment are allocated to the segment; however, there is no allocation of indirect corporate overhead costs to the SBA Lending or Mortgage Banking segments. Additionally, interest expense is allocated to the SBA Lending and Mortgage Banking segments based on the Bank’s cost of funds plus a small margin through an intersegment charge. As a result, the interest expense reflected in the SBA Lending and Mortgage Banking segments is significantly lower than would be paid by these two operations in an arm’s length, market rate borrowing relationship, and conversely the interest income credited to the Community Bank from this intersegment allocation is much lower than would otherwise be earned by the Bank in arm’s length investments or loans. Except as described above, the Company accounts for intersegment revenues and expenses as if the revenue/expense transactions were to third parties at current market prices.

The Company’s reportable business segments are strategic business units that offer different products and services to a different customer base. They are managed separately because each segment has different types and levels of credit and interest rate risk.

(In thousands)	Community Banking		SBA Lending Operations			Mortgage Banking Operations
Nine months ended September 30,	2015	2014	2015		2014	2015		2014
Interest income	$6,724	$7,169	$2,271		$1,829	$5,565		$4,110
Interest expense	(152)	458	456		423	1,406		1,037
Net interest income	6,876 *	6,711	1,815	*	1,406	4,159	*	3,073
Provision for loan losses	159	508	63		187	128		256
Net interest income after provision	6,717	6,203	1,752		1,219	4,031		2,817
Non interest income	809	797	421		2,436	43,933		21,620
Non interest expense	7,399	7,596	1,566		2,019	40,652		22,389
Net income (loss) before tax expense (benefit)	127	(596)	607		1,636	7,312		2,048
Income tax expense (benefit)	(8)	(177)	240		512	2,888		633
Net income (loss) after taxes	$135	$(419)	$367		$1,124	$4,424		$1,415

* The impact of increasing the intersegment interest allocation rate by 150 basis points during the nine months ended September 30, 2015 would be to increase net interest income at the Community Bank segment by $2,589,000 while reducing net interest income at the SBA Lending and Mortgage Banking segments by $626,000 and $1,963,000 respectively.

The community banking segment provides traditional banking services offered through the Bank’s three full service branch locations in Lady’s Island and Port Royal, South Carolina; Fernandina Beach, Florida. At September 30, 2015 this segment had 67 full time equivalent employees including staff that provides operational and administrative support to the other two reportable segments.

The Small Business Administration lending segment originates SBA loans throughout the southeastern United States by the Bank’s SBA business development officers. At September 30, 2015 the division had 14 full time equivalent employees and conducted all loan funding, sales and servicing activity from the Bank’s operations center in Fernandina Beach, Florida. These officers serve markets in Jacksonville, Ft. Myers, Tampa, and Vero Beach, Florida; Greensboro, North Carolina; and Beaufort, South Carolina. The majority of loans originated by the division are processed through the SBA 7(a) loan program. Participations in these loans are typically sold to secondary market investors within 30 days of the loan being funded. Beginning with the fourth quarter of 2014, management had decided to accumulate new SBA loan production with expectations of better sale execution from increased block size of loan participation sales. As a result there have been two SBA loan participation sales during the nine months ended September 30, 2015 with a principal balance sold of $1,775,000 and at a weighted average premium of 11.42%. The inventory of SBA loans available for participation sale at September 30, 2015 is $14,210,000. During the nine months ended September 30, 2014 the SBA loan division completed participation sales of $15,727,000 at a weighted average premium of 11.30% from a balance of loans available for participation sale of $20,728,000.

F-54

The mortgage banking operations segment was staffed by 329 full time equivalent employees at September 30, 2015 who originate residential mortgage loans through one of four distinct delivery channels. These channels include (1.) a network of independent mortgage brokers, (2.) a national network of traditional retail mortgage lending branches, (3.) an internet leads based retail loan origination branch, and (4.) retail mortgage lending through the Bank’s deposit branch locations. Most of these loans are closed by the Bank and sold to various investors on the secondary market while a limited number of loans are retained in the Bank’s loan portfolio. Additionally, during the first nine months of 2015, approximately 33% of the loan production was brokered away to other lenders and so were not closed by the Bank. All wholesale and internet retail mortgage banking activity is conducted in the Bank’s mortgage banking offices in Atlanta, Georgia, as is the national retail mortgage lending administration function. The national retail lending branches are located in Arizona, Florida, Georgia, Maryland, Michigan, Indiana, Illinois and Ohio.

Loans on one-to-four family residential mortgages originated by us are sold to various other financial institutions with representations and warranties that are usual and customary for the industry. In addition to these representations and warranties, our loan sale contracts define a condition in which the borrower fails to make any one of the first four loan payments within 30 days of the due date as an Early Payment Default (“EPD”). In the event of an EPD occurrence, we are required to return the premium paid by the investor for the loan as well as pay certain administrative fees. In the event of a breach of any of the representations and warranties related to a loan sold, we could be liable for damages to the investor up to and including a “make whole” demand that involves, at the investor’s option, either reimbursing the investor for actual losses incurred on the loan or repurchasing the loan in full. Our maximum exposure to credit loss in the event of a loan repurchase related to a make whole claim would be the unpaid principal balance of the loan to be repurchased along with any premium paid by the investor when the loan was purchased and other minor collection cost reimbursements.

From the September 2007 inception of the mortgage banking division through September 30, 2015, we have sold over 40,000 residential mortgage loans into the secondary market with a principal balance in excess of $9.0 billion. From this population of sold loans, the Bank has received notification from purchasers of a total of thirty-six EPD claims or on average one EPD claim per 1,113 loans sold. Below are the EPD claims by year of sale-vintage:

Year of Sale	# Loans Sold	EPDs	Claims Rate	$ Loans Sold
2015	6,286	0	0.00%	$1,551,277,527
2014	4,892	2	0.04%	1,151,537,418
2013	5,607	3	0.05%	1,301,421,133
2012	8,104	7	0.09%	1,803,108,311
2011 & prior	15,189	24	0.16%	3,245,925,703
Total	40,078	36	0.09%	$9,053,270,092

Beyond the initial payment to the purchasers of $181,000 upon receipt of the EPD claims, the maximum remaining exposure under investor claims of a representation and warranty breach would be the difference between the total loan amount and the liquidated value of the underlying collateral. In the case of our thirty-six EPD claims received since the inception of mortgage banking operations, the aggregate loan balance was $6,949,000 and consisted of thirty six single family residences. Original loan-to-value ratios ranged from 65% to 98%, and loans with a loan-to-value ratio over 80% have a mortgage insurance policy in place. If repurchase was required in the future, management believes that the potential amount of loss would not be material and that sufficient reserves exist to fully absorb any loss. Management does not anticipate any material credit risk related to potential EPD claims on loans that have been previously sold and are no longer on the Bank’s balance sheet. Because the risk of an EPD claim only exists during the first four payments after a loan is originated, the Bank reports the total of the most recent four months mortgage banking lending volume as off-balance sheet credit risk from EPD claims. As of September 30, 2015, the total off-balance sheet credit risk from EPD claims was $711,358,000.

As discussed above, the representations and warranties in loan sale agreements require that the Bank repurchase loans or indemnify the investors for losses or costs on loans sold under certain limited conditions. Some of these conditions include underwriting errors or omissions, fraud or material misstatements by the borrower in the loan application, or invalid market value on the collateral property due to deficiencies in the appraisal. From the total population of sold loans, in eight years of operations the Bank has been required to settle seventeen make whole claims or on average one claim per 2,357 loans sold at a total cost of $1,750,000, and has repurchased four loans totaling $1,437,000. Of the four repurchased loans, one has been paid off, and the other three are current and performing in accordance with their loan terms.

Management has recognized the potential risk from costs related to EPD claims and breaches of representations and warranties made in connection with residential loan sales. It is noteworthy that the Bank’s loan sale activity began in late 2007 at a time when underwriting requirements had changed and limited documentation conventional (non-government insured) loans were no longer eligible for purchase in the secondary market. Accordingly, the population of conventional loans the Bank has sold was underwritten based on fully documented information. While this will not eliminate all risk of repurchase or indemnification costs, management believes it significantly mitigates that risk as evidenced by the relatively insignificant level of repurchase and indemnification costs incurred to date.

F-55

In recognition of risk from potential EPD claims and breaches of representations and warranties, an indemnification reserve has been established and maintained since mortgage banking loan sales began in late 2007 to cover potential costs. Initially management had limited history of costs incurred, so additions to the reserve were made monthly based on a percentage of loan balances sold that month. This approach recognized that the risk of indemnification costs will rise in relation to the level of loans sold. However we also recognize that over time these loans will pay-off as borrowers refinance their loans or sell the properties, but we have no ability to quantify sold loans that have paid off. During 2013 we evaluated the actual loss experience for six years, current business volume and known claims outstanding relative to the indemnification reserve level. Based on that analysis the decision was made to suspend further additions to the reserve balance beginning in August 2013. During September 2014 we updated our analysis of the indemnification reserve considering current business volume, known claims outstanding, trends in presentment of new claims, and recent changes announced by Fannie Mae related to the vintage of future loan repurchase demands. As a result of this analysis the indemnification reserve was reduced by $437,000 to $1,938,000 at September 30, 2014, and reflected as other income. Management believes the reserve level is adequate for potential exposure in connection with loan sale indemnification or EPD claims. Management will monitor the adequacy of the reserve level based on actual loss experience and future business volume levels, and may continue the suspension of additions to the reserve or alternatively decide that further additions to the reserve may be appropriate. However, we can provide no assurance that our methodology will not change and that the balance of this indemnification reserve will prove sufficient to cover actual costs in the future.

The primary source of direct income generated by the mortgage banking division is the gain on sale of mortgage loans. For the first nine months of 2015, the gain was $44,128,000 compared to $21,238,000 for the same period in 2014. The increase in gain on sale is a result of higher volume caused by a stable to downward trend in long term interest rates which has fueled increasing loan demand for both refinance and purchase money loans. Management has worked to restructure loan product offerings, geographic sales presence, and pricing incentives to increase the focus on purchase money lending. As a result of our efforts and the rise in long term interest rates during 2014, we observed a gradual shift away from refinance to purchase money lending with refinance lending falling to under 51% of total units funded in the nine months ending September 30, 2014. However, in early 2015 we experienced another surge in demand for refinance lending driven by the lower long-term interest rates, reductions in FHA insurance premiums and higher allowable loan to value limits on agency eligible loans. This has shifted the majority of our lending activity back to refinance with 68% of the loans funded during the nine months ended September 30, 2015 for the purpose of refinancing an existing loan. While mortgage loan volume will always be directly impacted by long term interest rates, purchase money lending has proven to be more resilient to increasing rate environments than has refinance lending, and so to the extent we can reduce our reliance on refinance lending we expect to be well positioned to maintain profitable funding levels as long term rates rise from current levels.

For the nine months ended September 30, 2015, noninterest expenses incurred by the mortgage banking division were $40,652,000, an increase of $18,263,000 compared to $22,389,000 of noninterest expense for the first nine months of 2014. The largest contributor to this increase was a $16,816,000 increase in salaries and benefits, which totaled $33,968,000 for the nine months of 2015, compared to $17,152,000 for the same period in 2014.

Beyond the impact of the noninterest income and expense from this division, the Bank earns interest income at the respective note rates on the balance of loans originated by the division from the time the loan is funded until it is sold to a secondary market investor. For the nine months ended September 30, the average outstanding daily balance of residential loans available for sale was $147,774,000 in 2015 and $88,051,000 in 2014. The interest income earned on these loans available for sale was $3,953,000 and $2,845,000 during the first three quarters of 2015 and 2014, respectively.

Note 5 - Net Interest Income

The Bank’s net interest income is determined by the level of our earning assets, primarily loans outstanding, and the management of our net interest margin.

The impact of the interest rate environment on net interest income is seen in the Prime interest rate, which has been set at a historical low rate of 3.25% since December 16, 2008.  This historic low Prime interest rate has had an extremely negative impact on the yield earned by the Bank on that portion of the loan portfolio that carry rates based on the Prime interest rate index.  At September 30, 2015 and September 30, 2014 the Bank held $138,028,000 and $116,027,000 respectively, in loans carrying rates based on the Prime interest rate index.

For the nine months ended September 30, 2015, net interest income totaled $12,724,000 as compared to $11,191,000 for the same period in 2014, for an increase of $1,533,000, or 14%. Total interest income increased $1,455,000 or 11% to $14,563,000 at September 30, 2015 as compared to $13,108,000 for the same period last year. Interest and fees on loans increased by $1,675,000, or 14%, to $13,955,000 in the nine months ended September 30, 2015 from $12,280,000 in the nine months ended September 30, 2014. During the first nine months of 2015, the bank’s average total loan portfolio increased $64,452,000 from the same period reported at September 30, 2014. Interest income on investment securities decreased by $222,000, or 27%, to $602,000 in the nine months ended September 30, 2015 compared to $824,000 in the nine months ended September 30, 2014. Total interest expense decreased by $79,000, or 4%, to $1,839,000 for the nine months ended September 30, 2015 compared to $1,918,000 for the same period in 2014. The net interest margin and the interest rate spread were 3.90% and 3.80%, respectively, for the nine months ended September 30, 2015. The net interest margin realized on earning assets and the interest rate spread were 3.93% and 3.83%, respectively, for the nine months ended September 30, 2014.

F-56

Note 6 - Provision and Allowance for Loan Losses

There are risks inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers, and, in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral.  We establish and maintain an allowance for loan losses based on a number of qualitative factors including, among other things, historical experience, evaluation of economic conditions, regular reviews of delinquencies and loan portfolio quality and a number of assumptions about future events, which we believe to be reasonable, but which may not prove to be accurate.  We believe that changes in economic and industry conditions capture the impact of general declines in the value of collateral property, and in this way our qualitative factors reflect general declines in collateral values.

To the extent that the recovery of loan balances has become collateral dependent, we obtain appraisals not less than annually, and then we reduce these appraised values for selling and holding costs to determine the liquidated value.  Any shortfall between the liquidated value and the loan balance is charged against the allowance for loan losses in the month the related appraisal was received.  In the ordinary course of managing and monitoring nonperforming loans, information may come to our attention that indicates the collateral value has declined further from the value established in the most recent appraisal.  Such other information may include prices on recent comparable property sales or internet based property valuation estimates.  In cases where this other information is deemed reliable, and the impact of a further reduction in collateral value would result in a further loss to the Company, we will record an increase to the allowance to reflect the additional estimated collateral shortfall.

The provision for loan losses is the periodic charge to operating earnings that management believes is necessary to maintain the allowance for possible loan losses at an adequate level.  The amounts of these periodic charges are based on management’s analysis of the potential risk in the loan portfolio.  This analysis includes, among other things, evaluation of the trends in key loan portfolio metrics as follows:

(In thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Portfolio loans, gross	$274,704	$272,115	$270,230	$272,757	$267,393	$258,022	$253,803	$244,543

Loans past due > 30 days and still accruing interest	$2,302	$1,752	$2	$806	$455	$1,720	$152	$785

Loans on nonaccrual	$3,484	$4,176	$4,629	$4,330	$2,881	$2,787	$2,045	$2,116
(as a % of loans, gross)	1.27%	1.53%	1.71%	1.59%	1.08%	1.08%	0.81%	0.87%

Net loan charge offs (recoveries)	$8	$21	$(76)	$72	$256	$85	$249	$64
(as a % of loans, gross)	0.00%	0.01%	(0.03)%	0.03%	0.10%	0.03%	0.10%	0.03%

Portfolio loans, gross addresses the impact on the provision for loan losses from changes in the size and composition of our loan portfolio.  In the past we applied various reserve factors to our portfolio based on the risk-rated categories of loans because we had relatively little charge off activity prior to the quarter ended December 31, 2008.  As a result of increasing charge off activity over the past seven years, we now rely more on historical levels and trends to establish various reserve percentages based on the relative inherent risk for a particular loan type and grade.  The inherent risk is established based on peer group data, information from regulatory agencies, the experience of the Bank’s lending officers, and recent trends in portfolio losses.  These reserve factors are continuously evaluated and subject to change depending on trends in national and local economic conditions, the depth of experience of the Bank’s lenders, delinquency trends and other factors.  We have made an effort over the last several years to lower the risk profile of our loan portfolio. In doing so, the increase in our loan portfolio size over the last several years reflects a shift in composition from higher risk rated commercial and construction loans to lower risk rated owner occupied residential real estate loans. This has moderated to some degree the inherent risk in our expanding loan portfolio.

F-57

Loans past due greater than 30 days and still accruing interest has proven to be a useful leading indicator of directional trends in future loan losses. As the level of this metric rises, expectations are for a comparable increase in loans moving into a nonaccrual status and ultimately foreclosure resulting in increased losses. This pattern has been observed in the past where increasing trends in loans past due greater than 30 days and still accruing are followed in future quarters with the same directional changes in the level of loans on nonaccrual.  The level of loans past due greater than 30 days and still accruing interest totaled $2,302,000 at September 30, 2015, an increase of $1,847,000 as compared to $455,000 at September 30, 2014. This increase in past due loans occurred primarily during the last two quarters and reflects the impact of four long standing borrowing relationships that were responsible for the majority of the $2,300,000 increase in the balance over the previous two quarters. As such, the deterioration in this credit metric over the last two quarters reflects ongoing legacy credit challenges rather than indications of possible negative trends from recent portfolio growth. As a leading indicator, this metric suggests that relatively stable loan quality trends may be expected to continue in the current economic and interest rate environment. Management will continue to carefully monitor past due loans and work aggressively to manage loan delinquency levels.  While the long term trend in credit quality over the last several years has improved, we can expect that ups and downs as experienced over the last few quarters may continue to occur.

Loans on nonaccrual has been another leading indicator of potential future losses from loans. We typically place loans on nonaccrual status when they become 90 days past due. In addition to the interest lost when a loan is placed on nonaccrual status, there is an increased probability of a loan on nonaccrual moving into foreclosure with a potential loss outcome. Although it is not shown in the table above, the level of loans on nonaccrual peaked at $25,925,000 at June 30, 2009 and then declined by 50% over the following three quarters to $12,992,000 at March 31, 2010. From that March 31, 2010 low point, loans on nonaccrual gradually increased again to peak at $25,399,000 in mid-2011 which was very near the mid-2009 high point. Once again we saw a downward trend over the following nine quarters, however after the mid-2011 spike the improvement in nonaccrual balances has generally been sustained. The September 30, 2015 nonaccrual balance of $3,484,000 is a decrease of $692,000 over the balance of nonaccrual loans at June 30, 2015. While management is generally encouraged by the long term improvement in nonaccrual loans, we remain vigilant in our loan monitoring and loss mitigation efforts.

Net loan charge offs or recoveries reflect our practice of charging recognized losses to the allowance and adding subsequent recoveries back to the allowance.

Prior to the fourth fiscal quarter of 2008, we had very little charge off activity and therefore, had limited historical information upon which to base past estimates. Since 2009 charge off activity has been volatile and difficult to predict, but we continue to assess the implications of trends in recent charge off activity on potential future losses. The recent volatility in the level of quarterly net loan charge offs or recoveries makes it difficult to identify a specific trend or establish reliable future expectations. As a result, there can be no assurance that charge offs of loans in future periods will not increase or exceed the allowance for loan losses as estimated at any point in time or that provisions for loan losses will not be significant to a particular accounting period. Thus, there is a risk that substantial additional increases in the allowance for loan losses could be required, which would result in a decrease in our net income and possibly our capital.

In addition to considering the metrics described above, we evaluate the collectability of individual loans, the balance of impaired loans, economic conditions that may affect the borrower’s ability to repay, the amount and quality of collateral securing the loans and a review of specific problem loans.

(In thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Provision during quarter ended	$57	$33	$260	$266	$223	$473	$256	$83

Provision added in excess of net charge-offs	$49	$12	$336	$194	$(33)	$388	$7	$19

Allowance for loan losses	$5,226	$5,177	$5,165	$4,829	$4,635	$4,668	$4,280	$4,273
(as a % of loans, gross)	1.90%	1.90%	1.91%	1.77%	1.73%	1.81%	1.69%	1.75%

The difference between the amount of the provision for loan losses and net loan charge offs will result in expansion or shrinkage to the level of the allowance for loan losses.

From a historical perspective, prior to 2008, while the level of loans on nonaccrual was relatively stable, the allowance for loan losses was maintained in the range of 1.2% to 1.3% of the balance of gross loans. As we moved into 2008 and experienced an increase in loans on nonaccrual, it was determined that an increase to the allowance level was appropriate given the projected increased risk of loss, so the allowance was increased to a range of 1.4% to 1.6% during 2008. The weakening of the loan portfolio performance continued into 2009 with actual loss levels that exceeded projections from earlier in 2008, resulting in the decision to increase the allowance level further, to the range of 1.6% to 1.8% in early 2009. With nonaccrual loans reaching a peak in mid-2009, further analysis and projections of potential loan losses in the Bank’s existing portfolio supported a further increase in the allowance level to a range of 2.0% to 2.3% of gross loans outstanding, which was sustained through the end of 2012. As we moved into the final two quarters of 2012 and first three quarters of 2013 we experienced significant improvement in loan portfolio performance with most key asset quality metrics improving to levels last reported during 2008. Based on these improving trends and current projections of future potential loses, we have reduced our target allowance level to a range of 1.60% to 1.90% of gross loans outstanding. Management believes that the changes in the level of the allowance for loan losses are directionally consistent with the trends observed in the various asset quality metrics discussed above.

Management continues to carefully monitor past due and nonaccrual loans. Management acknowledges that future asset quality results may vary from our estimates and expectations, resulting in negative asset quality metrics, which could have a material adverse effect on our results of operations and financial condition.

F-58

Note 7 - Noninterest Income

Noninterest income for the nine months ended September 30, 2015 totaled $45,117,000, an increase of $20,264,000 or 82%, as compared to $24,853,000 for the nine months ended September 30, 2014.  The largest increase was in mortgage banking income, which increased $22,890,000 to $44,128,000 for the nine months of 2015, compared to $21,238,000 for the same period of 2014. The increase in mortgage banking income is primarily the result of a $603 million increase, or 69%, in mortgages funded for the nine month period ending September 30, 2015 compared to the same period in 2014.

Note 8 - Noninterest Expense

Total noninterest expense for the nine months ended September 30, 2015 was $49,969,000, as compared to $32,003,000 for the same period in 2014.  The largest contributor to this increase was in expenses related to salaries and benefits, which increased $16,837,000 or 74% to $39,628,000 during the first nine months of 2015 compared to $22,791,000 during the nine months ending September 30, 2014 due to the increase of commission based compensation in the mortgage banking division. Expenses related to other real estate owned decreased $472,000 or 48% to $512,000 during the first nine months of 2015 compared to $984,000 during the nine months ending September 30, 2014.  This improvement is the result of a decline of $460,000 in losses on sale, a reduction of $187,000 in expenses related to holding those properties, offset by an increase of $175,000 in valuation write-downs.

Note 9 – Investment Securities

Investment securities are as follows:

	September 30, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale
State and municipal securities	$3,143,078	$263,225	$—	$3,406,303
Mortgage-backed securities	17,795,278	323,375	(10,244)	18,108,409
	$20,938,356	$586,600	$(10,244)	$21,514,712
Held to maturity
Corporate debt securities	$100,000	$—	$—	$100,000
	$100,000	$—	$—	$100,000
	December 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale
State and municipal securities	$3,165,203	$294,072	$—	$3,459,275
Mortgage-backed securities	21,120,101	301,808	(44,559)	21,377,350
	$24,285,304	$595,880	$(44,559)	$24,836,625

Note 10 — Loans and allowance for loan losses

The composition of loans is summarized as follows:

	September 30, 2015	December 31, 2014
Commercial and financial	$19,696,485	$13,267,236
Agricultural	2,966	3,747
Real estate – construction, commercial	23,302,078	24,420,805
Real estate – construction, residential	10,629,461	9,356,855
Real estate – mortgage, commercial	102,110,769	97,704,811
Real estate – mortgage, residential	117,447,785	126,418,534
Real estate – mortgage, farmland	256,405	263,847
Consumer installment loans	1,257,754	1,320,835
Gross loans	274,703,703	272,756,670
Less: Allowance for loan losses	5,226,359	4,828,899
Net loans	$269,477,344	$267,927,771

F-59

The Bank grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade areas of Beaufort County, South Carolina and Nassau County, Florida. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

Loans exhibiting one or more of the following attributes are placed on a nonaccrual status:

a.)	Principal and/or interest is 90 days or more delinquent, unless the obligation is (i) well secured by collateral with a realizable value sufficient to discharge the debt including accrued interest in full, and (ii) in the process of collection, which is reasonably expected to result in repayment of the debt or in its restoration to a current status.

b.)	A borrower’s financial condition has deteriorated to such an extent, or some condition exists, that makes collection of interest and/or principal in full unlikely in management’s opinion.

c.)	Foreclosure or legal action has been initiated as a result of default by the borrower on the terms of the debt.

The following is a summary of current, past due and nonaccrual loans:

	September 30, 2015
(In thousands)	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days Past Due & Accruing	Nonaccrual	Total Past Due & Nonaccrual	Current Loans	Total Loans
Commercial and financial	$—	$—	$—	$—	$—	$19,697	$19,697
Agricultural	—	—	—	—	—	3	3
Real estate – construction, commercial	—	—	—	547	547	22,755	23,302
Real estate – construction, residential	—	—	—	356	356	10,273	10,629
Real estate – mortgage, commercial	1,715	—	—	1,249	2,964	99,147	102,111
Real estate – mortgage, residential	468	118	—	1,332	1,918	115,530	117,448
Real estate – mortgage, farmland	—	—	—	—	—	256	256
Consumer installment loans	1	—	—	—	1	1,257	1,258
	$2,184	$118	$—	$3,484	$5,786	$268,918	$274,704

	December 31, 2014
(In thousands)	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days Past Due & Accruing	Nonaccrual	Total Past Due & Nonaccrual	Current Loans	Total Loans
Commercial and financial	$7	$—	$—	$91	$98	$13,169	$13,267
Agricultural	—	—	—	—	—	4	4
Real estate – construction, commercial	451	—	—	210	661	23,760	24,421
Real estate – construction, residential	54	—	—	—	54	9,303	9,357
Real estate – mortgage, commercial	—	—	—	2,555	2,555	95,150	97,705
Real estate – mortgage, residential	294	—	—	1,474	1,768	124,650	126,418
Real estate – mortgage, farmland	—	—	—	—	—	264	264
Consumer installment loans	—	—	—	—	—	1,321	1,321
	$806	$—	$—	$4,330	$5,136	$267,621	$272,757

F-60

Other Risk Elements in the Loan Portfolio

The following is a summary of other risk elements in the loan portfolio:

	Loans with Interest Only Payments
(In thousands)	September 30, 2015		December 31, 2014
Commercial and financial	2,905	7%	3,247	8%
Agricultural	3	––%	4	––%
Real estate – construction, commercial	4,365	11%	9,070	21%
Real estate – construction, residential	10,367	26%	4,857	11%
Real estate – mortgage, commercial	5,420	13%	5,442	13%
Real estate – mortgage, residential	17,421	43%	19,719	47%
Consumer installment loans	70	––%	81	––%
	$40,551		$42,420

As shown above, we have a moderate concentration of interest only loans in our portfolio, and such loans are generally regarded as carrying a higher risk profile than fully amortizing loans. It is important to note that none of the interest only loans in our portfolio allow negative amortization, nor do we have any loans with capitalized interest reserves.

Balances within the major loans receivable categories and geographic concentration of the loan portfolio are presented below:

	Geographic Concentration of Loan Portfolio
	September 30, 2015
(In thousands)	Florida	Georgia	South Carolina	Other
Commercial and financial	$10,670	$4,147	$2,815	$2,065
Agricultural	—	—	3	—
Real estate – construction, commercial	9,900	2,347	6,998	4,057
Real estate – construction, residential	2,833	3,300	3,852	644
Real estate – mortgage, commercial	49,989	17,342	31,415	3,365
Real estate – mortgage, residential	46,575	33,397	26,296	11,180
Real estate – mortgage, farmland	—	256	—	—
Consumer installment loans	315	267	605	71
	$120,282	$61,056	$71,984	$21,382
	Geographic Concentration of Loan Portfolio
	December 31, 2014
(In thousands)	Florida	Georgia	South Carolina	Other
Commercial and financial	$6,346	$2,333	$3,604	$984
Agricultural	—	—	4	—
Real estate – construction, commercial	9,025	2,232	11,511	1,653
Real estate – construction, residential	3,459	2,420	3,450	28
Real estate – mortgage, commercial	47,911	15,417	31,324	3,053
Real estate – mortgage, residential	48,560	41,045	28,599	8,214
Real estate – mortgage, farmland	—	264	—	—
Consumer installment loans	424	274	549	74
	$115,725	$63,985	$79,041	$14,006

We also monitor and evaluate several other loan portfolio characteristics at a total portfolio level rather than by major loan category. These characteristics include:

Junior Liens – Loans secured by liens in subordinate positions tend to have a higher risk profile than loans secured by liens in the first or senior position. At September 30, 2015 the Company held $18,054,000 of loans secured by junior liens, which represented approximately 6.7% of the total net loan portfolio. Net loan recoveries in excess of charge offs totaled 20,000 in the nine months ended September 30, 2015 for all loans secured by junior liens for an annualized net recovery rate of 0.01%. At December 31, 2014 the Company held $17,681,000 of loans secured by junior liens which represented approximately 6.5% of the total net loan portfolio. Net loan charge-offs totaled $356,000 for the twelve months ended December 31, 2014 for all loans secured by junior liens representing a loss rate of 2.0%.

F-61

High Loan to Value Ratios – Typically the Company will not originate a new loan with a loan to value (LTV) ratio in excess of 100%. However, declines in collateral values can result in the case of an existing loan renewal with an LTV ratio in excess of 100% based on the current appraised value of the collateral. In such cases the borrower may be asked to pledge additional collateral or to renew the loan for a lesser amount. If the borrower lacks the ability to pay down the loan or provide additional collateral, but has the ability to continue to service the debt, the loan will be renewed with an LTV ratio in excess of 100%. At September 30, 2015 the loan portfolio included 50 loans with an aggregate balance of $13,229,000, or 4.9% of the net loan portfolio, with LTV ratios in excess of 100%. At December 31, 2014 the loan portfolio included 59 loans with an aggregate balance of $20,053,000, or 7.4% of the net loan portfolio, with LTV ratios in excess of 100%.

Restructured Loans – Historically, the Company has followed a conservative approach by classifying any loan as restructured whenever the terms of a loan were adjusted to the benefit of any borrower in financial distress, regardless of the status of the loan at the time of restructuring. In some cases we have restructured loans for borrowers who were not delinquent, but for various reasons these borrowers were experiencing financial distress that raised a doubt about their continued ability to make payments under current terms. By adjusting the terms of the loan to better fit the borrower’s current financial condition, expectations are that the loan will avoid a future default. In other cases we have restructured loans for borrowers who were in default at the time the loan terms were restructured. The expectation is that by adjusting the terms of such loans, the borrower may begin to make payments again based on the improved loan terms.

 The types of changes that are made for troubled borrowers to restructure their obligations include the following:

•	Deferral of one or more scheduled loan payments to a future date

•	Temporary or permanent reduction of the loan interest rate

•	Conversion from principal and interest payment term to an interest only payment term on a temporary basis, or until maturity

•	Forgiveness of accrued but uncollected interest

•	Extension of loan maturity date

•	Reduction in principal due under the loan agreement

The potential financial effects of restructuring troubled debts includes a reduction in the level of interest income collected, a complete loss of interest income, or a loss of some portion of the original loan principal. All troubled debt restructurings are tested for impairment. If a loan is considered to be collateral dependent, the measurement of impairment is based on the fair value of the collateral, net of estimated liquidation costs. If the loan is not considered to be collateral dependent, the present value of expected cash flows is used to determine any amount of impairment. Any impairment is then charged to the allowance for loan and lease losses or designated as a specific reserve, and as such will be considered as a component of the reserve calculation.

The following table provides a summary of all loans that are currently designated as restructured for regulatory purposes.

	September 30, 2015			December 31, 2014
Troubled debt restructurings	Number of loans	Recorded Investment	Unpaid Principal Balance	Number of loans	Recorded Investment	Unpaid Principal Balance
Real estate – mortgage	11	5,264,490	5,401,447	12	6,659,886	7,018,289
Total troubled debt restructurings	11	5,264,490	5,401,447	12	$6,659,886	$7,018,289

F-62

The following table provides the payment status as of September 30, 2015 and September 30, 2014 of all loans that were restructured in the twelve month periods ending on those respective dates. None of the loans that were restructured in the preceding twelve months as of September 30, 2015 or September 30, 2014 were greater than 30 days past due or on non-accrual status.

	September 30, 2015		September 30, 2014
	Number of loans	Recorded Investment	Number of loans	Recorded Investment
Restructured loans less than 30 days past due
Real estate – mortgage, commercial	2	871,958	—	$—
Total restructured loans less than 30 days past due	2	871,958	—	$—

Loans classified as Special Mention or Substandard – Management evaluates all loan relationships periodically in order to assess the financial strength of the borrower and the value of any underlying collateral. Loans that are found to have a potential or actual weakness are classified as special mention or substandard and subject to increased monitoring by management. This typically includes frequent contact with the borrower to actively manage the borrowing relationship as needed to rehabilitate or mitigate the weakness identified. A summary of loan credit quality is presented below:

(In thousands)	September 30, 2015
	Pass	Special Mention	Substandard	Total
Commercial and financial	$19,355	$85	$257	$19,697
Agricultural	3	—	—	3
Real estate – construction, commercial	23,302	—	—	23,302
Real estate – construction, residential	10,629	—	—	10,629
Real estate – mortgage, commercial	94,638	4,500	2,973	102,111
Real estate – mortgage, residential	115,933	433	1,082	117,448
Real estate – mortgage, farmland	256	—	—	256
Consumer installment loans	1,257	—	1	1,258
	$265,373	$5,018	$4,313	$274,704
(In thousands)	December 31, 2014
	Pass	Special Mention	Substandard	Total
Commercial and financial	$12,056	$1,100	$111	$13,267
Agricultural	4	—	—	4
Real estate – construction, commercial	23,759	452	210	24,421
Real estate – construction, residential	9,357	—	—	9,357
Real estate – mortgage, commercial	92,949	2,128	2,628	97,705
Real estate – mortgage, residential	123,308	1,579	1,531	126,418
Real estate – mortgage, farmland	264	—	—	264
Consumer installment loans	1,319	—	2	1,321
	$263,016	$5,259	$4,482	$272,757

Management has established an allowance for loan losses through a provision for loan losses charged to expense on the statement of earnings. Additions to the allowance for loan losses are made periodically to maintain the allowance at an appropriate level based on management’s analysis of the potential risk in the loan portfolio. The allowance for loan losses represents an amount, which is believed to be adequate to absorb probable losses on existing loans that may become uncollectible. Management’s judgment as to the adequacy of the allowance for loan losses is based upon a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove to be accurate. To the extent that the recovery of loan balances has become collateral dependent, the Bank obtains appraisals not less than annually, and then reduces these appraised values by the amount estimated for selling and holding costs to determine the liquidated value. Any shortfall between the liquidated value and the loan balance is charged against the allowance for loan losses in the month the related appraisal was received. Losses will undoubtedly vary from management estimates, and there is a possibility that charge-offs can reduce this allowance. Management’s determination of the allowance for loan losses is based on evaluations of the collectability of loans, including consideration of factors such as the balance of impaired loans, the quality, mix, and size of the overall loan portfolio, economic conditions that may affect the borrower’s ability to repay, commercial and residential real estate market trends, the amount and quality of collateral securing the loans, the Bank’s historical loan loss experience, and a review of specific problem loans. Management also considers subjective issues such as changes in the lending policies and procedures, changes in the local/national economy, changes in volume or type of credits, changes in volume/severity of problem loans, quality of loan review and board of director oversight, concentrations of credit, and peer group comparisons.

F-63

An analysis of the activity in the allowance for loan losses is presented below:

	For the nine Months Ended September 30,
	2015	2014
Balance, beginning of year	$4,828,899	$4,273,099
Provision for loan losses	350,354	951,447
Loans charged off	(165,440)	(924,420)
Recoveries of loans previously charged off	212,546	334,397
Balance, end of period	$5,226,359	$4,634,523

Note 11 — SBA Loan Servicing Rights

Loan Servicing Rights (LSR) are initially booked at an estimated original fair value during the current quarter. At quarter end the estimated original fair value is determined by an independent evaluation at loan level detail, less accumulated amortization with any resulting adjustment to SBA loan income. Amortization is recorded over the expected life of the loan as a component of SBA loan income. Under the amortization method, loan servicing rights are amortized in proportion to, and over the period of, estimated servicing income. The LSR asset is evaluated for impairment at the end of each quarter, by obtaining a current fair value from an independent third party. For the period ended September 30, 2015, the carrying value of the SBA LSRs was $1,429,000 and the fair value of the SBA LSRs was $1,790,000. As of December 31, 2014, the carrying value of the SBA LSRs was $1,659,000 and the fair value of the SBA LSRs was $1,970,000. As a result of the quarterly independent valuation process, no valuation allowance was required at either period end. The related balance of SBA loans participated and serviced for others was $77,634,000 at September 30, 2015 and $82,474,000 at December 31, 2014.

The fair value of loan servicing rights typically rises as market interest rates increase and declines as market interest rates decrease; however, the extent to which this occurs depends in part on (1) the magnitude of changes in market interest rates, and (2) the differential between the then current market interest rates for mortgage loans and the mortgage interest rates included in the loan-servicing portfolio. Since sales of mortgage servicing rights tend to occur in private transactions and the precise terms and conditions of the sales are typically not readily available, there is a limited market to refer to in determining the fair value of loan servicing rights. As such, like other participants in the SBA loan servicing business, we determine value of loan servicing rights by estimating the present value of the future income stream attained from all of the servicing related cash flows. The value is the sum on the present value of these future income streams, which is impacted by assumptions on prepayment speeds, age and type of the underlying mortgage, and the rate at which these cash flows are discounted. The present value of the portfolio’s expected stream of future cash flows is determined though a loan level analysis utilizing assumptions that would be used by other market participants. The valuation incorporates a five step process. Three income elements that include servicing value, remittance value, and additional income are determined as a present value of the respective estimated cash flows from each loan. Finally, the servicing cost, also expressed as a dollar amount per loan, is valued. The net servicing value for each loan is then determined by subtracting the servicing cost from the three income values.

Note 12 — Other Real Estate Owned

A summary of other real estate owned is presented as follows:

	Nine Months Ended September 30,
	2015	2014
Balance, beginning of year	$7,322,404	$11,544,720
Additions	871,142	1,423,319
Disposals	(1,408,790)	(4,350,422)
Valuation write downs and losses on sales	(452,446)	(737,548)
Balance, end of period	$6,332,310	$7,880,069

Expenses related to other real estate owned include the following:

	Nine Months Ended September 30,
	2015	2014
Net loss/(gain) on sales of real estate	$(20,420)	$439,427
Valuation write downs	472,866	298,121
Operating expenses	59,733	246,345
	$512,179	$983,893

F-64

Other real estate owned represents collateral property taken back from borrowers in partial or full satisfaction of their defaulted debt obligation to the Company.  We track our historical experience of loans that ultimately convert to other real estate owned by collateral type and by geographic exposure as shown on the following tables:

	Book Value of Other Real Estate at September 30, 2015
(In thousands)	Florida	South Carolina	Total
Residential	$223	$—	$223
Commercial	2,393	992	3,385
Finished lots	227	574	801
Raw land	1,727	196	1,923
	$4,570	$1,762	$6,332

	Number of Parcels at September 30, 2015
	Florida	South Carolina	Total
Residential	1	—	1
Commercial	4	7	11
Finished lots	4	38	42
Raw land	5	1	6
	14	46	60
	Book Value of Other Real Estate at December 31, 2014
(In thousands)	Florida	South Carolina	Total
Residential	$223	$159	$382
Commercial	2,410	1,627	4,037
Finished lots	263	551	814
Raw land	1,834	255	2,089
	$4,730	$2,592	$7,322

	Number of Parcels at December 31, 2014
	Florida	South Carolina	Total
Residential	1	3	4
Commercial	2	9	11
Finished lots	6	38	44
Raw land	5	1	6
	14	51	65

F-65

During the nine months ended September 30, 2015 we sold a total of 11 other real estate owned properties with a total book value of $1,388,000.  The net proceeds from these sales were $1,409,000, which resulted in a net recovery of approximately 79.7% of the original loan amounts and 101.5% of the book value of the other real estate sold. During the nine months ended September 30, 2014 we sold a total of 97 other real estate owned properties with a total book value of $4,790,000.  The net proceeds from these sales were $4,350,000, which resulted in a net recovery of approximately 52.2% of the original loan amounts and 90.8% of the book value of the other real estate sold.

The Bank’s special asset group is charged with the administration and liquidation of other real estate owned.  Our approach has been to manage each property individually in such a way as to maximize our net proceeds upon sale.   Management continues to evaluate other methods to liquidate these properties more quickly, but such methods typically result in a much lower recovery relative to the original loan amount.  Management attempts to balance the desire to aggressively drive down the level of nonperforming assets with the objective to maximize recovery levels from liquidation of these assets.

Note 13 — Deposits

Total deposits increased by $3,422,000 or 1.20%, to a total of $289,085,000 at September 30, 2015 from $285,663,000 at December 31, 2014. This increase was driven primarily as a result of the net increase in both non-interest bearing and interest bearing demand deposits. Noninterest-bearing demand deposits increased $8,632,000 or 25%, while interest-bearing demand deposits increased $5,146,000 or 4%. The Company has expanded its use of short term brokered deposits with terms of 4 to 13 weeks despite the fact that these brokered deposits tend to carry slightly higher interest rates than comparable term core retail deposits. The advantage of using short term brokered deposits is that substantial amounts can be raised quickly as needed to fund the volatile mortgage banking liquidity needs. Brokered deposits are issued in individual’s names and in the names of trustees with balances participated out to others. Core retail deposits are deposits which are gathered in the normal course of business, without the use of a broker. Core reciprocal deposits are gathered in the same manner as core retail deposits, but the funds are participated out to other banks through use of the CDARS reciprocal transactions program. The CDARS program allows depositors to obtain FDIC insurance for deposits up to $50 million by exchanging the portions of their deposits in excess of FDIC insurance limitations with other financial institutions participating in the CDARS program. In return, we receive an equal amount of deposits back from other CDARS participating financial institutions, such that there is no net change in the level of total deposits on our balance sheet.

Balances within the major deposit categories are as follows:

	September 30, 2015
(In thousands)	Core Retail Deposits	Core CDAR’s Deposits	Brokered Deposits	Total Deposits
Noninterest-bearing demand deposits	$43,562	—	—	43,562
Interest-bearing demand deposits	122,896	—	—	122,896
Savings deposits	5,159	—	—	5,159
Certificates of deposit $100,000 and over	38,352	28,818	241	67,411
Other time deposits	2,041	1,174	46,842	50,057
	$212,010	29,992	47,083	289,085
	December 31, 2014
(In thousands)	Core Retail Deposits	Core CDAR’s Deposits	Brokered Deposits	Total Deposits
Noninterest-bearing demand deposits	$34,930	$—	$—	$34,930
Interest-bearing demand deposits	117,750	—	—	117,750
Savings deposits	4,510	—	—	4,510
Certificates of deposit $100,000 and over	41,050	35,826	—	76,876
Other time deposits	36,589	1,168	13,840	51,597
	$234,829	$36,994	$13,840	$285,663

F-66

Note 14 - Other Borrowings

Other Borrowings of $88,800,000 at September 30, 2015 are composed of advances from the Federal Home Loan Bank of Atlanta (FHLB) and represent a $5,300,000 increase from $83,500,000 at December 31, 2014.

FHLB advances outstanding and related terms at September 30, 2015 and December 31, 2014 are shown in the following tables:

		FHLB Advances Outstanding September 30, 2015
Type advance	Balance	Interest rate	Maturity date	Convertible date
Fixed rate	$7,000,000	0.22%	October 8, 2015
Fixed rate	15,000,000	0.23%	October 14, 2015
Fixed rate	25,000,000	0.20%	October 28, 2015
Fixed rate	5,000,000	1.95%	August 9, 2016
Fixed rate	2,500,000	0.94%	July 28, 2017
Fixed rate	2,000,000	2.84%	August 9, 2017
Convertible fixed rate	2,000,000	3.69%	September 7, 2017	December 7, 2015
Fixed rate	2,500,000	1.32%	July 30, 2018
Fixed rate	3,000,000	2.94%	August 9, 2018
Fixed rate	2,500,000	1.70%	July 24, 2019
Fixed rate	2,500,000	1.98%	July 24, 2020
Variable rate overnight	19,800,000	0.36%
Total	$88,800,000	0.72%
		FHLB Advances Outstanding December 31, 2014
Type advance	Balance	Interest rate	Maturity date	Convertible date
Fixed rate	$10,000,000	0.18%	January 5, 2015
Fixed rate	5,000,000	0.23%	January 26, 2015
Fixed rate	10,000,000	0.20%	January 28, 2015
Fixed rate	5,000,000	0.20%	January 28, 2015
Fixed rate	10,000,000	0.19%	January 28, 2015
Fixed rate	5,000,000	2.09%	August 10, 2015
Fixed rate	5,000,000	1.95%	August 9, 2016
Fixed rate	2,000,000	2.84%	August 9, 2017
Convertible fixed rate	2,000,000	3.69%	September 7, 2017	March 7, 2015
Fixed rate	3,000,000	2.94%	August 9, 2018
Variable rate overnight	26,500,000	0.36%
Total	$83,500,000	0.71%

Note 15 - Junior Subordinated Debentures

In May 2004, Coastal Banking Company Statutory Trust I issued $3.0 million of trust preferred securities with a maturity of July 23, 2034. The proceeds from the issuance of the trust preferred securities were used by the Trust to purchase $3,093,000 of the Company’s junior subordinated debentures, which pay interest quarterly at a floating rate equal to 3 month LIBOR plus 275 basis points. The Company used the proceeds from the sale of the junior subordinated debentures to strengthen the capital position of the Bank and to accommodate current and future growth. The current regulatory rules allow certain amounts of junior subordinated debentures to be included in the calculation of regulatory capital, and have been included in the Tier I calculation accordingly. The debentures and related accrued interest represent the sole asset of the Trust.

F-67

The Company has entered into contractual arrangements which, taken collectively, fully and unconditionally guarantee payment of: (i) accrued and unpaid distributions required to be paid on the trust preferred securities; (ii) the redemption price with respect to any trust preferred securities called for redemption by Trust I, and (iii) payments due upon a voluntary or involuntary dissolution, winding up, or liquidation of the Trust I. The trust preferred securities must be redeemed upon maturity of the debentures on July 23, 2034, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by the Trust I in whole or in part, on or after July 23, 2009. As specified in the indentures, if the debentures are redeemed prior to maturity, the redemption price will be the unpaid principal amount, plus any accrued unpaid interest.

In June 2006, Coastal Banking Company Statutory Trust II issued $4.0 million of trust preferred securities with a maturity of September 30, 2036. The proceeds from the issuance of the trust preferred securities were used by the Trust to purchase $4,124,000 of the Company’s junior subordinated debentures, which pay interest quarterly at a floating rate equal to 3 month LIBOR plus 160 basis points. The Company used the proceeds from the sale of the junior subordinated debentures to strengthen the capital position of the Bank and to accommodate current and future growth. The current regulatory rules allow certain amounts of junior subordinated debentures to be included in the calculation of regulatory capital, and have been included in the Tier I calculation accordingly. The debentures and related accrued interest represent the sole asset of the Trust.

The Company has entered into contractual arrangements which, taken collectively, fully and unconditionally guarantee payment of: (i) accrued and unpaid distributions required to be paid on the trust preferred securities; (ii) the redemption price with respect to any trust preferred securities called for redemption by Trust II, and (iii) payments due upon a voluntary or involuntary dissolution, winding up, or liquidation of the Trust II. The trust preferred securities must be redeemed upon maturity of the debentures on September 30, 2036, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by the Trust II in whole or in part, on or after September 30, 2011. As specified in the indentures, if the debentures are redeemed prior to maturity, the redemption price will be the unpaid principal amount, plus any accrued unpaid interest.

As of September 30, 2015, the Company has paid all interest payments due on all trust preferred securities.

Note 16 – Employee Stock Purchase Plan

On February 27, 2013 the Board of Directors approved the adoption of the Coastal Banking Company Employee Stock Purchase Plan (the “Plan”) effective April 1, 2013, and set aside 250,000 shares of common stock for issuance under the Plan. The Plan allows eligible full time employees to direct an after-tax deduction from their pay to be accumulated and disbursed once per quarter to purchase newly issued common stock in the Company at a 5% discount to fair market value on the final day of each calendar quarter. Total shares purchased through the plan were 20,623 shares for the nine month period ended September 30, 2015 and 15,828 shares for the year ending December 31, 2014. The 5% discount to fair market value is considered compensation cost to the Company and it totaled $9,764 for the nine month period ended September 30, 2015 and $6,005 for the year ended December 31, 2014.

Note 17 – Reclassifications

Certain amounts reported as of December 31, 2014, or the periods ended September 30, 2014, have been reclassified to conform with the presentation of September 30, 2015.  These reclassifications had no effect on previously reported net loss or shareholders’ equity.

F-68

FINANCIAL STATEMENTS OF FIRST AVENUE NATIONAL BANK

FIRST AVENUE NATIONAL BANK

OCALA, FLORIDA

FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

FIRST AVENUE NATIONAL BANK

OCALA, FLORIDA

FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

G-1

INDEPENDENT AUDITOR’S REPORT

To The Board of Directors

First Avenue National Bank

Ocala, Florida

We have audited the accompanying financial statements of First Avenue National Bank, which comprise the statements of financial condition as of December 31, 2014 and 2013, and the related statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Avenue National Bank as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Saltmarsh, Cleaveland & Gund

Orlando, Florida

April 7, 2015

G-2

FIRST AVENUE NATIONAL BANK
STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2014 AND 2013

ASSETS

	2014	2013

Cash and due from banks	$3,287,496	$2,798,341
Interest-bearing deposits in banks	1,718,183	4,220,985
Total cash and cash equivalents	5,005,679	7,019,326
Securities available for sale	7,656,591	6,225,420
Restricted equity securities, at cost	475,700	512,450
Loans receivable, net of allowance for loan losses
of $1,530,262 in 2014 and $1,566,086 in 2013	77,853,463	68,895,827
Accrued interest receivable	272,857	243,437
Foreclosed real estate	-0-	1,148,336
Premises and equipment, net	9,902,718	8,107,014
Deferred income taxes	1,509,261	1,635,017
Other assets	478,344	268,491

Total Assets	$103,154,613	$94,055,318

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Noninterest-bearing demand deposits	$12,395,968	$10,586,322
Interest-bearing demand deposits	49,660,635	53,531,698
Savings deposits	2,863,041	1,814,205
Time deposits	23,351,960	13,303,621
Total deposits	88,271,604	79,235,846

Repurchase agreements	1,561,541	1,698,873
Accrued interest payable	13,703	34,446
Other liabilities	136,385	112,926
Total liabilities	89,983,233	81,082,091

Stockholders' Equity:
Common stock, $5 par value, 3,000,000 shares
authorized; 1,826,417 and 1,824,053 shares issued
and outstanding in 2014 and 2013, respectively	9,132,085	9,120,265
Additional paid-in capital	6,797,219	6,759,414
Accumulated deficit	(2,825,955)	(2,910,791)
Accumulated other comprehensive income	68,031	4,339
	13,171,380	12,973,227

Total Liabilities and Stockholders' Equity	$103,154,613	$94,055,318

The accompanying notes are an integral

part of these financial statements.

G-3

FIRST AVENUE NATIONAL BANK
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Interest Income:
Loans receivable and fees on loans	$3,830,654	$3,617,475
Investment securities	148,052	357,587
Other	41,619	41,536
Total interest income	4,020,325	4,016,598

Interest Expense:
Deposits	352,442	508,904
Borrowings	4,810	4,776
Total interest expense	357,252	513,680

Net interest income	3,663,073	3,502,918

Provision for Loan Losses	-0-	121,526

Net interest income after provision for loan losses	3,663,073	3,381,392

Noninterest Income:
Service charges and fees	183,607	165,229
Loss on sale of securities	-0-	(32,914)
Income from investment in LLC	269,610	-0-
Gain on sale of foreclosed real estate	50,094	2,726
Other income	46,376	33,520
Total noninterest income	549,687	168,561

Noninterest Expense:
Salaries and employee benefits	2,104,082	1,345,645
Occupancy and equipment	460,372	419,689
Data processing	349,649	349,982
Legal and professional fees	156,847	114,411
Regulatory assessments	122,852	163,527
Other operating expense	846,794	517,760
Total noninterest expense	4,040,596	2,911,014

Income Before Income Taxes	172,164	638,939

Income Tax Expense	87,328	241,596

Net Income	$84,836	$397,343

The accompanying notes are an integral

part of these financial statements.

G-4

FIRST AVENUE NATIONAL BANK
STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Net Income	$84,836	$397,343

Other Comprehensive Income (Loss):
Unrealized gains (losses) arising during the period
on securities available for sale, net of tax of
$38,428 in 2014 and $154,693 in 2013	63,692	(256,396)

Reclassification adjustment for losses included in
net income, net of tax of $12,386 in 2013	-0-	20,528

Other comprehensive income (loss)	63,692	(235,868)

Total Comprehensive Income	$148,528	$161,475

The accompanying notes are an integral

part of these financial statements.

G-5

FIRST AVENUE NATIONAL BANK
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2014 AND 2013

	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, January 1, 2013	$9,120,265	$6,759,414	$(3,308,134)	$240,207	$12,811,752

Net income			397,343		397,343

Other comprehensive loss				(235,868)	(235,868)

Balance, December 31, 2013	9,120,265	6,759,414	(2,910,791)	4,339	12,973,227

Net income			84,836		84,836

Other comprehensive income				63,692	63,692

Exercise of stock options	11,820	1,182			13,002

Stock-based compensation		36,623			36,623

Balance, December 31, 2014	$9,132,085	$6,797,219	$(2,825,955)	$68,031	$13,171,380

The accompanying notes are an integral

part of these financial statements.

G-6

FIRST AVENUE NATIONAL BANK
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Cash Flows From Operating Activities:
Net income	$84,836	$397,343
Adjustments to reconcile net income to net
cash provided by operating activities:
Net amortization of securities available for sale	66,893	161,615
Deferred income taxes	87,328	241,596
Provision for loan losses	-0-	121,526
Depreciation and amortization	249,882	260,336
Loss on sale of securities	-0-	32,914
Write-down of foreclosed real estate	329,627	41,860
Gain on sale of foreclosed real estate	(379,721)	(2,726)
Gain on sale of investment in LLC	(263,742)	-0-
Stock-based compensation	36,623	-0-
Changes in:
Accrued interest receivable	(29,420)	81,693
Accrued interest payable	(20,743)	(232)
Other accounts, net	89,604	(93,090)
Net cash provided by operating activities	251,167	1,242,835

Cash Flows From Investing Activities:
Purchase of securities available for sale	(2,437,994)	(3,278,511)
Proceeds from sales, maturities, and calls of available for sale securities	-0-	9,021,156
Principal reductions on available for sale securities	1,042,050	1,808,196
Redemption of restricted equity securities	36,750	20,150
Net increase in loans	(10,273,760)	(4,685,884)
Purchase of other real estate	(1,515,927)	-0-
Proceeds from sale of foreclosed real estate	1,652,758	266,176
Proceeds from sale of investment in LLC	2,365,467	-0-
Purchase of premises and equipment	(2,045,586)	(90,379)
Net cash (used in) provided by investing activities	(11,176,242)	3,060,904

Cash Flows From Financing Activities:
Net decrease in demand and savings deposits	(1,012,581)	(5,061,785)
Net increase (decrease) in time deposits	10,048,339	(2,009,154)
Net change in repurchase agreements	(137,332)	(996,095)
Exercise of stock options for common stock	13,002	-0-
Net cash provided by (used in) financing activities	8,911,428	(8,067,034)

Net Decrease in Cash and Cash Equivalents	(2,013,647)	(3,763,295)

Cash and Cash Equivalents at Beginning of Year	7,019,326	10,782,621

Cash and Cash Equivalents at End of Year	$5,005,679	$7,019,326

Supplemental Disclosures of Cash Flow Information:

Interest paid	$377,995	$513,912

Noncash Transactions:

Transfer of loans to foreclosed real estate	$55,780	$1,193,746
Transfer of loans to investment in LLC	$1,297,327	$-0-
Transfer of foreclosed real estate to investment in LLC	$1,117,379	$-0-

The accompanying notes are an integral

part of these financial statements.

G-7

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:

First Avenue National Bank (the “Bank”) is a nationally-chartered, commercial banking institution with its deposits insured up to the applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). The Bank offers a variety of financial services to individual and commercial customers through its main office and additional branches in Ocala and The Villages, Florida.

The Bank formed two LLCs in 2014. One LLC was formed to hold an operating piece of foreclosed real estate. The Bank sold sixty percent of this LLC to an unrelated entity, retaining a forty percent ownership. By December 31, 2014, the Bank had sold its remaining ownership and had no continuing involvement with the property.

The Bank formed a second LLC, Purgatory LLC, in December, 2014. The Bank transferred three pieces of foreclosed real estate, and some impaired and charged-off loans to the LLC. The Bank then sold interests to two unrelated entities, who collectively own eighty percent of the LLC. The managing member of the LLC owns sixty percent and has the primary responsibility for collecting amounts related to the transferred assets. The Bank’s twenty percent ownership in Purgatory LLC is recorded at $316,367 at December 31, 2014, and is in included in the caption “other assets” in the statements of financial condition. The Bank is using the equity method of accounting for its interest in the LLC.

Accounting Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. These estimates include the allowance for loan losses, fair value of investment securities, carrying value of foreclosed real estate, and the valuation of any deferred tax assets. Actual results could differ from those estimates.

While management uses available information to recognize losses on loans and to determine the carrying value of foreclosed real estate, further reductions in the carrying amounts of loans and foreclosed real estate may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and the carrying value of foreclosed real estate. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans and the carrying value of foreclosed real estate may change materially in the near term. However, the amount of the change that is reasonably possible cannot presently be estimated.

G-8

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash Equivalents:

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and interest-bearing deposits in banks.

Securities Available for Sale:

All securities are classified as “available-for-sale” and are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Restricted Equity Securities:

Restricted equity securities consist of stock in the Federal Reserve Bank and Federal Home Loan Bank of Atlanta, which are held in accordance with certain lender and/or member requirements and are stated at cost, which approximates fair value.

Loans Receivable:

The Bank grants real estate, commercial, and consumer loans to customers. A substantial portion of the loan portfolio is represented by real estate loans in Marion and Sumter Counties, Florida. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs and the allowance for loan losses. Interest income is accrued on the unpaid principal balances.

The accrual of interest on real estate and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

G-9

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses:

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for real estate and commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans may be collectively evaluated for impairment. Accordingly, the Bank may not separately identify individual consumer loans for impairment disclosures.

Foreclosed Real Estate:

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at fair value less estimated selling costs at the date of foreclosure, establishing a new cost basis. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, to reduce the carrying value of a property to the lower of its cost or fair value less costs to sell. Subsequent increases in value are added to the carrying amount of the property, but not to exceed the amount recorded initially. Realized gains or losses on disposition are recorded in current operations.

G-10

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Premises and Equipment:

Premises and equipment are stated at cost, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets.

Advertising:

Advertising costs are expensed as incurred.

Stock-Based Compensation:

The Bank records stock-based compensation at the fair value of stock options granted. The Bank recognizes stock-based compensation in salaries and employee benefits on a straight-line basis in the accompanying statements of income over the vesting period.

Income Taxes:

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various assets and liabilities in the statements of financial condition and gives current recognition to changes in tax rates and laws.

The Bank accounts for uncertainty in income taxes using the provisions of Financial Accounting Standards Board Accounting Standards Codification 740, Income Taxes.  Using that guidance, tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities.  Such tax positions initially and subsequently need to be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.  The Bank believes that it has appropriate support for the income tax positions taken and to be taken on its tax returns and that its accruals for tax liabilities are adequate for all open tax years (tax years after 2010) for federal and state based on an assessment of many factors including experience and interpretations of tax laws applied to the facts of each matter.  The Bank has concluded that there are no significant uncertain tax positions requiring disclosure, and there are no material amounts of unrecognized tax benefits.

Credit Related Financial Instruments:

In the ordinary course of business, the Bank has entered into commitments to extend credit and letters of credit. Such financial instruments are recorded when they are funded.

G-11

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Subsequent Events:

Management has evaluated subsequent events through April 7, 2015, the date which the financial statements were available to be issued.

Reclassifications:

Certain prior period amounts have been reclassified to conform to the current period presentation.

Recent Accounting Pronouncements:

During 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-04 - Receivables - Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure is effective for annual periods beginning after December 15, 2014. Early adoption is permitted. The objective of the amendments is to reduce diversity by clarifying when an in substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. The amendments clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate collateralizing a consumer mortgage loan, upon either: (1) the creditor obtaining legal title to the residential real estate property upon completion of residential foreclosure, or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar agreement. Additional disclosures about such activities are required by these amendments. Management does not expect adoption of this ASU to have a significant impact on the Bank’s financial statements.

G-12

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued):

During 2013, the FASB issued ASU 2013-03 - Financial Instruments (Topic 825): Clarifying the Scope and Applicability of a Particular Disclosure to Nonpublic Entities which is effective upon issuance. The main objective of this ASU is to clarify the scope and applicability of a particular disclosure to nonpublic entities that resulted from the issuance of ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. Contrary to the stated intent of ASU 2011-04 to exempt all nonpublic entities for a particular disclosure, that ASU’s amendments to Topic 825 suggested that nonpublic entities that have total assets of $100 million or more or that have one or more derivative instruments would not qualify for the intended exemption. The amendments clarify that the requirement to disclose “the level of the fair value hierarchy within which the fair value measurements are categorized in their entirety (Level 1, 2, or 3)” does not apply to nonpublic entities for items that are not measured at fair value in the statement of financial position but for which fair value is disclosed. The adoption of this ASU did not have a significant impact on the Bank’s financial statements.

In 2011 and 2012, the FASB issued several ASUs relating to the measurement and disclosure requirements for fair value of certain assets and liabilities. ASU 2011-04, which applies to all reporting entities that are required or permitted to measure or disclose the fair value of an asset, a liability, or an instrument classified in a reporting entity’s shareholders’ equity in the financial statements, was expected to result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. This ASU clarifies the application of existing fair value measurement requirements, and makes certain changes, including the method of measuring the fair value of financial instruments that are managed within a portfolio, the application of premiums and discounts in a fair value measurement, and requires additional disclosures about fair value measurements. ASU 2011-04 became effective for nonpublic companies, for annual periods beginning after December 15, 2011. ASU 2012-04, “Technical Corrections and Improvements” clarified and corrected unintended application of the previous fair value measurement guidance, and requires additional disclosure related to the definition of fair value in an entity’s disclosure. Those amendments to the transitional guidance became effective for nonpublic companies January 1, 2014. The adoption of these pronouncements related to fair value did not have a significant impact on the Bank’s financial statements.

G-13

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 2 - INVESTMENT SECURITIES

All of the mortgage-backed securities (“MBS”) below are residential FNMA, FHLMC, or GNMA MBS. The amortized cost and estimated fair value of securities available for sale are as follows:

There were no sales of securities available for sale during 2014. Proceeds from the sale of securities available for sale amounted to approximately $8,521,000 in 2013. Gross gains and losses on securities available for sale were $153,771 and $186,685, respectively, in 2013.

At December 31, 2014 and 2013, the Bank had pledged securities available for sale with a fair value of approximately $3,374,600 and $3,012,200, respectively, as collateral against repurchase agreements.

G-46

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 2 - INVESTMENT SECURITIES (Continued)

The following schedule shows the gross unrealized losses and estimated fair value of those securities with gross unrealized losses at December 31, 2014 and 2013, aggregated by investment category and the period for which such securities had been in a continuous loss position:

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

The unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities for the foreseeable future, no declines are deemed to be other-than-temporary.

G-47

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 2 - INVESTMENT SECURITIES (Continued)

The scheduled maturities of securities available for sale based on contractual maturities as of December 31, 2014, were as follows:

The mortgage-backed securities may mature earlier than their contractual maturities because of principal prepayments.

NOTE 3 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

The components of loans at December 31, 2014 and 2013, are as follows:

Each of the Bank’s loan portfolio segments has different risks specific to that segment, as well as differing methods of assessing risk. As shown above, the portfolio segments used by the Bank are commercial real estate loans, residential real estate loans, construction, development, and land loans, commercial loans, and consumer and other loans.

G-16

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (Continued)

Commercial real estate loans are loans made to finance real estate acquisition, improvements to facilities, or the refinancing of prior loans made for such purposes. Typically these loans are collateralized by first mortgages on underlying commercial property such as office buildings, warehouses, and apartments, and are generally restricted to customers and properties within the Bank’s market area. Underwriting standards for this segment consist principally of analysis of the entity’s financial condition, along with analysis of cash flow projected to be available for debt service, and independent appraisal of the property being financed. Repayment of these loans largely depends on the results of operations and management of these properties. In addition to general economic conditions, a declining real estate market further increases the risk of these types of loans since, in the event of payment default, even the underlying real estate collateral might not be sufficient to liquidate the credit. These loans are subject to more risk than residential real estate loans because of the above factors and relatively larger balances of these loans.

Residential real estate loans are loans made to individuals to purchase or refinance their principal residences. Management considers these loans to possess less risk than commercial real estate loans or construction loans because of the nature of the underlying collateral, underwriting standards requiring appraisals and minimum down payments, and relatively short terms. Typically these loans require payments based on a standard residential loan amortization term, but with a short term maturity to afford the repricing of the loan - in the case of a fixed rate loan - and re-evaluation of the borrowers’ financial position, credit rating and collateral value before renewing the loan. This segment also includes home equity loans. In addition, these loans typically are smaller than either commercial loans or commercial real estate loans.

Construction, development, and land loans are loans made to borrowers to build commercial structures, a primary or secondary residence and, in some cases, to real estate investors to acquire and develop land. These loans are more difficult to evaluate since they are significantly more vulnerable to changes in economic conditions. In addition, these loans possess a higher degree of credit risk since they are made based on estimates of the future worth of a project and the estimated costs required for completion. The Bank limits its overall investment in this portfolio segment, due both to management’s assessment of risk, and certain percentage guidance set by the regulatory agencies.

Commercial loans consist generally of business loans and lines of credit to companies in the Bank’s market area, and typically are made for the purpose of providing working capital or funds to acquire and maintain inventory, receivables, and furniture and equipment. Such loans are usually collateralized by the financed assets, although a portion may be made on an unsecured basis and contain the guarantee of the business principals. Underwriting standards for this segment consist principally of financial statement analysis, business history and reputation, analyses of cash flow projection and ability of the borrower to meet prescribed debt service capabilities, collateral values, and creditworthiness and capabilities of guarantors.

G-17

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (Continued)

Consumer and other loans consist of installment loans made to finance automobiles and other miscellaneous credits. These loans are generally small and of a homogeneous nature.

Allowance for Loan Losses:

Changes in the allowance for loan losses for the years ended December 31, 2014 and 2013, are as follows:

| | 2014 | 2013 |
|---|---|---|
| Balance, beginning of year | $ 1,566,086 | $ 1,702,133 |
| Charge-offs: | | |
| Real estate - commercial | -0- | (276,113) |
| Real estate - residential | (40,001) | (44,974) |
| Real estate - construction, development, land | (5,400) | (22,982) |
| Commercial | -0- | -0- |
| Consumer and other | -0- | -0- |
| Total charge offs | (45,401) | (344,069) |
| Recoveries: | | |
| Real estate - commercial | 2,377 | 79,282 |
| Real estate - residential | 7,200 | 7,200 |
| Real estate - construction, development, land | -0- | -0- |
| Commercial | -0- | 14 |
| Consumer and other | -0- | -0- |
| Total recoveries | 9,577 | 86,496 |
| Net charge-offs | (35,824) | (257,573) |
| Provision charged to operations | -0- | 121,526 |
| Balance, end of year | $ 1,530,262 | $ 1,566,086 |

G-18

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (Continued)

Allowance for Loan Losses (Continued):

The following tables present the recorded investment in loans and related allowance for loan losses, by portfolio segment, and the impairment method and amounts evaluated for impairment, by portfolio segment at December 31, 2014 and 2013.

G-19

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (Continued)

Allowance for Loan Losses (Continued):

G-20

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans (Continued):

The following tables present information on impaired loans disaggregated by class at December 31, 2014 and 2013, and the average recorded investment and interest income recognized on impaired loans for the years then ended:

| | Recorded Investment | Unpaid Principal Balance | Specific Allowance | Average Recorded Investment | Interest Income Recognized |
|---|---|---|---|---|---|
| December 31, 2014 - | | | | | |
| Without a specific | | | | | |
| allowance recorded: | | | | | |
| Real estate - commercial | $ 841,808 | $ 841,808 | $ -0- | $ 896,196 | $ 28,087 |
| Real estate - residential | 664,732 | 1,153,973 | -0- | 809,734 | -0- |
| Real estate - construction, | | | | | |
| development, land | 401,851 | 611,932 | -0- | 442,025 | -0- |
| Commercial | 24,600 | 24,600 | -0- | 8,200 | -0- |
| Consumer and other | -0- | -0- | -0- | 10,016 | -0- |
| | $ 1,932,991 | $ 2,632,313 | $ -0- | $ 2,166,171 | $ 28,087 |
| December 31, 2014 - | | | | | |
| With a specific | | | | | |
| allowance recorded: | | | | | |
| Real estate - commercial | $ -0- | $ -0- | $ -0- | $ -0- | $ -0- |
| Real estate - residential | -0- | -0- | -0- | -0- | -0- |
| Real estate - construction, | | | | | |
| development, land | -0- | -0- | -0- | -0- | -0- |
| Commercial | -0- | -0- | -0- | -0- | -0- |
| Consumer and other | -0- | -0- | -0- | -0- | -0- |
| | $ -0- | $ -0- | $ -0- | $ -0- | $ -0- |
| Totals, December 31, 2014 | $ 1,932,991 | $ 2,632,313 | $ -0- | $ 2,166,171 | $ 28,087 |

G-21

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans (Continued):

| | Recorded Investment | Unpaid Principal Balance | Specific Allowance | Average Recorded Investment | Interest Income Recognized |
|---|---|---|---|---|---|
| December 31, 2013 - | | | | | |
| Without a specific | | | | | |
| allowance recorded: | | | | | |
| Real estate - commercial | $ 944,606 | $ 944,606 | $ -0- | $ 958,083 | $ 31,975 |
| Real estate - residential | 1,010,372 | 1,455,472 | -0- | 925,412 | -0- |
| Real estate - construction, | | | | | |
| development, land | 554,935 | 753,387 | -0- | 754,344 | -0- |
| Commercial | -0- | -0- | -0- | 11 | 4,620 |
| Consumer and other | -0- | -0- | -0- | -0- | -0- |
| | $ 2,509,913 | $ 3,153,465 | $ -0- | $ 2,637,850 | $ 36,595 |
| December 31, 2013 - | | | | | |
| With a specific | | | | | |
| allowance recorded: | | | | | |
| Real estate - commercial | $ -0- | $ -0- | $ -0- | $ -0- | $ -0- |
| Real estate - residential | -0- | -0- | -0- | -0- | -0- |
| Real estate - construction, | | | | | |
| development, land | -0- | -0- | -0- | -0- | -0- |
| Commercial | -0- | -0- | -0- | -0- | -0- |
| Consumer and other | -0- | -0- | -0- | -0- | -0- |
| | $ -0- | $ -0- | $ -0- | $ -0- | $ -0- |
| Totals, December 31, 2013 | $ 2,509,913 | $ 3,153,465 | $ -0- | $ 2,637,850 | $ 36,595 |

G-22

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans (Continued):

There were no loans modified as troubled debt restructurings in 2014. The following table provides information about loan modifications considered troubled debt restructurings occurring during the year ended December 31, 2013:

There were no troubled debt restructurings occurring during 2013 that subsequently defaulted.

G-23

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (Continued)

Past Due and Nonaccrual Loans:

The tables which follows shows the age of the recorded balance in past due loans as of December 31, 2014 and 2013:

G-24

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Quality:

The Bank categorizes loans into various risk rating classifications based on review of current information about the borrowers’ ability to continue to service the debt. This review includes historical and current payment performance, financial information, economic trends, credit ratings and other data that may become available during the credit review process. Depending on the risk rating classification assigned, loans not a part of a homogeneous pool are analyzed individually. This analysis is performed at least annually. Definitions of the risk rating classifications used by the Bank are as follows.

Pass: Loans in this classification are considered to have an acceptable level of risk. Management does not believe the Bank will incur losses in these loans.

Special Mention: Loans classified as special mention have a potential weakness that deserves management’s close attention and, if left uncorrected, could result in the weakening of the borrowers’ ability to repay the Bank in the future.

Substandard: Loans in this classification are not adequately covered by the net worth and/or current repayment capacity of the borrowers, or by the collateral if on a secured basis. Such loans are noted to have a defined weakness that could jeopardize the ultimate liquidation of the debt, and are believed to possess a reasonable likelihood of causing loss to the Bank if the weaknesses are not remedied.

Doubtful: Loans classified as doubtful have all of the weaknesses inherent in those loans classified as substandard, in addition to added characteristics that such weaknesses make the collection of the debt in full, on the basis of currently existing facts and conditions, highly unlikely.

G-25

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Quality (Continued):

As of December 31, 2014 and 2013, based on the most recent analysis performed, the risk category of loans by segment is as follows:

G-26

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 4 - PROPERTY AND EQUIPMENT

The components of premises and equipment at December 31, 2014 and 2013, are as follows:

Depreciation and software amortization charged to operations during 2014 and 2013, was $249,882 and $260,336, respectively.

Leases:

During 2014, the Bank entered into a 20-year land lease on which to build a new branch office that opened in December 2014. The lease provides for fixed annual increases in rent with an option for four renewals of five years each.

Future minimum lease payments under the operating lease as of December 31, 2014, are as follows:

Total lease expense recorded by the Bank for the years ended December 31, 2014 and 2013 was approximately $15,000 and $-0-, respectively.

G-27

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 5 - TIME DEPOSITS

The aggregate amount of time deposits with a minimum denomination of $250,000 was approximately $3.1 million and $1.0 million at December 31, 2014 and 2013, respectively. At December 31, 2014, the scheduled maturities of time deposits are as follows:

NOTE 6 - STOCKHOLDERS’ EQUITY

The payment of dividends is subject to various restrictions set forth in the regulations governing national banking associations. Such restrictions generally limit dividends to an amount not exceeding net income for the current and two preceding years, less any dividends paid during that period. Accordingly, management does not expect the payment of dividends at any time in the near future.

NOTE 7 - REPURCHASE AGREEMENTS

The Bank borrows on a short-term basis to fund loan demand and for other purposes. These borrowings include securities sold under repurchase agreements and federal funds purchased from correspondent banks. Borrowings under these arrangements are typically outstanding for one day. Certain of the Bank’s securities, as discussed in Note 2, are pledged against the repurchase agreements at December 31, 2014.

G-28

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 8 - INCOME TAXES

The provision for income taxes consists of the following:

The difference between the actual income tax expense and the amount computed by applying the statutory federal income tax rate to income before taxes is as follows:

Components of deferred tax assets and liabilities at December 31, 2014 and 2013, are as follows:

G-29

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 8 - INCOME TAXES (Continued)

In management’s opinion, based on expectations of future taxable income and other relevant considerations, it is more likely than not that future taxable income will be sufficient to utilize deferred tax assets that existed as of December 31, 2014 and 2013. In addition, at December 31, 2014 and 2013, approximately $1.5 million and $1.6 million of deferred tax assets have been disallowed in computing regulatory capital.

At December 31, 2014, the Bank has net operating loss carryforwards of approximately $2.8 million for income tax purposes usable until their expiration in 2026 through 2031.

The Bank had no unrecognized tax benefits as of December 31, 2014. The Bank has no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase within the next twelve months. The Bank is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for tax years before 2011.

NOTE 9 - STOCK BASED COMPENSATION

The Bank has two stock option plans permitting the granting of options to acquire up to 190,882 shares of the Bank’s common stock to selected officers and employees, and up to 95,441 shares to the Bank’s directors. The non-qualified options granted in 2014 under both the Officer and Employee and Director Plans are immediately exercisable and have a contractual term of three years. The exercise price is based on the deemed fair value of the underlying stock on the date of grant. Options outstanding at December 31, 2014 expire in January, 2017, if not exercised sooner.

Accounting for stock options granted in 2014 under these plans was based on the Black-Scholes option pricing model which includes various assumptions. The risk-free rate used, of .75%, was based on the yield of U.S. Treasury zero-coupon bonds having the same period to maturity as the expected life of options granted in that year. The expected life of three years was based on the contractual term. Volatility has been estimated at 15%. A zero percent dividend rate was used as the Bank does not expect to pay dividends in the near future.

All options outstanding at December 31, 2014 in both plans are exercisable. The remaining average contractual life for options outstanding at December 31, 2014, under both plans, is approximately 2.1 years.

G-30

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 9 - STOCK BASED COMPENSATION (Continued)

The number of options outstanding, and their average exercise price and grant-date fair value, follows:

G-31

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 9 - STOCK BASED COMPENSATION (Continued)

For the year ended December 31, 2014, stock-based compensation expense was $36,623, representing fair value of options granted in 2014. There was no stock-based compensation expense in 2013 since all options then outstanding became fully vested in prior years. There was no intrinsic value on those options exercised in 2014, nor for those outstanding at December 31, 2014.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Financial Instruments with Off-Balance-Sheet Risk:

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statements of financial condition.

The Bank’s exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same credit policies in making such commitments as it does for on-balance-sheet instruments.

G-32

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 10 - COMMITMENTS AND CONTINGENCIES (Continued)

Financial Instruments with Off-Balance-Sheet Risk (Continued):

At December 31, the following financial instruments were outstanding whose contract amounts represent credit risk:

Commitments to extend credit represent legally binding agreements to lend to customers with fixed expiration dates or other termination clauses. Since many commitments are expected to expire without being funded, committed amounts do not necessarily represent future liquidity requirements. The amount of collateral obtained, if any, as well as any liability for off-balance-sheet credit losses, is based on management’s credit evaluation in the same manner as though an immediate credit extension were to be granted, weighted by the likelihood of eventual funding. Management believes any liability associated with potential losses on unfunded commitments is not significant.

Stand-by letters of credit are conditional commitments issued by the Bank guaranteeing the performance of a customer to a third party. The decision whether to guarantee such performance and the extent of collateral requirements are made considering the same factors as are considered in credit extension.

The Bank guarantees credit card debt of certain customers. Accounting standards require guarantors to recognize, at the inception of a guarantee, a liability in an amount equal to the fair value of the obligation undertaken in issuing the guarantee. They further require certain disclosures about the maximum potential payments that might be required, as well as the collateral or other recourse obtainable. Management believes any loss associated with these guarantees would be insignificant and, accordingly, no liability for potential loss has been established.

The Bank expects no significant losses to be realized in the performance of its obligations under any of the above instruments.

G-33

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 10 - COMMITMENTS AND CONTINGENCIES (Continued)

Lines of Credit:

At December 31, 2014, the Bank has unsecured federal funds lines of credit of $10.1 million available from correspondent banks. Additionally, the Bank has credit availability with the FHLB of up to 20% of total assets, subject to eligible collateral. There were no balances outstanding at December 31, 2014 and 2013.

NOTE 11 - RELATED PARTY TRANSACTIONS

The Bank periodically grants loans to principal stockholders and to directors and/or companies in which they hold a 10 percent or more beneficial ownership. Any such loans are made in the normal course of business at prevailing interest rates and terms. Loan balances outstanding from these parties at December 31, 2014 and 2013, total approximately $3.6 million in both years.

The Bank leases a portion of its main facility to a director of the Bank. In addition, the Bank leases a portion of one of its branch offices to another director of the Bank. Rental income from these leases of $31,344, respectively, is included as an offset to occupancy and equipment expense in the accompanying 2014 and 2013 statements of income.

NOTE 12 - CONCENTRATIONS OF CREDIT RISK

The Bank originates loans primarily in the Marion and Sumter, County market areas. In addition, the Bank participates in loans originated by other banks or sells loans it originates to other banks. Although the Bank has a diversified loan portfolio, a substantial portion of its borrowers’ ability to repay their loans is dependent upon economic conditions in the market areas of its borrowers. The amount of collateral obtained, if any, is based on management’s credit evaluation of the borrowers’ ability to repay, reputation, credit risk, and other factors.

At various times throughout the year, the Bank maintains cash balances with other financial institutions which exceed federally insured limits. The Bank monitors the capital adequacy of these financial institutions on a quarterly basis.

NOTE 13 - CASH RESTRICTION

Cash and due from banks at December 31, 2014 and 2013, includes $93,333 which must be maintained with a third party as a compensating balance for clearance of official checks issued by the Bank.

G-34

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 14 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. If such minimum amounts and ratios are met, the Bank is considered “adequately capitalized.” If a bank exceeds the requirements of “adequately capitalized,” and meets even more stringent minimum standards, it is considered “well capitalized.” Deferred tax assets, the realization of which is dependent upon positive taxable income beyond the next 12 months, are treated as a reduction of assets and equity for purposes of computing regulatory capital ratios. Management believes as of December 31, 2014, the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2014, the Bank has met applicable regulatory guidelines to be considered well capitalized. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and ratios as of December 31, 2014 and 2013, are presented in the following table:

G-35

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 14 - REGULATORY MATTERS (Continued)

| | Actual | | Minimum Capital Requirement: | | Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions: | |
|---|---|---|---|---|---|---|
| | Amount | Ratio | Amount | Ratio | Amount | Ratio |
| As of December 31, 2014: | | | | | | |
| Total Capital (to Risk Weighted Assets) | $ 12,688,000 | 14.57% | ≥ $ 6,964,000 | ≥ 8.00% | ≥ $ 8,706,000 | ≥ 10.00% |
| Tier I Capital (to Risk Weighted Assets) | $ 11,594,000 | 13.32% | ≥ $ 3,482,000 | ≥ 4.00% | ≥ $ 5,223,000 | ≥ 6.00% |
| Tier I Capital (to Average Assets) | $ 11,594,000 | 11.43% | ≥ $ 4,056,000 | ≥ 4.00% | ≥ $ 5,071,000 | ≥ 5.00% |
| As of December 31, 2013: | | | | | | |
| Total Capital (to Risk Weighted Assets) | $ 12,294,000 | 16.13% | ≥ $ 6,097,000 | ≥ 8.00% | ≥ $ 7,621,000 | ≥ 10.00% |
| Tier I Capital (to Risk Weighted Assets) | $ 11,334,000 | 14.87% | ≥ $ 3,048,000 | ≥ 4.00% | ≥ $ 4,573,000 | ≥ 6.00% |
| Tier I Capital (to Average Assets) | $ 11,334,000 | 11.89% | ≥ $ 3,813,000 | ≥ 4.00% | ≥ $ 4,767,000 | ≥ 5.00% |

G-36

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 15 - FAIR VALUE MEASUREMENT

Accounting guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Accounting guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The statement describes three levels of inputs that may be used to measure fair value: Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. Level 2: Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data. Level 3: Significant unobservable inputs that reflect a Bank’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Securities. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government securities and certain other products. Securities classified within Level 2 of the fair value hierarchy are generally priced via independent service providers. In obtaining such valuation information, the Bank has evaluated the valuation methodologies used to develop the fair values. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

Impaired Loans. A loan is considered to be impaired when it is probable the Bank will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. In most cases, the Bank measures fair value based on the value of the collateral securing the loan. Collateral may be in the form of real estate and/or business or personal assets, including but not limited to equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The fair value of real estate collateral is determined based on third party appraisals by qualified licensed appraisers as well as internal estimates. The fair value of other business or personal assets is generally based on amounts reported on the financial statements of the customer or customer’s business. Appraised and reported values may be adjusted based on management’s historical knowledge, changes in market conditions from the time of valuation and management’s knowledge of the customer and the customer’s business. Since not all valuation inputs are observable, these nonrecurring fair value determinations are classified as Level 3. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors previously identified.

G-37

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 15 - FAIR VALUE MEASUREMENT (Continued)

Foreclosed Real Estate. Estimates of fair values are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Bank's management related to values of properties in the Bank's market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, the fair values estimates for foreclosed real estate are classified as Level 3.

The following tables present the financial instruments carried at fair value as of December 31, 2014 and 2013, by caption on the statements of financial condition and by the valuation hierarchy (as described above):

Assets and liabilities measured at fair value on a recurring basis:

G-38

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 15 - FAIR VALUE MEASUREMENT (Continued)

Assets and liabilities measured at fair value on a nonrecurring basis:

There were no transfers between levels of the fair value hierarchy for the years ended December 31, 2014 and 2013.

NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there is no quoted market price for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate used and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Accounting guidance excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

G-39

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

Cash and cash equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

Securities. Fair values for securities are based on quoted market prices, where available, or prices are obtained from independent service providers.

Restricted equity securities. The carrying value of restricted equity securities approximate their fair value based on the redemption provisions of these investments.

Loans receivable. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for real estate and commercial loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable. The carrying amounts for other loans approximate their fair value.

Deposit liabilities. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term certificates of deposit (“CDs”) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected maturities on time deposits.

Repurchase agreements. The carrying value of repurchase agreements approximates their fair value based on the frequent repricing of these obligations.

Accrued interest. The carrying amounts of accrued interest approximate its fair value.

Off-balance-sheet instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standings. The estimated fair value for these instruments was insignificant at December 31, 2014 and 2013.

G-40

FIRST AVENUE NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

The estimated fair values of the Bank’s financial instruments at December 31, were as follows:

G-41

First Avenue National Bank
Statement of Financial Condition - Unaudited
September 30, 2015

ASSETS
	September 30,	December 31,
	2015	2014

Cash and due from banks	$6,904,015	$3,287,496
Interest-bearing deposits in banks	15,125,030	1,718,183
Total cash and cash equivalents	22,029,045	5,005,679
Securities available for sale	12,986,213	7,656,591
Restricted equity securities, at cost	486,950	475,700
Loans receivable, net of allowance for loan losses
of $1,537,332 in 2015 and $1,530,262 in 2014	77,472,947	77,853,463
Accrued interest receivable	268,488	272,857
Premises and equipment, net	9,722,075	9,902,718
Deferred income taxes	1,524,024	1,509,261
Other assets	466,524	478,344

Total Assets	$124,956,266	$103,154,613

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Noninterest-bearing demand deposits	$25,562,034	$12,395,968
Interest-bearing demand deposits	51,411,849	49,660,635
Savings deposits	6,317,060	2,863,041
Time deposits	24,838,506	23,351,960
Total deposits	108,129,449	88,271,604

Repurchase agreements	3,441,363	1,561,541
Accrued interest payable	12,559	13,703
Other liabilities	244,048	136,385
Total liabilities	111,827,419	89,983,233

Stockholders' Equity:
Common stock, $5 par value, 3,000,000 shares
authorized; 1,826,417 shares issued and outstanding
in 2015 and 2014	9,132,085	9,132,085
Additional paid-in capital	6,812,454	6,797,219
Accumulated deficit	(2,832,871)	(2,825,955)
Accumulated other comprehensive income	17,179	68,031
	13,128,847	13,171,380

Total Liabilities and Stockholders' Equity	$124,956,266	$103,154,613

G-42

First Avenue National Bank
Statement of Income - Unaudited
September 30, 2015

	For the nine months ended September 30,
	2015	2014
Interest Income:
Loans receivable and fees on loans	$3,324,048	$2,766,033
Investment securities	204,869	109,830
Other	32,895	31,210
Total interest income	3,561,812	2,907,073

Interest Expense:
Deposits	369,340	255,961
Borrowings	1,864	1,960
Total interest expense	371,204	257,921

Net interest income	3,190,608	2,649,152

Provision for Loan Losses	-0-	-0-

Net interest income after provision for loan losses	3,190,608	2,649,152

Noninterest Income:
Service charges and fees	170,215	139,127
Gain on sale of securities	110,617	-0-
Income from investment in LLC	3,833	269,610
Gain on sale of foreclosed real estate	-0-	49,682
Other income	87,934	28,742
Total noninterest income	372,599	487,161

Noninterest Expense:
Salaries and employee benefits	1,796,332	1,511,715
Occupancy and equipment	545,518	317,661
Data processing	293,815	260,926
Legal and professional fees	106,046	109,414
Regulatory assessments	101,061	88,825
Other operating expense	711,433	671,205
Total noninterest expense	3,554,205	2,959,746

Income Before Income Taxes	9,002	176,567

Income Tax Expense	15,918	84,832

Net Income (Loss)	$(6,916)	$91,735

G-43

	For the nine months ended September 30,
	2015	2014
Cash Flows From Operating Activities:
Net income (loss)	$(6,916)	$91,735
Adjustments to reconcile net income (loss) to net
cash provided by operating activities:
Net amortization of securities available for sale	54,267	40,263
Deferred income taxes	15,918	84,832
Provision for loan losses	-0-	-0-
Depreciation and amortization	273,991	180,055
Gain on sale of securities	(110,617)	-0-
Write-down of foreclosed real estate	-0-	329,627
Gain on sale of foreclosed real estate	-0-	(379,310)
Gain on sale of investment in LLC	-0-	(263,742)
Stock-based compensation	15,235	27,467
Changes in:
Accrued interest receivable	4,369	(2,684)
Accrued interest payable	(1,144)	(26,850)
Other accounts, net	119,483	116,579
Net cash provided by operating activities	364,586	197,972

Cash Flows From Investing Activities:
Purchase of securities available for sale	(9,854,823)	(2,433,322)
Proceeds from sales, maturities, and calls of available for sale securities	3,870,308	-0-
Principal reductions on available for sale securities	629,710	726,045
Redemption of restricted equity securities	(11,250)	36,750
Net decrease (increase) in loans	380,516	(5,530,043)
Purchase of other real estate	-0-	(1,509,613)
Proceeds from sale of foreclosed real estate	-0-	1,637,046
Proceeds from sale of investment in LLC	-0-	1,100,000
Purchase of premises and equipment	(93,348)	(821,681)
Net cash used in investing activities	(5,078,887)	(6,794,818)

Cash Flows From Financing Activities:
Net increase in demand and savings deposits	18,371,299	2,201,413
Net increase in time deposits	1,486,546	273,183
Net change in repurchase agreements	1,879,822	976,177
Exercise of stock options for common stock	-0-	13,002
Net cash provided by financing activities	21,737,667	3,463,775

Net (Decrease) Increase in Cash and Cash Equivalents	17,023,366	(3,133,071)

Cash and Cash Equivalents at Beginning of Year	5,005,679	7,019,326

Cash and Cash Equivalents at End of Period	$22,029,045	$3,886,255

Supplemental Disclosures of Cash Flow Information:

Interest paid	$372,348	$284,772

Noncash Transactions:

Transfer of loans to foreclosed real estate	$-0-	$55,780
Transfer of loans to investment in LLC	$-0-	$-0-
Transfer of foreclosed real estate to investment in LLC	$-0-	$832,871

G-44

FIRST AVENUE NATIONAL BANK

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

General:

First Avenue National Bank (the “Bank”) is a nationally-chartered, commercial banking institution with its deposits insured up to the applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). The Bank offers a variety of financial services to individual and commercial customers through its main office and additional branches in Ocala and The Villages, Florida.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly First Avenue National Bank’s balance sheet, statement of income, and statement of cash flows for the period s presented, and all such adjustments are of a normal recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for the entire year. The interim unaudited financial statements were prepared on a basis consistent with the accounting practices described in the notes to the audited December 31, 2014 financial statements. Management believes the interim financial statements include all material information related to the financial position, results of operations and cash flows of First Avenue National Bank as of and for the nine months ended September 30, 2015, and no material information has been omitted that would cause such statements to be misleading.

Accounting Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. These estimates include the allowance for loan losses, fair value of investment securities, and the valuation of any deferred tax assets. Actual results could differ from these estimates. Factors that may cause changes to these estimates are external market factors, changes to economic conditions, and changes in applicable banking regulations, among others. However, management does not anticipate any material changes to estimates in the near term.

G-45

APPENDIX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

COASTAL BANKING COMPANY, INC.

AND

FIRST AVENUE NATIONAL BANK

Dated as of November 20, 2015

i

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PURCHASER	17
6.1 Organization, Standing and Power	17
6.2 Authority of Purchaser; No Breach By Agreement	17
6.3 Capital Stock	18
6.4 Purchaser Subsidiaries	18
6.5 Financial Statements	18
6.6 Absence of Undisclosed Liabilities	19
6.7 Absence of Certain Changes or Events	19
6.8 Tax Matters	20
6.9 Compliance with Laws	21
6.10 Legal Proceedings	22
6.11 Internal Accounting and Disclosure Controls	22
6.12 Community Reinvestment Act	22
6.13 Board Recommendation	22
6.14 Brokers	22
6.15 Loan and Investment Portfolios	22
6.16 Allowance for Possible Loan Losses	22
6.17 Regulatory Reports	23
6.18 Bank Secrecy Act Compliance	23
ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION	23
7.1 Affirmative Covenants of Each Party	23
7.2 Negative Covenants of Target	23
7.3 Negative Covenants of Target	24
7.4 Adverse Changes in Condition	25
7.5 Reports	25
ARTICLE 8 ADDITIONAL AGREEMENTS	25
8.1 Offering Statement on Form 1-A	25
8.2 Applications	26
8.3 Filings of Articles of Merger	26
8.4 Investigation and Confidentiality	26
8.5 No Solicitations	27
8.6 Press Releases	27
8.7 Tax Treatment	27
8.8 Agreement of Affiliates	28
8.9 Indemnification	28
8.10 Employee Benefits and Contracts	29
8.11 Authorization and Approval of Purchaser Common Stock	30
8.12 Prosecution of Regulatory Approvals	30
8.13 Meetings of Shareholders	30
8.14 Environmental Matters	30
ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE	30
9.1 Conditions to Obligations of Each Party	30
9.2 Conditions to Obligations of Purchaser	31
9.3 Conditions to Obligations of Target	32
ARTICLE 10 TERMINATION	33
10.1 Termination	33
10.2 Effect of Termination	34
10.3 Non-Survival of Representations and Covenants	34
10.4 Termination Payments	34

ii

ARTICLE 11 MISCELLANEOUS	34
11.1 Definitions	34
11.2 Expenses	41
11.3 Entire Agreement	41
11.4 Amendments	41
11.5 Waivers	41
11.6 Assignment	42
11.7 Notices and Service of Process	42
11.8 Governing Law	42
11.9 Counterparts	42
11.10 Captions; Articles and Sections	42
11.11 Interpretations	43
11.12 Severability	43
11.13 No Third Party Beneficiaries	43

EXHIBITS

Exhibit A Form of Plan of Merger

Exhibit B Target Director Nominees

Exhibit C-1 Form of Target Affiliate Agreement

Exhibit C-2 Form of Purchaser Affiliate Agreement

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 20, 2015, by and between COASTAL BANKING COMPANY, INC. (“Purchaser”), a South Carolina corporation, and FIRST AVENUE NATIONAL BANK (“Target”), a bank organized under the laws of the United States.

Preamble

The respective Boards of Directors of Target and Purchaser are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the merger of Target with and into CBC National Bank (“Purchaser Bank”), a bank organized under the laws of the United States and wholly owned subsidiary of Purchaser, with Purchaser Bank being the surviving bank (the “Merger”) in accordance with the terms of the Plan of Merger attached as Exhibit A. At the effective time of the Merger, the outstanding shares of Target Common Stock (other than those shares held by shareholders who have perfected dissenters’ rights) shall be converted into the right to receive shares of Purchaser Common Stock, and the shareholders of Target (other than those shareholders who have perfected dissenters’ rights) shall become shareholders of Purchaser. The transactions described in this Agreement are subject to the approval of the shareholders of Target, the shareholders of Purchaser, the Office of the Comptroller of the Currency (the “OCC”), and the satisfaction of certain other conditions described in this Agreement. For federal income tax purposes, it is the intention of the parties to this Agreement that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Certain terms used in this Agreement but not otherwise defined herein are defined in Section 11.1 of this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

ARTICLE 1

TRANSACTIONS AND TERMS OF MERGER

1.1 Merger. Subject to the terms and conditions of this Agreement, Target shall be merged with and into Purchaser Bank in accordance with the provisions of Section 18(c) of the Federal Deposit Insurance Act and pursuant to the terms and conditions of the Plan of Merger attached hereto as Exhibit A. Purchaser Bank shall be the Surviving Entity resulting from the Merger and shall continue to be a wholly owned subsidiary of Purchaser that is governed by the laws of the United States. The Merger shall be consummated pursuant to the terms of this Agreement, which have been approved and adopted by the respective Boards of Directors of Target and Purchaser.

1.2 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time Articles of Merger reflecting the Merger shall become effective with the OCC (the “Effective Time”). At the Effective Time, the separate corporate existence of Target shall cease, with Purchaser Bank continuing as the Surviving Entity in the Merger. The Effective Time shall occur no later than 10 business days following the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in the Article 9 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at such time), unless another time or date is determined by mutual agreement of the Parties.

1.3 Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at 9:00 A.M. Eastern Time on the date (the “Closing Date”) on which the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the parties, acting through their authorized officers, may mutually agree. The Closing shall be held at the offices of Bryan Cave LLP, 1201 West Peachtree Street, 14th Floor, Atlanta, GA 30309, or at such location as may be mutually agreed upon by the parties.

A-1

1.4 Restructure of Transaction. Purchaser shall have the right to revise the structure of the Merger contemplated by this Agreement, provided that no such revision to the structure of the Merger: (i) shall result in any changes in the amount or type of the consideration which the Target shareholders are entitled to receive under this Agreement; (ii) would unreasonably impede or delay consummation of the Merger; or (iii) imposes any less favorable terms or conditions on Target or Target’s shareholders. Purchaser may revise the structure of the Merger by giving written notice to Target in the manner provided in Section 11.7, which notice shall be in the form of an amendment to this Agreement or in the form of a proposed amendment to this Agreement, or in the form of an Amended and Restated Agreement and Plan of Merger and the addition of such other exhibits hereto as are reasonably necessary or appropriate to effect such change, and Target agrees to cooperate in all respects and to take any necessary or useful actions with respect thereto.

ARTICLE 2

TERMS OF MERGER

2.1 Articles of Association. At the Effective Time, the Articles of Association of Purchaser Bank in effect immediately prior to the Effective Time shall be the Articles of Association of the Surviving Entity of the Merger.

2.2 Bylaws. At the Effective Time, the Bylaws of Purchaser Bank in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Entity of the Merger.

2.3 Directors. From and after the Effective Time, the directors of Purchaser Bank in office immediately prior to the Effective Time, together with the two nominees set forth on Exhibit B who are submitted by Target and approved by Purchaser Bank’s Board of Directors (with such approval not to be unreasonably withheld), shall serve as the directors of the Surviving Entity of the Merger. Purchaser shall take all necessary actions to increase its number of directors by two members and to appoint the nominees set forth on Exhibit B to Purchaser’s Board of Directors. The two nominees submitted by Target set forth on Exhibit B shall serve on Purchaser’s and Purchaser Bank’s Boards of Directors until his/her respective terms expire or until his/her earlier resignation or removal under the provisions of Purchaser’s or Purchaser Bank’s Bylaws, as the case may be, and shall thereafter be nominated for election at the first meeting of the Purchaser’s and Purchaser Bank’s shareholders, as applicable, after the expiration of each nominee’s initial term.

2.4 Officers. At the Effective Time, the executive officers of Purchaser Bank in office immediately prior to the Effective Time and the executive officers of Target set forth on Exhibit B hereto shall serve as the officers of the Surviving Entity of the Merger.

ARTICLE 3

MANNER OF CONVERTING SHARES

3.1 Conversion of Target Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Target, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

(a) Each share of capital stock of Purchaser issued and outstanding immediately prior to the Effective Time (other than Purchaser Dissenting Shares), shall remain issued and outstanding from and after the Effective Time.

(b) Each share of Target Common Stock outstanding immediately prior to the Effective Time (other than Target Dissenting Shares or those shares held by Target) shall automatically be converted at the Effective Time into the right to receive 0.4848 shares of Purchaser Common Stock (the “Stock Merger Consideration”). Such shares to be converted are sometimes referred to herein as the “Outstanding Target Shares,” and the Stock Merger Consideration and any cash to be delivered pursuant to Section 3.1(c) is referred to as the “Merger Consideration.” The Merger Consideration will be adjusted proportionately for any stock split, stock dividend, recapitalization, reclassification, or similar transaction that is effected by either party, or for which a record date occurs, prior to the Effective Time.

A-2

(c) Notwithstanding any other provision of this Agreement, each holder of Outstanding Target Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Purchaser Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share of Purchaser Common Stock multiplied by an amount equal to the average bid price for the Purchaser’s Common Stock as quoted on the OTC Markets OTCQX for the 30 trading days preceding the Effective Date. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

(d) At the Effective Time, each share of Target Common Stock that is held by Target shall be cancelled without consideration therefor.

(e) No Target Dissenting Shares shall be converted in the Merger. All such shares shall be cancelled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Section 215 of the National Bank Act; provided, however, that if any such shareholder fails to perfect his/her/its rights as a dissenting shareholder with respect to his/her/its dissenting shares in accordance with Section 215 of the National Bank Act or withdraws or loses such holder’s dissenter’s rights, such shares held by such shareholder shall be deemed to have been converted into, and become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration to which the holder of such shares would have been entitled as of the Effective Time, without interest thereon.

(f) Purchaser Dissenting Shares shall be cancelled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Chapter 13 of the SCBCA; provided, however, that if any such shareholder fails to perfect his/her/its rights as a dissenting shareholder with respect to his/her/its dissenting shares in accordance with Chapter 13 of the SCBCA or withdraws or loses such holder’s dissenter’s rights, such shares held by such shareholder shall remain issued and outstanding from and after the Effective Time.

3.2 Conversion of Target Stock Options . Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all rights with respect to Target Common Stock pursuant to stock options (the “Target Options”) granted by Target under the First Avenue National Bank Officers’ and Employees’ Stock Option Plan (the “Target Employee Option Plan”) or under the First Avenue National Bank Directors’ Stock Option plan (the “Target Director Option Plan,” and together with Target Employee Option Plan, the “Target Option Plans”), that are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Purchaser Common Stock, and Purchaser shall assume each such Target Option in accordance with the terms of the Target Option Plans and the stock option agreement by which it is evidenced. From and after the Effective Time: (i) each Target Option assumed by Purchaser may be exercised solely for shares of Purchaser Common Stock; (ii) the number of shares of Purchaser Common Stock subject to each Target Option shall be equal to the product of the number of shares of Target Common Stock subject to such Target Option immediately prior to the Effective Time multiplied by .4848 and rounding down to the nearest whole share; and (iii) the per-share exercise price under each Target Option shall be adjusted by dividing the per-share exercise price under each Target Employee Option by .4848 and rounding up to the nearest cent. Purchaser agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.2.

ARTICLE 4

EXCHANGE OF SHARES

4.1 Exchange Procedures. Prior to the Effective Time, Purchaser shall select a transfer agent, bank or trust company to act as exchange agent (the “Exchange Agent”) to effect the delivery of the Merger Consideration to holders of Target Common Stock. Prior to the Effective time Purchaser shall authorize the issuance of and make available to the Exchange Agent a sufficient number of shares of Purchaser Common Stock for payment of the Stock Merger Consideration and shall deliver the cash Merger Consideration to the Exchange Agent. Within five (5) days following the Effective Time, the Exchange Agent shall send to each holder of Outstanding Target Shares that owns shares of Target Common Stock as of the Effective Time a letter of transmittal (the “Letter of Transmittal”) for use in exchanging certificates previously evidencing shares of Target Common Stock (“Old Certificates”). The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of the Merger Consideration to holders of Target Common Stock, which may at the Purchaser’s sole discretion provide for the distribution of the Stock Merger Consideration in book-entry only. If any certificates for shares of Purchaser Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable. Subject to applicable laws and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, upon surrender of his/her/its Old Certificates, the holder thereof shall be paid the consideration to which he/she/it is entitled. All such property, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Old Certificates and unclaimed at the end of one (1) year from the Effective Time, shall at such time be paid or redelivered by the Exchange Agent to Purchaser, and after such time any holder of an Old Certificate who has not surrendered such certificate shall, subject to applicable laws and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, look as a general creditor only to Purchaser for payment or delivery of such property. In no event will any holder of Target Common Stock exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or Purchaser.

A-3

4.2 Rights of Former Target Shareholders.

(a) At the Effective Time, the stock transfer books of Target shall be closed as to holders of Target Common Stock immediately prior to the Effective Time and no transfer of Target Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each certificate theretofore representing Target Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor. To the extent permitted by Law, former shareholders of record of Target shall be entitled to vote after the Effective Time at any meeting of Purchaser shareholders the number of whole shares of Purchaser Common Stock into which their respective shares of Target Common Stock are converted, regardless of whether such holders have exchanged their Old Certificates for certificates representing Purchaser Common Stock in accordance with the provisions of this Agreement.

(b) Whenever a dividend or other distribution is declared by Purchaser on the Purchaser Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Purchaser Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Purchaser Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Old Certificate until such holder surrenders such Old Certificate for exchange as provided in Section 4.1. However, upon surrender of such Old Certificate, both the Purchaser Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Old Certificate.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF TARGET

Target hereby represents and warrants to Purchaser as follows:

5.1 Organization, Standing, and Power.

(a) Target is a national bank duly organized, validly existing, and in good standing under the laws of the United States, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Target is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of the Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect. The minute book and other organizational documents for Target have been made available to Purchaser for its review and accurately reflect all amendments thereto and in all material respects all proceedings of the Board of Directors and shareholders thereof. Target is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

A-4

5.2 Authority of Target; No Breach By Agreement.

(a) Target has the corporate power and authority necessary to execute and deliver this Agreement, and each of the Target Entities has the corporate power and authority necessary to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Target. Subject to the requisite approval by Target’s shareholders and any applicable Consents of Regulatory Authorities, this Agreement represents a legal, valid, and binding obligation of Target, enforceable against Target in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Neither the execution and delivery of this Agreement by Target, nor the consummation by Target of the transactions contemplated hereby, nor compliance by Target with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of Target’s Articles of Association or Bylaws, or the certificate or articles of incorporation or bylaws of any Target Entity or any resolution adopted by the board of directors or the shareholders of any Target Entity that is currently in effect; (ii) except as disclosed in Section 5.2(b) of the Target Disclosure Memorandum or except to the extent it would not have a Target Material Adverse Effect, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Target Entity under any Contract or Permit of any Target Entity; or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) or except to the extent it would not have a Target Material Adverse Effect, constitute or result in a Default under, or require any Consent pursuant to any Law or Order applicable to any Target Entity or any of its Assets (including any Purchaser Entity or Target Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Purchaser Entity or Target Entity being reassessed or revalued by any Taxing authority, except where such Default would not have a Target Material Adverse Effect).

(c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the OTC Markets, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Target of the Merger or the other transactions contemplated in this Agreement.

5.3 Capital Stock.

(a) The authorized capital stock of Target consists of 3,000,000 shares Target Common Stock, of which 1,826,417 shares are issued and outstanding. In addition, 283,958 shares of Target Common Stock are reserved for issuance pursuant to Target Options. All of the issued and outstanding shares of capital stock of Target are duly and validly issued and outstanding and are fully paid and nonassessable, except pursuant to 12 U.S.C. § 55. To Target’s Knowledge, none of the outstanding shares of capital stock of Target have been issued in violation of any preemptive rights of the current or past shareholders of Target.

(b) Except as set forth in Section 5.3(a) of this Agreement, there are no (i) shares of capital stock, preferred stock or other equity securities of Target outstanding or (ii) outstanding Equity Rights relating to the capital stock of Target.

5.4 Target Subsidiaries. Except as set forth in Section 5.4 of the Target Disclosure Memorandum, Target or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Target Subsidiary. No capital stock (or other equity interest) of any Target Subsidiary is or may become required to be issued (other than to another Target Entity) by reason of any Equity Rights, and there are no Contracts by which any Target Subsidiary is bound to issue (other than to another Target Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Target Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Target Subsidiary (other than to another Target Entity). There are no Contracts relating to the rights of any Target Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Target Subsidiary. All of the shares of capital stock (or other equity interests) of each Target Subsidiary held by a Target Entity are fully paid and nonassessable and are owned by the Target Entity free and clear of any Lien. Each Target Subsidiary is either a bank, corporation or statutory trust, and each such Target Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Target Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

A-5

5.5 Financial Statements.

(a) Target has delivered to Purchaser copies of all Target Financial Statements and will deliver to Purchaser copies of all similar financial statements prepared subsequent to the date hereof. The Target Financial Statements and any supplemental financial statements (as of the date thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of Target, which are and will be, as the case may be, complete and correct in all material respects and which have been or will have been, as the case may be, maintained in accordance with good business practices; (b) present or will present, as the case may be and in all material respects, fairly the financial position of Target as of the dates indicated and the results of operation, changes in shareholders’ equity, and cash flows of Target for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereof or, in the case of interim financial statements, to the normal recurring year-end adjustments that are not material in any amount or effect); and (c) do not or will not, as the case may be, contain any untrue statement of a material fact omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Target maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Purchaser and to maintain accountability for Target’s consolidated assets; (iii) access to Target’s consolidated assets is permitted only in accordance with management’s authorization; (iv) the reporting of Target’s consolidated assets is compared with existing assets at regular intervals; (v) accounts, notes and other receivables and inventory are recorded accurately; and (vi) proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

5.6 Absence of Undisclosed Liabilities. To Target’s Knowledge, the Target Entities have no Liabilities of a nature required to be reflected on the consolidated balance sheets prepared in accordance with GAAP, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Target Entities as of September 30, 2015, included in the Target Financial Statements or reflected in the notes thereto. The Target Entities have not incurred or paid any Liability since September 30, 2015, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and that are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect; (ii) to legal, financial and other advisers in connection with the transactions contemplated by this Agreement; or (iii) set forth in Section 5.6 of the Target Disclosure Memorandum.

5.7 Loan Portfolio. As of the date of this Agreement, all loans, discounts and financing leases reflected on the Target Financial Statements were, and with respect to the Target Financial Statements delivered as of the dates subsequent to the execution of this Agreement, will be as of the dates thereof, (a) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business, (b) evidenced by genuine notes, agreements or other evidences of indebtedness and (c) to the extent secured, have been secured by valid liens and security interests that have been perfected. Except as specifically set forth in Section 5.7 of the Target Disclosure Memorandum, no Target Entity is a party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest; (ii) known by the Target Entities to be otherwise in Default for more than 30 days; (iii) classified as “substandard,” “doubtful,” “loss,” “other assets especially mentioned” or any comparable classification by Target or the OCC; or (iv) an obligation of any director, executive officer or 10% shareholder of Target who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. § 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

A-6

5.8 Absence of Certain Changes or Events. Since September 30, 2015, except as disclosed in the Target Financial Statements or in Section 5.8 of the Target Disclosure Memorandum, (i) to Target’s Knowledge, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect; (ii) Target has not declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any shares of Target Common Stock; and (iii) no Target Entity has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Target provided in Article 7. Except as may result from the transactions contemplated by this Agreement, or as set forth in Section 5.8 of the Target Disclosure Memorandum, no Target Entity has since September 30, 2015:

(a) borrowed any money other than deposits or overnight fed funds or entered into any capital lease or leases; or, except in the ordinary course of business and consistent with past practices: (i) lent any money or pledged any of its credit in connection with any aspect of its business whether as a guarantor, surety, issuer of a letter of credit or otherwise, (ii) mortgaged or otherwise subjected to any Lien any of its assets, sold, assigned or transferred any of its assets in excess of $50,000 in the aggregate or (iii) incurred any other Liability or loss representing, individually or in the aggregate, over $50,000;

(b) suffered over $50,000 in damage, destruction or loss to immovable or movable property, whether or not covered by insurance;

(c) failed to operate its business in the ordinary course consistent with past practices, or failed to use reasonable efforts to preserve its business or to preserve the goodwill of its customers and others with whom it has business relations;

(d) forgiven any debt owed to it in excess of $50,000, or canceled any of its claims or paid any of its noncurrent obligations or Liabilities except in the ordinary course of business;

(e) made any capital expenditure or capital addition or betterment in excess of $50,000;

(f) (i) entered into any agreement requiring the payment, conditionally or otherwise, of any salary, bonus, extra compensation (including payments for unused vacation or sick time), pension or severance to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it or (ii) increased (except for increases of not more than 5% consistent with past practices) the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $50,000;

(g) except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Target Financial Statements;

(h) authorized or issued any additional shares of Target Common Stock, Target Preferred Stock, or Equity Rights; or

(i) entered into any agreement, contract or commitment to do any of the foregoing.

5.9 Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of any Target Entity have been timely filed or requests for extensions have been timely filed, granted, and have not expired for all periods ended on or before the date of the most recent fiscal year end immediately preceding the Effective Time and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the Target Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.9 of the Target Disclosure Memorandum. Target’s federal income Tax Returns have not been audited by the IRS. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of Target.

A-7

(b) No Target Entity has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

(c) The provision for any Taxes due or to become due for any Target Entity for the period or periods through and including the date of the respective Target Financial Statements that has been made and is reflected on such Target Financial Statements is sufficient to cover all such Taxes.

(d) Deferred Taxes of the Target Entities have been provided for in accordance with GAAP.

(e) The Target Entities are in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code, except where any such failure to comply would not reasonably be expected to have a Target Material Adverse Effect.

(f) No Target Entity has experienced a change in ownership with respect to its stock, within the meaning of Section 382 of the Code, other than the ownership change that will occur as a result of the transactions contemplated by this Agreement.

(g) To the Knowledge of the Target, there is no pending claim by any taxing authority of a jurisdiction where Target has not filed Tax Returns that Target is subject to taxation in that jurisdiction.

(h) Target has never been a member of an “affiliated group” within the meaning of Code Section 1504(a) filing a consolidated federal income tax return, other than any “affiliated group” of which Target is the “common parent.” Except as set forth in Section 5.9 of the Target Disclosure Memorandum, Target is not a party to any Tax sharing or Tax allocation agreement that will remain in effect after consummation to the Merger contemplated by this Agreement.

(i) Target has not taken or agreed to take any action, and has no Knowledge of any fact or circumstance that is reasonably likely, to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(j) No Target Entity has received written notice from a governmental body that it has a deficiency for Taxes.

(k) All Taxes which any Target Entity is or was required to withhold or collect have been withheld and collected and have been timely paid over to the proper governmental bodies to the extent remission of such payment is due.

(l) No Target Entity has engaged in a transaction that is the same as, or substantially similar to, one of the types of transactions that the IRS has identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treasury Regulations Section 1.6011-4(b)(2). No Tax Return filed by any Target Entity contained or was required to contain a disclosure statement under Sections 6011 or 6662 of the Code (or any predecessor statute) or any similar provision of Law.

(m) No Target Entity has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Section 361.

A-8

(n) No Target Entity will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provisions of state, local or foreign income Tax Law); or (v) prepaid amount received on or prior to the Closing Date.

(o) There are no liens for Taxes upon the assets of any Target Entity, except for liens relating to current Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and as to which Company has set aside on its books adequate reserves sufficient in the aggregate to payment of all such unpaid Taxes (including interest and penalties thereon).

5.10 Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the “Allowance”) shown on the consolidated balance sheets of the Target Entities included in the Target Financial Statements and the allowance shown on the consolidated balance sheets of the Target Entities as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate in all material respects in the judgment of Target’s management and consistent with GAAP and applicable regulatory requirements or guidelines to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Target Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Target as of the dates thereof.

5.11 Assets.

(a) Except as disclosed in Section 5.11 of the Target Disclosure Memorandum or as disclosed or reserved against in the Target Financial Statements, the Target Entities have good and marketable title, free and clear of all Liens, to their respective Assets, except for (i) mortgages and encumbrances that secure indebtedness that is properly reflected in the Target Financial Statements or that secure deposits of public funds as required by law; (ii) Liens for taxes accrued but not yet payable; (iii) Liens arising as a matter of law in the ordinary course of business, provided that the obligations secured by such Liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or Assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. All tangible properties used in the business of the Target Entities are in satisfactory working condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Target’s past practices. All Assets which are material to the Target Entities’ businesses on a consolidated basis, held under leases or subleases by a Target Entity, are held under valid Contracts enforceable against such Target Entity in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

(b) The Target Entities have paid all amounts due and payable under any insurance policies and guarantees applicable to the Target Entities and their respective Assets and operations; all such insurance policies and guarantees are in full force and effect, and all of the Target Entities’ material properties are insured in amounts, events and with deductibles, as set forth in Section 5.11(b) of the Target Disclosure Memorandum. Since January 1, 2013 no Target Entity has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $50,000 pending under such policies of insurance, and no notices of claims in excess of such amounts have been given by a Target Entity under such policies. Except as set forth in Section 5.11(b) of the Target Disclosure Memorandum, the Target Entities are not aware of any circumstances that could give rise to any claim for an amount exceeding $50,000, nor has any notice of such circumstance been given under such policies.

A-9

(c) With respect to each lease of any real property or personal property to which any Target Entity is a party (whether as lessee or lessor) set forth on Section 5.11(c) of the Target Disclosure Memorandum, except for financing leases in which a Target Entity is lessor (i) such lease is in full force and effect in accordance with its terms against the Target Entity that is a party to the lease; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid by the Target Entity that is a party to the lease; (iii) there exists no Default under such lease by the Target Entity that is party to the lease; and (iv) upon receipt of the consents described in Section 5.11(c) of the Target Disclosure Memorandum, the Mergers will not constitute a default or a cause for termination or modification of such lease.

(d) No Target Entity has a legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its Assets except in the ordinary course of business consistent with past practices.

(e) The Target Entities’ Assets include all Assets reasonably required to operate the businesses of the Target Entities as presently conducted.

5.12 Intellectual Property. The Target Entities own or have a license to use the Intellectual Property used by the Target Entities in the course of their businesses. The Target Entities own or have a license to any Intellectual Property sold or licensed to a third party by a Target Entity in connection with the Target Entities’ business operations, and the Target Entities have the right to convey by sale or license any Intellectual Property so conveyed. No Target Entity has received notice of Default under any of their respective Intellectual Property licenses. No proceedings have been instituted, or are pending or overtly threatened, that challenge the rights of the Target Entities with respect to Intellectual Property used, sold or licensed by the Target Entities in the course of their businesses, nor, to Target’s Knowledge, has any Person claimed or alleged any rights to such Intellectual Property. To the Knowledge of the Target Entities, the conduct of the Target Entities’ businesses does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.12 of the Target Disclosure Memorandum, no Target Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

5.13 Environmental Matters.

(a) The Target Entities and their Operating Properties are, and have been, in compliance with all Environmental Laws.

(b) There is no Litigation pending or, to the Knowledge of Target, threatened before any court, governmental agency, or authority or other forum in which the Target Entities or any of their Operating Properties (or the Target Entities in respect of such Operating Property) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the Release into the indoor or outdoor Environment of any Hazardous Material, whether or not occurring in, at, on, under, about, adjacent to, or affecting (or potentially affecting) an Asset currently or formerly owned, leased, or operated by the Target Entities or any of its Operating Properties or Participation Facilities, nor is there any reasonable basis for any Litigation of a type described in this sentence.

(c) Except as set forth in Section 5.13(c) of the Target Disclosure Memorandum, during the period of (i) the Target Entities’ ownership or operation of any of their Assets, or (ii) the Target Entities’ holding of a security interest in an Operating Property, to the Knowledge of the Target Entities, there has been no Release of any Hazardous Material in, at, on, under, about, adjacent to, or affecting (or potentially affecting) such properties. Prior to the period of (i) the Target Entities’ ownership or operation of any of its Assets or (ii) the Target Entities’ holding of a security interest in an Operating Property, to the Knowledge of the Target Entities, there was no Release of any Hazardous Material in, at, on, under, about, or affecting any such property or Operating Property.

(d) Target has delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by a Target Entity pertaining to Hazardous Materials in, at, on, under, about, or affecting (or potentially affecting) any Asset, or concerning compliance by the Target Entities or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

A-10

(e) Except as set forth in Section 5.13(e) of the Target Disclosure Memorandum, to Target’s Knowledge, there are no aboveground or underground storage tanks, whether in use, out-of-service or closed, in, at, on, under, affecting or potentially affecting any of the Operating Properties. Any above-ground or underground storage tanks removed by or on behalf of the Target Entities at or from any Asset were removed in accordance with Environmental Laws and no soil or groundwater contamination or Release resulted from the operation or removal of such tanks.

5.14 Compliance with Laws. Target has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit, except where such Default would not have a Target Material Adverse Effect. No Target Entity is:

(a) in Default under any of the provisions of its respective articles of incorporation or bylaws (or other governing instruments);

(b) in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business except where such Default would not have a Target Material Adverse Effect; or

(c) except as set forth in Section 5.14(c) of the Target Disclosure Memorandum, since January 1, 2013, in receipt of any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Target Entity is not in material compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces; (ii) threatening to revoke any Permits; or (iii) requiring the Target Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit or reserve policies or its management.

(d) Target is a national bank whose deposits are, and will at the Effective Time be, insured by the FDIC to the extent such insurance is available.

5.15 Labor Relations. No Target Entity is a party to any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization or other employee representative to wages or conditions of employment, nor is any Target Entity party to any collective bargaining agreement, nor is there any pending or, to the Knowledge of the Target Entities, threatened strike, slowdown, picketing, work stoppage or other labor dispute involving Target. To the Knowledge of Target, there is no activity involving any employees of the Target Entities seeking to certify a collective bargaining unit or engaging in any other organization activity.

5.16 Employee Benefit Plans.

(a) Target and any other entities which now or in the past five years constitute a single employer within the meaning of Code Section 414 are hereinafter collectively referred to as the “Target Group.”

(b) The following agreements, plans or arrangements, whether formal or informal and whether or not documented in writing, which are presently in effect and which cover current or former employees, directors and/or other service providers of any member of the Target Group (collectively “Participants”) are referred to as the “Target Plans”:

(i) Any employee benefit plan as defined in Section 3(3) of ERISA, and any trust or other funding agency created thereunder, or under which any member of the Target Group, with respect to employees, has any outstanding, present, or future obligation or liability, or under which any employee or former employee has any present or future right to benefits which are covered by ERISA; or

(ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, split dollar or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the Target Group maintains or to which any member of the Target Group has any outstanding, present or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise.

A-11

With respect to each Target Plan, Target has delivered to Purchaser true, complete and correct copies of the following (as applicable): (1) the written document evidencing such Target Plan or, with respect to any such plan that is not in writing, a written description thereof; (2) the summary plan description; (3) any related trust agreements, insurance contracts or documents of any other funding arrangements; (4) material third party service provider agreements; (5) all amendments, modifications or supplements to any such document; (6) the three most recent IRS Forms 5500 required to have been filed, including all schedules thereto; (7) the three most recent audit and/or actuarial reports; (8) the most recent determination letter from the IRS; and (9) any notices to or from the IRS, any office or representative of the Department of Labor or any other governmental entity relating to any compliance issues in respect of any Target Plan.

(c) Except as to those plans identified in Section 5.16 of the Target Disclosure Memorandum as Target Plans intended to be qualified under Section 401(a) of the Code (the “Target Qualified Plans”), no member of the Target Group maintains a Target Plan which meets or was intended to meet the requirements of Section 401(a). As to each Target Qualified Plan, the IRS has issued favorable determination letter(s) to the effect that such Target Qualified Plan is a tax-qualified plan in form and that any related trust is exempt from taxation, and such determination letter(s) remain in effect and have not been revoked or, in the alternative, the IRS has issued favorable determination letter(s) to the effect that the prototype plan under which such Target Qualified Plan has been adopted is a tax-qualified plan in form and that any related trust is exempt from taxation, and that Target may rely upon such favorable determination letter(s) and, to the Knowledge of Target, such favorable determination letter(s) remain in effect and have not been revoked. Copies of the most recent favorable determination letters and any outstanding requests for a favorable determination letter with respect to each Target Qualified Plan, if any, have been delivered to the Purchaser. Except as to those plans identified in Section 5.16 of the Target Disclosure Memorandum, no Target Qualified Plan has been amended since the issuance of each respective most recent favorable determination letter. The Target Qualified Plans currently are intended to comply in form with the requirements under Code Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required. To the Knowledge of Target, no issue concerning qualification of the Target Qualified Plans is pending before or is threatened by the IRS. The Target Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the Target Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Code Section 401(a). To the Knowledge of Target, no member of the Target Group or any fiduciary of any Target Qualified Plan has done anything that would adversely affect the qualified status of the Target Qualified Plans or the related trusts. Any Target Qualified Plan which is required to satisfy Code Sections 401(k)(3) and 401(m)(2) has been, or will be, tested for compliance with, and has satisfied, or will satisfy, the requirements of, such Sections of the Code for each plan year ending prior to the Closing Date in accordance with the requirements of the Code.

(d) Except as set forth in Section 5.16 of the Target Disclosure Memorandum, each member of the Target Group is in, or will be in prior to the Closing Date, material compliance with the requirements prescribed by any and all statutes, orders, governmental rules and regulations applicable to the Target Plans and all reports and disclosures relating to the Target Plans required to be filed with or furnished to any governmental entity, Participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable Law. Each member of the Target Group has made full and timely payment through all due dates falling on or before the Closing Date of all contributions which are required under the terms of each of the Target Plans and in accordance with applicable Law and Contracts and, to the extent applicable, consistent with past practice and actuarial recommendations, to be paid as a contribution to each Target Plan. All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to Target Plans providing insured benefits for policy years or other applicable policy periods ending on or before the Closing Date. Except as set forth in Section 5.16 of the Target Disclosure Memorandum, all other material obligations, whether arising by operation of applicable Law or by Contract, required to be performed with respect to each Target Plan on or before the Closing Date have been timely performed, and there have been no material defaults, omissions or violations by any party with respect to any Target Plan. No member of the Target Group has made or is obligated to make any nondeductible contributions to any Target Plan.

A-12

(e) Except as set forth in Section 5.16 of the Target Disclosure Memorandum, no member of the Target Group or any predecessors thereto maintains or has ever maintained, an “employee benefit pension plan” within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA or Section 412 of the Code. No member of the Target Group or any predecessors thereto has any obligation or liability to contribute or has ever contributed to any “multiemployer plan” as defined in Section 3(37) of ERISA. No member of the Target Group has incurred any current or projected liability in respect of post-retirement health, medical or life insurance benefits for Participants, except as required to avoid an excise tax under Section 4980B of the Code or comparable State benefit continuation laws. Except as set forth in Section 5.16 of the Target Disclosure Memorandum, no Target Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f) Except as set forth in Section 5.16 of the Target Disclosure Memorandum, no member of the Target Group is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a “parachute payment,” as defined in Code Section 280G(b) (determined without regard to Code Section 280G(b)(2)(A)(ii)) or would be subject to tax under Section 4999 of the Code.

(g) Except as contemplated by Section 8.10 of this Agreement, no termination or partial termination of any Target Qualified Plan has occurred, or will occur, prior to the Closing Date and no notice of intent to terminate any Target Qualified Plan has been, or will be, issued by a member of the Target Group prior to the Closing Date.

(h) No member of the Target Group has any remaining liability under any previously maintained Target Plan, whether maintained as a written or unwritten, formal or informal arrangement.

(i) To the Knowledge of the Target Group, no member of the Target Group nor any other “disqualified person” or “party in interest” (as defined in Code Section 4975 and ERISA Section 3(14), respectively) with respect to the Target Plans, has engaged in any non-exempt “prohibited transaction” (as defined in Code Section 4975 or ERISA Section 406). To the Knowledge of Target, all members of the Target Group and all fiduciaries with respect to the Target Plans, including any members of the Target Group which are fiduciaries as to a Target Plan, have complied in all respects with the requirements of ERISA Section 404, and to the Knowledge of Target, no member of the Target Group and no party in interest or disqualified person with respect to the Target Plans has taken or omitted any action which could lead to the imposition of an excise tax under the Code or a fine under ERISA.

(j) Other than routine claims for benefits, to the Knowledge of Target, there are no actions, audits, investigations, suits or claims pending, or threatened against any Target Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Target Plan or against the assets of any Target Plan.

(k) All assets attributable to any Target Plan that is subject to ERISA have been held in trust, unless a statutory or administrative exemption to the trust requirements of Section 403(a) of ERISA applies. Except as disclosed in Section 5.16 of the Target Disclosure Memorandum, no Target Plan is a self-funded or self-insured arrangement, and, with respect to each Target Plan that is funded in whole or in part through an insurance policy, no member of the Target Group has any liability in the nature of a retroactive rate adjustment, loss-sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such liability with respect to periods through the Closing Date. Any Target Plan funded in whole or in part with pre-tax contributions from Participants have been made in accordance with a written plan instrument that for all relevant periods has complied in form with the requirements under Code Section 125, other than changes required by statutes, regulations and rulings for which amendments are not yet required.

(l) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) maintained by the Target Group for employees, directors or other service providers have been fully and accurately reflected on the Target Financial Statements to the extent required by and in accordance with GAAP. Except as disclosed in Section 5.16 of the Target Disclosure Memorandum, (i) the actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) for which the members of the Target Group are obligated have been fully and accurately reflected on the Target Financial Statements to the extent required by and in accordance with GAAP, and (ii) the assets of each Target Plan are reported at their fair market value on the books and records of such plans, unless otherwise stated in such books and records.

A-13

(m) Each Target Plan that is a nonqualified plan of deferred compensation, within the meaning of Section 409A of the Code, (i) is exempt from Parts 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation or life insurance for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA or (ii) is exempt from all Parts of ERISA as an unfunded plan maintained exclusively for non-employee service providers. For each such Target Plan, Section 5.16 of the Target Disclosure Memorandum contains a list of assets that are associated with such plan.

(n) Each Target Plan that is a “nonqualified deferred compensation plan,” within the meaning of Section 409A(d)(1) of the Code, maintained by one or more members of the Target Group has been operated since its date of inception in good faith compliance with the applicable provisions of Section 409A of the Code; and has been since January 1, 2013, in documentary compliance with the applicable provisions of Section 409A. No member of the Target Group (i) has been required to report to any governmental entity any Taxes due as a result of a failure to comply with Section 409A; or (ii) has any indemnity or gross-up obligation for any Taxes or interest imposed or accelerated under Section 409A. To the Knowledge of Target, nothing has occurred, whether by action or failure to act, or is reasonably expected or intended to occur, that would subject an individual having rights under any such Target Plan to accelerated Tax as a result of Section 409A or a Tax imposed under Section 409A.

(o) The members of the Target Group, or any successor entity, may terminate any Target Plan prospectively at any time without further liability to any member of the Target Group or the successor entity, including, without limitation, any additional contributions, penalties, premiums, fees, surrender charges, market value adjustments or any other charges as a result of such termination, except to the extent of funds set aside for such purpose or reflected as reserved for such purpose on the Target Financial Statements.

(p) Since September 30, 2015, except as disclosed in Section 5.16 of the Target Disclosure Memorandum, no member of the Target Group has (i) increased the rate of compensation payable or to become payable to any director, employee or other service provider of the Target Group, other than in the ordinary course of business and consistent with past practice; (ii) amended or entered into any employment, severance, change in control or similar Contract with any such director, employee or other service provider; (iii) paid or agreed to pay any bonuses or other compensation, other than in the ordinary course of business and consistent with past practice, to any such director, employee or other service provider; (iv) amended any Target Plan, other than any amendment required by Law; (v) adopted any new plan, program, policy or arrangement, which if it existed as of the Closing Date, would constitute a Target Plan; or (vi) terminated any existing Target Plan.

(q) Except as disclosed in Section 5.16 of the Target Disclosure Memorandum, neither the execution and delivery of this Agreement, shareholder approval of the Agreement or the transaction contemplated hereby, nor the consummation of the transactions contemplated hereby, either alone or in combination with a subsequent event, will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code, but without regard to whether any such payment or portion thereof is reasonable compensation for personal services performed or to be performed in the future), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the a member of the Target Group under any Target Plan or otherwise, (ii) increase any benefits otherwise payable under any Target Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding or increase in the funding of any such benefits, (v) result in any limitation on the right of any member of the Target Group to amend, merge, terminate or receive a reversion of assets from any Target Plan or related trust, or (vi) result in any payment or portion of any payment that would not otherwise be deductible under Section 162(m) of the Code.

A-14

5.17 Material Contracts. Except as disclosed in Section 5.17 of the Target Disclosure Memorandum or otherwise reflected in the Target Financial Statements, neither the Target Entities nor any of their Assets, businesses, or operations is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract; (ii) any Contract relating to the borrowing of money by the Target Entities or the guarantee by a Target Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business); (iii) any Contract that prohibits or restricts any Target Entity or employee thereof from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person; (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course of business with customers); (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Target Entity; (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $50,000); or (vii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet that is a financial derivative Contract (the “Target Contracts”). With respect to each Target Contract: (i) the Contract is in full force and effect against the Target Entity; (ii) no Target Entity is in Default thereunder; (iii) no Target Entity has repudiated or waived any material provision of any such Contract; and (iv) to the Knowledge of any Target Entity, no other party to any such Contract is in Default in any respect, or has repudiated or waived any material provision thereunder. All of the indebtedness of the Target Entities for money borrowed is prepayable at any time by such Target Entity without penalty or premium.

5.18 Legal Proceedings.

(a) Section 5.18 of the Target Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Target Entity is a party and that names a Target Entity as a defendant or cross-defendant or for which such Target Entity has any potential Liability in excess of $50,000 or that otherwise would have, or reasonably be expected to have, a Target Material Adverse Effect.

(b) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any Target Entity as a result of examination by any bank or bank holding company Regulatory Authority.

5.19 Regulatory Reports.

(a) Since January 1, 2013, the Target Entities have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) Each of the Target Financial Statements (including, in each case, any related notes) contained in the Target Regulatory Reports complied as to form in all material respects with the applicable published rules and regulations of the appropriate Regulatory Authorities, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of the Target Entities as at the respective dates and the consolidated results of operations and cash flows for the periods indicated.

5.20 Internal Accounting. The Target Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability; (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

A-15

5.21 Community Reinvestment Act. Target has complied in all material respects with the provisions of the Community Reinvestment Act (“CRA”) and the rules and regulations thereunder, has a CRA rating of not less than “satisfactory,” has received no material criticism from regulators with respect to discriminatory lending practices, and has no Knowledge of any conditions or circumstances that are likely to result in a CRA rating of less than “satisfactory” or material criticism from regulators with respect to discriminatory lending practices.

5.22 Privacy of Customer Information.

(a) The Target Entities are the sole owners or, in the case of participated loans, co-owners with the other participant(s), of all individually identifiable personal information (“IIPI”) relating to customers, former customers and prospective customers that will be transferred to the Purchaser Entities pursuant to this Agreement and the other transactions contemplated hereby. For purposes of this Section 5.22, “IIPI” shall include any information relating to an identified or identifiable natural person.

(b) The collection and use of such IIPI by the Target Entities, the transfer of such IIPI to the Purchaser Entities, and the use of such IIPI by the Purchaser Entities as contemplated by this Agreement complies with all applicable privacy policies, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable state, federal and foreign privacy Laws, and any contract or industry standard relating to privacy.

5.23 Technology Systems.

(a) Since January 1, 2013, the Technology Systems have not suffered unplanned disruption causing a Target Material Adverse Effect. Except for ongoing payments due under relevant third party agreements, the Technology Systems are free from any Liens. Access to business critical parts of the Technology Systems is not shared with any third party.

(b) Details of the Target Entities’ disaster recovery and business continuity arrangements have been provided to Purchaser.

(c) Except as set forth in Section 5.2(b) of the Target Disclosure Memorandum, no Target Entity has received notice of or is aware of any circumstances including, without limitation, the execution of this Agreement, that would enable any third party to terminate any of the Target Entities’ agreements or arrangements relating to the Technology Systems (including maintenance and support).

5.24 Bank Secrecy Act Compliance. Target is in compliance in all material respects with the provisions of the Bank Secrecy Act of 1970, as amended (the “Bank Secrecy Act”), and all regulations promulgated thereunder including, but not limited to, those provisions of the Bank Secrecy Act that address suspicious activity reports and compliance programs. Target has implemented a Bank Secrecy Act compliance program that adequately covers all of the required program elements as required by 12 C.F.R. §21.21.

5.25 Target Disclosure Memorandum. Target has delivered to Purchaser the Target Disclosure Memorandum containing certain information regarding Target as indicated at various places in this Agreement. All information set forth in the Target Disclosure Memorandum shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Target under this Article 5. The information contained in the Target Disclosure Memorandum and any updates thereto shall be deemed to be part of and qualify all representations and warranties contained in this Article 5 and the covenants in Article 7 to the extent applicable.

5.26 Board Recommendation. The Board of Directors of Target, at a meeting duly called and held, has by unanimous vote of the directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Affiliate Agreements as set forth on Exhibit B and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders; (ii) approved this Agreement; and (iii) resolved to recommend, subject to the exercise of its fiduciary duties under law, that the holders of the shares of Target Common Stock approve this Agreement.

A-16

5.27 Brokers. Except for The Burke Group, no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Target Entity.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Target as follows:

6.1 Organization, Standing and Power.

(a) Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Purchaser is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of the Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect. The minute book and other organizational documents for Purchaser have been made available to Target for its review and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

(b) Purchaser Bank is a national bank duly organized, validly existing, and in good standing under the laws of the United States of America, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Purchaser Bank is duly qualified or licensed to transact business and in good standing in jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect. The minute books and other organizational documents and corporate records for Purchaser Bank have been made available to Target for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceeding of the Board of Directors and shareholder thereof. Purchaser Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

6.2 Authority of Purchaser; No Breach By Agreement.

(a) Purchaser has the corporate power and authority necessary to execute and deliver this Agreement, and each of the Purchaser Entities has the corporate power and authority necessary to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Purchaser. Subject to receipt of the requisite approval of Target’s Shareholders and Consents of Regulatory Authorities, this Agreement represents a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Purchaser’s Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Purchaser Entity or any resolution adopted by the board of directors or the shareholders of any Purchaser Entity that is currently in effect; or (ii) except to the extent it would not have a Purchaser Material Adverse Effect, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Purchaser Entity under, any Contract or Permit of any Purchaser Entity; or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), and except to the extent it would not have a Purchaser Material Adverse Effect, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Purchaser Entity or any of its Assets (including any Purchaser Entity or Target Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Purchaser Entity or Target Entity being reassessed or revalued by any Taxing authority).

A-17

(c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the OTC Markets, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Purchaser of the Merger or the other transactions contemplated in this Agreement.

6.3 Capital Stock.

(a) The authorized capital stock of Purchaser consists of 10,000,000 shares of Purchaser Common Stock, of which 2,674,848 shares are issued and outstanding, and 10,000,000 shares of Purchaser Preferred Stock, no par value, of which 9,950 shares are designated Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and no shares are issued or outstanding. In addition, 144,014 shares of Purchaser Common Stock are subject to Outstanding Purchaser Options. All of the issued and outstanding shares of Purchaser capital stock are, and all of the shares of Purchaser Common Stock to be issued in exchange for shares of Target Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued, fully paid and nonassessable under the SCBCA. None of the shares of Purchaser Common Stock to be issued in exchange for shares of Target Common Stock upon consummation of the Merger will be, and to Purchaser’s Knowledge, none of the outstanding shares of Purchaser capital stock has been, issued in violation of any preemptive rights of the current or past shareholders of Purchaser.

(b) Except as set forth in Section 6.3 of this Agreement, there are no (i) shares of capital stock, preferred stock or other equity securities of Purchaser outstanding or (ii) outstanding Equity Rights relating to the capital stock of Purchaser.

6.4 Purchaser Subsidiaries. Except as set forth in Section 6.4 of the Purchaser Disclosure Memorandum, Purchaser or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Purchaser Subsidiary. No capital stock (or other equity interest) of any Purchaser Subsidiary is or may become required to be issued (other than to another Purchaser Entity) by reason of any Equity Rights, and there are no Contracts by which any Purchaser Subsidiary is bound to issue (other than to another Purchaser Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Purchaser Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Purchaser Subsidiary (other than to another Purchaser Entity). There are no Contracts relating to the rights of any Purchaser Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Purchaser Subsidiary. All of the shares of capital stock (or other equity interests) of each Purchaser Subsidiary held by a Purchaser Entity are fully paid and (except pursuant to 12 U.S.C. § 55) nonassessable and, except as disclosed in Section 6.4 of the Purchaser Disclosure Memorandum, are owned by the Purchaser Entity free and clear of any Lien. Each Purchaser Subsidiary is either a bank, a corporation, a statutory trust or a limited liability company, and each such Purchaser Subsidiary is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Purchaser Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

6.5 Financial Statements.

(a) Purchaser has delivered to Target copies of all Purchaser Financial Statements and will deliver to Target copies of all similar financial statements prepared subsequent to the date hereof. The Purchaser Financial Statements and any supplemental financial statements (as of the date thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of Purchaser, which are and will be, as the case may be, complete and correct in all material respects and which have been or will have been, as the case may be, maintained in accordance with good business practices; (b) present or will present, as the case may be and in all material respects, fairly the financial position of Purchaser as of the dates indicated and the results of operation, changes in shareholders’ equity, and cash flows of Purchaser for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereof or, in the case of interim financial statements, to the normal recurring year-end adjustments that are not material in any amount or effect); and (c) do not or will not, as the case may be, contain any untrue statement of a material fact omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

A-18

(b) Purchaser maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Target and to maintain accountability for Purchaser’s consolidated assets; (iii) access to Purchaser’s consolidated assets is permitted only in accordance with management’s authorization; (iv) the reporting of Purchaser’s consolidated assets is compared with existing assets at regular intervals; (v) accounts, notes and other receivables and inventory are recorded accurately; and (vi) proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

6.6 Absence of Undisclosed Liabilities. To Purchaser’s Knowledge, the Purchaser Entities have no Liabilities of a nature required to be reflected on consolidated balance sheets prepared in accordance with GAAP, except Liabilities that are accrued or reserved against in the consolidated balance sheet of the Purchaser Entities as of September 30, 2015, included in the Purchaser Financial Statements or reflected in the notes thereto. The Purchaser Entities have not incurred or paid any Liability since September 30, 2015, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and that are not reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

6.7 Absence of Certain Changes or Events. Since September 30, 2015, except as disclosed in the Purchaser Financial Statements, (i) to Purchaser’s Knowledge, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect; (ii) Purchaser has not declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any Shares of Purchaser Common Stock; and (iii) none of the Purchaser Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Purchaser provided in Article 8. Except as may result from the transactions contemplated by this Agreement, no Purchaser Entity has, since September 30, 2015:

(a) suffered over $150,000 in damage, destruction or loss to immovable or movable property, whether or not covered by insurance;

(b) failed to operate its business in the ordinary course consistent with past practices, or failed to use reasonable efforts to preserve its business or to preserve the goodwill of its customers and others with whom it has business relations;

(c) forgiven any debt owed to it in excess of $150,000, or canceled any of its claims or paid any of its noncurrent obligations or Liabilities except in the ordinary course of business;

(d) except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Purchaser Financial Statements;

(e) except as required by the terms of this Agreement or pursuant to the exercise of outstanding Purchaser Options, authorized or issued any additional shares of Purchaser Common Stock, Purchaser Preferred Stock or Equity Rights of the Purchaser; or

A-19

(f) entered into any agreement, contract or commitment to do any of the foregoing.

6.8 Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of any Purchaser Entity have been timely filed or requests for extensions have been timely filed, granted, and have not expired for all periods ended on or before the date of the most recent fiscal year end immediately preceding the Effective Time and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. The Purchaser Financial Statements reflect adequate reserves for any audit examination, deficiency, or refund Litigation with respect to any Taxes. Except for an audit of its 2013 consolidated federal income tax return, Purchaser’s federal income Tax Returns have not been audited by the IRS. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid and, to Purchaser’s Knowledge, Purchaser shall not incur any interest, penalty or assessment in excess of $150,000 as a result of the audit of Purchaser’s 2013 consolidated federal income tax return. There are no Liens with respect to Taxes upon any of the Assets of Purchaser.

(b) No Purchaser Entity has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

(c) The provision for any Taxes due or to become due for any Purchaser Entity for the period or periods through and including the date of the respective Purchaser Financial Statements that has been made and is reflected on such Purchaser Financial Statements is sufficient to cover all such Taxes.

(d) Deferred Taxes of the Purchaser Entities have been provided for in accordance with GAAP.

(e) The Purchaser Entities are in compliance with, and their records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code, except where any such failure to comply would not reasonably be expected to have a Purchaser Material Adverse Effect.

(f) No Purchaser Entity has experienced a change in ownership with respect to its stock, within the meaning of Section 382 of the Code, other than the ownership change that will occur as a result of the transactions contemplated by this Agreement.

(g) To the Knowledge of the Purchaser Entities, there is no pending claim by any taxing authority of a jurisdiction where either the Purchaser or Purchaser Bank has not filed Tax Returns that either Purchaser or Purchaser Bank is subject to taxation in that jurisdiction.

(h) Neither Purchaser nor Purchaser Bank has ever been a member of an “affiliated group” within the meaning of Code Section 1504(a) filing a consolidated federal income tax return, other than the “affiliated group” of which Purchaser is the “common parent.” Neither Purchaser nor Purchaser Bank is a party to any Tax sharing or Tax allocation agreement, other than that certain Agreement to Allocate Income Tax Liabilities and Benefits by and between Purchaser and Purchaser Bank, dated October 22, 2014, that will remain in effect after consummation to the Mergers contemplated by this Agreement.

(i) Purchaser has not taken or agreed to take any action, and has no Knowledge of any fact or circumstance that is reasonably likely, to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1 or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

(j) No Purchaser Entity has received written notice from a governmental body that it has a deficiency for Taxes.

A-20

(k) All Taxes which any Purchaser Entity is or was required to withhold or collect have been withheld and collected and have been timely paid over to the proper governmental bodies to the extent remission of such payment is due.

(l) No Purchaser Entity has engaged in a transaction that is the same as, or substantially similar to, one of the types of transactions that the IRS has identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treasury Regulations Section 1.6011-4(b)(2). No Tax Return filed by any Purchaser Entity contained or was required to contain a disclosure statement under Sections 6011 or 6662 of the Code (or any predecessor statute) or any similar provision of Law.

(m) No Purchaser Entity has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Section 361.

(n) No Purchaser Entity will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provisions of state, local or foreign income Tax Law); or (v) prepaid amount received on or prior to the Closing Date.

(o) There are no liens for Taxes upon the assets of any Purchaser, except for liens relating to current Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and as to which Company has set aside on its books adequate reserves sufficient in the aggregate to payment of all such unpaid Taxes (including interest and penalties thereon).

6.9 Compliance with Laws. Purchaser is a South Carolina corporation and a registered bank holding company under the BHC Act, as amended, and has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit, except where such Default would not have a Purchaser Material Adverse Effect. No Purchaser Entity is:

(a) in Default under any of the provisions of its respective articles of incorporation or bylaws (or other governing instruments);

(b) in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except where such Default would not have a Purchaser Material Adverse Effect; or

(c) since January 1, 2013, in receipt of any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Purchaser Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces; (ii) threatening to revoke any Permits; or (iii) except as set forth in Section 6.9 of the Purchaser Disclosure Memorandum, requiring any Purchaser Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit or reserve policies or its management.

(d) Purchaser Bank is a national bank chartered under the laws of the United States of America whose deposits are, and will at the Effective Time be, insured by the FDIC to the extent such insurance is available.

A-21

6.10 Legal Proceedings.

(a) Except as set forth in Section 6.10 of the Purchaser Disclosure Memorandum, there is no Litigation instituted, pending or, to the Knowledge of Purchaser, threatened, against any Purchaser Entity, or against any employee benefit plan of the Purchaser Entities, or against any Asset, interest or right of any of them, that in any case individually seeks damages in excess of $150,000 and that otherwise would have, or reasonably be expected to have, a Purchaser Material Adverse Effect.

(b) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any Purchaser Entity as a result of examination by any bank or bank holding company regulatory authority.

6.11 Internal Accounting. The Purchaser Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability; (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

6.12 Community Reinvestment Act. Purchaser Bank has complied in all material respects with the provisions of the CRA and the rules and regulations thereunder, has a CRA rating of not less than “satisfactory,” and has received no material criticism from regulators with respect to discriminatory lending practices, and has no Knowledge of any conditions or circumstances that are likely to result in CRA ratings of less than “satisfactory” or material criticism from regulators with respect to discriminatory lending practices.

6.13 Board Recommendation. The Board of Directors of Purchaser, at a meeting duly called and held, has by unanimous vote of the directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the shareholders and (ii) approved this Agreement.

6.14 Brokers. Except for Paces Battle Group, no broker, finder, or investment banker is entitled to any brokerage fee, finder’s fee, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

6.15 Loan and Investment Portfolios. As of the date of this Agreement, all loans, discounts and financing leases reflected on the Purchaser Financial Statements were, and with respect to the Purchaser Financial Statements delivered as of the dates subsequent to the execution of this Agreement, will be as of the dates thereof, (a) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business; (b) evidenced by genuine notes, agreements or other evidences of indebtedness; and (c) to the extent secured, have been secured by valid liens and security interests that have been perfected. Except as set forth in Section 6.15 of the Purchaser Disclosure Memorandum, no Purchaser Entity is a party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end or other date referenced in such schedule, (i) delinquent by more than 30 days in the payment of principal or interest; (ii) known by the Purchaser Entities to be otherwise in Default for more than 30 days; (iii) classified as “substandard,” “doubtful,” “loss,” “other assets especially mentioned” or any comparable classification by Purchaser or the OCC; or (iv) an obligation of any director, executive officer or 10% shareholder of Purchaser who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. § 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

 6.16 Allowance for Possible Loan Losses. The Allowance shown on the consolidated balance sheets of the Purchaser Entities included in the Purchaser Financial Statements and the allowance shown on the consolidated balance sheets of the Purchaser Entities as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate in the judgment of Purchaser’s management and consistent with GAAP and applicable regulatory requirements or guidelines to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Purchaser Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Purchaser as of the dates thereof.

A-22

6.17 Regulatory Reports.

(a) Since January 1, 2013, the Purchaser Entities have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) Each of the Purchaser Financial Statements (including, in each case, any related notes) contained in the Purchaser Regulatory Reports complied as to form in all material respects with the applicable published rules and regulations of the appropriate Regulatory Authorities, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of the Purchaser Entities as at the respective dates and the consolidated results of operations and cash flows for the periods indicated.

6.18 Bank Secrecy Act Compliance. Purchaser Bank is in compliance in all material respects with the provisions of the Bank Secrecy Act, and all regulations promulgated thereunder including, but not limited to, those provisions of the Bank Secrecy Act that address suspicious activity reports and compliance programs. Purchaser Bank has implemented a Bank Secrecy Act compliance program that adequately covers all of the required program elements as required by 12 C.F.R. § 21.21.

ARTICLE 7

CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1 Affirmative Covenants of Each Party. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course; (b) preserve intact its business organization and material Assets and maintain its rights and franchises; and (c) take no action that would (i) materially adversely affect the ability of either Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) or (ii) materially adversely affect the ability of either Party to perform its covenants and agreements under this Agreement.

7.2 Negative Covenants of Target. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Purchaser shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Target covenants and agrees that it will not do or agree or commit to do or permit any Target Entity to agree or commit to do any of the following:

(a) amend the articles of incorporation, bylaws or other governing instruments of any Target Entity in any manner that adversely affects the rights of the holders of Target capital stock, or

(b) incur or permit any Target Subsidiary to incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $50,000 except in the ordinary course of business of Target or any Target Subsidiary consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Target Entity, of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, Bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof); or

A-23

(c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans or in connection with the exercise of its existing Target Options), directly or indirectly, any shares or any securities convertible into any shares, of Target’s Common Stock, or declare or pay any dividend or make any other distribution in respect of Target’s Common Stock; or

(d) issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Target Common Stock or any other capital stock of Target, or any stock appreciation rights, or any option, warrant, or other Equity Right, except pursuant to the exercise of Target Options; or

(e) adjust, split, combine or reclassify any shares of Target Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Target Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

(f) except for purchases of securities in the ordinary course of business, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business; (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

(g) (i) increase the rate of compensation payable or to become payable to any director, employee or consultant of the Target Group, other than in the ordinary course of business and consistent with past practice or, in the case of any consultant of the Target Group, payment at his, her or its existing hourly rates in connection with the negotiation of this agreement and the consummation of the transactions contemplated herein; (ii) amend or enter into any employment, severance, change in control or similar Contract with any such director, employee or other service provider; (iii) pay or agree to pay any bonuses or other compensation, other than in the ordinary course of business and consistent with past practice, to any such director, employee or other service provider; (iv) amend any Target Plan, other than any amendment required by Law; (v) adopt any new plan, program, policy or arrangement, which if it existed as of the Closing Date, would constitute a Target Plan (except for any retention payment program as may be agreed upon by Target and Purchaser in writing); or (vi) terminate any existing Target Plan; or

(h) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

(i) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any Target Entity for over $50,000 in money damages or any restrictions upon the operations of the Target Entities; or

(j) except in the ordinary course of business, enter into, modify, amend or terminate any Contract (excluding any loan Contract with an unpaid balance) or waive, release, compromise or assign any right or claim relating to any such Contract in an amount exceeding $50,000; or

(k) except in the ordinary course of business, enter into, modify, amend or terminate any loan Contract with an unpaid balance or waive, release, compromise or assign any right or claim related to any such loan Contract in an amount exceeding $150,000.

7.3 Negative Covenants of Purchaser. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Purchaser shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Purchaser covenants and agrees that it will not do or agree or commit to do or permit any Purchaser Entity to agree or commit to do any of the following:

A-24

(a) amend the articles of incorporation, bylaws or other governing instruments of any Purchaser Entity, or

(b) repurchase, redeem, or otherwise acquire or exchange (other than transactions under employee benefit plans in the ordinary course of business or repurchases of up to an aggregate of 10,000 shares of Purchaser Common Stock), directly or indirectly, any shares, or any securities convertible into any shares, of Purchaser’s capital stock, or declare or pay any dividend or make any other distribution in respect of Purchaser’s capital stock; or

(c) except as required by the terms of this Agreement or as set forth in Section 7.3(c) of the Purchaser Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Purchaser Common Stock or any other capital stock of Purchaser, or any stock appreciation rights, or any option, warrant, or other Equity Right, except in the ordinary course of business; or

(d) adjust, split, combine or reclassify any shares of Purchaser Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Purchaser Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $150,000 other than in the ordinary course of business for reasonable and adequate consideration; or

(e) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP.

7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries that (i) is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly remedy the same.

7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.

ARTICLE 8

ADDITIONAL AGREEMENTS

8.1 Offering Statement on Form 1-A.

(a) Purchaser will promptly prepare and file an Offering Statement on Form 1-A (which will include the Proxy Statement) complying with all the requirements of the 1933 Act (and the rules and regulations thereunder) applicable thereto, for the purpose, among other things, of qualifying the Purchaser Common Stock that will be issued to the holders of Target Common Stock pursuant to the Merger. Purchaser shall use commercially reasonable efforts to file the Offering Statement within 75 days after the date hereof, to cause the Offering Statement to become qualified as soon as practicable, to qualify the Purchaser Common Stock under the Securities Laws of such jurisdictions as may be required and to keep the Offering Statement and such qualifications current and in effect for so long as is necessary to consummate the transactions contemplated hereby. As a result of the qualification of the Purchaser Common Stock pursuant to the Offering Statement, such stock shall not be restricted securities within the meaning of Federal Securities Laws. Target and its counsel shall have reasonable opportunity to review and comment on the Offering Statement being filed with the SEC and any responses filed with the SEC regarding the Offering Statement. The Parties shall deliver to each other copies of all filings, correspondence, orders and any other documents to and from all Regulatory Authorities, including the SEC, and shall promptly relay to each other any oral communications to and from all such Regulatory Authorities, in connection with the Form 1-A and any documents related thereto.

A-25

(b) Each of the Parties will cooperate in the preparation of the Offering Statement and Proxy Statement that complies with the requirements of the Securities Laws, for the purpose of submitting this Agreement and the transactions contemplated hereby to the Target’s shareholders and to the Purchaser’s shareholders for approval. Each of the Parties will as promptly as practicable after the date hereof furnish all such data and information relating to it and its Subsidiaries, as applicable, as the other Party may reasonably request for the purpose of including such data and information in the Offering Statement and the Proxy Statement. None of the information to be supplied by the Parties for inclusion in (i) the Offering Statement will, at the time the Offering Statement becomes qualified under the Securities Act, contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, not misleading; (ii) the Proxy Statement will, at the date it is first mailed to the Purchaser’s and Target’s shareholders and at the time of each of the Purchaser and the Target shareholders meeting (except to the extent amended or supplemented by a subsequent communication), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any other document filed with any other regulatory agency in connection herewith will, at the time such document is filed, fail to comply as to form in all material respects with the provisions of applicable Law. The Proxy Statement will comply as to form in all material respects with any applicable requirements of the 1934 Act and the rules and regulations thereunder, except that no representation or warranty is made by either Party with respect to statements made or incorporated by reference therein based on information supplied by the other Party for inclusion or incorporation by reference in the Proxy Statement.

8.2 Applications. Purchaser shall promptly prepare and file, and Target shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. Purchaser shall use commercially reasonable efforts to file such applications no later than 45 days from the date hereof. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities and shall promptly relay to each other any oral communications to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

8.3 Filings of Articles of Merger. Upon the terms and subject to the conditions of this Agreement, Purchaser shall execute and file Articles of Merger for the Merger with the OCC in connection with the Closing.

8.4 Investigation and Confidentiality.

(a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Mergers and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

(b) The Parties will not disclose, and will cause their respective representatives to not disclose, directly or indirectly, before or after the consummation or termination of this Agreement, any confidential information, whether written or oral, furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions, to any Person for any reason other than in connection with the regulatory notice and application process or as otherwise required by Law or, after termination of this Agreement pursuant to Section 10.1 hereof, use such Subject Information for its own purposes or for the benefit of any other Person under any circumstances. The term “Subject Information” does not include any information that (i) at the time of disclosure or thereafter is generally available to and known to the public, other than by a Breach of this Agreement by the disclosing Party; (ii) was available to the disclosing Party on a non-confidential basis from a source other than the non-disclosing Party; or (iii) was independently acquired or developed without violating any obligations of this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof and all work papers containing confidential information received from the other Party.

A-26

(c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Target Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable.

8.5 No Solicitations.

(a) Except as contemplated by Section 8.5(c) of this Agreement and prior to the Effective Time or until the termination of this Agreement, Target shall not, and shall use its best efforts to ensure that its directors, officers, employees, advisers and agents shall not, directly or indirectly, without the prior written approval of Purchaser:

(i) solicit, initiate or authorize inquiries, discussions, negotiations, or submissions of proposals with respect to, furnish any information regarding, enter into any Contract with respect to or participate in any Acquisition Proposal;

(ii) knowingly provide or furnish any nonpublic information about or with respect to the Target; or

(iii) subject to Section 8.5(c) below, withdraw its recommendation to the holders of Target Common Stock regarding the Merger or make a recommendation regarding any Acquisition Transaction.

(b) Target shall instruct its officers, directors, agents and affiliates to refrain from doing any of the above and will notify Purchaser promptly if any such inquiries or proposals are received by it, any such information is requested from it, or any such negotiations or discussions are sought to be initiated with any of its officers, directors, agents and affiliates.

(c) Nothing contained in this Section 8.5 shall prohibit any officer or director of Target from taking any action that the Board of Directors of Target shall determine in good faith, after consultation with legal counsel, is required by law or is required to discharge his or her fiduciary duties to Target and its shareholders, including the approval of an Acquisition Proposal and the termination of this Agreement.

(d) Target shall immediately cease and cause to be terminated all existing discussions or negotiations with any persons conducted with respect to any Acquisition Transaction except those contemplated by this Agreement.

(e) Each Party shall promptly advise the other Party following the receipt of any Acquisition Proposal and the details thereof, including but not limited to the identity of the Person making the offer, proposal, inquiry or request and the terms of such offer, proposal, inquiry or request, and advise the other Party of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

8.6 Press Releases. Prior to the Effective Time, Target and Purchaser shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure its legal counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law, including any disclosure obligations that may be imposed by the SEC.

8.7 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Mergers to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code for federal income tax purposes and to take no action which would cause the Mergers not to so qualify.

A-27

8.8 Agreement of Affiliates.

(a) Target shall use its reasonable efforts to cause each Person set forth on Section 8.8 of the Target Disclosure Memorandum to deliver to Purchaser not later than 30 days after the date of this Agreement, a written agreement substantially in the form of Exhibit C-1.

(b) Purchaser shall use its reasonable efforts to cause each Person set forth in Section 8.8 of the Purchaser’s Disclosure Memorandum to deliver to Target not later than 30 days after the date of this Agreement, a written agreement substantially in the Form of Exhibit C-2.

8.9 Indemnification and Insurance.

(a) From and after the Effective Time, Purchase shall indemnify, defend and hold harmless, to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation Act and other applicable Law, including but not limited to 12 CFR 7.2014, all past and present directors and officers of the Target and all such directors and officers of Target serving as fiduciaries under any of the benefit plans of the Target (each, together with such person’s heirs, executors, or administrators, an “Indemnified Party”) against any costs, expenses (including reasonable attorneys’ fees and expenses and disbursements), judgments, fines, losses, claims, damages or liabilities incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was a director or officer or fiduciary of the Target or any such benefit plan or is or was serving at the request of the Target as a director, officer, manager, employee, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or business or non-profit enterprise (including any employee benefit plan), whether asserted or claimed prior to, at or after the Effective Time (including with respect to the consummation of the transactions contemplated by this Agreement), and provide advancement of the expenses to the Indemnified Party (provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay advances if it shall determine that such Indemnified Party is not entitled to be Indemnified pursuant to this Section 8.9). The obligation of the Purchaser pursuant to this Section 8.9 shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period concurrent with the applicable statute of limitations; provided, however, that all rights to indemnification in respect of any claim asserted or made as to which Purchaser is notified in writing within such period shall continue until the final disposition of such claim. Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against Purchaser under such subparagraph, notify Purchaser in writing of the commencement thereof. In case any such action shall be brought against any Indemnified Party, Purchaser shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from Purchaser to such Indemnified Party of its election so to assume the defense thereof, Purchaser shall not be liable to such Indemnified Party under such subparagraph for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party; provided, however, if Purchaser elects not to assume such defense or if counsel for the Indemnified Party advises Purchaser in writing that there are material substantive issues that raise conflicts of interest between Purchaser or Target and the Indemnified Party, such Indemnified Party may retain counsel satisfactory to it, and Purchaser shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received. Notwithstanding the foregoing, Purchaser shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties in respect of such claim unless in the reasonable judgment of an Indemnified Party a conflict of interest exists between an Indemnified Party and any other Indemnified Parties in respect to such claims. Purchaser shall not settle or compromise or consent to the entry of any judgement in any such proceeding unless such settlement, compromise or consent includes an unconditional release of such Indemnified Parties for all liability arising out of such claim.

(b) Target covenants and agrees that it shall use its best efforts to cause the persons serving as its officers or directors of the Target Entities immediately prior to the Effective Time to be covered for a period of six years from the Effective Time (or such lesser period of time reasonably acceptable to the Parties) by the directors’ and officers’ liability insurance policy maintained by Target with respect to acts or omissions occurring prior to or at the respective effective times that were committed by such officers and directors in their capacity as such; provided that (i) Purchaser may in its reasonable discretion with the consent of Target, with such consent not to be unreasonably withheld, substitute a policy or policies with at least the same coverage and amounts and terms and conditions that are no less advantageous (or with Target’s consent, given prior to the Effective Time, any other policy) and (ii) the aggregate premium to be paid by Target for such insurance shall not exceed 200% of the most current annual premium paid by Target for its directors and officers liability insurance without Purchaser’s prior approval.

A-28

(c) Purchaser covenants and agrees that if Purchaser or any of its successors or assigns (i) shall consolidate with or merge into any corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of Purchaser shall assume the obligations set forth in this Section 8.9.

(d) The provisions of this Section 8.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his/her heirs and representatives.

(e) The Parties acknowledge that Section 18(k) of the Federal Deposit Insurance Act provides that no payment may be made by any insured depository institution or its holding company for the benefit of any person who is or was an institution-affiliated party to pay or reimburse such person for any liability or legal expense with regard to any administrative proceeding or civil action instituted by the appropriate federal banking agency which results in a final order under which such person (1) is assessed a civil money penalty; (2) is removed or prohibited from participating in the conduct of the affairs of the insured depository institution; or (3) is required to take an affirmative action to correct or remedy a regulatory violation. Accordingly, the Parties recognize that the indemnification provisions set forth in this Section 8.9 are subject to and limited by the provisions of Section 18(k) of the Federal Deposit Insurance Act and its accompanying regulations.

8.10 Employee Benefits and Contracts. Following the Effective Time, Purchaser shall provide generally to officers and employees of the Target Entities who continue employment with Purchaser or any of its Subsidiaries employee benefits, including compensation, on terms and conditions which, when taken as a whole, are substantially similar to those then currently provided by Purchaser to its other similarly situated officers and employees. For purposes of benefit accrual (but only for purposes of determining benefits accruing under payroll practices such as vacation policy or under fringe benefit programs that do not rise to the level of a “plan” within the meaning of Section 3(3) of ERISA) and for purposes of determining eligibility to participate and vesting determinations in connection with the provision of any such employee benefits generally, service with the Target Entities prior to the Effective Date shall be counted. All accrued and unused paid time off balances of Target’s employees as of the Effective Time shall transfer to Purchaser’s paid leave policies and such Target employees shall thereafter accrue paid time off under the Purchaser’s applicable accrual schedules then in effect (on a pro-rata basis for the year in which the Effective Date occurs). If Purchaser shall terminate any “group health plan,” within the meaning of Section 4980B(g)(2) of the Code, in which one or more employees of a Target Entity participated immediately prior to the Effective Time (a “Company Health Plan”), Purchaser shall cause any successor group health plan to waive any underwriting requirements; to give credit for any such employee’s participation in the Company Health Plan prior to the Effective Time for purposes of applying any waiting period and/or pre-existing condition limitations set forth therein; and, if such transition occurs during the middle of the plan year for such a Company Health Plan, to give credit towards satisfaction of any annual deductible limitation and out-of-pocket maximum applied under such successor group health plan for any deductible amounts and co-payments previously paid by any such employee respecting his or her participation in that Company Health Plan during that plan year prior to the Effective Time. Purchaser also shall be considered a successor employer for and shall provide to “qualified beneficiaries,” determined immediately prior to the Effective Time, under any Target Plan appropriate “continuation coverage” (as those terms are defined in Section 4980B of the Code) following the Effective Time under either the Target Plan or any successor group health plan maintained by Purchaser. At the request of Purchaser, the Target Entities will take all appropriate action to terminate, prior to the Effective Time, any retirement plan maintained by the Target Entities that is intended to be qualified under Section 401(a) of the Code. Purchase shall provide severance and outplacement assistance in accordance with its current severance policies to each Target employee whose employment is involuntarily terminated by Purchaser during the nine-month period following the Effective Time, except where such employment is terminated for cause or unsatisfactory job performance (in either case, as determine by Purchaser).

A-29

8.11 Authorization and Approval of Purchaser Common Stock. Purchaser shall, as of the date hereof, authorize, if necessary, and reserve the maximum number of shares of Purchaser Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to issue the Purchaser Common Stock pursuant to the terms of this Agreement.

8.12 Prosecution of Regulatory Approvals. Purchaser covenants and agrees that Purchaser shall use its best efforts to ensure that all Consents of Regulatory Authorities required pursuant to Section 9.1(b) are obtained on or prior to the Closing Date and that Purchaser shall satisfy any conditions or remove any restrictions (other than such conditions or restrictions as are referred to in the last sentence of Section 9.1(b)) placed on the Consents by the Regulatory Authorities prior to Closing.

8.13 Meetings of Shareholders. Each Party will, as soon as practicable, take all steps under applicable Law and its articles of incorporation and bylaws to call, give notice of, convene and hold a meeting of its shareholders at such times as may be mutually agreed to by the Parties for the purpose of approving this Agreement and the transactions contemplated hereby. The Purchaser’s Board of Directors will recommend to Purchaser shareholders the approval of this Agreement and the transactions contemplated hereby. Unless otherwise required by the fiduciary duties of its Board of Directors under applicable Law, Target’s Board of Directors will recommend to Target’s shareholders the approval of this Agreement and the transactions contemplated hereby. Subject to the terms of this Agreement, each Party will use its best efforts to obtain the necessary approval by its shareholders of this Agreement and the transactions contemplated hereby.

8.14 Environmental Matters. At its option and expense, Purchaser may cause to be conducted within 45 days following the date of this Agreement such environmental investigations and assessments of the Target Operating Properties (the “Environmental Survey”) as the Purchaser shall determine. In order to perform or conduct any such investigations and assessments, Target shall grant Purchaser the right to gain reasonable access to the Operating Properties. Should the Purchaser elect to complete an Environmental Survey, it shall notify the Target before commencing the Environmental Survey and shall make reasonable efforts to coordinate the Environmental Survey with the Target. If, in the course of the Environmental Survey, Purchaser discovers a vapor intrusion issue that requires remediation expenses in excess of $10,000, Purchaser may request that all or a portion of such expenses in excess of $10,000 be borne by the Target through an adjustment to the Merger Consideration, in which event, the Target shall have the right to engage its own engineer to assess the vapor intrusion issue and the estimated expenses to remediate it (the “Target Assessment”). The Target Assessment shall be delivered within ten days following the delivery to Target from Purchaser of Purchaser’s assessment of the vapor intrusion remediation expenses and Purchaser’s request for such expenses in excess of $10,000 to be borne in whole or in part by Target. Within three days of the delivery of the Target Assessment, the Purchaser and the Target shall use their reasonable best efforts to reach an agreement as to the amount of the anticipated vapor intrusion remediation expenses and how such expenses in excess of $10,000 will be borne by the Purchaser and/or by the Target through an adjustment to the Merger Consideration (the parties agree that the first $10,000 of such vapor intrusion remediation expenses shall be borne by the Purchaser). If the parties cannot reach an agreement as to the amount or the allocation of such expenses to the parties within five days following the delivery by Target to Purchaser of the Target Assessment and Purchaser does not agree to bear such expenses in excess of $10,000 in whole, then either party shall have the right to terminate this Agreement without penalty or liability upon the delivery of written notice to the other.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.5:

(a) Shareholder Approval. The shareholders of Target and the shareholders of Purchaser shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and, by the provisions of any governing instruments.

(b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority that is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which would have a Purchaser Material Adverse Effect or Target Material Adverse Effect.

A-30

(c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Mergers (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable; provided that, with the exception of the Consents referred to in Section 9.1(b), Target shall only be required to deliver those consents set forth in Section 5.2(b) of the Target Disclosure Memorandum. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which would have a Purchaser Material Adverse Effect or Target Material Adverse Effect.

(d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action that prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

(e) Offering Statement. The Offering Statement shall be qualified under the 1933 Act, no stop orders suspending the qualification of the Offering Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the qualification thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Purchaser Common Stock issuable pursuant to the Merger shall have been received.

(f) Blue Sky. Purchaser shall have received all required approvals by state securities or “blue sky” authorities with respect to the transactions contemplated by this Agreement.

(g) Tax Matters. Each Party shall have received a written opinion of counsel from Bryan Cave LLP, in form reasonably satisfactory to such Parties (the “Tax Opinion”), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) the exchange in the Merger of Target Common Stock for Purchaser Common Stock will not give rise to gain or loss to the shareholders of Target with respect to such exchange (except to the extent of any cash received), (iii) the holding period for the shares of Purchaser Common Stock received in the Merger will include the holding period for the shares of Target Common Stock exchange therefor, and (iv) the basis and the shares of Purchaser Common Stock received in the Merger will consist of the basis for shares of Target Common Stock in exchange therefor (reduced by an amount of any cash received).

9.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to perform this Agreement and consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Purchaser pursuant to Section 11.5:

(a) Representations and Warranties. The representations and warranties of Target set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties that are confined to a specified date shall speak only as of such date), except for inaccuracies that are not reasonably likely to have a Target Material Adverse Effect.

(b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Target to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects, except where such non-performance or noncompliance would not have a Target Material Adverse Effect.

A-31

(c) Certificates. Target shall have delivered to Purchaser (i) a certificate, dated as of the Effective Time and signed on its behalf by its principal executive officer and its principal financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Target, Section 9.2(a) and Section 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Target’s Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Purchaser and its counsel shall request.

(d) Affiliate Agreements. Purchaser shall have received from each Person listed in Section 8.8 of the Target Disclosure Memorandum the affiliate agreement referred to in Section 8.8(a). The affiliate agreements shall be delivered to Purchaser concurrent with the execution of this Agreement.

(e) Opinion of Financial Advisor. Purchaser shall have received the opinion of Paces Battle Group, dated November 18, 2015, to the effect that the Merger Consideration to be issued in the Merger is fair, from a financial point of view, to the holders of Purchaser Common Stock, and such opinion shall not have been withdrawn.

9.3 Conditions to Obligations of Target. The obligations of Target to perform this Agreement and consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Target pursuant to Section 11.5:

(a) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties that are confined to a specified date shall speak only as of such date), except for inaccuracies that are not reasonably likely to have a Purchaser Material Adverse Effect.

(b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Purchaser to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects, except where such nonperformance or non-compliance would not have a Purchaser Material Adverse Effect.

(c) Certificates. Purchaser shall have delivered to Target (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Purchaser, Section 9.3(a) and Section 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Purchaser’s Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Target and its counsel shall request.

(d) Election of Directors. The Board of Directors of Purchaser shall have expanded its size to the extent necessary to create two vacancies and appointed or elected the two nominees listed in Exhibit B and approved by the Board of Directors of Purchaser, with such approval not to be unreasonably withheld to fill such vacancies for terms beginning at the Effective Time and continuing until their successors are duly elected and qualified as set forth in Section 2.3.

(e) Opinion of Financial Advisor. Target shall have received the opinion of The Burke Group, dated November 19, 2015, to the effect that the Merger Consideration to be received by the holders of Target Common Stock is fair, from a financial point of view, to such holder, and such opinion shall not have been withdrawn.

(g) Affiliate Agreements. Target shall have received from each Person listed in Section 8.8 of the Purchaser Disclosure Memorandum the affiliate agreement referred to in Section 8.8(b). The affiliate agreements shall be delivered to Target concurrent with the execution of this Agreement.

A-32

ARTICLE 10

TERMINATION

10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Target, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) By mutual written consent of the Boards of Directors of Purchaser and Target; or

(b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material Breach by the other Party which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach (provided that the right to effect such cure shall not extend beyond the lesser of 30 days after the giving of such written notice or the date set forth in subparagraph (d) below) and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Target Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable, on the breaching Party; or

(c) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied or any condition or restriction on such Consent (other than a condition or restriction of the type specified in the last sentence of Section 9.1(b)) shall not have been satisfied or removed by Purchaser, or (ii) the shareholders of Target or Purchaser fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders Meeting where such matters were presented to such shareholders for approval and voted upon; or

(d) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by April 30, 2016, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(d); provided that such termination date shall be automatically extended until May 31, 2016 if the sole impediment to Closing is the delay or failure of (i) any Regulatory Authority to provide any necessary Consent or (ii) the Offering Statement being declared qualified by the SEC.

(e) By the Board of Directors of either Party in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or waived by the date specified in Section 10.1(d), provided that the failure to consummate the Merger is not caused by the Party electing to terminate pursuant to this Section 10.1(e); or

(f) By the Board of Directors of Purchaser if the Board of Directors of Target:

(i) shall withdraw, modify or change its recommendation to the Target shareholders with respect to this Agreement or the Merger, cancel the meeting in which the shareholders or Board of Directors will vote on such Agreement, or shall have resolved to do any of the foregoing or;

(ii) either recommends to the Target shareholders or affirmatively approved any Acquisition Transaction or makes any announcement of any agreement to enter into an Acquisition Transaction; or

  (g) By the Board of Directors of Target if Target receives a bona fide written offer with respect to an Acquisition Transaction, and the Board of Directors of Target determines in good faith, after consultation with its financial advisors and counsel, that such Acquisition Transaction is more favorable to Target’s shareholders than the transactions contemplated by this Agreement; or

(h) By the Board of Directors of Purchaser if the aggregate number of shares of Target Common Stock multiplied times .4848 plus the number of shares of Purchaser Common Stock for which dissenters’ rights have been asserted in compliance with Section 215 of the National Bank Act or SCBCA, as applicable, exceeds 130,000.

A-33

(i) By the Board of Directors of either Party pursuant to Section 8.14.

10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2, 10.4, and Article 11 and Section 8.4(b) shall survive any such termination and abandonment.

10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Article 10 and Articles 1, 2, 3, 4 and 11 and Sections 8.4 and 8.9.

10.4 Termination Payments.

(a) If this Agreement is terminated by either of the Parties pursuant to subsection 10.1(f) or 10.1(g), then Target (or its successor) shall pay or cause to be paid to Purchaser, as liquidated damages and not as a penalty, upon demand a termination payment of $550,000 payable in same day funds; provided that Purchaser materially complies with its obligations under this Agreement.

(b) In the event that this Agreement is terminated by either party pursuant to subsection 10.1(b), the breaching Party shall pay or cause to be paid to the non-breaching Party, as liquidated damages and not as a penalty, upon demand a termination payment equal to the aggregate total of the documented out-of-pocket expenses and costs incurred by the non-breaching Party in connection with the examination and investigation of the breaching Party, the preparation and negotiation of this Agreement and related agreements, regulatory filings and other documents related to the transactions contemplated hereunder, including, without limitation, fees and expenses of investment banking, consultants, accountants, attorneys and other agents.

(c) The Parties agree that the termination payments are a reasonable forecast of the harm that would be caused by termination and that damages from such termination are difficult to estimate as of the date of this Agreement. This Section 10.4 shall be the sole and exclusive remedy for actionable breach by the breaching Party under Section 10.1(b) of this Agreement.

(d) If any civil action, arbitration or legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such Party or Parties may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes in all other charges billed by the attorney to the prevailing Party (including any fees and costs associated with the collecting such amounts).

ARTICLE 11

MISCELLANEOUS

11.1 Definitions.

(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

A-34

“Acquisition Proposal” with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

“Acquisition Transaction” shall mean: (i) any merger, consolidation, share exchange, business combination or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, transfer other disposition of all or substantially all of the assets of Target, or the beneficial ownership or 15% or more of any class of Target capital stock; or (iii) any acquisition, by any person or group, of the beneficial ownership of 15% or more of any class of Target capital stock.

“Affiliate” of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Agreement” shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“BHC Act” shall mean the federal Bank Holding Company Act of 1956, as amended.

“Breach” shall mean, with respect to a representation, warranty, covenant, obligation or other provision of this Agreement, or any instrument delivered pursuant to this Agreement, any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision of this Agreement.

“Closing” shall have the meaning given to it in Section 1.3.

“Closing Date” shall mean the date on which the Closing occurs.

“Code” shall mean the Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Contract” shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Default” shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

A-35

“Environment” shall mean any soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, natural or artificial drainage systems, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, biota, and any other environmental media or natural resource.

“Environmental Laws” shall mean any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law (including but not limited to nuisance or trespass claims), and any judicial interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the Environment (including, but not limited to, ground, air, water or noise pollution or contamination, and underground or above-ground storage tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq. (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”); the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

“Equity Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, script, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exhibits” shall mean the Exhibits marked A through D, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached thereto.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“GAAP” shall mean accounting principles generally accepted in the United States, consistently applied during the periods involved and in the immediately preceding comparable period.

“Hazardous Material(s)” shall mean any substance or material, whether solid, liquid or gaseous in concentration, quantity or location (i) which is listed, defined or is regulated as a “hazardous substance,” “hazardous waste,” “hazardous constituent,” “contaminant,” “medical waste,” “infectious waste” or “solid waste,” or otherwise classified as a hazardous, toxic, or regulated substance, in or pursuant to any Environmental Law; (ii) which is, or is regulated because it contains, lead, asbestos, radon, methane, infectious matter or waste, carcinogenic, mutagenic, pathogenic organism(s), fomites, polychlorinated biphenyl, perchlorate, any perfluorooctanoic acid or any substance similar to perfluorooctanoic acid, any polybrominated diphenyl ether, bisphenol A, BPA, hexabromobiphenyl, lindane, perfluorooctane, 1,4-dioxane, 1,2,3-trichloropropane, urea formaldehyde foam insulation, any actual or suspected “endocrine-disruptor” that mimics or blocks hormones or effects, impacts or interferes with a human endocrine system, any explosive or radioactive material, unexploded ordinance, fuel, natural or synthetic gas, motor fuel, petroleum product or constituent, or other hydrocarbons; or (iii) which causes or poses a threat to cause personal injury, property damage, diminution in value, contamination, danger, pollution, a nuisance, or a hazard to any Asset, any property, the Environment, or to the health or safety of persons or property.

“Intellectual Property” shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

A-36

“IRS” shall mean the Internal Revenue Service.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean (i) with respect to Purchaser, the personal knowledge after due inquiry of Michael G. Sanchez, Charles Wagner, Paul Garrigues, W. Durand Childers and Scott Curtis and (ii) with respect to Target, Ralph N. Strayhorn, III, Patrick H. Moses, Jason S. Welborn and J. Adam Woods and the knowledge of any such persons set forth if clauses (i) and (ii) above obtained or which would have been obtained from a reasonable investigation.

“Law” shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” shall mean any liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued or unaccrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether due or to become due, or otherwise.

“Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the Banking business, (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien; and (iv) the items set forth in Section 5.11(a) of the Target Disclosure Memorandum.

“Litigation” shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard before or by, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Offering Statement” shall mean the Offering Statement on Form 1-A, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Purchaser under the 1933 Act with respect to the shares of Purchaser Common Stock to be issued to the shareholders of Target in connection with the transactions contemplated by this Agreement.

“Operating Property” shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries except for OREO, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

“OREO” means any real estate owned by Target and designated as “other real estate owned.”

“Party” shall mean either Target or Purchaser, and “Parties” shall mean both Target and Purchaser.

A-37

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

“Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Previously Disclosed” shall mean information delivered in writing prior to the date of this Agreement in the manner and to the Party or counsel described in Section 11.7 of this Agreement or to the Party’s Financial Advisor in response to its due diligence request describing in reasonable detail the matters contained therein or identifying the information disclosed; provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition.

“Proxy Statement” shall mean the joint proxy statement used by Purchaser and Target to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Purchaser relating to the issuance of the Purchaser Common Stock to holders of Target Common Stock.

“Purchaser Bank” shall mean CBC National Bank, which is a national bank chartered under the laws of the United States of America.

“Purchaser Common Stock” shall mean the $0.01 par value common stock of Coastal Banking Company, Inc.

“Purchaser Disclosure Memorandum” shall mean the written information entitled “Purchaser Disclosure Memorandum” delivered prior to the date of this Agreement to Target and any updates thereto describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall be deemed to be disclosed for purposes of any other Section referenced with respect thereto, provided that sufficient details are set forth in such disclosure such that a reasonable person would understand that such disclosure was related to such other representation or warranty.

“Purchaser Dissenting Shares” shall mean shares with respect to which the holders thereof have perfected dissenters’ rights under the SCBCA.

“Purchaser Entities” shall mean, collectively, Purchaser and all Purchaser Subsidiaries.

“Purchaser Financial Statements” shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Purchaser as of December 31, 2013 and 2014, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), and (ii) the unaudited consolidated balance sheet (including related notes and schedules, if any) of Purchaser as of September 30, 2015, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), as delivered by Purchaser to Target prior to execution of this Agreement.

“Purchaser Material Adverse Effect” shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has, or is reasonably likely to have, a material adverse impact on (i) the financial position, business, results of operations or prospects of the Purchaser Entities, taken as a whole, or (ii) the ability of Purchaser to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, or changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, so long as such changes or conditions do not adversely affect the Purchaser Entities, taken as a whole, in a materially disproportionate manner relative to similarly situated banks and their holding companies; (b) actions and omissions of any of the Purchaser Entities taken with the prior informed written Consent of Target in contemplation of the transactions contemplated hereby; (c) the direct effects of compliance with this Agreement on the operating performance of the Purchaser Entities taken as a whole, including expenses incurred by the Purchaser Entities in consummating the transactions contemplated by this Agreement; (d) changes after the date hereof in general United States or global business, political, economic or market (including capital or financial markets) conditions; and (e) any outbreak, escalation or worsening of hostilities, declared or undeclared acts of war, sabotage, military action or terrorism.

A-38

“Purchaser Options” shall mean options to purchase Purchaser Common Stock under Purchaser’s employee benefit plans.

“Purchaser Preferred Stock” shall mean the no par value preferred stock of Coastal Banking Company, Inc.

“Purchaser Regulatory Reports” shall mean the reports, registrations and statements, together with any amendments thereto, that are required to be filed with the Federal Reserve, the OCC, or any other regulatory authority having supervisory jurisdiction over the Purchaser Entities.

“Purchaser Subsidiaries” shall mean the Subsidiaries of Purchaser set forth on Section 11.1(a) of the Purchaser Disclosure Memorandum and any corporation, bank, statutory trust, savings association, limited liability company or other organization acquired as a Subsidiary of Purchaser in the future and held as a Subsidiary by Purchaser at the Effective Time.

“Regulatory Authorities” shall mean, collectively, the SEC, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve, the FDIC, the OCC, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

“Release” or “Released” means any spilling, leaking, pumping, pouring, emptying, injecting, emitting, discharging, depositing, escaping, leaching, migration, filtration, pouring, seepage, disposal, dumping, or other releasing into the indoor or outdoor Environment, whether intentional or unintentional, including, without limitation, the movement of Hazardous Materials in, on, under or through the Environment.

“Representative” shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

“SCBCA” shall mean the South Carolina Business Corporation Act of 1988.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Documents” shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

“Securities Laws” shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Subsidiaries” shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

A-39

“Surviving Entity” shall mean Coastal Banking Company, Inc. as the surviving corporation resulting from the Merger.

“Target” shall mean First Avenue National Bank.

“Target Common Stock” shall mean the $5.00 par value common stock of First Avenue National Bank.

“Target Disclosure Memorandum” shall mean the written information entitled “Target Disclosure Memorandum” delivered prior to the date of this Agreement to Purchaser and any updates thereto describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall be deemed to be disclosed for purposes of any other Section referenced with respect thereto, provided that sufficient details are set forth in such disclosure such that a reasonable person would understand that such disclosure was related to such other representation or warranty.

“Target Dissenting Shares” shall mean shares with respect to which the holders thereof have perfected dissenters’ rights under Section 215 of the National Bank Act.

“Target Entities” shall mean, collectively, Target and all Target Subsidiaries.

“Target Financial Statements” shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Target as of December 31, 2014 and 2013, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) as filed by Target in SEC documents, and (ii) the unaudited consolidated balance sheet (including related notes and schedules, if any) of Target as of September 30, 2015, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), as delivered by Target to Purchaser prior to execution of this Agreement.

“Target Material Adverse Effect” shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has, or is reasonably likely to have, a material adverse impact on (i) the financial position, business, results of operations or prospects of the Target Entities, taken as a whole, or (ii) the ability of Target to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, or changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, so long as such changes or conditions do not adversely affect the Target Entities, taken as a whole, in a materially disproportionate manner relative to other similarly situated banks and their holding companies; (b) actions and omissions of any of the Target Entities taken with the prior informed written Consent of Purchaser in contemplation of the transactions contemplated hereby; (c) the direct effects of compliance with this Agreement on the operating performance of the Target Entities taken as a whole, including expenses incurred by the Target Entities in consummating the transactions contemplated by this Agreement; (d) changes after the date hereof in general United States or global business, political, economic or market (including capital or financial markets) conditions; and (e) any outbreak, escalation or worsening of hostilities, declared or undeclared acts of war, sabotage, military action or terrorism.

“Target Regulatory Reports” shall mean the reports, registrations and statements, together with any amendments thereto, that are required to be filed with the OCC or any other regulatory authority having supervisory jurisdiction over the Target Entities.

“Target Shareholders Meeting” shall mean the meeting of the shareholders of Target to be held pursuant to this Agreement, including any adjournment or adjournments thereof.

A-40

“Target Subsidiaries” shall mean the Subsidiaries of Target set forth on Section 11.1(a) of the Target Disclosure Memorandum and any corporation, bank, savings association, statutory trust, limited liability company or other organization acquired as a Subsidiary of Target in the future and held as a Subsidiary by Target at the Effective Time.

“Tax” or “Taxes” shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

“Tax Return” shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

(b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

11.2 Expenses. Except as otherwise provided in this Agreement, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

11.3 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

11.4 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Target Common Stock, there shall be made no amendment that pursuant to the SCBCA requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of Target Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of Target Common Stock will be exchanged for shares of Purchaser Common Stock shall not be amended after the Target Shareholders Meeting in a manner adverse to the holders of Target Common Stock without any requisite approval of the holders of the issued and outstanding shares of Target Common Stock entitled to vote thereon.

11.5 Waivers.

(a) Prior to or at the Effective Time, Purchaser, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by a Target Entity, to waive or extend the time for the compliance or fulfillment by a Target Entity of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Purchaser under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Purchaser.

(b) Prior to or at the Effective Time, Target, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by a Purchaser Entity, to waive or extend the time for the compliance or fulfillment by a Purchaser Entity of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Target under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Target.

A-41

(c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.6 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.7 Notices and Service of Process. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Target:	First Avenue National Bank
910 SW First Avenue
Ocala, FL 34471
Attention: Ralph N. Strayhorn III

With a copy to:	John P. “Jack” Greeley
Smith MacKinnon, P.A.
255 South Orange Avenue, Suite 1200
Orlando, FL 32801

Purchaser:	Coastal Banking Company, Inc.
1891 South 14th Street
Fernandina Beach, FL 32034
Attention: Michael G. Sanchez

With a copy to:	Lyn G. Schroeder, Esq.
Bryan Cave LLP
1201 West Peachtree Street NW, Suite 1400
Atlanta, GA 30309

The Parties agree that service of process may be effected by certified or registered mail, return receipt requested, directed to the other Party at the addresses set forth in this Section 11.7, and service so made shall be completed when received.

11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of South Carolina, without regard to any applicable conflicts of Laws.

11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.10 Captions; Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

A-42

11.11 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

11.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.13 No Third Party Beneficiaries. Nothing in this Agreement expressed or implied, is intended to confer upon any Person other than the Parties or their respective successors, any right, remedies, obligations or liabilities under or by reason of this Agreement, except (i) as set forth in Section 8.9 and (ii) if the Effective Time occurs, the right of the holders of Target Common Stock to receive the Merger consideration payment pursuant to this Agreement.

[Signatures appear on next page]

A-43

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

n
COASTAL BANKING COMPANY, INC.

By:	/s/ Michael G. Sanchez
Michael G. Sanchez
Chief Executive Officer

FIRST AVENUE NATIONAL BANK

By:	/s/ Ralph N. Strayhorn III
Ralph N. Strayhorn III
President and CEO

A-44

EXHIBIT A

FORM OF PLAN OF MERGER

BY AND BETWEEN

COASTAL BANKING COMPANY, INC., CBC NATIONAL BANK

AND

FIRST AVENUE NATIONAL BANK

This Plan of Merger (the “Plan”) is made and entered into as of the _____ day of ____________, 20__, by and between Coastal Banking Company, Inc. (“Purchaser”), CBC National Bank (“Purchaser Bank”), a bank organized under the laws of the United States of America and located in Fernandina Beach, Florida, and First Avenue National Bank (“Target”), a bank organized under laws of the United States of America and located in Ocala, Florida.

W I T N E S S E T H:

WHEREAS, on __________, 2015, Purchaser and Target entered into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Purchaser will acquire Target through the merger of Target with and into Purchaser Bank;

WHEREAS, pursuant to the Agreement and the terms of this Plan, Target will merge with and into Purchaser Bank (the “Merger”);

NOW, THEREFORE, in consideration of the above premises and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

1. Merger. Pursuant to the provisions of Section 18(c) of the Federal Deposit Insurance Act, Target shall be merged with and into Purchaser Bank. Purchaser Bank shall be the survivor of the Merger (the “Resulting Bank”), and shall operate with the name “CBC National Bank.”

2. Effective Time of the Merger. The Merger shall become effective on the date that Articles of Merger reflecting the Merger become effective with the Office of the Comptroller of the Currency (the “Effective Time”).

3. Location, Articles and Bylaws and Directors of the Resulting Bank. At the Effective Time of the Merger:

(a) The head office of the Resulting Bank shall be located at the head office of Purchaser Bank immediately prior to the Effective Time.

(b) The Articles of Incorporation of the Resulting Bank shall be the Articles of Association of Purchaser Bank in effect immediately prior to the Effective Time. The Bylaws of the Resulting Bank shall be the Bylaws of Purchaser Bank in effect immediately prior to the Effective Time of the Merger.

(c) The directors of Purchaser Bank in office at the Effective Time, together with two nominees submitted by Target set forth on Exhibit A-1 and approved by Purchaser Bank’s Board of Directors (with such approval not to be unreasonably withheld), shall serve as the directors of the Resulting Bank. The two nominees submitted by Target set forth on Exhibit A-1 shall serve until their terms expire and shall thereafter be nominated for election at the first meeting of the Resulting Bank’s shareholders after the expiration of such nominees’ initial term.

4. Manner of Converting Shares. Subject to the provisions of this Article 4, at the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Purchaser Bank, Target or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

A-45

(a) Each share of capital stock of Purchaser issued and outstanding immediately prior to the Effective Time (other than Purchaser Dissenting Shares, as defined in the Agreement) shall remain issued and outstanding from and after the Effective Time.

(b) Each share of Target Common Stock outstanding immediately prior to the Effective Time (other than Target Dissenting Shares, as defined in the Agreement, or those shares held by Target) shall automatically be converted at the Effective Time into the right to receive 0.4848 shares of Purchaser Common Stock (the “Stock Merger Consideration”). The Stock Merger Consideration and any cash to be delivered pursuant to Section 4 is referred to as the “Merger Consideration.” The Merger Consideration will be adjusted proportionately for any stock split, stock dividend, recapitalization, reclassification, or similar transaction that is effected by either party, or for which a record date occurs, prior to the Effective Time.

(c) Notwithstanding any other provision of the Agreement, each holder of Target Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Purchaser Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share of Purchaser Common Stock multiplied by an amount equal to the average bid price for the Purchaser’s Common Stock as quoted on the OTC Markets OTCQX for the 30 trading days preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

(d) At the Effective Time, each share of Target Common Stock that is held by Target shall be cancelled without consideration therefor.

(e) No Target Dissenting Shares shall be converted in the Merger. All such shares shall be cancelled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Section 215 of the National Bank Act; provided, however, that if any such shareholder fails to perfect his/her/its rights as a dissenting shareholder with respect to his/her/its dissenting shares in accordance with Section 215 of the National Bank Act or withdraws or loses such holder’s dissenter’s rights, such shares held by such shareholder shall be deemed to have been converted into, and become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration to which the holder of such shares would have been entitled as of the Effective Time, without interest thereon.

(f) Purchaser Dissenting Shares shall be cancelled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Chapter 13 of the SCBCA; provided, however, that if any such shareholder fails to perfect his/her/its rights as a dissenting shareholder with respect to his/her/its dissenting shares in accordance with Chapter 13 of the SCBCA or withdraws or loses such holder’s dissenter’s rights, such shares held by such shareholder shall remain issued and outstanding from and after the Effective Time.

(g) Conversion of Target Stock Options. Subject to the provisions of this Article 4, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all rights with respect to Target Common Stock pursuant to stock options (the “Target Options”) granted by Target under the First Avenue National Bank Officers’ and Employees’ Stock Option Plan (the “Target Employee Option Plan”) or under the First Avenue National Bank Directors’ Stock Option Plan (the “Target Director Option Plan,” and together with Target Employee Option Plan, the “Target Option Plans”), that are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Purchaser Common Stock, and Purchaser shall assume each such Target Option in accordance with the terms of the Target Option Plans and the stock option agreement by which it is evidenced. From and after the Effective Time: (i) each Target Option assumed by Purchaser may be exercised solely for shares of Purchaser Common Stock; (ii) the number of shares of Purchaser Common Stock subject to each Target Option shall be equal to the product of the number of shares of Target Common Stock subject to such Target Option immediately prior to the Effective Time multiplied by 0.4848 and rounding down to the nearest whole share; and (iii) the per-share exercise price under each Target Option shall be adjusted by dividing the per-share exercise price under each Target Employee Option by 0.4848 and rounding up to the nearest cent.

A-46

(h) Upon and after the Effective Time, each issued and outstanding share of Purchaser Bank Common Stock shall remain unchanged and shall continue to evidence the same number of shares of Purchaser Bank Common Stock.

5. Conditions Precedent to Consummation. Consummation of the Merger herein provided for is conditioned upon (a) receipt of all necessary consents to the Merger from applicable regulatory authorities (b) receipt of Target shareholder approval, (c) receipt of Purchaser shareholder approval and (d) approval of the Plan by Purchaser, as sole shareholder of Purchaser Bank.

6. Termination. This Plan may be terminated by the mutual consent of the Parties at any time prior to the Effective Time.

7. Counterparts, Headings, Governing Law. This Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The title of this Plan and the headings herein are for convenience or reference only and shall not be deemed a part of this Plan. This Plan shall be governed by and construed in accordance with the laws of the State of South Carolina.

[Signatures on Next Page]

A-47

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed by their duly authorized officers and their seals to be affixed hereto, all as of the day and year first above written.

COASTAL BANKING COMPANY, INC.

[BANK SEAL]	By:
Name:
Title:
ATTEST:

Secretary

CBC NATIONAL Bank

[BANK SEAL]	By:
Name:
Title:

ATTEST:

Secretary

FIRST AVENUE NATIONAL BANK

[BANK SEAL]	By:
Name:
Title:

ATTEST:

Secretary

A-48

EXHIBIT A-1

Target Director Nominees

[ To Be Determined ]

A-49

EXHIBIT B

Target Director Nominees

[ To Be Determined ]

A-50

EXHIBIT C-1

FORM OF TARGET AFFILIATE AGREEMENT

Coastal Banking Company, Inc.

Attention: Chief Executive Officer

Ladies and Gentlemen:

The undersigned is a shareholder of First Avenue National Bank (“Target”), a national banking association. Target is located in Ocala, Florida. The undersigned will become a shareholder of Coastal Banking Company, Inc. (“Purchaser”) pursuant to the transactions described in the Agreement and Plan of Merger, dated as of November 20, 2015 (the “Agreement”), between Target and Purchaser. Under the terms of the Agreement, Target will be merged into and with CBC National Bank, a wholly-owned subsidiary of Purchaser (the “Merger”), and the shares of the $5.00 par value common stock of Target (“Target Common Stock”) will be converted into and exchanged for either shares of the $0.01 par value common stock of Purchaser (“Purchaser Common Stock”) or, in certain circumstances, cash. This Affiliate Agreement represents an agreement between the undersigned and Purchaser regarding certain rights and obligations of the undersigned in connection with the shares of Purchaser Common Stock to be received by the undersigned as a result of the Merger.

In consideration of the benefits the undersigned will receive as a shareholder of Target and the mutual covenants contained herein, the undersigned and Purchaser hereby agree as follows:

1. Vote on the Merger. Subject to the terms and conditions of this Agreement, the undersigned agrees to vote all shares of Target Common Stock that the undersigned owns beneficially or of record in favor of approving the Agreement, unless Purchaser is then in Breach or Default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement; provided, however, that nothing in this sentence shall be deemed to require the undersigned to vote any shares of Target Common Stock over which he, she or it has or shares voting power solely in a fiduciary capacity on behalf of any person other than Target, if the undersigned determines, in good faith after consultation with legal counsel, that such a vote would cause a breach of fiduciary duty to such other person.

2. Restriction on Transfer. The undersigned further agrees that he, she or it will not, without the prior written consent of Purchaser, transfer any shares of Target Common Stock prior to the Effective Date, as that term is set forth in the Agreement, except (i) by operation of law, (ii) by will, (iii) under the laws of descent and distribution or (iv) with the prior written consent of Purchaser which consent shall not be unreasonably withheld, for any sales, assignments, transfers or other dispositions necessitated by hardship, or (v) as Target and Purchaser may otherwise agree in writing.

3. Miscellaneous. This Affiliate Agreement is the complete agreement between Purchaser and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of South Carolina.

4. Capacity. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended or shall be construed to require the undersigned, in his or her capacity as a director, officer of employee of Target, to act or fail to act in accordance with his or her fiduciary duties as a director, officer or employee. Furthermore, the undersigned makes no agreement or understanding herein in his or her capacity as a director, officer or employee of the Target. Nothing in this Agreement shall preclude the undersigned from taking any action in his or her capacity as a director, officer or employee of Target at such time that Target is expressly permitted to take such action pursuant to the Merger Agreement, and the obligations of the undersigned under this Agreement shall not be applicable in connection with any Acquisition Proposal pursuant to the Merger Agreement.

A-51

5. Prevailing Party. If any civil action, arbitration or legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such Party may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes in all other charges billed by the attorney to the prevailing Party (including any fees and costs associated with the collecting such amounts).

6. Capitalized Terms. Unless otherwise defined herein, all capitalized terms in this Affiliate Agreement shall have the same meaning as given such terms in the Agreement.

A-52

This Affiliate Agreement is executed as of the _____ day of _________, 2015.

Very truly yours,

Signature

Print Name

Address
Telephone No. ________________________

AGREED TO AND ACCEPTED as of
__________________, 2015

COASTAL BANKING COMPANY, INC.

By: ________________________________

Its: ________________________________

A-53

EXHIBIT C-2

FORM OF PURCHASER AFFILIATE AGREEMENT

First Avenue National Bank

Attention: Chief Executive Officer

Ladies and Gentlemen:

The undersigned is a shareholder of Coastal Banking Company, Inc. (“Purchaser”), a South Carolina corporation and a registered bank holding company under the BHC Act. Purchaser is located in Beaufort, South Carolina. This Affiliate Agreement relates to the Agreement and Plan of Merger, dated as of November 20, 2015 (the “Agreement”), between First Avenue National Bank, a national banking association (“Target”) and Purchaser. Under the terms of the Agreement, Target will be merged into and with CBC National Bank, a wholly-owned subsidiary of Purchaser (the “Merger”), and the shares of the $5.00 par value common stock of Target (“Target Common Stock”) will be converted into and exchanged for either shares of the $0.01 par value common stock of Purchaser (“Purchaser Common Stock”) or, in certain circumstances, cash. This Affiliate Agreement represents an agreement between the undersigned and Target regarding certain rights and obligations of the undersigned in connection with the Merger and the shares of Purchaser Common Stock held by the undersigned.

In consideration of the benefits the undersigned will receive as a shareholder of Purchaser and the mutual covenants contained herein, the undersigned and Purchaser hereby agree as follows:

1. Vote on the Merger. The undersigned agrees to vote all shares of Purchaser Common Stock that the undersigned owns beneficially or of record in favor of approving the Agreement, unless Target is then in Breach or Default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement; provided, however, that nothing in this sentence shall be deemed to require the undersigned to vote any shares of Purchaser Common Stock over which he, she or it has or shares voting power solely in a fiduciary capacity on behalf of any person other than Purchaser, if the undersigned determines, in good faith after consultation with legal counsel, that such a vote would cause a breach of fiduciary duty to such other person.

2. Restriction on Transfer. The undersigned further agrees that he, she or it will not, without the prior written consent of Target, transfer any shares of Purchaser Common Stock prior to the Effective Date, as that term is set forth in the Agreement, except (i) by operation of law, (ii) by will, (iii) under the laws of descent and distribution or (iv) with the prior written consent of Target which consent shall not be unreasonably withheld, for any sales, assignments, transfers or other dispositions necessitated by hardship, or (v) as Target and Purchaser may otherwise agree in writing.

3. Miscellaneous. This Affiliate Agreement is the complete agreement between Purchaser and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of South Carolina.

4. Capacity. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended or shall be construed to require the undersigned, in his or her capacity as a director, officer of employee of Target, to act or fail to act in accordance with his or her fiduciary duties as a director, officer or employee. Furthermore, the undersigned makes no agreement or understanding herein in his or her capacity as a director, officer or employee of the Target. Nothing in this Agreement shall preclude the undersigned from taking any action in his or her capacity as a director, officer or employee of Target at such time that Target is expressly permitted to take such action pursuant to the Merger Agreement, and the obligations of the undersigned under this Agreement shall not be applicable in connection with any Acquisition Proposal pursuant to the Merger Agreement.

A-54

5. Prevailing Party. If any civil action, arbitration or legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such Party may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes in all other charges billed by the attorney to the prevailing Party (including any fees and costs associated with the collecting such amounts).

6. Capitalized Terms. Unless otherwise defined herein, all capitalized terms in this Affiliate Agreement shall have the same meaning as given such terms in the Agreement.

A-55

This Affiliate Agreement is executed as of the _____ day of _________, 2015.

Very truly yours,

Signature

Print Name

Address
Telephone No. ________________________

AGREED TO AND ACCEPTED as of
__________________, 2015

FIRST AVENUE NATIONAL BANK

By: ________________________________

Its: ________________________________

A-56

APPENDIX B

NATIONAL BANK ACT

SECTION 215a

(b) Dissenting shareholders

If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c) Valuation of shares

The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d) Application to shareholders of merging associations: appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law

If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

B-1

APPENDIX C

CHAPTER 13 OF THE

SOUTH CAROLINA BUSINESS CORPORATION ACT

SOUTH CAROLINA BUSINESS CORPORATION ACT OF 1988

CHAPTER 13

Dissenters’ Rights

ARTICLE 1

Right to Dissent and Obtain Payment for Shares

SECTION 33-13-101. Definitions.

In this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

(3) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

SECTION 33-13-102. Right to dissent.

(A) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

(1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

(2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

(4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(i) alters or abolishes a preferential right of the shares;

C-1

(ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

(5) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

(6) the conversion of a corporation into a limited liability company pursuant to Section 33-11-111 or conversion of a corporation into either a general partnership or limited partnership pursuant to Section 33-11-113;

(7) the consummation of a plan of conversion to a limited liability company pursuant to Section 33-11-111 or to a partnership or limited partnership pursuant to Section 33-11-113.

(B) Notwithstanding subsection (A), no dissenters’ rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SECTION 33-13-103. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters’ rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

ARTICLE 2

Procedure for Exercise of Dissenters’ Rights

SECTION 33-13-200. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under Section 33-13-102 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(b) If corporate action creating dissenters’ rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Section 33-13-220.

SECTION 33-13-210. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under Section 33-13-102 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

C-2

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SECTION 33-13-220. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under Section 33-13-102 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

(b) The dissenters’ notice must be delivered no later than ten days after the corporate action was taken and must:

(1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;

(2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

(3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not he or, if he is a nominee asserting dissenters’ rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

(4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

(5) be accompanied by a copy of this chapter.

SECTION 33-13-230. Shareholders’ payment demand.

(a) A shareholder sent a dissenters’ notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters’ rights) acquired beneficial ownership of the shares before the date set forth in the dissenters’ notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this chapter.

SECTION 33-13-240. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

C-3

SECTION 33-13-250. Payment.

(a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b) The payment must be accompanied by:

(1) the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) a statement of the corporation’s estimate of the fair value of the shares and an explanation of how the fair value was calculated;

(3) an explanation of how the interest was calculated;

(4) a statement of the dissenter’s right to demand additional payment under Section 33-13-280; and

(5) a copy of this chapter.

SECTION 33-13-260. Failure to take action.

(a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION 33-13-270. After-acquired shares.

(a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters’ rights) was not the beneficial owner on the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

(b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter’s right to demand additional payment under Section 33-13-280.

SECTION 33-13-280. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation’s offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

(1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

(2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

C-4

(3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

ARTICLE 3

Judicial Appraisal of Shares

SECTION 33-13-300. Court action.

(a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation’s principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SECTION 33-13-310. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

(b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

(2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

(d) In a proceeding commenced by dissenters to enforce the liability under Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters’ counsel against the corporation and in favor of the dissenters.

C-5

APPENDIX D

FAIRNESS OPINION OF THE BURKE GROUP, LLC

Board of Directors November 19, 2015

First Avenue National Bank

910 SW First Avenue

Ocala, FL 34471

Dear Members of the Board:

Coastal Banking Company, Inc. (“Coastal”) and First Avenue National Bank (“First Avenue”) plan to enter into an agreement and plan of merger to be dated as of November 20, 2015 (the “Agreement”) pursuant to which First Avenue will merge with and into Coastal, with Coastal as the surviving entity (the “Merger”). Pursuant to the terms of the draft Agreement, upon the effective date of the Merger, First Avenue shareholders will receive for each of their shares 0.4848 shares of Coastal common stock (“Merger Consideration”). The other terms and conditions of the Merger are more fully set forth in the draft Agreement. You have requested our opinion as to the fairness of the Merger Consideration to First Avenue and First Avenue's shareholders from a financial point of view.

The Burke Group, LLC (“The Burke Group”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the draft Agreement; (ii) certain publicly available financial statements and other historical financial information of First Avenue that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Coastal that we deemed relevant; (iv) a comparison of certain financial and other information for First Avenue with similar publicly available information for certain other commercial banks, the securities of which are publicly traded; (v) the terms and structures of certain comparable merger and acquisition transactions which have been recently effected; (vi) the current market environment generally and in the commercial banking sector in particular; and (vii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of First Avenue the business, financial condition, results of operations and prospects of First Avenue, and held similar discussions with the senior management of Coastal regarding the business, financial condition, results of operations and prospects of Coastal.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by First Avenue and Coastal, or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter. We have relied, at the direction of First Avenue, without independent verification or investigation, on the assessments of the management of the Company as to the Company's existing and future relationships with key employees and partners, clients, products and services and we have assumed, with your consent, that there will be no developments with respect to any such matters that would affect our analyses or opinion. We have further relied on the assurances of the senior management of First Avenue and Coastal that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of First Avenue or Coastal or any of their respective subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for loan losses of First Avenue, Coastal or the combined entity after the Merger and we have not reviewed any individual credit files relating to First Avenue or Coastal. We have assumed, with your consent, that the respective allowances for loan losses for both First Avenue and Coastal are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

D-1

We have assumed in all respects material to our analysis that First Avenue will remain as a going concern for all periods relevant to our analyses. We have also assumed, with your consent, that: (i) each of the parties to the Agreement will comply in all material respects with all material terms of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants required to be performed by such party under the agreements and that the conditions precedent in such agreements are not waived; (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on First Avenue, Coastal or the Merger; and (iii) the Merger and any related transaction will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements.

Our opinion is necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof. We render no opinion as to the trading values of each of First Avenue’s and Coastal's common shares at any time.

We have acted as financial advisor to the Board of Directors of First Avenue in connection with the Merger and a portion of our fees is contingent upon the closing of the Merger. First Avenue has also agreed to indemnify us against certain liabilities arising out of our engagement. This letter is directed to the Board of Directors of First Avenue in connection with its consideration of the Merger. Our opinion is directed only to the fairness, from financial point of view, of the Merger Consideration to First Avenue and does not address the underlying business decision of First Avenue to engage in the Merger, the form or structure of the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for First Avenue, or the effect of any other transaction in which First Avenue might engage. This opinion shall not be reproduced or used for any other purposes, without The Burke Group’s prior written consent, which consent will not be unreasonably withheld. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by First Avenue’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of First Avenue.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to First Avenue and First Avenue's shareholders from a financial point of view.

Very truly yours,

The Burke Group, LLC

D-2

APPENDIX E

FAIRNESS OPINION OF PACES BATTLE GROUP, INC.

November 18, 2015

Board of Directors

Coastal Banking Company

1891 South 14th Street

Fernandina Beach, Florida 32034

Dear Members of the Board:

You have asked us to advise you with respect to the fairness to the shareholders of Coastal Banking Company (the “Company”), from a financial point of view, of the terms (the “Merger Terms”) provided for in the Agreement and Plan of Merger dated November 18, 2015 (the “Merger Agreement”) by and among the Company and First Avenue National Bank (“First Avenue”). The Merger Agreement provides for a merger (the “Merger”) of the Company and First Avenue pursuant to which the common shareholders of First Avenue will receive 0.4848 shares of the Company’s common stock for every common share of First Avenue they hold. First Avenue’s option holders shall have the terms of their options adjusted to reflect this same exchange ratio.

Paces Battle Group, Inc. is regularly engaged in the valuation of financial institutions and financial services companies and their securities in connection with capital raises, mergers and acquisitions and other strategic and corporate finance transactions. In arriving at our opinion, we have reviewed, among other things: the Merger Agreement and certain publicly available business and financial information relating to First Avenue and the Company. We have also reviewed certain other information, including financial forecasts and budgets, provided to us by First Avenue and the Company, and have discussed with First Avenue’s and the Company’s managements the business and prospects of First Avenue and the Company.

We have also considered certain financial and stock market data of publicly held bank holding companies similar to First Avenue and the Company and we have considered the financial terms of certain comparable merger and acquisition transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts and budgets of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. With respect to the forecasts and budgets of First Avenue, we considered the information provided by First Avenue and then developed our own more conservative forecast regarding the future financial performance of First Avenue. In addition, we have not made an independent evaluation or appraisal of the assets of First Avenue or the Company and we have assumed that the aggregate allowances for loan losses for First Avenue and the Company are adequate to cover such losses.

E-1

Board of Directors

November 18, 2015

It should be noted that this opinion is based on market conditions and other circumstances existing on the date hereof.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. The Company has also agreed to indemnify us against certain liabilities arising out of our engagement. This opinion has been approved by Paces Battle Group’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by the First Avenue’s officers, directors or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of First Avenue.

We agree to the inclusion of this opinion letter in the Proxy Statement/Prospectus relating to the Merger. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Merger Terms are fair to the common shareholders of the Company from a financial point of view.

Very truly yours,

Paces Battle Group, Inc.

E-2

REVOCABLE PROXY

FIRST AVENUE NATIONAL BANK

910 S.W. 1st. Avenue

Ocala, Florida 34471

This Proxy is solicited on behalf of the Board of Directors of First Avenue National Bank, a national banking association (the “Bank”), for use at the Special Meeting of Shareholders of the Bank to be held at 910 S.W. 1st Avenue, Ocala, Florida 34471 on April 5, 2016 at 4:00p.m. , and at any postponements or adjournments thereof (the “Special Meeting”).

The undersigned, being a holder of common stock of the Bank, hereby appoints John Q. Adams, II and Ralph N. Strayhorn, III, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Special Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

1.

To authorize, approve and adopt the Agreement and Plan of Merger dated November 20, 2015 between the Bank and Coastal Banking Company, Inc., pursuant to which the Bank will merge with and into CBC National Bank on and subject to the terms and conditions contained therein. A copy of the Agreement and Plan of Merger is attached to the accompanying Joint Proxy Statement/Offering Circular as Appendix A.

[_] FOR      [_] AGAINST      [_] ABSTAIN

[_] Please mark here if you plan to attend the Special Meeting.

CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.

Please submit this Proxy to the Bank by one of the following:

•	By Mail. Complete, sign, date, and return this Proxy in the envelope provided.
•	By Fax. Complete, sign, date, and return this Proxy by faxing it to Jason Welborn at (352) 732-3536.
•	By E-mail. Complete, sign, date, and return this Proxy by scanning and e-mailing it to jwelborn@firstavebank.com
•	By Internet. Go to https://www.iproxydirect.com/FANB to vote via the internet.
•	By Phone. Call 1-866-752-VOTE(8683) to vote by phone.

The undersigned acknowledges that the Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above and intends that this Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to the Bank, prior to the date of the Special Meeting, or by attendance at the Special Meeting.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1 and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said Proxy holders deem advisable, to the extent that the shares are entitled to vote.

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE(S)

Dated: ____________________________________

__________________________________________

Signature

__________________________________________

Printed Name/Title

__________________________________________

Signature

__________________________________________

Printed Name/Title

NOTE: Please sign exactly as name appears on stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND

RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

73

COASTAL BANKING COMPANY, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 6 , 2016

The undersigned hereby appoints Suellen Rodeffer Garner or Michael G. Sanchez, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Coastal Banking Company, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on Wednesday, April 6 , 2016 at [time] at [Location], Beaufort, SC , and at any adjournments of the Special Meeting, upon the proposal described in the accompanying Notice of the Special Meeting and the Joint Proxy Statement/Offering Circular related to the Special Meeting, the receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL PROPOSALS.

PROPOSAL 1: To authorize, approve and adopt the Agreement and Plan of Merger by and between Coastal Banking Company, Inc. and First Avenue National Bank, pursuant to which First Avenue will merge with and into CBC National Bank on and subject to the terms and conditions contained therein, including the Plan of Merger contemplated thereby. A copy of the Agreement and Plan of Merger is attached to the accompanying Joint Proxy Statement/Offering Circular as Appendix A.

☐ FOR          ☐ AGAINST         ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED,

IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.

Please submit this Proxy to Coastal by one of the following:

•	By Mail. Complete, sign, date and return this Proxy in the envelope provided.

•	By Fax. Complete, sign, date and return this Proxy by faxing it to Paul Garrigues at (904) 321-5687.

•	By E-mail. Complete, sign, date and return this Proxy by scanning and e-mailing it to pgarrigues@cbcnationalbank.com

•	By Internet. Go to https://www.iproxydirect.com/CBCO to vote via the internet.

•	By Phone. Call 1-866-752-VOTE(8683) to vote by phone.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Proxy Number:	Control Number:	Shares:
Signature(s) of Shareholder(s)

Name(s) of Shareholders(s)

Date: ____________________ , 2016
(Be sure to date your proxy)

Please mark, sign and date this proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

I WILL __________ WILL NOT ___________ ATTEND THE SPECIAL SHAREHOLDERS MEETING

74

PART III

EXHIBIT INDEX

2.1	Amended and Restated Articles of Incorporation, effective as of October 1, 2005 *
2.1.1	Articles of Amendment to Articles of Incorporation, effective February 22, 2008 *
2.1.2	Articles of Amendment to Articles of Incorporation, effective December 3, 2008 (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on December 5, 2008, File No. 000-28333)
2.2	Bylaws, as amended *
3.1

See Exhibits 2.1, 2.2, 2.3 and 2.4 hereto for provisions in Coastal’s Articles of Incorporation and Bylaws defining the rights of holders of the common stock (Exhibit 2.3, as incorporated by reference to Exhibit 3.1 of the Form 8-K filed on December 5, 2008, File No. 000-28333)

3.2	Form of certificate of common stock (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form SB-2, File No. 333-86371)
3.3	Coastal Banking Company, Inc. Indenture dated May 18, 2004 (incorporated by reference to Exhibit 4.3 of the Form 10-K for the period ended December 31, 2007, File No. 000-28333)
3.4	Amended and Restated Declaration of Trust dated May 18, 2004 (incorporated by reference to Exhibit 4.4 of the Form 10-K for the period ended December 31, 2007, File No. 000-28333)
3.5	Guarantee Agreement, Coastal Banking Company, Inc. dated May 18, 2004 (incorporated by reference to Exhibit 4.5 of the Form 10-K for the period ended December 31, 2007, File No. 000-28333)
3.6	Coastal Banking Company, Inc. Junior Subordinated Indenture dated June 30, 2006 (incorporated by reference to Exhibit 4.6 of the Form 10-K for the period ended December 31, 2007, File No. 000-28333)
3.7

Coastal Banking Company, Inc. Amended and Restated Trust Agreement dated June 30, 2006 (incorporated by reference to Exhibit 4.7 of the Form 10-K for the period ended December 31, 2007, File No. 000-28333)

3.8

Guarantee Agreement between Coastal Banking Company, Inc., as Guarantor, and Wilmington Trust Company, as Guarantee Trustee, dated June 30, 2006 (incorporated by reference to Exhibit 4.8 of the Form 10-K for the period ended December 31, 2007, File No. 000-28333)

6.1

Coastal Banking Company, Inc. 2000 Stock Incentive Plan and Form of Stock Option Agreement (incorporated by reference to Exhibit 10.6 of the Form 10-K for the period ended December 31, 2002, File No. 000-28333)

6.2	Form of Lowcountry National Bank Director Deferred Fee Agreement (incorporated by reference to Exhibit 10.5 of the Form 10-K for the period ended December 31, 2004, File No. 000-28333)
6.2.1

Form of First Amendment to the Lowcountry National Bank Director Deferred Fee Agreement (incorporated by reference to Exhibit 10.4.4 of the Form 10-K for the period ended December 31, 2008, File No. 000-28333)

6.2.2

Form of Second Amendment to Lowcountry National Bank Director Deferred Fee Agreement (incorporated by reference to Exhibit 10.13 of the Form 10-K for the period ended December 31, 2006, File No. 000-28333)

6.2.3

Form of Third Amendment to Lowcountry National Bank Director Deferred Fee Agreement with Dennis O. Green and James W. Holden, Jr. (incorporated by reference to Exhibit 10.4.2 of the Form 10-K for the period ended December 31, 2008, File No. 000-28333)

6.2.4

Form of Third Amendment to Lowcountry National Bank Director Deferred Fee Agreement with Ladson F. Howell, James C. Key, and Robert B. Pinkerton (incorporated by reference to Exhibit 10.4.3 of the Form 10-K for the period ended December 31, 2008, File No. 000-28333)

6.3	Form of Lowcountry National Bank Executive Deferred Compensation Agreement (incorporated by reference to Exhibit 10.5 of the Form 10-K for the period ended December 31, 2004, File No. 000-28333)
6.3.1

Form of First Amendment to the Lowcountry National Bank Executive Deferred Compensation Agreement (incorporated by reference to Exhibit 10.5.3 of the Form 10-K for the period ended December 31, 2008, File No. 000-28333)

6.3.2

Form of Second Amendment to Lowcountry National Bank Executive Deferred Compensation Agreement (incorporated by reference to Exhibit 10.14 of the Form 10-K for the period ended December 31, 2006, File No. 000-28333)

6.3.3

Amendment to the Lowcountry National Bank Executive Deferred Compensation Agreement for Gary Horn (incorporated by reference to Exhibit 10.5.2 of the Form 10-K for the period ended December 31, 2008, File No. 000-28333)

6.3.4

Fourth Amendment to the Lowcountry National Bank Executive Deferred Compensation Agreement for Gary Horn dated May 26, 2010 (incorporated by reference to Exhibit 10.1 of the Form 8-K filed on June 2, 2010, File No. 000-28333)

6.4

Amended and Restated Employment Agreement dated December 31, 2008 between Coastal Banking Company, Inc., CBC National Bank and Michael Sanchez (incorporated by reference to Exhibit 10.1 of the Form 8-K filed on January 7, 2009, File No. 000-28333)

6.4.1

First Amendment to the Restated Employment Agreement dated March 20, 2009 between Coastal Banking Company, Inc., CBC National Bank and Michael Sanchez (incorporated by reference to Exhibit 10.1 of the Form 8-K filed on March 26, 2009, File No. 000-28333)

6.5

Employment Agreement dated September 10, 2007 between Coastal Banking Company, Inc. and Paul R. Garrigues (incorporated by reference to Exhibit 10.12 of Amendment No. 1 to the Form 10-K for the period ended December 31, 2008, File No. 000-28333)

6.5.1

First Amendment to Employment Agreement dated December 17, 2008 between Coastal Banking Company, Inc. and Paul R. Garrigues (incorporated by reference to Exhibit 10.12.1 of the Form 10-K for the period ended December 31, 2008, File No. 000-28333)

6.5.2

Second Amendment to Employment Agreement dated October 4, 2010 between Coastal Banking Company, Inc. and Paul R. Garrigues (incorporated by reference to Exhibit 10.2 of the Form 8-K filed on October 8, 2010, File No. 000-28333)

6.6

Executive Supplemental Retirement Income Agreement for Michael Sanchez (incorporated by reference to Exhibit 10.1 of the Form 10-QSB for the period ended September 30, 2004 filed by First Capital Bank Holding Corporation, File No. 000-30297)

6.7

Executive Supplemental Income Agreement dated May 1, 2009 between CBC National Bank and Paul Garrigues (incorporated by reference to Exhibit 10.1 of the Form 8-K filed on April 20, 2010, File No. 000-28333)

6.7.1

First Amendment to Executive Supplemental Income Agreement dated October 4, 2010 between CBC National Bank and Paul Garrigues (incorporated by reference to Exhibit 10.1 of the Form 8-K filed on October 8, 2010, File No. 000-28333)

6.8	Employment Agreement dated November 22, 2015 by and between CBC National Bank and Adam Woods *
6.9	Employment Agreement dated November 19, 2015 by and between CBC National Bank and Patrick H. Moses *
6.10	Employment Agreement dated November 19, 2015 by and between CBC National Bank and Jason S. Welborn *
6.11	Retention Payment Agreement dated November 19, 2015 by and between CBC National Bank and Jason S. Welborn *
6.12	Amended and Restated Employment Agreement dated July 9, 2015 by and between CBC National Bank and W. Durand Childers *
6.13	Amended and Restated Employment Agreement dated July 16, 2015 by and between CBC National Bank and Charles K. Wagner *
6.14	Retention Payment and Restrictive Covenants Agreement dated July 9, 2015 by and between CBC National Bank and W. Durand Childers *
6.15	Retention Payment and Restrictive Covenants Agreement dated July 17, 2015 by and between CBC National Bank and Charles K. Wagner *
6.16	Retention Payment and Restrictive Covenants Agreement dated July 17, 2015 by and between CBC National Bank and Scott Curtis *
7.1

Agreement and Plan of Merger by and between Coastal Banking Company, Inc. and First Avenue National Bank, dated November 20, 2015 (incorporated by reference to Appendix A of the Joint Proxy Statement/Offering Circular which is included in Part II of this Form 1-A)

10.1	Power of Attorney (contained as part of the signature pages herewith) *
11.1	Consent of Mauldin & Jenkins, LLC (independent registered public accounting firm of Coastal Banking Company, Inc.)
11.2	Consent of Saltmarsh, Cleaveland & Grund (independent registered public accounting firm of First Avenue National Bank)
11.3	Consent of Bryan Cave LLP (included in Exhibit 12.1)
12.1	Legal Opinion of Bryan Cave LLP
12.2	Tax Opinion of Bryan Cave, LLP

_______________

* Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A under the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaufort, State of South Carolina, on February 22 , 2016.

COASTAL BANKING COMPANY, INC.
By:	/s/ Michael G. Sanchez
Michael G. Sanchez, Chairman and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this offering statement has been signed by the following persons in the capacities stated and on the 22nd day of February , 2016.

/s/ Michael G. Sanchez

Michael G. Sanchez

Chairman and Chief Executive Officer

(Principal Executive Officer)

/s/ *

Paul R. Garrigues

Chief Financial Officer

(Principal Financial and Accounting Officer)

/s/ *

Christina H. Bryan

Director

/s/ *

James W. Holden, Jr.

Director

/s/ *

James C. Key

Director

/s/ *

Mark B. Heles

Director

/s/ *

Suellen Rodeffer Garner

Director

/s/ *

Ladson F. Howell

Director

/s/ *

Robert B. Pinkerton

Director

/s/ *

Edward Wilson

Director

/s/ *

Marshall E. Wood

Director

/s/ *

Charles K. Wagner

Director

_ _________________

* by /s/ Michael G. Sanchez

   Michael G. Sanchez, As Attorney-in-Fact